      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 1, 1998
                                                       REGISTRATION NO. 811-8612



                          SECURITIES AND EXCHANGE COMMISSION
                                 WASHINGTON, DC 20549

                                   ---------------

                                      FORM N-1A
                                REGISTRATION STATEMENT
                                        UNDER
                          THE INVESTMENT COMPANY ACT OF 1940
/X/


                                   AMENDMENT NO. 5


/X/
                           (CHECK APPROPRIATE BOX OR BOXES)

                                   ---------------

                             MARTIN CURRIE BUSINESS TRUST
                  (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

                          SALTIRE COURT, 20 CASTLE TERRACE,
                             EDINBURGH, SCOTLAND EH1 2ES
                       (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (011-44-131) 229-5252

NAME AND ADDRESS
OF AGENT FOR SERVICE:         COPY TO:                 COPY TO:
--------------------          -------                  -------

JULIAN M. C. LIVINGSTON       STEVEN JOHNSON           J.B. KITTREDGE, ESQ.
MARTIN CURRIE, INC.           MARTIN CURRIE INVESTOR   ROPES & GRAY
SALTIRE COURT                 SERVICES, INC.           ONE INTERNATIONAL PLACE
20 CASTLE TERRACE             53 FOREST AVENUE         BOSTON, MA 02110
EDINBURGH                     OLD GREENWICH, CT 06870
SCOTLAND EH1 2ES

                                   ---------------

                                  TABLE OF CONTENTS


SUMMARY OF EXPENSES. . . . . . . . . . . . . . . . . . . . . . . . . . . . ..4

INVESTMENT OBJECTIVES AND POLICIES . . . . . . . . . . . . . . . . . . . . ..6

MORE INFORMATION ABOUT THE FUNDS' INVESTMENTS. . . . . . . . . . . . . . . .11

PURCHASE OF SHARES . . . . . . . . . . . . . . . . . . . . . . . . . . . . .19

REDEMPTION OF SHARES . . . . . . . . . . . . . . . . . . . . . . . . . . . .21

DISTRIBUTION AND SERVICING PLANS . . . . . . . . . . . . . . . . . . . . . .22

DETERMINATION OF NET ASSET VALUE . . . . . . . . . . . . . . . . . . . . . .22

DISTRIBUTIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .23

TAXES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .23

MANAGEMENT OF THE TRUST. . . . . . . . . . . . . . . . . . . . . . . . . . .24

DESCRIPTION OF THE TRUST AND OWNERSHIP OF SHARES . . . . . . . . . . . . . .25

ADMINISTRATOR; CUSTODIAN; TRANSFER AND DIVIDEND PAYING AGENT . . . . . . . .26

INDEPENDENT ACCOUNTANTS. . . . . . . . . . . . . . . . . . . . . . . . . . .26

LEGAL COUNSEL. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .27

SHAREHOLDER INQUIRIES. . . . . . . . . . . . . . . . . . . . . . . . . . . .27

                                   EXPLANATORY NOTE


     This Amendment No. 5 to the Registration Statement has been filed by the Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended. However, beneficial interests in the Registrant have not been and will not be registered under the Securities Act of 1933, as amended (the "1933 Act"), since such interests have been and will continue to be issued and sold solely in private transactions which do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Registrant may only be made by individuals or entities which are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Amendment No. 5 to the Registration Statement does not constitute an offer to sell or the solicitation of an offer to buy any beneficial interests in the Registrant.

Part A.   INFORMATION REQUIRED IN A PROSPECTUS

Item 1.   COVER PAGE


          Not applicable.  See Paragraph 3 of General Instruction F.


Item 2.   SYNOPSIS


          Not applicable.  See Paragraph 3 of General Instruction F.


Item 3.   CONDENSED FINANCIAL INFORMATION


          Not applicable.  See Paragraph 3 of General Instruction F.


Item 4.   GENERAL DESCRIPTION OF REGISTRANT

          See the Cover Page and the sections entitled "Description of the Trust and Ownership of Shares;" "Investment Objectives and Policies;" and "More Information About the Funds' Investments" in the Private Placement Memorandum attached as Appendix A to this Part A (the "Private Placement Memorandum").

Item 5.   MANAGEMENT OF THE FUND

          See the sections entitled "Summary of Expenses;" "Management of the Trust" and "Administrator; Custodian; Transfer and Dividend Paying Agent" in the Private Placement Memorandum.

Item 5A.  MANAGEMENT'S DISCUSSION OF FUND PERFORMANCE


          Not applicable.  See Paragraph 3 of General Instruction F.


Item 6.   CAPITAL STOCK AND OTHER SECURITIES

          See the Cover Page and the sections entitled "Description of the Trust and Ownership of Shares;" "Management of the Trust;" "Redemption of Shares;" "Shareholder Inquiries;" "Distributions;" and "Taxes" in the Private Placement Memorandum.

Item 7.   PURCHASE OF SECURITIES BEING OFFERED

          See the section entitled "Purchase of Shares;" "Distribution and Servicing Plans;" and "Determination of Net Asset Value" in the Private Placement Memorandum.

Item 8.   REDEMPTION OR REPURCHASE

          See the section entitled "Redemption of Shares" in the Private Placement Memorandum.

Item 9.   PENDING LEGAL PROCEEDINGS

          Not applicable.

                                                            Appendix A to Part A


                             MARTIN CURRIE BUSINESS TRUST

                               c/o Martin Currie, Inc.
                                    Saltire Court
                                  20 Castle Terrace
                                 Edinburgh, Scotland
                                United Kingdom EH1 2ES
                                 011-44-131-229-5252



                             PRIVATE PLACEMENT MEMORANDUM
                                  September 1, 1998


     Martin Currie Business Trust (the "Trust") is an open-end, diversified management investment company consisting of seven series (each a "Fund") offering portfolios with different objectives and strategies.

     MCBT GLOBAL GROWTH FUND (the "Global Growth Fund") seeks capital appreciation through investments in a global portfolio.

     MCBT OPPORTUNISTIC EAFE FUND (the "Opportunistic EAFE Fund") seeks capital appreciation through investments in an international portfolio. Under normal conditions, the Fund will not invest in securities of issuers located in Canada or the United States or its territories.

     MCBT GLOBAL EMERGING MARKETS FUND (the "Global Emerging Markets Fund") seeks capital appreciation through investment in equity securities of issuers located in countries with emerging markets and developing economies.

     MCBT JAPAN SMALL COMPANIES FUND (the "Japan Small Companies Fund") seeks capital appreciation through investment primarily in equity securities of issuers located in Japan with relatively small equity capitalization, which may include companies without wide market recognition.

     MCBT EMERGING AMERICAS FUND (the "Emerging Americas Fund") seeks capital appreciation through investment primarily in equity securities of issuers located in countries of the Western Hemisphere with emerging markets and developing economies.


     MCBT ASIA PACIFIC EX JAPAN FUND (the "Asia Pacific Fund") (formerly the MCBT Emerging Asia Fund) seeks capital appreciation through investment primarily in securities of issuers located in Asian countries.

     MCBT EMEA FUND (The "EMEA Fund") seeks capital appreciation through investment primarily in equity securities of issuers located in the emerging markets and developing economies in Central and Eastern Europe, the Middle East and Africa.


     THE FUNDS MAY INVEST IN LOWER-RATED BONDS, COMMONLY KNOWN AS "JUNK BONDS." INVESTMENTS OF THIS TYPE ARE SUBJECT TO A GREATER RISK OF LOSS OF PRINCIPAL AND NON-PAYMENT OF INTEREST. INVESTORS SHOULD CAREFULLY ASSESS THE RISKS ASSOCIATED WITH AN INVESTMENT IN THE FUNDS. PLEASE SEE "MORE INFORMATION ABOUT THE FUNDS' INVESTMENTS -- LOWER RATED SECURITIES."


     Shares of each Fund may be purchased directly from the Trust in cash or in kind by means of exchanging securities which are eligible for purchase by the relevant Fund. There is a purchase premium in the case of cash investments. Shares of any Fund may be redeemed in cash or in-kind. There is a redemption fee in the case of cash redemptions. All purchase premiums and redemption fees are paid to and retained by the relevant Fund and are intended to offset brokerage and transaction costs arising in connection with the purchase or redemption. The purchase premium and redemption fee may be waived by the Manager, however, if the brokerage and transaction costs in connection with the purchase or redemption are minimal or in other circumstances in the Manager's discretion. See "Purchase of Shares" and "Redemption of Shares" in this Memorandum. The minimum investment in any Fund must be worth at least $1,000,000; subsequent investments in any Fund must be worth at least $100,000. The Manager may, in its discretion, permit smaller initial or subsequent investments and may choose not to accept any investment for any or no reason. An exchange of securities for shares of a Fund to effect an in-kind purchase of the Fund's shares will generally be a taxable transaction for an exchanging shareholder subject to U.S. federal income tax.

     The Fund's manager is Martin Currie, Inc. (the "Manager").

     This Private Placement Memorandum concisely describes the information that investors should know before investing. Please read it carefully and keep it for future reference.


     A Statement of Additional Information (the "Statement") dated September 1, 1998 is available free of charge by contacting the Transfer Agent, State Street Bank & Trust Company, Transfer Agent Operations, P.O. Box 1978, Boston, MA 02105, fax 617-985-9626 by 5:00 p.m. (New York time) on any business day or the Manager at Saltire Court, 20 Castle Terrace, Edinburgh, Scotland EH1 2ES fax 011-44-131-479-4747 or Martin Currie Investor Services, Inc., 53 Forest Avenue, Old Greenwich, Connecticut 06870, fax 203-698-9037. The Statement, which contains more detailed information about the Trust and the Funds is incorporated by reference into this Memorandum.


     IN MAKING AN INVESTMENT DECISION, INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING,

INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE TRANSFERRED OR RESOLD UNLESS SO REGISTERED OR EXEMPT THEREFROM. HOWEVER, THE SECURITIES ARE REDEEMABLE AS DESCRIBED IN THIS PRIVATE PLACEMENT MEMORANDUM. IN CERTAIN CASES INVESTORS MAY BE REDEEMED "IN KIND" AND RECEIVE PORTFOLIO SECURITIES HELD BY THE FUND IN LIEU OF CASH UPON REDEMPTION. IN SUCH CASE, AN INVESTOR WILL INCUR COSTS WHEN THE INVESTOR SELLS THE SECURITIES DISTRIBUTED.

     NO PERSON HAS BEEN AUTHORIZED TO MAKE ANY REPRESENTATIONS OR PROVIDE ANY INFORMATION WITH RESPECT TO THE SHARES EXCEPT SUCH INFORMATION AS IS CONTAINED IN THIS MEMORANDUM AND IN THE STATEMENT OF ADDITIONAL INFORMATION OR IN OTHER MATERIALS APPROVED BY THE TRUST. NO SALES MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN MATTERS DISCUSSED HEREIN SINCE THE DATE HEREOF.

                                 SUMMARY OF EXPENSES



     The following information is provided to assist in understanding the various expenses that an investor in a Fund will bear directly or indirectly. Information is based on annualized expenses for the Funds' fiscal year ended April 30, 1998. The information below should not be considered a representation of future expenses, as actual expenses may be greater or less than those shown. Also, the assumed 5% annual return in the examples should not be considered a representation of investment performance as actual performance will depend upon actual investment results of securities held in the particular Fund's portfolio.




                                                    Global


                                                                                    Emerging
                                                    Global         Opportunistic     Markets
                                                   Growth Fund       EAFE Fund        Fund
                                                   -----------     ----------         ----
SHAREHOLDER TRANSACTION EXPENSES:
  Purchase Premium                                     0.75%          0.75%          1.00%
     (as a percentage
     of amount purchased)(1)
  Redemption Fee (as a percentage                      0.75           0.75           1.00
     of amount redeemed)(1)

ANNUAL FUND OPERATING EXPENSES:
  (after waiver) (as a percentage
  of average net assets)
     Management Fees(2)                                0.70(3)        0.70           0.80
     Other Expenses(2)                                  030(3)        0.26           0.34
     Total Operating Expenses(2)                       1.00(3)        0.96           1.14

EXAMPLES:
  You would pay the following expenses
  on a $1,000 investment assuming a
  5% annual return and (1) redemption
  at the end of each time period:
     One Year                                           $ 25           $ 25           $ 32
     Three Years                                          48             46             57

  (2) assuming no redemption:
     One Year                                           $ 18           $ 17           $ 22
     Three Years                                          39             38             46


     The foregoing examples assume the payment of both a purchase premium and a redemption fee even though such purchase premium and redemption fee may not be applicable (see "Purchase of Shares" and "Redemption of Shares" below).

----------------
(1) Purchase premiums and redemption fees are paid to the relevant Fund, apply only to cash purchases and redemptions and may be waived or reduced in certain cases. See "Purchase of Shares" and "Redemption of Shares."


(2) The Manager and its affiliates advise other investment companies (including offshore funds) and private accounts for which they receive fees. Generally, for purposes of determining the fees charged on accounts managed separately by the Manager or its affiliates, the Manager does not count assets invested in investment companies it or its affiliates advise.
     Assets invested in such investment companies are excluded from clients' global fee calculations. In the case of assets invested in the Trust, the Manager credits all indirect fees paid to the Trust against the Manager's investment advisory account fees.



(3) The Manager has also agreed, if necessary, to temporarily waive additional fees under the Management Contract and to bear certain expenses of the Global Growth Fund in order to limit the Total Operating Expenses of this fund to 1.00%. In the absence of such voluntary waivers, which may be discontinued at any time, the Management Fee and Total Operating Expense would have been .70% and 1.05% for the Global Growth Fund.

                                 SUMMARY OF EXPENSES


     The following information is provided to assist in understanding the various expenses that an investor in a Fund will bear directly or indirectly. Information is based on annualized expenses for the Funds' fiscal year ended April 30, 1998. The information below should not be considered a representation of future expenses, as actual expenses may be greater or less than those shown. Also, the assumed 5% annual return in the examples should not be considered a representation of investment performance as actual performance will depend upon actual investment results of securities held in the particular Fund's portfolio.



                                                        Japan
                                                        Small        Emerging        Asia
                                                      Companies      Americas      Pacific          EMEA
                                                        Fund           Fund        Fund(3)          Fund
                                                        ----           ----        -------          ----
SHAREHOLDER TRANSACTION EXPENSES:
  Purchase Premium                                     1.00%          1.75%          1.75%          1.25%
     (as a percentage
     of amount purchased)(1)
  Redemption Fee (as a percentage                      1.00           1.75           1.75           1.25%
     of amount redeemed)(1)

ANNUAL FUND OPERATING EXPENSES:
  (after waiver) (as a percentage
  of average net assets)
     Management Fees(2)                                 1.00           1.50          1.50(4)        1.50
     Other Expenses(2)                                  0.29           0.26          0.50(4)        0.43
     Total Operating Expenses(2)                        1.29           1.76          2.00(4)        1.93

EXAMPLES:
  You would pay the following expenses
  on a $1,000 investment assuming a
  5% annual return and (1) redemption
  at the end of each time period:
     One Year                                           $ 33           $ 53           $ 56          $ 45
     Three Years                                          62             91             99            87

  (2) assuming no redemption:
       One Year                                         $ 23           $ 35           $ 38          $ 32
       Three Years                                        51             73             80            73


     The foregoing examples assume the payment of both a purchase premium and a redemption fee even though such purchase premium and redemption fee may not be applicable (see "Purchase of Shares" and "Redemption of Shares" below).

-----------------
(1) Purchase premiums and redemption fees are paid to the relevant Fund, apply only to cash purchases and redemptions and may be waived or reduced in certain cases. See "Purchase of Shares" and "Redemption of Shares."


(2) The Manager and its affiliates advise other investment companies (including offshore funds) and private accounts for which they receive fees. Generally, for purposes of determining the fees charged on accounts managed separately by the Manager or its affiliates, the Manager does not count assets invested in investment companies it or its affiliates advise.
     Assets invested in such investment companies are excluded from clients' global fee calculations. In the case of assets invested in the Trust, the Manager credits all indirect fees paid to the Trust against the Manager's investment advisory account fees.



(3)  Formerly, the MCBT Emerging Asia Fund.



(4) The Manager has agreed, if necessary, to temporarily waive a portion of its fee under the Management Contract and to bear certain expenses of the Fund in order to limit total Operating Expenses for the Fund to no more than 2.00%. Without this limit the Other Expenses and Total Operating Expenses would have been .73% and 2.23% for the Fund.

                          INVESTMENT OBJECTIVES AND POLICIES

     The Trust currently consists of seven Funds offering investors a range of foreign and international investment choices. Each Fund has its own investment objective and policies designed to meet its specific goals. No Fund, nor the Trust as a whole, is intended or is appropriate as a complete investment program and the Trust and the Funds should be considered as only part of an overall investment strategy. Because all of the Funds will be invested substantially in foreign issuers and many of the Funds will be invested in issuers located in developing countries with emerging markets and/or in issuers with relatively modest capitalization that are subject to unique risks, the Funds generally present greater risks than most U.S. mutual funds. An investor should pay particular attention to the risks of the Funds' investments described below, under "More Information About The Funds' Investments," and in the Statement.

     Unless otherwise noted, the investment objectives and policies described below are non-fundamental and may be changed by the trustees of the Trust without shareholder approval.

THE GLOBAL GROWTH FUND

     The investment objective of the Global Growth Fund is capital appreciation through investments in a global portfolio. Current income will not be a consideration. The Global Growth Fund will normally invest primarily in equity securities which, in addition to common stocks, may include convertible bonds, convertible preferred stocks, warrants, rights or other securities convertible into common stock.

     The Global Growth Fund will invest in securities traded in foreign and domestic securities markets with particular consideration given to securities principally traded in North American, Japanese, European, Pacific and Australian securities markets. Although the Global Growth Fund will normally be invested in securities of issuers located in at least three different countries, there are no prescribed limits on geographic asset distribution and the Global Growth Fund has the authority to invest in securities traded in any securities market of any country in the world, including over-the-counter markets. The Fund may also invest in foreign issuers by way of Depositary Receipts, such as American Depositary Receipts (ADRs), Global Depositary Receipts (GDRs) and European Depositary Receipts (EDRs) that are listed on markets in industrialized countries or traded in the international equity markets. See "Depositary Receipts" under "More Information About the Funds' Investments" below. The responsibility for allocating the Global Growth Fund's assets among the various securities markets of the world is borne by the Manager. In making these allocations, the Manager will consider such factors as the condition and growth potential of the various economies and securities markets, currency and taxation considerations and other pertinent financial, legal, social, national and political factors. Under certain adverse investment conditions, the Global Growth Fund may restrict the number of securities markets in which its assets will be invested, although under normal market circumstances at least 65% of the Global Growth Fund's investments will involve securities of issuers located in at least three different countries, which may include the United States.

     When the Manager believes that conditions in overseas securities markets warrant investing more heavily in the United States for temporary defensive purposes, the Global Growth Fund may invest a substantial portion of its assets in securities (including equity securities) principally traded in the United States; provided, however, that the Fund's weighting of investments in U.S. equity securities will not exceed the U.S. weighting in the Morgan Stanley Capital International World Index (the "MSCI World Index") by more than 20%. The MSCI World Index is an index of securities traded in the world markets weighted by relative market capitalization. Also for defensive purposes, the Global Growth Fund may invest some or all of its assets in debt instruments as described below under "More Information About the Funds' Investments--Temporary Defensive Strategies."

     The Global Growth Fund will not limit its investments to any particular type or size of company. It may invest in companies whose earnings are believed by the Manager to be in a relatively strong growth trend, or in companies in which significant further growth is not anticipated but whose market value per share is thought by the Manager to be undervalued. It may invest in small and relatively less well-known companies, which may have more restricted product lines or more limited financial resources than larger, more established companies and may be more severely affected by economic downturns or other adverse developments. Trading volume of these companies' securities may also be low and their values volatile.

     Generally, the securities markets of different nations are expected by the Manager to move relatively independently of one another, because business cycles and other economic or political events that influence one country's securities markets may have little effect on the securities markets of other countries. By investing in a global portfolio, the Global Growth Fund seeks to reduce the risks associated with investing in the economy of only one country and with investing in foreign securities generally. See "More Information About the Funds' Investments -- Special Consideration of Foreign Investments" below.

     For a description of additional investment techniques that may be utilized by the Global Growth Fund and the risks associated with all of the Fund's investments, see "More Information About the Funds' Investments" below and the Statement.

THE OPPORTUNISTIC EAFE FUND

     The investment objective of the Opportunistic EAFE Fund is capital appreciation through investments in an international portfolio of equity securities. Current income will not be a consideration. Under normal conditions, the Fund will not invest in securities of issuers located in Canada or the United States or its territories. Equity securities, in addition to common stocks, may include convertible bonds, convertible preferred stocks, warrants, rights or other securities convertible into common stock.

     The Opportunistic EAFE Fund pursues an "opportunistic" strategy relative to the Morgan Stanley Capital International EAFE Index (the "MSCI EAFE Index").
The MSCI EAFE Index is an index of the securities traded in Europe, Australasia and the Far East, weighted by market capitalization. The strategy is opportunistic because the Manager will typically invest more or less in securities traded in a particular country than would be suggested by the weighting of that country's market capitalization in the MSCI EAFE Index. In order to limit the investment risks associated with such a strategy, the Manager will typically limit the Fund to an exposure of no more than 20 percentage points above or below the current level of the MSCI EAFE Index as it applies to each of the major investment regions of Europe, Australasia and the Far East. The Opportunistic EAFE Fund has no prescribed limits on geographic asset distribution and it has the authority to invest in securities traded in any securities market of any country in the world, including over-the-counter markets. In making the allocation of assets among the securities markets, the Manager will consider such factors as it considers appropriate, including the condition and growth potential of the various economies and securities markets and the issuers located therein, currency and taxation considerations and other pertinent financial, legal, social, national and political factors which may have an effect upon the climate for investing within such securities markets. Under normal market circumstances, at least 65% of the Opportunistic EAFE Fund's investment will involve securities of issuers located in European, Australasian and Far Eastern countries.

     The Opportunistic EAFE Fund may also invest in foreign issuers by way of ADRs, GDRs and EDRs. See "More Information About the Funds' Investments -- Depositary Receipts."

     When the Manager believes that conditions in overseas securities markets warrant investing in the United States for temporary defensive purposes, the Opportunistic EAFE Fund may invest a portion of its assets in securities (including equity securities) principally traded in the United States; provided, however, that the Fund's weighting of investments in U.S. equity securities will not exceed the U.S.

weighting in the MSCI World Index by more than 20%. Also for defensive purposes, the Opportunistic EAFE Fund may invest some or all of its assets in debt instruments as described below under "More Information About the Funds' Investments--Temporary Defensive Strategies."

     For a description of additional investment techniques that may be utilized by the Opportunistic EAFE Fund and the risks associated with all of the Fund's investments, see "More Information About the Funds' Investments" below and the Statement.

THE GLOBAL EMERGING MARKETS FUND

     The principal investment objective of the Global Emerging Markets Fund is capital appreciation through investment in equity securities of issuers located in countries with emerging markets and developing economies. In the opinion of the Manager, such countries are currently found in Asia, the Indian subcontinent, Latin and Central America, the Middle and Near East, Eastern and Central Europe and Africa. A number of these markets are less accessible to foreign investors due to their tax structures or limited liquidity making investments by the Fund less feasible. However, many emerging markets have, in recent years, liberalized access and more are expected to do so over the coming few years if the present trend continues.

     The Fund invests, under normal market conditions, at least 65% of its total assets in securities of issuers located in countries with emerging markets. For this purpose, emerging markets will include any countries (i) having an "emerging stock market" as defined by the International Finance Corporation; or
(ii) with low- to middle-income economies according to the International Bank for Reconstruction and Development (the World Bank); or (iii) where, in the opinion of the Manager, the markets may not fully reflect the potential of the developing economy. The countries which the Manager believes do NOT constitute emerging markets are the United States, the United Kingdom, Ireland, France, Germany, Italy, Japan, Canada, The Netherlands, Australia, Hong Kong, New Zealand, Singapore, the Scandinavian countries and Spain.

     The Fund may also invest up to 35% of its assets in issuers located in countries with more established markets and economies not considered as emerging as described above.

     The Fund will invest primarily in equity securities listed on emerging stock exchanges or in over-the-counter markets. Equity securities, in addition to common stocks, include convertible bonds, convertible preferred stocks, warrants, rights and other securities convertible into common stock. The Fund may also make investments through ADRs, GDRs and EDRs. See "More Information About the Funds' Investments -- Depositary Receipts."

     Investing in securities of foreign issuers and in securities traded in foreign markets involves special risks. See "More Information About the Funds' Investments -- Special Risks of Foreign Investments." These risks are heightened and additional risks are present in countries with emerging markets and developing economies. See "More Information About the Funds' Investments -- Risks of Emerging Markets."

     For temporary defensive purposes, the Fund may invest some or all of its assets in debt instruments and may invest up to 100% of its assets in securities (including equity securities) principally traded in the United States. See "More Information About the Funds' Investments -- Temporary Defensive Strategies."

     Generally, the securities markets of different nations are expected by the Manager to move relatively independently of one another, because business cycles and other economic or political events that influence one country's securities markets may have little effect on the securities markets of other countries. By investing in an international portfolio, the Global Emerging Markets Fund seeks to reduce the risks associated with investing in the economy of only one country and with investing in foreign securities generally. See "More Information About the Funds' Investments -- Special Risks of Foreign Investments" below.

     For a description of additional investment techniques that may be utilized by the Global Emerging Markets Fund and the risks associated with all of the Fund's investments, see "More Information About the Funds' Investments" below and the Statement.

THE JAPAN SMALL COMPANIES FUND

     The principal investment objective of the Japan Small Companies Fund is capital appreciation through investment in equity securities of issuers located in Japan with relatively small equity capitalization, which may include companies without wide market recognition. Current income will not be a consideration. Under normal market conditions, at least 65% of the Fund's assets will be invested in issuers located in Japan with equity capitalization of less than approximately U.S. $2 billion at the time of initial purchase using current exchange rates.

     The Japan Small Companies Fund will invest primarily in equity securities which, in addition to common stocks, may include convertible bonds, convertible preferred stocks, warrants, rights or other securities convertible into common stock. The Fund will invest in securities traded in Japanese or other foreign securities markets (including over-the-counter markets) and may also make investments by way of ADRs, GDRs and EDRs if desirable issues are available. See "More Information About the Funds' Investments -- Depositary Receipts."

     Investment in foreign securities generally involves special risks. See "More Information About the Funds' Investments -- Special Risks of Foreign Investments," below. These risks are increased and additional risks are present in the case of a fund such as the Japan Small Companies Fund which will invest most of its assets in the issuers of a single foreign country. This means that the Fund's performance will be directly affected by political, economic and market conditions in Japan. In addition, since the Japanese economy is dependent to a significant extent on foreign trade, the relationships between Japan and its trading partners and between the yen and other currencies are expected to have a significant impact on particular Japanese companies and on the Japanese economy generally. The Fund is designed for investors who are willing to accept the risks associated with changes in such conditions and relationships.

     The Japan Small Companies Fund is subject to special risks because all or a substantial portion of the Fund's assets may be invested in securities of companies with relatively low equity market capitalization. These may include securities traded over-the-counter and securities of companies with limited operating histories. Companies in which the Fund may invest may have more restricted product lines or more limited financial resources than larger, more established companies. For these and other reasons, they may be more severely affected by economic downturns or other adverse developments than are larger, more established companies. Trading volume of these companies' securities may also be low and their market values volatile.

     For temporary defensive purposes, the Fund may invest some or all of its assets in debt instruments and may invest up to 100% of its assets in securities (including equity securities) principally traded in the United States. See "More Information About the Funds' Investments -- Temporary Defensive Strategies."

     For a description of additional investment techniques that may be utilized by the Japan Small Companies Fund and the risks associated with all of the Fund's investments, see "More Information About the Funds' Investments" below and the Statement.

THE EMERGING AMERICAS FUND

     The investment objective of the Emerging Americas Fund is capital appreciation through investment in equity securities of issuers located in countries of the Western Hemisphere with emerging markets and developing economies. Such countries may include Argentina, The Bahamas, Bolivia, Brazil, Chile, Colombia, Costa Rica, Ecuador, Mexico, Peru, Paraguay, Uruguay and Venezuela. In addition to investing in securities listed on the exchanges of emerging American countries, the Fund may invest in securities listed on more established securities markets and through ADRs, GDRs and EDRs. See "More Information About the Funds' Investments -- Depositary Receipts." The Fund may also invest in securities traded in over-the-counter markets.

     Under normal conditions, the Emerging Americas Fund will be primarily invested in equity securities. Such securities may, in addition to common stocks, include convertible bonds, convertible preferred stocks, warrants rights and other securities convertible into common stock. The Fund may also invest in Brady Bonds, which are securities issued in various currencies (primarily the dollar) that have been created through the exchange of existing commercial bank loans to Latin American public and private entities for new bonds in connection with debt restructurings under a debt restructuring plan announced by U.S. Secretary of the Treasury Nicholas F. Brady (the "Brady Plan"). Brady Bonds may be collateralized or uncollateralized and are traded in the over-the-counter secondary market for Latin American debt instruments. Brady Bonds are neither issued nor guaranteed by the U.S. Government. Additional information on Brady Bonds is included in the Statement.

     Investing in securities of foreign issuers and in securities traded in foreign markets involves special risks. See "More Information About the Funds' Investments -- Special Risks of Foreign Investments." These risks are heightened and additional risks are present in the case of investments in emerging markets or countries with limited or developing capital markets such as many of the Latin American countries in which the Fund will invest. See "More Information About the Funds' Investments -- Risks of Emerging Markets."

     For temporary defensive purposes, the Emerging Americas Fund may invest some or all of its assets in debt instruments and may invest up to 100% of its assets in securities (including equity securities) principally traded in the United States. See "More Information About the Funds' Investments -- Temporary Defensive Strategies."

     For a description of additional investment techniques that may be utilized by the Emerging Americas Fund and the risks associated with all of the Fund's investments, see "More Information About the Funds' Investments" below and the Statement.


THE ASIA PACIFIC FUND

     The investment objective of the Asia Pacific Fund is capital appreciation through investments primarily in securities of issuers located in Asian countries. Such countries may include Hong Kong, the Peoples Republic of China, India, Indonesia, the Philippines, Sri Lanka, Pakistan, Thailand, Vietnam, South Korea, Taiwan, Singapore, Malaysia, Australia and New Zealand. The Fund may also invest in other countries in the Pacific Basin when their markets, in the opinion of the Manager, become sufficiently diversified.



     Under normal conditions, the Asia Pacific Fund will invest at least 65% of its assets in securities of issuers located in Asian countries. Such securities may, in addition to common stocks, include bonds, sovereign debt, convertible bonds, convertible preferred stocks, warrants, rights and other securities convertible into common stocks. The Fund may also invest in below investment grade debt of Asian issuers. In addition to investing in securities listed on the exchanges of Asian countries, the Fund may invest in securities through ADRs and EDRs. See "More Information About the Funds' Investments -- Depositary Receipts." The Fund may also invest in securities traded in over-the-counter markets. The Fund may also invest in non-Asian markets, including United States and non-United States dollar denominated bonds.



     Investing in securities of foreign issuers and in securities traded in foreign markets involves special risks. See "More Information About the Funds' Investments -- Special Risks of Foreign Investments." These risks are highlighted and additional risks are present in the case of investments in emerging markets or countries with limited or developing capital markets such as some of the Asian countries in which the Fund will invest. See "More Information About the Funds' Investments -- Risks of Emerging Markets."



     For temporary defensive purposes, the Asia Pacific Fund may invest up to 100% of its assets in securities (including equity securities) principally traded in the United States. See "More Information About the Funds' Investments -- Temporary Defensive Strategies."



     For a description of additional investment techniques that may be utilized by the Asia Pacific Fund and the risks associated with all of the Fund's investments, see "More Information About the Funds' Investments" below and the Statement.


THE EMEA FUND

     The investment objective of the EMEA Fund is capital appreciation through investment primarily in equity securities of issuers located in the emerging markets and developing economies in Central and Eastern Europe, the Middle East and Africa ("EMEA Countries"). Such EMEA Countries may include Botswana, Croatia, Czech Republic, Egypt, Ghana, Greece, Hungary, Israel, Jordan, Kazakhstan, Kenya, Lebanon, Mauritius, Morocco, Namibia, Nigeria, Oman, Poland, Portugal, Russia, Slovakia, Slovenia, South Africa, Turkey, Ukraine and Zimbabwe. The Fund may also invest in other countries in Europe, the Middle East or Africa when, in the opinion of the Manager, their markets become sufficiently developed. In addition to investing in securities listed on the exchanges of EMEA Countries, the Fund may invest in securities listed on more established securities markets through ADRs, GDRs, and EDRs. See "More Information About the Funds' Investments -- Depositary Receipts." The Fund may also invest in securities traded in over-the-counter markets.

     Under normal conditions, the EMEA Fund will be primarily invested in equity securities. Such securities may, in addition to common stocks, include convertible bonds, convertible preferred stocks, warrants, rights and other securities convertible into common stock.

     Investing in securities of foreign issuers and in securities traded in foreign markets involves special risks. See "More Information About the Funds' Investments -- Special Risks of Foreign Investments." These risks are heightened and additional risks are present in the case of investments in emerging markets or countries with limited or developing capital markets such as many of the EMEA Countries in which the Fund will invest. See "More Information About the Funds' Investments -- Risks of Emerging Markets."

     For temporary defensive purposes, the EMEA Fund may invest some or all of its assets in debt instruments and may invest up to 100% of its assets in securities (including equity securities) principally traded in the United States. See "More Information About the Funds' Investments -- Temporary Defensive Strategies."

     For a description of additional investment techniques that may be utilized by the EMEA Fund and the risks associated with all of the Fund's investments, see "More Information About the Funds' Investments" below and the Statement.

                    MORE INFORMATION ABOUT THE FUNDS' INVESTMENTS

     LOCATION OF ISSUERS. A number of the Funds' policies are determined by reference to whether an issuer is "located in" a particular country or group of countries. In determining whether an issuer is "located in" a particular country for those purposes, the Manager will consider: (i) whether the issuer's securities are principally traded in the country's markets; (ii) where the issuer's principal offices or operations are located; and (iii)whether a significant portion of the issuer's revenues are derived from goods or services sold or manufactured in the country. No single factor will necessarily be determinative nor must all be present for the Manager to determine that an issuer is "located in" a particular country. The Manager may also consider other factors in making this determination.

     INVESTMENT RISKS. An investment in any Fund involves risks similar to those of investing in common stock or other equity securities directly. Investment in a Fund's shares is, like investment in equity securities, more volatile and risky than some other forms of investment. Just as with such securities, the value of Fund shares may increase or decrease depending on market, economic, political, regulatory and other conditions affecting the Fund's portfolio. These types of risks may be greater with respect to investments in securities of foreign issuers and may be heightened in the case of emerging market securities. In addition, a Fund's investments will often be denominated in foreign currencies, whose values continually change in relation to the dollar. These varying relationships will also affect the value of a Fund's shares.

     SPECIAL CONSIDERATIONS OF FOREIGN INVESTMENTS. All of the Funds will invest extensively in foreign securities (i.e., those which are not listed on a United States securities exchange). Investing in foreign securities involves risks not typically found in investing in U.S. markets. These include risks of adverse change in foreign economic, political, regulatory and other conditions, and changes in currency exchange rates, exchange control regulations (including currency blockage), expropriation of assets or nationalization, imposition of withholding taxes on capital, dividend or interest payments, and possible difficulty in obtaining and enforcing judgments against foreign entities. Furthermore, issuers of foreign securities are subject to different, and often less comprehensive, accounting, reporting and disclosure requirements than domestic issuers. The securities of some foreign companies and foreign securities markets are less liquid and at times more volatile than securities of comparable U.S. companies and U.S. securities markets. Foreign brokerage commissions, custodial and other fees are also generally higher than in the United States. There are also special tax considerations which apply to securities of foreign issuers and securities principally traded overseas. See "Taxes."

     RISKS OF EMERGING MARKETS. The risks of investing in foreign securities may be heightened in the case of investments in emerging markets or countries with limited or developing capital markets. Security prices in emerging markets can be significantly more volatile than in the more developed nations of the world, reflecting the greater uncertainties of investing in less established markets and economies. In particular, countries with emerging markets may have relatively unstable governments, present the risk of nationalization of business, restrictions on foreign ownership, or prohibitions on repatriation of assets, and may have less protection for property rights than more developed countries. Political change or instability may adversely affect the economies and securities markets of such countries. Expropriation, nationalization or other confiscation due to political change could result in a Fund's loss of its entire investment in the country involved. The possibility or reality of nationalization, expropriation or confiscatory taxation, currency blockage, political changes, government regulation, political or social instability or diplomatic developments could affect adversely the economies of countries and the value of the Funds' investments in those countries. The economies of individual countries may differ favorably or unfavorably and significantly from the U.S. economy in such respects as growth of gross domestic product ("GDP") or gross national product, rate of inflation, currency depreciation, capital reinvestment, resource self-sufficiency, structural unemployment and balance of payments position. The domestic economies of emerging countries are generally not as diversified as those of the United States and certain Western European countries. A significant portion of many of such countries' national GDPs are represented by one commodity or groups of commodities. World fluctuations in the prices of certain commodities may significantly affect the economy involved. Such countries' economies may also be dependent on international aid or development assistance, may be highly vulnerable to changes in local or global trade conditions, including trade barriers, and may suffer from extreme and volatile debt burdens or inflation rates. Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of substantial holdings difficult or impossible at times. Consequently, securities of issuers located in countries with emerging markets may have limited marketability and may be subject to more abrupt or erratic price movements. Also, such local markets typically offer less regulatory protections for investors.

     As described above under "Investment Objectives and Policies," all of the Funds may invest in issuers of emerging markets and several of the Funds may invest primarily in such markets. Several of the Funds may concentrate their investments in particular regions, such as in the emerging markets of Latin America and the Pacific Basin. Such Funds will be subject to all of the general risks described above as well as special risks (some of which are described below) that may affect the region where the Fund invests. Also, adverse developments in certain regions such as Southeast Asia or Russia can, however, adversely affect securities of issuers located in countries or regions, such as Latin America, whose economies appear to be unrelated.



     ASIA. The Asia Pacific Fund is susceptible to political and economic factors affecting issuers in Pacific Basin countries. Although the Fund will not invest in Japanese companies or focus its investments in Chinese companies, some Asian economies are directly affected by Japanese capital investment in the region, by Japanese consumer demands and by the Chinese economy in general. Securities of issuers located in some Asian countries tend to have volatile prices and may offer significant potential for loss as well as gain. Further, certain companies in Asia may not have firmly established product markets, may lack depth of management, or may be more vulnerable to political or economic developments such as nationalization of their own industries. However, many of the countries of the Pacific Basin are developing both economically and politically. Such countries may have relatively unstable governments, economies based on only a few commodities or industries, and securities markets trading infrequently or in low volumes. Some Asian countries restrict the extent to which foreigners may invest in their securities markets. Taiwan, for example, permits foreign investment only through authorized qualified foreign institutional investors ("QFII"). The Manager has been granted QFII status with its own investment quota enabling the Trust to purchase Taiwanese investments through various sub-accounts. The Manager will not collect charges or fees for the use of these facilities; however, the Funds' sub-accounts will owe custodial or transaction fees relating to investments through these facilities. Recently, the region has experienced political and economic uncertainty, increased market volatility, decline in foreign currency exchange rates, slower economic growth, high inflation and higher interest rates. In addition, a number of regional currencies, including those in China and Hong Kong have been under pressure in the markets.


     LATIN AMERICA. Although there have been significant improvements in recent years, the Latin American economies continue to experience significant problems, including high inflation rates and high interest rates. Inflation and rapid fluctuations in inflation rates have had and may continue to have very negative effects on the economies and securities markets of certain Latin American countries. The emergence of the Latin American economies and securities markets will require continued economic and fiscal discipline which has been lacking at times in the past, as well as stable political and social conditions. There is no assurance that economic initiatives will be successful. Recovery may also be influenced by international economic conditions, particularly those in the United States, and by world prices for oil and other commodities.

     MIDDLE EAST/AFRICA. The securities markets of Middle Eastern and African countries are significantly smaller than the U.S. securities markets and have substantially less trading volume. There may be a high concentration of market capitalization and trading volume in a small number of issuers representing a limited number of industries, as well as high concentrations of investors and financial intermediaries. Many of the Middle Eastern and African countries may be subject to a greater degree of economic, political and social instability than is the case in the United States and Western Europe. Such instability may result from, among other things; (i) authoritarian governments or military involvement in political and economic decision-making, including changes in government through extra-constitutional means; (ii) popular unrest associated with demands for improved political, economic and social conditions; (iii) internal insurgencies and terrorist activities; (iv) hostile relations with neighboring counties; and (v) ethnic, religious and racial disaffection. Such economic, political and social instability could severely disrupt the principal financial markets in which the Fund invests and could severely affect the value of the Fund's assets. In addition, governments of many Middle Eastern and African countries have exercised and continue to exercise substantial influence over many aspects of the private sector. In certain cases, the government owns or controls many companies, including the largest in the country. Accordingly, governmental actions in the future could have a significant effect on economic conditions in Middle Eastern and African countries, which could affect private sector companies and the Fund, as well as the value of securities in the Fund's portfolio. The legal systems in certain Middle Eastern and African countries also may have an adverse impact on the Fund. For example, while the potential liability for a shareholder in a U.S. corporation with respect to acts of the corporation generally is limited to the amount of the shareholder's investment, the notion of limited liability is less clear in certain Middle Eastern and African countries. Similarly, the rights of investors in Middle Eastern and African issuers may be more limited than those of shareholders of U.S. corporations. It may be difficult or impossible to obtain and/or enforce a judgement in a Middle Eastern or African country.

     CURRENCY RISKS; HEDGING TRANSACTIONS. The Funds may invest without limitation in securities quoted or denominated in currencies other than the U.S. dollar and may hold such currencies. As a result, fluctuations in currency exchange rates and currency devaluations, if any, will affect the U.S. dollar value of the Funds' portfolio securities as well as the net asset value of the Funds' shares. The Funds may use various investment products to reduce certain risks to the Funds of exposure to local currency movements. These products include currency forward contracts, futures contracts and options thereon, and options and "spot" transactions directly in foreign currencies. A Fund may, but is not obligated to, attempt to hedge up to 75% of its foreign currency exposure using such techniques. The Funds' ability to use these products may be limited by market conditions, regulatory limits and tax considerations and there can be no assurance that any of these products would succeed in reducing the risk to the Fund of exposure to local currency movements. Movements in the prices or values of these investment products may not correlate precisely with changes in the value of the related currency. New financial products and risk management techniques continue to be developed and the Funds may use these new investments and techniques to the extent consistent with their investment objective and policies. Hedging against a decline in the value of a currency does not eliminate fluctuations in the prices of portfolio securities or prevent losses if the prices of such securities decline. Such transactions also preclude the opportunity for gain if the value of the hedged currency should rise. Moreover, it may not be possible for a Fund to hedge against a devaluation that is so generally anticipated that the Fund is not able to contract to sell the currency at a price above the devaluation level it anticipates.

          FORWARD CONTRACTS: A forward contract is an obligation to purchase or sell a specific currency for an agreed price at a future date which is individually negotiated and privately traded by currency traders and their customers.

          CURRENCY FUTURES CONTRACTS: The Funds may enter into financial futures contracts for the purchase or sale for future delivery of foreign currencies. A sale of a futures contract entails entering into a contractual obligation to deliver the foreign currency called for by the contract at a specified price on a specified date. A purchase of a futures contract entails entering into a contractual obligation to acquire the foreign currency called for by the contract at a specified price on a specified date.

          Currency futures contracts are traded only on commodity exchanges -- known as "contract markets" -- approved for such trading by the Commodity Futures Trading Commission ("CFTC"), and must be executed through a futures commission merchant, or brokerage firm, which is a member of the relevant contract market.

          Although futures contracts by their terms often call for actual delivery or acceptance, in most cases the contracts are closed out before the settlement date without the making or taking of delivery. Closing out a futures contract sale is effected by purchasing a futures contract for the same aggregate amount of the specific type of financial instrument or commodity and the same delivery date. If the price of the initial sale of the futures contract exceeds the price of the offsetting purchase, the seller is paid the difference and realizes a gain. Conversely, if the price of the offsetting purchase exceeds the price of the initial sale, the seller realizes a loss. Similarly, the closing out of a futures contract purchase is effected by the purchaser entering into a futures contract sale. If the offsetting sale price exceeds the purchase price, the purchaser realizes a gain, and if the purchase price exceeds the offsetting sale price, he realizes a loss.

          The purchase or sale of a currency futures contract differs from the purchase or sale of a security, in that no price or premium is paid or received. Instead, an amount of cash or U.S. Treasury bills generally not exceeding 5% of the contract amount must be deposited with the broker.
     This amount is known as initial margin. Subsequent payments to and from the broker, known as variation margin, are made on a daily basis as the price of the underlying futures contract fluctuates making the long and short positions in the futures contract more or less valuable, a process known as "marking to the market." At any time prior to the settlement date of the futures contract, the position may be closed out by taking an opposite position which will operate to terminate the position in the futures contract. A final determination of variation margin is then made, additional cash is required to be paid to or released by the broker, and the purchaser realizes a loss or gain. In addition, a commission is paid on each completed purchase and sale transaction.

          OPTIONS ON CURRENCY FUTURES. Unlike a currency futures contract, which requires the parties to buy and sell currency on a set date, an option on a currency futures contract entitles its holder to decide on or before a future date whether to enter into such a contract. If the holder decides not to enter into the contract, the premium paid for the option is lost. Since the value of the option is fixed at the point of sale, there are no daily payments of cash by the holder of the option in the nature of "variation" or "maintenance" margin payments to reflect the change in the value of the underlying contract as there are by a purchaser or seller of a currency futures contract.

          The ability to establish and close out positions on options on futures will be subject to the development and maintenance of a liquid secondary market. It is not certain that this market will develop or be maintained.

          A Fund will write (sell) only covered put and call options on currency futures. This means that the Fund will provide for its obligations upon exercise of the option by segregating sufficient cash or short-term obligations or by holding an offsetting position in the option or underlying currency future, or a combination of the foregoing. Set forth below is a description of methods of providing cover that the Funds currently expect to employ, subject to applicable exchange and regulatory requirements. If other methods of providing appropriate cover are developed, the Fund reserves the right to employ them to the extent consistent with applicable regulatory and exchange requirements.

          A Fund will, so long as it is obligated as the writer of a call option on currency futures, own on a contract-for-contract basis an equal long position in currency futures with the same delivery date or a call option on currency futures with the difference, if any, between the market value of the call written and the market value of the call or long currency futures purchased maintained by the Fund in cash, Treasury bills, or other high-grade short-term obligations in a segregated account with its Custodian. If at the close of business on any day the market value of the call purchased by a Fund falls below 100% of the market value of the call written by the Fund, the Fund will so segregate an amount of cash, Treasury bills or other high grade short-term obligations equal in value to the difference.

          In the case of put options on currency futures written by the Fund, the Fund will hold the aggregate exercise price in cash, Treasury bills, or other high grade short-term obligations in a segregated account with its Custodian, or own put options on currency futures or short currency futures, with the difference, if any, between the market value of the put written and the market value of the puts purchased or the currency futures sold maintained by the Fund in cash, Treasury bills or other high grade short-term obligations in a segregated account with its Custodian. If at the close of business on any day the market value of the put options purchased or the currency futures sold by the Fund falls below 100% of the market value of the put options written by the Fund, the Fund will so segregate an amount of cash, Treasury bills or other high grade short-term obligations equal in value to the difference.

          OPTIONS ON FOREIGN CURRENCIES: The Funds may purchase and write put options on foreign currencies traded on securities exchanges or boards of trade (foreign and domestic) or over-the-counter. As in the case of other kinds of options, the writing of an option on a foreign currency constitutes only a partial hedge, up to the amount of the premium received, and the Funds could be required to purchase or sell foreign currencies at disadvantageous exchange rates, thereby incurring losses. The purchase of an option on a foreign currency may constitute an effective hedge against fluctuations in exchange rates although, in the event of rate movements adverse to expected movements, it may forfeit the entire amount of the premium plus related transaction costs. There is no specific percentage limitation on the Funds' investments in options on foreign currencies. See the Funds' Statement of Additional Information for further discussion of the use, risks and costs of options on foreign currencies.

          LIMITATIONS ON THE USE OF CURRENCY FUTURES PORTFOLIO STRATEGIES. The Funds' ability to engage in currency futures strategies described above will depend on the availability of liquid markets in such instruments. Markets in futures with respect to currencies are relatively new and still developing. It is impossible to predict the amount of trading interest that may exist in various types of currency futures. Therefore no assurance can be given that the Funds will be able to utilize these instruments effectively for the purposes set forth above. Furthermore, the Funds' ability to engage in such transactions may be limited by tax considerations.

          RISK FACTORS IN CURRENCY FORWARD AND FUTURES TRANSACTIONS. The Funds' investment in currency forward and futures contracts involves risk. Some of that risk may be caused by an imperfect correlation between movements in the price of the forward or futures contract and the price of the related currency. The risk of imperfect correlation generally tends to diminish as the maturity date of the forward or futures contract approaches.

          Also, when a Fund purchases currency forward or futures contracts (or options thereon) to hedge against a possible increase in the price of currency in which is denominated the securities the Fund anticipates purchasing, it is possible that the market may instead decline. If the Fund does not then invest in such securities because of concern as to possible further market decline or for other reasons, the Fund may realize a loss on the forward or futures contract that is not offset by a reduction in the price of the securities purchased.

          The amount of risk a Fund assumes when it purchases an option on a currency futures contract is the premium paid for the option plus related transaction costs. In addition to the correlation risks discussed above, the purchase of an option also entails the risk that changes in the value of the underlying futures contract will not be fully reflected in the value of the option purchased. By writing a call option, the Fund limits its opportunity to profit from any increase in the market value of the underlying contract above the exercise price of the option. By writing a put option, the Fund assumes the risk that it may be required to purchase the underlying contract for an exercise price higher than its then current market value, resulting in a potential loss unless the contract subsequently appreciates in value.

          The liquidity of a secondary market in a futures contract or related option may be adversely affected by "daily price fluctuation limits" established by commodity exchanges which limit the amount of fluctuation in a futures contract price during a single trading day. Once the daily limit has been reached in the contract, no trades may be entered into at a price beyond the limit, thus preventing the liquidation of open futures positions. Prices have in the past exceeded the daily limit on a number of consecutive trading days.

     INDEX FUTURES. To the extent opportunities are available, each Fund may purchase futures contracts or options on futures contracts on various stock indices ("Index Futures") for investment purposes. An Index Future is a contract to buy an integral number of units of a stock index at a specified future date at a price agreed upon when the contract is made. A unit is the value from time to time of the relevant Index.

     The Funds may invest in Index Futures while the Manager seeks favorable terms from brokers to effect transactions in common stocks selected for purchase. Each Fund may also invest in Index Futures when the Manager believes that there are not enough attractive common stocks available to maintain the standards of diversity and liquidity set for a Fund pending investment in such stocks if and when they do become available. Through this use of Index Futures, a Fund may maintain a portfolio with diversified risk without incurring the substantial brokerage costs which may be associated with investment in multiple issuers. This use may also permit a Fund to avoid potential market and liquidity problems (e.g., driving up the price by purchasing additional shares of a portfolio security or owning so much of a particular issuer's stock that the sale of such stock depresses that stock's price) which may result from increases in positions already held by a Fund.

     As contrasted with purchases of a common stock, no price is paid or received by a Fund upon the purchase of a futures contract. Upon entering into a contract, a Fund will be required to deposit with its custodian in a segregated account in the name of the futures broker a specified amount of cash or securities. This is known by participants in the market as "initial margin." The type of instruments that may be deposited as initial margin, and the required amount of initial margin, will be determined by the futures exchange on which Index Futures are traded before trading of Index Futures commences. The nature of initial margin in futures transactions is different from that of margin in securities transactions in that futures contract margin does not involve the borrowing of funds by the customer to finance the transactions. Rather, the initial margin is in the nature of a performance bond or good faith deposit on the contract which is returned to the Fund upon termination of the futures contract, assuming all contractual obligations have been satisfied. Subsequent payments, called "variation margin," to and from the broker, will be made on a daily basis as the price of the particular Index fluctuates, making the position in the futures contract more or less valuable, a process known as "marking to the market."

     A Fund may close out a futures contract purchase by entering into a futures contract sale. This will operate to terminate the Fund's position in the futures contract. Final determinations of variation margin are then made, additional cash is required to be paid by or released to the Fund, and the Fund realizes a loss or a gain.

     A Fund's investment in Index Futures involves risk. Positions in Index Futures may be closed out by a Fund only on the futures exchanges on which Index Futures are then traded. There can be no assurance that a liquid market will exist for any particular contract at any particular time. The liquidity of the market in futures contracts could be adversely affected by "daily price fluctuation limits" established by the relevant futures exchange which limit the amount of fluctuation in the price of an Index Futures contract during a single trading day. Once the daily limit has been reached in the contract, no trades may be entered into in the price beyond the limit. In such events, it may not be possible for a Fund to close its futures contract purchase, and, in the event of adverse price movements, the Fund would continue to be required to make daily cash payments of variation margin. When a Fund has purchased a futures contract, its risk is, however, limited to the amount of the contract. The futures market may attract more speculators than does the securities market, because deposit requirements in the futures market are less onerous than margin requirements in the securities market. Increased participation by speculators in the futures market may also cause price distortions. In addition, investment in Index Futures involves the risk of an imperfect correlation between movement in the relevant Index and the price of Index Futures. This lack of correlation may result from investors closing out futures contracts in order to avoid additional margin deposit requirements or from the fact that trading hours for Index Futures may not correspond perfectly to hours of trading on the relevant foreign exchanges. Before a United States entity may purchase or sell futures contracts traded on foreign exchanges, the CFTC must approve the contract for purchase and sale by U.S. persons. Those contracts may involve greater risks, including less liquidity and less governmental supervision.

     DEPOSITARY RECEIPTS.  Each Fund may invest in American Depositary Receipts
(ADRs), Global Depositary Receipts (GDRs) and European Depositary Receipts
(EDRs) (collectively, "Depositary Receipts") if issues of such Depositary Receipts are available that are consistent with a Fund's investment objective. Depositary Receipts generally evidence an ownership interest in a corresponding security on deposit with a financial institution. Transactions in Depositary Receipts usually do not settle in the same currency as the underlying securities are denominated or traded. Generally, ADRs, in registered form, are designed for use in the U.S. securities markets and EDRs, in bearer form, are designed for use in European securities markets. GDRs may be traded in any public or private securities markets and may represent securities held by institutions located anywhere in the world.


     LOWER RATED SECURITIES. Each Fund may invest some or all of its assets in securities rated below investment grade (that is, rated below BBB by Standard & Poor's or below Baa by Moody's) at the time of purchase, including securities in the lowest rating categories, and comparable unrated securities ("Lower Rated Securities"). Lower Rated Securities generally provide higher yields, but are subject to greater credit and market risk, than higher quality fixed income securities. Lower Rated Securities are considered predominantly speculative with respect to the ability of the issuer to meet principal and interest payments. The market for Lower Rated Securities may be more severely affected than some other financial markets by economic recession or substantial interest rate increases, by changing public perceptions of this market or by legislation that limits the ability of certain categories of financial institutions to invest in these securities. In addition, the secondary market may be less liquid for Lower Rated Securities. This reduced liquidity at certain times may affect the values of these securities and may make the valuation and sale of these securities more difficult.


     INVESTMENT COMPANIES. Each of the Funds may invest up to 10% of its total assets through investment companies or other collective investment vehicles designed to permit investments in a portfolio of securities listed in a particular developing country or region, particularly in the case of countries in which such an investment vehicle is the exclusive or main vehicle for foreign portfolio investment. As a shareholder of these kinds of investment vehicles, a Fund may indirectly bear fees which are in addition to the fees the Fund pays its own service providers.

     Section 17(a) of the Investment Company Act of 1940 (the "1940 Act") prohibits most purchase and sale transactions between a registered investment company and its affiliates (and their affiliates), including transactions between separate series of a single investment company. Thus, the sale or purchase of securities or other property to or from any series of the Trust by an affiliate of such series (or an affiliate of such an affiliate) is prohibited. This would include any other series of the Trust, and any other investment company or account managed by Martin Currie, Inc. or an affiliate. Rule 17a-7 under the 1940 Act provides an exemption for sales and purchases among investment companies and other persons (or accounts) which are affiliated solely by reason of having a common investment adviser (or affiliated investment advisers), common board members and/or common officers, provided that certain conditions (designed to ensure that the transaction is fair to the investment company) are met. Rule 17a-7 requires that the trustees of an investment company adopt procedures designed to ensure that any transactions subject to the rule comply with the rule's conditions and that trustees review all transactions effected pursuant to such procedures on a quarterly basis. The trustees of the Trust approved such procedures governing transactions permitted by Rule 17a-7 on June 6, 1994.

     TEMPORARY DEFENSIVE STRATEGIES. For temporary defensive purposes, each Fund may vary from its investment policy during periods in which conditions in certain countries or securities markets or other economic or political conditions warrant. Each Fund may reduce its position in securities relating to its investment objective and may invest without limit in short-term debt securities (for this purpose, securities with a remaining maturity of one year or less) issued or guaranteed by the U.S. Government, its agencies or instrumentalities ("U.S. Government Securities") and U.S. dollar-denominated money market instruments or foreign currency-denominated short-term debt securities issued or guaranteed by a foreign government or any of its political subdivisions, authorities, agencies or instrumentalities, which in each case are rated BB or higher by Standard & Poor's Corporation ("S&P") or Baa or higher by Moody's Investors Service, Inc. ("Moody's") or, if not so rated, deemed to be of equivalent quality by the Manager. Each Fund may also at any time temporarily invest funds awaiting reinvestment or held as reserves for dividends and other distributions to shareholders in any of the foregoing types of securities as well as in repurchase agreements as described below under the sub-caption "-Repurchase Agreements." Also for defensive purposes, each Fund may invest its assets in securities (including equity securities) principally traded in the United States; PROVIDED; HOWEVER, that the Global Growth Fund's weighting of investments in U.S. equity securities will not exceed the U.S. weighting in the MSCI World Index by more than 20% and the Opportunistic EAFE Fund's weighting of investments in U.S. equity securities will not exceed the U.S. weighting in the MSCI EAFE Index by more than 20%.

     REPURCHASE AGREEMENTS. As a means of earning income for periods as short as overnight, each Fund may enter into repurchase agreements with selected banks and broker/dealers. Under a repurchase agreement, a Fund acquires securities subject to the seller's agreement to repurchase at a specified time and price. If the seller under a repurchase agreement becomes insolvent, a Fund's right to dispose of the securities may be restricted. In the event of the commencement of bankruptcy or insolvency proceedings with respect to the seller of the security under a repurchase agreement, a Fund may encounter delay and incur costs before being able to sell the security. Also, if a seller defaults, the value of such securities may decline before a Fund is able to dispose of them.

     ILLIQUID SECURITIES. Each Fund may invest up to 15% of its net assets in "illiquid securities," that is, securities which the Fund may not readily dispose of within 7 days at a price approximately the value used by the Fund for purposes of calculating its net asset value. These securities include those whose disposition is restricted by securities laws. Investment in illiquid securities involves the risk that, because of the lack of consistent market demand for such securities, a Fund may be forced to sell them at a discount.

     PORTFOLIO TURNOVER. Portfolio turnover is not a limiting factor with respect to investment decisions for the Funds. The portfolio turnover rates for the Funds' last three fiscal years are set forth below:


                                    Portfolio Turnover Rates for
                                        Years Ended April 30,
                                        --------------------

     FUND                               1998       1997     1996
     ----                               ----       ----     ----
     The Global Growth Fund              60%       40%      38%
     The Opportunistic EAFE Fund         63%       49%      37%
     The Global Emerging Markets Fund    89%        0%      N/A
     The Japan Small Companies Fund      26%       26%      37%
     The Emerging Americas Fund          99%       50%      61%
     The Asia Pacific Fund              162%      118%      65%
     The EMEA Fund                       81%      N/A%      N/A



     In any particular year market conditions may well result in greater rates than are presently anticipated. The rate of a Fund's turnover may vary significantly from time to time depending on the volatility of economic and market conditions. High portfolio turnover involves correspondingly greater brokerage commissions and other transaction costs, which will be borne directly by the relevant Fund. To the extent portfolio turnover results in the realization of short-term capital gains, such gains will generally be taxed to shareholders at ordinary income tax rates.


                                  PURCHASE OF SHARES

     You may make an initial purchase of shares of any Fund by submitting a completed subscription agreement (attached as Exhibit A) and payment to the Trust in accordance with the instructions set forth in the subscription agreement.

     While purchases are permitted on any business day, the Trust encourages investors to make purchases on the first day of a month as this will allow the Trust to avoid the expense of determining a Fund's net asset value other than once a month. See "Determination of Net Asset Value." In order for a purchase order to be effective as of a particular day, the Fund must have accepted the order and have received immediately available funds by 5:00 p.m. (New York time) on such day.

     The minimum initial investment in each Fund must be worth at least $1,000,000; subsequent investments must be worth at least $100,000. The Trust reserves the right to waive these minimums in its sole discretion.


     Shares of each Fund may be purchased by (i) giving cash, (ii) exchanging securities on deposit with a custodian acceptable to the Manager or (iii) a combination of such securities and cash. Purchase of shares of the Funds in exchange for securities is subject in each case to the determination by the Manager that the securities to be exchanged are acceptable for purchase by the Fund. In all cases the Manager reserves the right to reject any particular investment. In particular, and without limiting the generality of the foregoing, the Manager may reject an investment if, in the opinion of the Manager, the size of the investment and/or the transaction costs associated with the investment are such that there would be a material discrepancy between the purchase premium and the Fund's transaction expenses. Securities accepted by the Manager in exchange for Fund shares will be valued in the same manner as the Fund's assets as described below as of the time of the Fund's next determination of net asset value after such acceptance. All dividends and subscription or other rights which are reflected in the market price of accepted securities at the time of valuation become the property of the Funds and must be delivered to the Funds upon receipt by the investor from the issuer. A gain or loss for federal income tax purposes is realized upon the exchange by an investor that is subject to federal income taxation, depending upon the investor's basis in the securities tendered. A shareholder who wishes to purchase shares by exchanging securities should obtain instructions by calling the Trust (Attention: Timothy
Hall) at 011-44-131-229-5252 before 12:00 noon (New York time) on business days.


     The purchase price of shares of a Fund is (i) the net asset value next determined after a purchase order is received plus (ii), in the case of cash investments, a purchase premium equal to the percentage of the amount invested shown below PROVIDED, HOWEVER, that the Manager will waive such premium on behalf of the Trust if, in the view of the Manager, there are minimal brokerage and transaction costs incurred in connection with the purchase. To the extent that shares are purchased at a time when other shares of the same Fund are being redeemed, the Manager will treat the purchase (up to the amount being concurrently redeemed) as involving minimal brokerage and transaction costs and will charge any purchase premium only with respect to the excess, if any, of the amount of the purchase over the amount of the concurrent redemption. If there is more than one purchase at the time of a concurrent redemption, each of the purchasers will share, pro rata, in the reduction in purchase premium caused by the concurrent redemption. There is no purchase premium on purchases in-kind or on purchases effected through the reinvestment of dividends. All purchase premiums are paid to and retained by the relevant Fund and are intended to cover brokerage and other expenses of the Fund arising in connection with a cash purchase. Absent any waiver, the following purchase premiums shall be applicable to cash purchases:


          FUND                               PURCHASE PREMIUM
          ----                               ----------------
The Global Growth Fund                            0.75%
The Opportunistic EAFE Fund                       0.75
The Global Emerging Markets Fund                  1.00
The Japan Small Companies Fund                    1.00
The Emerging Americas Fund                        1.75
The Asia Pacific Fund                             1.75
The EMEA Fund                                     1.25


     The Manager will not approve the acceptance of securities in exchange for Fund shares unless (1) the Manager, in its sole discretion, believes the securities are appropriate investments for the Fund; (2) the investor represents and agrees that all securities offered to a Fund are not subject to any restrictions upon their sale by the Fund under the Securities Act of 1933, or otherwise; and (3) the securities may be acquired under the Fund's investment policies and restrictions. No investor owning 5% or more of a Fund's shares may purchase additional Fund shares by exchange of securities.


     Upon acceptance of your order, the Trust opens an account for you, applies the payment to the purchase of full and fractional Fund shares of beneficial interest and mails a statement of the account confirming the transaction. After an account has been established, you may send subsequent investments at any time upon notification to the Trust and confirmation by the Trust (Attention: Timothy Hall at tel. 011-44-131-229-5252, fax 011-44-131-479-4747.


     Purchases of shares in any Fund are limited to persons who are "accredited investors" as defined in Regulation D under the Securities Act of 1933, as amended, and who have completed and signed a subscription agreement in the form attached hereto as Exhibit A. Each Fund reserves the right to reject any purchase order for any reason which the Fund in its sole discretion deems appropriate. Purchasers must be acquiring shares for their own account and for investment purposes only. Each Fund reserves the right to suspend or change the terms of the offering of its shares.

                                 REDEMPTION OF SHARES

     THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED OR RESOLD UNLESS SO REGISTERED OR EXEMPT THEREFROM. However, the securities are redeemable.


     You can redeem your shares by sending a written request by mail or by telecopy to the Trust (c/o Martin Currie, Inc., Saltire Court, 20 Castle Terrace, Edinburgh, Scotland EH1 2ES; Attention: Timothy Hall; Telecopy # 011-44-131-479-4747 AND to the Transfer Agent (State Street Bank and Trust Company, Transfer Agent Operations, P.O. Box 1978, Boston, MA 02105; Telecopy # 617-985-9626). The request must include the name of the Fund, your account number, the exact name(s) in which your shares are registered, and the number of shares or the dollar amount to be redeemed. All owners of the shares must sign the request in the exact names in which the shares are registered and should indicate any special capacity in which they are signing (such as officers, trustees or custodian or on behalf of a partnership, corporation or other entity).


     Shares of a Fund may be redeemed on any business day. However, the Trust encourages investors to make redemptions on the first day of a month as this will allow the Trust to avoid the expense of determining a Fund's net asset value other than once a month. See "Determination of Net Asset Value."

     The redemption price is (i) the net asset value per share next determined after the redemption request and any necessary special documentation are received by the Trust in proper form, less (ii), in the case of cash redemptions, a redemption fee equal to the percentage of the amount redeemed indicated below. To the extent that shares are redeemed at a time when other shares of the same Fund are being purchased, the Manager will treat the redemption (up to the amount being concurrently purchased) as involving minimal brokerage and transaction costs and will charge a redemption fee only with respect to the excess, if any, of the amount of the redemption over the amount of the concurrent purchase. If there is more than one redemption at the time of a concurrent purchase, each of the redeeming shareholders will share, pro rata, in the reduction in redemption fee caused by the concurrent purchase. Redemption fees will be paid to and retained by the relevant Fund and are intended to cover brokerage and other expenses of the Fund in connection with cash redemptions. In the absence of any waiver, the following redemption fees will apply to cash redemptions:



     FUND                                    REDEMPTION FEE
     ----                                    --------------
The Global Growth Fund                            0.75%
The Opportunistic EAFE Fund                       0.75
The Global Emerging Markets Fund                  1.00
The Japan Small Companies Fund                    1.00
The Emerging Americas Fund                        1.75
The Asia Pacific Fund                             1.75
The EMEA Fund                                     1.25


     Shares of a Fund may be redeemed by the payment of the redemption price in whole or in part by a distribution in kind of securities held by the Fund in lieu of cash if the Manager determines, in its sole discretion, that it would be detrimental to the best interests of the remaining shareholders of the Fund to make payment wholly or partly in cash. Securities used to redeem Fund shares in kind will be valued in accordance with the Funds' procedures for valuation described under "Determination of Net Asset Value." Securities distributed by a Fund in kind will be selected by the Manager in light of the Fund's objective and will not generally represent a pro rata distribution of each security held in the Fund's portfolio. Investors may incur brokerage charges on the sale of any such securities so received in payment of redemptions.

     Payment on redemption will be made as promptly as possible and normally within seven days after the request for redemption is received by the Trust in good order. If an investor purchased shares by check and the check was deposited less than fifteen days prior to the redemption request, a Fund may withhold redemption proceeds until that check has cleared. A redemption request is in good order if it includes the exact name in which shares are registered and the number of shares or the dollar amount of shares to be redeemed and if it is signed exactly in accordance with the form of registration. Persons acting in a fiduciary capacity, or on behalf of a corporation, partnership or trust, must specify, in full, the capacity in which they are acting. Cash payments will be made by transfer of Federal funds for payment into the investor's account.

     When opening an account with the Trust, shareholders will be required to designate the account(s) to which funds may be transferred upon redemption. Designation of additional accounts and any change in the accounts originally designated must be made in writing with the signature guaranteed by any of the following entities: U.S. banks, foreign banks having a U.S. correspondent bank, credit unions, savings associations, U.S. registered dealers and brokers, municipal securities dealers and brokers, government securities dealers and brokers, national securities exchanges, registered securities associations and clearing agencies.

     The Trust may suspend the right of redemption and may postpone payment for any Fund for more than seven days during an emergency which makes it impracticable for a Fund to dispose of its securities or to fairly determine the value of the net assets of the Fund, or during any other period permitted by the Securities and Exchange Commission for the protection of investors.

                           DISTRIBUTION AND SERVICING PLANS

     The Trust has adopted a distribution and servicing plan pursuant to Rule 12b-1 under the Investment Company Act of 1940 for each Fund (the "Plans"). The Plans authorize the Manager to spend an amount of the advisory fees it collects from each

Fund up to 0.25% per annum of the average monthly net assets of the Fund for activities or services primarily intended to result in the sale of shares of the relevant Fund or for the provision of personal services to shareholders of such Fund.


                           DETERMINATION OF NET ASSET VALUE

     The net asset value of a share of each Fund will be determined as of the close of the business day in New York on any day on which an order for purchase or redemption of a Fund's shares is received. While the Trust will accept purchase or redemption orders on any day, shareholders are encouraged to submit purchase and redemption orders on the last day of a month so as to permit the Trust to avoid the expense of determining the net asset value of a Fund especially for the purpose of accommodating the purchase or redemption. The net asset value per share for a Fund is determined by dividing the total market value of the Fund's portfolio investments and other assets, less any liabilities, by the total outstanding shares of that Fund. Portfolio securities listed on a securities exchange for which market quotations are available are valued at the last quoted sale price on each business day, or, if there is no such reported sale, at the mean of the most recent quoted bid and ask prices unless the trustees, or persons acting on their behalf, determine that such value is not the fair value of such a security. Price information on listed securities is generally taken from the closing price on the exchange where the security is primarily traded. Unlisted securities for which market quotations are readily available are valued at the mean of the most recent quoted bid and ask prices, except that debt obligations with sixty days or less remaining until maturity may be valued at their amortized cost. Other assets and securities for which no quotations are readily available (or for which quotations are not believed by the trustees to be reliable) are valued at fair value as determined in good faith by the trustees of the Trust, or by persons acting pursuant to procedures established by the trustees.

                                    DISTRIBUTIONS


     The Funds intend to pay out as dividends substantially all of their net "investment company taxable income", if any (which comes from dividends and any interest they receive from investments and net realized short-term capital gains). For these purposes and for federal income tax purposes, a portion of the premiums from certain expired call or put options on currency futures written by a Fund, net gains from certain closing purchase and sale transactions with respect to such options and a portion of net gains from other options and futures transactions may be treated as short-term capital gain. The Funds also intend to distribute substantially all of their net realized capital gains, if any, after giving effect to any net short-term capital losses, including any available capital loss carryover. Each Fund's policy is to declare and pay distributions of its net investment company taxable income annually, although any Fund may do so more frequently as determined by the trustees of the Trust. Each Fund's policy is to distribute net realized short-term capital gains and net realized long-term gains annually although any Fund may do so more frequently as determined by the trustees of the Trust to the extent permitted by applicable regulations. For tax purposes, distributions to shareholders will be deemed to be increased by each shareholder's allocable share of a portion of the Fund's expenses, including the Fund's advisory expenses.


     All dividends and/or distributions will be paid in shares of the relevant Fund at net asset value unless the shareholder elects in the subscription agreement to receive cash. There is no purchase premium on reinvested dividends or distributions. Shareholders may make this election by marking the appropriate box on the subscription agreement.

                                        TAXES


     Each Fund intends to qualify each year as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended. So long as a Fund qualifies, the Fund itself will not pay federal income tax on its dividend, interest and certain other income, its net realized short-term gains and its net realized long-term capital gains distributed to its shareholders. Dividend distributions (I.E., distributions derived from interest, dividends and certain other income, including in general short-term capital gains) will be taxable to shareholders subject to income tax as ordinary income. Distributions of long-term gains (generally taxed at a 20% rate) will be taxable to shareholders as such, regardless of how long a shareholder has held the shares in the Fund. Some 1998 distributions of gains realized in 1997 may be subject to tax at a 28% rate. Distributions from the Fund will be taxed as described above whether received in cash or in shares through reinvestment of dividends. A distribution paid to shareholders by a Fund in January of a year is generally deemed to have been received by shareholders on December 31 of the preceding year, if the distribution was declared and payable to shareholders of record on a date in October, November or December of that preceding year. A Fund's transactions in foreign currencies and hedging activities will likely produce a difference between its book income and taxable income. This difference may cause a portion of a Fund's income distributions to constitute a return of capital for tax purposes or require a Fund to make distributions exceeding book income to qualify as a regulated investment company. The sale or redemption of shares of Fund, including a redemption in-kind, is a taxable event to the selling or redeeming shareholder.



     The Trust will provide federal tax information annually, including information about dividends and distributions paid during the preceding year.


     Each Fund may make an election with the Internal Revenue Service for each fiscal year which would allow shareholders who are U.S. citizens or U.S. corporations to claim a foreign tax credit or deduction (but not both) on their U.S. income tax return for foreign income taxes paid by the Fund. As a result, income of a Fund from non-U.S. sources that is distributed to Fund shareholders would be treated as income from non-U.S. sources to the shareholders. The amount of foreign income taxes paid by a Fund would be treated as foreign taxes paid directly by Fund shareholders and, in addition, this amount would be treated as additional income to Fund shareholders from non-U.S. sources regardless of whether the Fund shareholder would be eligible to claim a foreign tax credit or deduction. Investors should consult their tax advisors for further information relating to the foreign tax credit and deduction, which are subject to certain restrictions and limitations (including, with respect to the foreign tax credit, a holding period requirement applied at both the Fund and the shareholder level).


     The foregoing is a general summary of the federal income tax consequences for shareholders who are U.S. citizens or corporations. Fund shareholders who are not U.S. citizens or which are foreign corporations may receive substantially different tax treatment of distributions by the Funds. Shareholders should consult their own tax advisors about the tax consequences of an investment in a Fund in light of each shareholder's particular tax situation. Shareholders should also consult their own tax advisors about consequences under foreign, state, local or other applicable tax laws.

                               MANAGEMENT OF THE TRUST

     Each Fund is advised and managed by Martin Currie, Inc., Saltire Court, 20 Castle Terrace, Edinburgh Scotland (the "Manager"). The Manager is a registered investment adviser which, together with its affiliates, advises other mutual funds, ERISA Group Trusts and other private accounts. The Manager is a wholly owned subsidiary of Martin Currie Ltd. which is controlled by some of the Executive Directors of the various subsidiaries of Martin Currie Ltd.

     Investment decisions made by the Manager for the Funds are made by committees organized for that purpose and no person or persons are primarily responsible for making recommendations to such committees.

     Under the Management Contract with the Trust on behalf of each Fund, the Manager selects and reviews each Fund's investments and provides executive and other personnel for the management of the Trust. Pursuant to the Trust's Agreement and Declaration of Trust, the Board of Trustees supervises the affairs of the Trust as conducted by the Manager. In the event that the Manager ceases to be the manager of the Funds, the right of the Trust to use the identifying name "Martin Currie" with respect to any Fund may be withdrawn.

     Under the Management Contract, each Fund pays the Manager a quarterly management fee at the following annual rate of the respective Fund's average net assets:




          FUND                                    MANAGEMENT FEE
          ----                                    --------------
     The Global Growth Fund                            0.70%
     The Opportunistic EAFE Fund                       0.70
     The Global Emerging Markets Fund                  0.80
     The Japan Small Companies Fund                    1.00
     The Emerging Americas Fund                        1.50
     The Asia Pacific Fund                             1.50
     The EMEA Fund                                     1.50


The Manager has voluntarily undertaken to reduce its fee to certain of the Funds until further notice to the extent necessary to limit each Fund's annual expenses (including the management fee but excluding brokerage commissions, transfer taxes, and extraordinary expenses) to the percentage shown under "Summary of Expenses" above. The Manager's fee for management of each Fund may be higher than that paid by most other mutual funds but is comparable to the management fees of mutual funds with similar investment objectives.

     The organizational expenses of the Funds as well as all other expenses incurred in the operation of the Funds are borne by the relevant Fund, including but not limited to brokerage commissions, transfer taxes and extraordinary expenses in connection with its portfolio transactions, all applicable taxes, the compensation of trustees who are not directors, officers or employees of the Manager or its affiliates, interest charges, charges of custodians, auditing and legal expenses.

                   DESCRIPTION OF THE TRUST AND OWNERSHIP OF SHARES

     The Trust is a diversified open-end series investment company organized as a Massachusetts business trust under the laws of Massachusetts by an Agreement and Declaration of Trust ("Declaration of Trust") dated May 20, 1994, as amended.

     The Declaration of Trust permits the trustees to issue an unlimited number of full and fractional shares of beneficial interest which are presently divided into nine series, two of which are currently inactive. Each share of a series represents an equal proportionate interest in that series with each other share. The Declaration of Trust also permits the trustees, without shareholder approval, to subdivide any series of shares into various sub-series (or "classes") of shares with such dividend preferences and other rights as the trustees may designate. The trustees may also, without shareholder approval, establish one or more additional separate portfolios for investments in the Trust or merge two or more existing portfolios. Shareholders' investments in such a portfolio would be evidenced by a separate series of shares.

     Subject to the restrictions described under "Redemption of Shares," the Trust's shares are freely transferable. Shareholders are entitled to dividends as declared by the trustees, and, in liquidation of the relevant Fund's portfolio, are entitled to receive the net assets of the portfolio.
Shareholders are entitled to vote at any meetings of shareholders. The Trust does not generally hold annual meetings of shareholders and will do so only when required by law. Special meetings of shareholders may be called for purposes such as electing or removing trustees, changing a fundamental investment policy or approving an investment advisory agreement. In addition, a special meeting of shareholders of the Fund will be held if, at any time, less than a majority of the trustees then in office have been elected by shareholders of the Fund.

     The Declaration of Trust provides for the perpetual existence of the Trust. The Trust, may, however, be terminated at any time by vote of at least two-thirds of the outstanding shares of the Trust. The Declaration of Trust further provides that the trustees may also terminate the Trust or any Fund upon written notice to the shareholders.

     Because the Trust is organized as a Massachusetts business trust, shareholders could, under certain circumstances, be held personally liable for the obligations of the Trust. Massachusetts business trusts are voluntary associations; therefore, a court might deem the Trust to be a partnership if shareholders exercise significant control over the Trust's management. However, the Trust's Agreement and Declaration of Trust explicitly limits shareholder liability and provides shareholders with indemnification rights payable out of Trust assets if shareholders were held liable for Trust obligations. Thus, the risk of a shareholder incurring financial loss on account of that liability is considered remote since it may arise only in very limited circumstances.


             ADMINISTRATOR; CUSTODIAN; TRANSFER AND DIVIDEND PAYING AGENT

     State Street Bank & Trust Company, 225 Franklin Street, Boston, MA 02110 serves as the Trust's administrator, custodian and transfer and dividend paying agent. Each Fund pays the Administrator a fee at the rate of 0.08% of such Fund's average net assets up to $125 million, 0.06% of the next $125 million, and 0.04% of those assets in excess of $250 million, subject to certain minimum requirements, plus certain out of pocket costs. State Street Bank and Trust Company also receives fees and compensation of expenses for certain custodian and transfer agent services.

                               INDEPENDENT ACCOUNTANTS


     PricewaterhouseCoopers LLP, 160 Federal Street, Boston, MA 02110 serves as the Trust's independent public accountants.

                                    LEGAL COUNSEL

     Ropes & Gray, One International Place, Boston, MA 02110, is the Trust's legal counsel.

                                SHAREHOLDER INQUIRIES


     Shareholders may direct inquiries to the Trust c/o Martin Currie, Inc., Saltire Court, 20 Castle Terrace, Edinburgh, Scotland, United Kingdom EH1 2ES (Attention: Timothy Hall), tel. 011-44-131-229-5252, fax 011-44-131-479-4747.
Institutional investors in the U.S. may contact Martin Currie Investor Services, Inc., an affiliate of the Manager, 53 Forest Avenue, Old Greenwich, CT 06870, tel. 203-698-9031 (Attention: Steven Johnson).

                                                                       EXHIBIT A

                             MARTIN CURRIE BUSINESS TRUST

                                SUBSCRIPTION AGREEMENT
                                         for
                            Shares of Beneficial Interest

                                             Amount of
                                             Subscription
                                             (US$)

     MCBT Global Growth Fund                 -------------

     MCBT Opportunistic EAFE Fund            -------------

     MCBT Global Emerging Markets Fund       -------------

     MCBT Japan Small Companies Fund         -------------

     MCBT Emerging Americas Fund             -------------

     MCBT Asia Pacific Fund                  -------------

     MCBT EMEA Fund                          -------------


          Total Amount Subscribed  $
                                    ------------

                                SUBSCRIBER INFORMATION

Name of Subscriber:

---------------------------------------------------------------
(hereinafter "SUBSCRIBER")

Name for Registration

---------------------------------------------------------------
(if different from above)

Person Signing (if different):

---------------------------------------------------------------

Capacity (if applicable):

---------------------------------------------------------------

Address:

---------------------------------------------------------------
                (Number and Street)


---------------------------------------------------------------
     (City)          (State)                  (Zip Code)

Telephone:

---------------------------------------------------------------

Fax:

---------------------------------------------------------------


                         BANK INFORMATION

Bank Name:

---------------------------------------------------------------
ABA Number:

---------------------------------------------------------------

Address:

---------------------------------------------------------------
               (Number and Street)

---------------------------------------------------------------
     (City)          (State)                  (Zip Code)

Telephone:

---------------------------------------------------------------

Fax:

---------------------------------------------------------------

Account Name:

---------------------------------------------------------------

Account Number:

---------------------------------------------------------------

SUBSCRIBER hereby agrees as follows:

1. SUBSCRIBER hereby subscribes for shares of beneficial interest in the one or more series (each a "Fund") of Martin Currie Business Trust (the "Trust") indicated above and in the dollar amount(s) set forth above. Upon completion of this Subscription Agreement, SUBSCRIBER should send this agreement by telecopy and courier to:


          Martin Currie Business Trust
          c/o Martin Currie, Inc.
          20 Castle Terrace
          Edinburgh, Scotland
          United Kingdom EH1 2ES
          Attention:  Timothy Hall
          Telecopy:  011-44-131-479-4747


     After the Trust has reviewed the completed Subscription Agreement, SUBSCRIBER will receive telephonic notice of the acceptance or non-acceptance of the subscription. If the subscription is accepted by the Trust, SUBSCRIBER agrees to wire immediately available funds in the amounts indicated on the cover of this Subscription Agreement to:

          State Street Bank and Trust Company
          Boston, Massachusetts
          ABA # 011000028

          BNF = AC-42306662 "Mutual Fund F/B/O
          Martin Currie Business Trust"

          OBI = "NAME OF FUND"
          Shareholder Name

2. SUBSCRIBER agrees that, unless the Trust is otherwise specifically notified, this subscription will be treated as a subscription for shares of beneficial interest in the indicated Funds (the "Shares") to become effective as of the first day of the month following the satisfaction of all of the conditions specified in Section 3 of this Subscription Agreement unless otherwise agreed by the Trust.. Any funds received by the Trust before such date will be held for investment on such first day of the month.

3. SUBSCRIBER understands and agrees that this subscription for the Shares is ineffective and that SUBSCRIBER will not become a shareholder of the Trust until (i) SUBSCRIBER completes all applicable information requested in this Subscription Agreement, (ii) SUBSCRIBER executes this Subscription Agreement and delivers it to the Trust, (iii) the Subscription Agreement is accepted by or on behalf of the Trust, which acceptance may be withheld in the Trust's sole discretion, and (iv) the Trust can and has confirmed that the subscription amount has been received in the account listed in Section 1 above.


4. SUBSCRIBER represents and warrants to the Trust that SUBSCRIBER has received a copy of the Private Placement Memorandum dated August __, 1998 (the "Placement Memorandum") relating to the offer for sale by the Trust of the Shares and has had an opportunity to request a Statement of Additional Information dated as of August __, 1998 (the "SAI"), and has reviewed the Placement Memorandum carefully prior to executing this Subscription Agreement. SUBSCRIBER acknowledges that SUBSCRIBER had the opportunity to ask questions of, and receive answers from, representatives of the Trust concerning terms and conditions of the Offering and to obtain any additional information necessary to verify the accuracy of the information contained in the Placement Memorandum or the SAI. SUBSCRIBER further acknowledges that no person is authorized to give any information or to make any representation which is contrary to the information contained in the Placement Memorandum or the SAI and that, if given or made, any such contrary information or representation may not be relied upon as having been authorized.


5. SUBSCRIBER understands and agrees that an entry expense may be applicable to this subscription for the Shares according to the terms described in the Placement Memorandum, and that some of the funds paid under this Agreement may be applied to such entry expense.

6.   SUBSCRIBER hereby elects:

     / / To reinvest all distributions of income and realized capital gains from a Fund in additional shares of that Fund or

     / / To receive all distributions of income and realized capital gains from a Fund as cash when declared or

     / / To reinvest all realized capital gains from a Fund in additional shares of the Fund and to receive all distributions of income as cash.

     SUBSCRIBER understands and agrees that, unless otherwise indicated above, SUBSCRIBER will be deemed to have elected to reinvest all distributions of income and capital gains.

7. SUBSCRIBER understands and acknowledges that, in selling the Shares to SUBSCRIBER, the Trust is relying on the representations made and information supplied in this Subscription Agreement to determine that the sale of the Shares to SUBSCRIBER complies with (or meets the requirements of any applicable exemption from) the Securities Act of 1933, as amended (the "1933 Act"), and applicable state securities laws.

8. SUBSCRIBER represents that it is acquiring the Shares subscribed for by this Subscription Agreement for its own account for investment only and not with a view to any resale or distribution.

9. SUBSCRIBER represents that it (either alone or together with its purchaser representative, whose identity has been disclosed to the Trust, if any) has such knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of the investment represented by the Trust and that SUBSCRIBER is able to bear the economic risk of this investment including the risk of loss of the investment.

10. SUBSCRIBER understands that the Trust will offer the Shares only to investors which qualify as "accredited investors" as defined in Regulation D under the 1933 Act. SUBSCRIBER represents that it qualifies as an "accredited investor" because SUBSCRIBER is described in the paragraph or paragraphs indicated below: (CHECK ONE OR MORE).


     / / A natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with his or her spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.

      / / A natural person whose individual net worth, or joint net worth with his or her spouse, exceeds $1,000,000 at the time of purchase of the Shares.

      / / A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Shares offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of Regulation D of the 1933 Act.

      / / An organization described in Section 501(c)(3) of the Internal Revenue
          Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the Shares offered, with total assets in excess of $5,000,000.

      / / A private business development company as defined in
          Section 202(a)(22) of the Investment Advisers Act of 1940, as amended.

      / / A bank as defined in Section 3(a)(2) of the 1933 Act, or savings and loan association or other institution as defined in Section 3(a)(5)(A) of the 1933 Act, whether acting in its individual or fiduciary capacity; a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; an insurance company as defined in
          Section 2(13) of the 1933 Act; an investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"), or a business development company as defined in Section 2(a)(48) of the 1940 Act; a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors.

      / / A Trustee or Executive Officer of the Trust whose purchase exceeds
          $1,000,000.

      / / An entity in which all of the equity owners are accredited investors as defined above.

11. SUBSCRIBER represents that it is a resident of (or, if SUBSCRIBER is an entity, its principal offices are located in) __________________.
                              (U.S. State)

12. SUBSCRIBER agrees to promptly notify the Trust of any development that causes any of the representations made or information supplied in this Subscription Agreement to be untrue at any time.

13. SUBSCRIBER understands that the Shares are not publicly traded and that there will be no public market for the Shares upon completion of the Offering.

14. SUBSCRIBER understands and agrees that the Shares are being sold in a transaction which is exempt from the registration requirements of the 1933 Act and, in certain cases, of state securities laws, and that such interests will be subject to transfer restrictions under the 1933 Act and applicable state securities laws and, except to the extent that redemption is permitted as described in the Placement Memorandum and the SAI, must be held indefinitely unless subsequently registered under the 1933 Act and applicable state securities laws or an exemption from such registration is available. The undersigned further understands and agrees that the Trust is under no obligation to register such Shares and that any exemptions are extremely limited.

15. SUBSCRIBER agrees to transfer all or any part of its Shares only in compliance with all applicable conditions and restrictions contained in this Subscription Agreement, the Placement Memorandum, the SAI, the 1933 Act and any applicable state securities laws.

16. SUBSCRIBER hereby agrees to be bound by all terms and conditions of this Subscription Agreement.

17. This Subscription Agreement shall be governed by and construed under the laws of The Commonwealth of Massachusetts and is intended to take effect as an instrument under seal and shall be binding on SUBSCRIBER in accordance with its terms.

18. Please sign this Subscription Agreement exactly as you wish your Shares to be registered. (The information supplied by you below should conform to that given on the cover page).

Dated:            ,                Name of SUBSCRIBER:
      ------------  -------                           ----------------------

                                   By:
                                      --------------------------------------

                                   Name of Person Signing if different
                                   from SUBSCRIBER:
                                                   -------------------------
                                                       (please print)

                                           Capacity:
                                                    ------------------------
                                                       (please print)

                                   Accepted:

                                   MARTIN CURRIE BUSINESS TRUST

                                   By:
                                      --------------------------------------
                                   Name:
                                   Title:


     A copy of the Agreement and Declaration of Trust establishing the Trust is on file with the Secretary of State of The Commonwealth of Massachusetts, and notice is hereby given that this Agreement is executed on behalf of the Trust by officers of the Trust as officers and not individually and that the obligations of or arising out of this Agreement are not binding upon any of the trustees, officers or shareholders of any Fund individually but are binding only upon the assets and property belonging to the Funds.

Part B.   INFORMATION REQUIRED IN A STATEMENT OF ADDITIONAL INFORMATION

Item 10.  COVER PAGE

          See the Cover Page of the Statement of Additional Information attached as Appendix B to this Part B of the Registration Statement (the "Statement of Additional Information").

Item 11.  TABLE OF CONTENTS

          See the Table of Contents of the Statement of Additional Information.

Item 12.  GENERAL INFORMATION AND HISTORY

          Not applicable.

Item 13.  INVESTMENT OBJECTIVES AND POLICIES

          See the section entitled "Investment Objectives, Policies and Restrictions" in the Statement of Additional Information.

Item 14.  MANAGEMENT OF THE FUND

          See the section entitled "Management of the Trust" in the Statement of Additional Information.

Item 15.  CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES

          See the section entitled "Management of the Trust" in the Statement of Additional Information.

Item 16.  INVESTMENT ADVISORY AND OTHER SERVICES

          See the section entitled "Investment Advisory and Other Services" and "Distribution and Servicing Plans" in the Statement of Additional Information.

Item 17.  BROKERAGE ALLOCATION

          See the section entitled "Portfolio Transactions and Brokerage" in the Statement of Additional Information.

Item 18.  CAPITAL STOCK AND OTHER SECURITIES

          See the Cover Page of the Private Placement Memorandum and the sections entitled "Description of the Trust"; "Redemptions" and "Income Dividends, Capital Gain Distributions and Tax Status" in the Statement of Additional Information.

Item 19.  PURCHASE, REDEMPTION AND PRICING OF SECURITIES BEING OFFERED

          See the sections entitled "How to Buy Shares" "Redemptions" and "Net Asset Value and Offering Price" in the Statement of Additional Information.

Item 20.  TAX STATUS

          See the section entitled "Income Dividends, Capital Gain Distributions and Tax Status" in the Statement of Additional Information.

Item 21.  UNDERWRITERS

          Not applicable.

Item 22.  CALCULATION OF PERFORMANCE DATA

          Not applicable.

Item 23.  FINANCIAL STATEMENTS

          See the section entitled "Financial Statements" in the Statement of Additional Information.

                                                            Appendix B to Part B


                             MARTIN CURRIE BUSINESS TRUST

                         STATEMENT OF ADDITIONAL INFORMATION


                                  SEPTEMBER 1, 1998


















     This Statement of Additional Information is not a prospectus. This Statement of Additional Information relates to the Martin Currie Business Trust Private Placement Memorandum dated September 1, 1998, and should be read in conjunction therewith. A copy of the Private Placement Memorandum may be obtained from Martin Currie Business Trust, c/o Martin Currie, Inc., Saltire Court, 20 Castle Terrace, Edinburgh, Scotland EH1 2ES (Attention: Timothy Hall), tel. 011-44-131-229-5252, fax 011-44-131-479-4747 or c/o Martin Currie Investor
Services, Inc., 53 Forest Avenue, Old Greenwich, Connecticut  06870 (Attention:
Steven Johnson), tel. 203-698-9031.

-------------------------------------------------------------------------------
                                  TABLE OF CONTENTS
-------------------------------------------------------------------------------


INVESTMENT OBJECTIVES, POLICIES AND RESTRICTIONS . . . . . . . . . . . . . . .1
MANAGEMENT OF THE TRUST. . . . . . . . . . . . . . . . . . . . . . . . . . . .5
INVESTMENT ADVISORY AND OTHER SERVICES . . . . . . . . . . . . . . . . . . . .9
DISTRIBUTION AND SERVICING PLANS . . . . . . . . . . . . . . . . . . . . . . 12
PORTFOLIO TRANSACTIONS AND BROKERAGE . . . . . . . . . . . . . . . . . . . . 12
DESCRIPTION OF THE TRUST . . . . . . . . . . . . . . . . . . . . . . . . . . 14
HOW TO BUY SHARES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
NET ASSET VALUE AND OFFERING PRICE . . . . . . . . . . . . . . . . . . . . . 17
REDEMPTIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
INCOME DIVIDENDS, CAPITAL GAIN DISTRIBUTIONS AND TAX STATUS. . . . . . . . . 18
FINANCIAL STATEMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20

-------------------------------------------------------------------------------
                  INVESTMENT OBJECTIVES, POLICIES AND RESTRICTIONS
-------------------------------------------------------------------------------

     The investment objective and policies of each series ("Fund") of Martin Currie Business Trust (the "Trust"), are summarized in the Private Placement Memorandum under "Investment Objectives and Policies" and "More Information About the Funds' Investments." The investment policies of each Fund set forth in the Private Placement Memorandum and in this Statement of Additional Information may be changed by the Trust's trustees, without shareholder approval except that any policy explicitly identified as "fundamental" may not be changed without the approval of the holders of a majority of the outstanding shares of the relevant Fund (which means the lesser of (i) 67% of the shares of that Fund represented at a meeting at which 50% of the outstanding shares are represented or (ii) more than 50% of the outstanding shares).

     In addition to its investment objective and policies set forth in the Private Placement Memorandum, the following investment restrictions are policies of each Fund (and those marked with an asterisk are fundamental policies of each Fund):

     Each Fund will not:

     *(1) Act as underwriter of securities issued by other persons, except to the extent that, in connection with the disposition of portfolio securities, it may be deemed to be an underwriter under certain federal securities laws.

     (2) Change its classification pursuant to Section 5(b) of the 1940 Act from a "diversified" management investment company to a "non-diversified" one without shareholder approval.

     *(3) Borrow money in excess of 10% of its total assets (taken at cost) or 5% of its total assets (taken at current value), whichever is lower, nor borrow any money except as a temporary measure for extraordinary or emergency purposes, however, any sale coupled with an agreement to repurchase or any Fund's use of reverse repurchase agreements and "dollar roll" arrangements shall not constitute borrowing by such Fund for purposes of this restriction.

     *(4) Purchase or sell real estate or interests in real estate, except that the Fund may purchase and sell securities that are secured by real estate or interests in real estate and may purchase securities issued by companies that invest or deal in real estate.

     *(5) Invest in commodities, except that the Fund may invest in financial futures contracts and options thereon, and options on currencies.

     *(6) Make loans to others, except through the purchase of qualified debt obligations, the entry into repurchase agreements and/or the making of loans of portfolio securities consistent with the Fund's investment objectives and policies.

     *(7) Purchase any securities which would cause more than 25% of the value of the Fund's total assets at the time of purchase to be invested in the securities of issuers conducting their principal business activities in the same industry; provided that there shall be no limit on the purchase of U.S. government securities, including securities issued by any agency or instrumentality of the U.S. government, and related repurchase agreements. The SEC takes the position that government securities of a single foreign country (including agencies and instrumentalities of such government, to the extent such obligations are backed by the assets and revenues of such government) are a separate industry for these purposes.

     *(8) Pledge, hypothecate, mortgage or otherwise encumber the Fund's assets except to secure borrowings and as margin or collateral for financial futures, swaps, and other negotiable transactions in the over-the-counter market.

     The Trust understands that the staff of the SEC deems certain transactions that a Fund may enter into to involve the issuance of a senior security unless certain cash, U.S. government securities, high grade debt instruments or other liquid securities are deposited in a segregated account or are otherwise covered. Such transactions include: short sales, reverse repurchase agreements, forward contracts, futures contracts and options thereon, options on securities and currencies, dollar rolls, and swaps, caps, floors and collars.

CONVERTIBLE SECURITIES

     Convertible securities are fixed income securities that may be converted at either a stated price or a stated rate into underlying shares of common stock. Convertible securities have general characteristics similar to both fixed income and equity securities. Although to a lesser extent than with fixed income securities generally, the market value of convertible securities tends to decline as interest rates increase and, conversely, tends to increase as interest rates decline. In addition, because of the conversion feature, the market value of convertible securities tends to vary with fluctuations in the market value of the underlying common stocks and, therefore, also will react to variations in the general market for equity securities.

     Like fixed income securities, convertible securities are investments which provide for a stable stream of income with generally higher yields than common stocks. Of course, like all fixed income securities, there can be no assurance of current income because the issuers of the convertible securities may default on their obligations. Convertible securities, however, generally offer lower interest or dividend yields than non-convertible securities of similar quality because of the potential for capital appreciation. A convertible security, in addition to providing fixed income, offers the potential for capital appreciation through the conversion feature, which enables the holder to benefit from increases in the market price of the underlying common stock. However, there can be no assurance of capital appreciation because securities prices fluctuate.

     Convertible securities generally are subordinated to other similar but non-convertible securities of the same issuer, although convertible bonds enjoy seniority in right of payment to all equity securities, and convertible preferred stock is senior to common stock of the same issuer. Because of the subordination feature, however, convertible securities typically have lower ratings than similar non-convertible securities.

BRADY BONDS

     The Emerging Americas Fund may invest in Brady Bonds of countries that have restructured or are in the process of restructuring their sovereign debt pursuant to the Brady Plan. "Brady Bonds" are debt securities issued under the framework of the Brady Plan, an initiative announced by former U.S. Treasury Secretary Nicholas F. Brady in 1989 as a mechanism for debtor nations to restructure their outstanding external commercial bank indebtedness. In restructuring its external debt under the Brady Plan framework, a debtor nation negotiates with its existing bank lenders as well as multilateral institutions such as the World Bank and the International Monetary Fund ("IMF"). The Brady Plan framework, as it has developed, contemplates the exchange of commercial bank debt for newly issued Brady Bonds. Brady Bonds may also be issued in respect of new money being advanced by existing lenders in connection with the debt restructuring. The World Bank and/or the IMF may support the restructuring by providing funds pursuant to loan agreements or other arrangements which enable the debtor nation to collateralize the new Brady Bonds or to repurchase outstanding bank debt at a discount.

     Brady Plan debt restructurings have been implemented to date in such countries as Mexico, Brazil, Costa Rica, Venezuela, Uruguay, Nigeria, Argentina and the Philippines. Investors should recognize that Brady Bonds have been issued only recently and, accordingly, do not have a long payment history. Agreements implemented under the Brady Plan to date are designed to achieve debt and debt service reduction through specific options negotiated by a debtor nation with its creditors. As a result, the financial packages offered by each country differ. The types of options have included the exchange of outstanding commercial bank debt for bonds issued at 100% of face value of such debt, which carry a below-market stated rate of interest (generally known as par bonds), bonds issued at a discount from the face value of such debt (generally known as discount bonds), bonds bearing an interest rate which increases over time and bonds issued in exchange for the advancement of new money by existing lenders. Regardless of the stated face amount and stated interest rate of the various types of Brady Bonds, the Fund will purchase Brady Bonds in secondary markets, as described below, in which the price and yield to the investor reflect market conditions at the time of purchase.

     Certain Brady Bonds have been collateralized as to principal due at maturity by U.S. Treasury zero coupon bonds with a maturity equal to the final maturity of such Brady Bonds. Collateral purchases are financed by the IMF, the World Bank and the debtor nations' reserves. In the event of a default with respect to collateralized Brady Bonds as a result of which the payment obligations of the issuer are accelerated, the U.S. Treasury zero coupon obligations held as collateral for the payment of principal will not be distributed to investors, nor will such obligations be sold and the proceeds distributed. The collateral will be held by the collateral agent to the scheduled maturity of the defaulted Brady Bonds, which will continue to be outstanding, at which time the face amount of the collateral will equal the principal payments which would have then been due on the Brady Bonds in the normal course. In addition, interest payments on certain types of Brady Bonds may be collateralized by cash or high grade securities in amounts that typically represent between 12 and 18 months of interest accruals on these instruments with the balance of the interest accruals being uncollateralized. Brady Bonds are often viewed as having the following valuation components: (i) the collateralized repayment of principal, if any, at final maturity, (ii) the collateralized interest payments, if any, (iii) the uncollateralized interest payments, and (iv) any uncollateralized repayment of principal at maturity (these uncollateralized amounts constitute the "residual risk"). In light of the residual risk of Brady Bonds and, among other factors, the history of defaults with respect to commercial bank loans by public and private entities of countries issuing Brady Bonds, investments in Brady Bonds are to be viewed as speculative. The Fund may purchase Brady Bonds with no, or limited, collateralization, and will be relying for payment of interest and (except in the case of principal collateralized Brady Bonds) principal primarily on the willingness and ability of the foreign government to make payment in accordance with the terms of the Brady Bonds. Brady Bonds issued to date are purchased and sold in secondary markets through U.S. securities dealers and other financial institutions and are generally maintained through European transnational securities depositories. Many of the Brady Bonds in which the Fund invests are likely to be acquired at a discount.

YANKEE BONDS

     The Funds may invest in U.S. dollar denominated bonds sold in the United States by non-U.S. issuers ("Yankee bonds"). As compared with bonds issued in the United States, such bond issues normally carry a higher interest rate but are less actively traded.

REPURCHASE AGREEMENTS

     Pursuant to guidelines adopted by the trustees of the Trust, each Fund may enter into repurchase agreements, by which the Fund purchases a security and obtains a simultaneous commitment from the seller (a bank or, to the extent permitted by the Investment Company Act of 1940 (the "1940 Act"), a recognized securities dealer) to repurchase the security at an agreed upon price and date (usually seven days or less from the date of original purchase). The resale price is in excess of the purchase price and reflects an agreed upon market rate unrelated to the coupon rate on the purchased security. Such transactions afford the Funds the opportunity to earn a return on temporarily available cash at minimal market risk. While the underlying security may be a bill, certificate of indebtedness, note or bond issued by an agency, authority or instrumentality of the United States Government, the obligation of the seller is not guaranteed by the U.S. Government and there is a risk that the seller may fail to repurchase the underlying security. In such event, the Fund would attempt to exercise rights with respect to the underlying security, including possible disposition in the market. However, the Fund may be subject to various delays and risks of loss, including (a) possible declines in the value of the underlying security during the period while the Fund seeks to enforce its rights thereto and (b) inability to enforce rights and the expenses involved in attempted enforcement. Pursuant to the guidelines, the Manager maintains an approved list of banks and non-bank dealers with which the Trust may engage in repurchase agreement transactions, and the Manager may propose changes to such list which are reviewed by the trustees of the Trust on at least a quarterly basis. Currently, State Street Bank and Trust Company is the only counterparty on the approved list.


-------------------------------------------------------------------------------
                               MANAGEMENT OF THE TRUST
-------------------------------------------------------------------------------

     The trustees and officers of the Trust and their principal occupations during the past five years are as follows:


     C. JAMES P. DAWNAY (*)[51]-- TRUSTEE AND PRESIDENT. Director of Corporate Development at Martin Currie Ltd. since 1992. Formerly, Director of Mercury Asset Management and Chairman of Mercury Fund Managers.



     PATRICK R. WILMERDING [55] -- TRUSTEE. 79 Milk Street, Room 907, Boston, MA 02109. Self-employed investment manager since 1993. Director of The Providence Journal. Formerly, Director of Lenox Capital and Division Executive of The First National Bank of Boston.



     SIMON D. ECCLES [63]-- TRUSTEE. 27 Chestnut Street, Boston, MA 02108. Chairman and Manager of Venturi Investment Trust.



     COLIN WINCHESTER [50]-- VICE PRESIDENT AND TREASURER. Director of Finance and Administration of Martin Currie Ltd. since 1997. Associated with Martin Currie Ltd. since 1994. Formerly director of Dunedin Development Co. Ltd, Dunedin Property

---------------
     (*) Trustees who are "interested persons" (as defined in the 1940 Act) of the Trust or the Manager.

Investment Co. Ltd, Dunedin Property Development Co. (Retail) Ltd, Dunedin Property Management Services, Ltd, Dunedin Property Development Co. Ltd, Dunedin Mortgage Co. Ltd, LAS Unit Trust Managers Ltd and LAS Investment Management Ltd.



     J. GRANT WILSON [35]-- VICE PRESIDENT. Director and head of North American Investment Team at Martin Currie Investment Management Ltd. Formerly a North American fund manager at Gartmore Investments.



     JULIAN M.C. LIVINGSTON [38]-- CLERK. Group Legal Director at Martin Currie Group since April 1997. Formerly Legal Executive and Compliance officer at Martin Currie Group since August 1992.


     Previous positions during the past five years with Martin Currie are omitted, if not materially different from the positions listed.


     The address of each trustee and officer of the Trust affiliated with Martin Currie is Saltire Court, 20 Castle Terrace, Edinburgh, Scotland EH1 2ES. The Trust pays no compensation to its officers or to the trustees listed above who are interested persons of the Trust. For the fiscal year ended April 30, 1998, Simon Eccles and Patrick Wilmerding were paid $10,000 each. Currently, the Trust pays both Messrs. Eccles and Wilmerding $10,000 per annum.


     As of the date hereof, the trustees and officers as a group owned less than 1% of the outstanding shares of each Fund.


     The following table sets forth the name, address and percentage ownership of the control persons and each other holder of 5% or more of a Fund's outstanding securities as of July 31, 1998. Other than those shareholders noted below, the Trust believes that no person or group owns, of record or beneficially, 5% or more of the shares of any Fund. A holder is deemed to control a Fund through possession of beneficial ownership, either directly or indirectly, of more than 25% of the Fund's shares:



   SHAREHOLDER              ADDRESS                   PERCENTAGE OF SHARES HELD
   -----------              -------                   -------------------------
GLOBAL GROWTH FUND

(Closed as of 6/30/98)

OPPORTUNISTIC EAFE FUND

API Retirement Income       1220 L Street NW               7.6
Plan                        Washington, D.C.  20005



National Geographic         1145 17th Street NW            8.6
Society                     Washington, D.C.  20036

Georgia Tech                225 N Avenue, NW               9.2
Foundation Inc.             Atlanta, GA  30332-0182

Lin Television Corp.        1 Richmond Square              5.4
Retirement Plan             Providence, RI  02906

Medtronics Inc.             7000 Central Ave, N.E.         9.9
                            Minneapolis, MN  55432

Southcoast Health           500 Washington Avenue          8.1
System                      Suite 1010
                            St. Louis, MO  63102

The Fresh Air Fund          1040 Avenue of the             12.5
                            Americas
                            New York, NY  10018

GLOBAL EMERGING
MARKETS FUND

State Universities          1901 Fox Drive                 99.9
Retirement System of        P.O. Box 2710
Illinois                    Champaign, IL  61825-
                            2710

JAPAN SMALL COMPANIES
FUND

CAAT Pension Plan           Suite 902                      5.3
                            50 Burnhamthorpe Road
                            West
                            Mississauga, Ontario
                            Canada L5B 3CZ

State Universities          1901 Fox Drive                 8.1
Retirement System of        P.O. Box 2710
Illinois                    Champaign, IL 61825-
                            2710


Vought Aircraft Co.         2301 West 120th Street         5.1
Employee Benefit            Mail Zone 152/N5-1
Account Fund                Hawthorne, CA  90250

Pennsylvania Public         P.O. Box 125                    29.0
Schools Employee            Harrisburg, PA 17108-
Retirement System           0125


Maine State Retirement      State House Station #46         7.5
System                      Augusta, ME  04333

EMERGING AMERICAS FUND

State Universities          1901 Fox Drive                  11.1
Retirement System Of        P.O. Box 2710
Illinois                    Champaign, IL 61825-
                            2710

Pennsylvania Public         P.O. Box 125                    25.9
Schools Employee            Harrisburg, PA 17108-
Retirement System           0125

CAAT Pension Plan           Suite 902                       5.5
                            50 Burnhamthorpe Road
                            West
                            Mississauga, Ontario
                            Canada LTB 3CZ

Maine State Retirement      State House Station #46         10.3
System                      Augusta, ME  04333


ASIA PACIFIC FUND


State Universities          1901 Fox Drive                  9.7
Retirement System of        P.O. Box 2710
Illinois                    Champaign, IL 61825-
                            2710



Pennsylvania Public         P.O. Box 125                    26.9
Schools Employee            Harrisburg, PA 17108-
Retirement System           0125

CAAT Pension Plan           Suite 902                       6.4
                            50 Burnhamthorpe Road
                            West
                            Mississauga, Ontario
                            Canada L5B 3CZ

Maine State                 State House Station #46         8.7
Retirement System           Augusta, ME  04333

EMEA FUND

Mayo Foundation Pension     200 SW 1st Street               5.6
Fund                        Rochester, MN  55905

Mayo Foundation General     200 SW 1st Street               5.9
Fund                        Rochester, MN  55905

Maine State Retirement      State House Station #46         12.9
System                      Augusta, ME  04333

Pennsylvania Public         P.O. Box 125                    28.7
Schools Employee            Harrisburg, PA 17108-
Retirement System           0125

State Universities          1901 Fox Drive                  13.9
Retirement System           P.O. Box 2710
of Illinois                 Champaign, IL 61825-
                            2710


--------------------------------------------------------------------------------
                        INVESTMENT ADVISORY AND OTHER SERVICES
--------------------------------------------------------------------------------

     ADVISORY AGREEMENTS Martin Currie serves as the investment adviser of each Fund under a separate investment advisory agreement dated May 23, 1994 and subsequently reapproved. Martin Currie is a wholly-owned subsidiary of Martin Currie, Ltd. Under each investment advisory agreement, Martin Currie manages the investment and reinvestment of the assets of the relevant Fund, subject to supervision by the trustees of the Trust. Martin

Currie furnishes, at its own expense, all necessary office space, facilities and equipment, services of executive and other personnel of the Fund and certain administrative services. For these services, the investment advisory agreements provide that each Fund shall pay Martin Currie a quarterly investment advisory fee as stated in the Private Placement Memorandum.

     Under each investment advisory agreement, if the total ordinary business expenses of a Fund or the Trust as a whole for any fiscal year exceed the lowest applicable limitation (based on percentage of average net assets or income) prescribed by any state in which the shares of the Fund or the Trust are qualified for sale, Martin Currie shall pay such excess. Presently, none of the Funds nor the Trust as a whole is subject to any such expense limitation, however.

     As described in the Private Placement Memorandum, Martin Currie has agreed to certain voluntary arrangements to limit Fund expenses. These arrangements may be modified or terminated by Martin Currie at any time.


     During each fiscal year from each Fund's commencement of operations to April 30, 1998, Martin Currie received the following amount of investment advisory fees from each Fund (before voluntary fee reductions and expense assumptions) and bore the following amounts of fee reductions and expense assumptions for each Fund:




                                                                                   Fee Waivers and
                                                          Advisory Fees for        Expense Limitations
                                Commencement              fiscal year ending       for fiscal year ending
Fund                            Of Operations                 April 30,                 April 30,
----                            -------------                 ---------                 ---------

                                                 1998        1997         1996         1998         1997        1996
                                                 ----        ----         ----         ----         ----        ----
Global Growth Fund                 6/15/94    $ 433,593   $ 375,240    $ 282,867     $33,589      $55,729    $107,235

Opportunistic EAFE Fund             7/1/94      934,444     786,120      655,301           0            0      51,287

Japan Small Companies Fund         8/15/94      712,359     797,216      603,494           0            0           0

Emerging Americas Fund             9/19/94    2,494,823   2,157,383      910,272           0      104,649     151,712

Asia Pacific Fund                  3/24/95      640,772   1,911,419    1,216,136      96,494      123,328     202,689

Global Emerging Markets Fund       2/14/97      518,048      77,760          N/A           0            0         N/A

EMEA Fund                          6/25/97      729,204         N/A          N/A           0          N/A         N/A


     Each investment advisory agreement provides that it will continue in effect for two years from its date of execution and thereafter from year to year if its continuance is approved at least annually (i) by the trustees of the Trust or by vote of a majority of the outstanding voting securities of the relevant Fund and
(ii) by vote of a majority of the
trustees who are not "interested persons" of the Trust, as that term is defined in the 1940 Act, cast in person at a meeting called for the purpose of voting on such approval. Any amendment to an advisory agreement must be approved by vote of a majority of the outstanding voting securities of the relevant Fund and by vote of a majority of the trustees who are not interested persons, cast in person at a meeting called for the purpose of voting on such approval. Each investment advisory agreement may be terminated without penalty by vote of the trustees or by vote of a majority of the outstanding voting securities of the relevant Fund, upon sixty days' written notice, or by Martin Currie upon sixty days' written notice, and each terminates automatically in the event of its assignment.

     Each advisory agreement provides that Martin Currie shall not be subject to any liability in connection with the performance of its services thereunder in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations and duties.

     Martin Currie acts as investment adviser to other registered investment companies and to numerous other corporate and fiduciary clients.

     Certain officers and trustees of the Trust also serve as officers, directors and trustees of other investment companies and clients advised by Martin Currie. The other investment companies and clients sometimes invest in securities in which the Funds also invest. If a Fund and such other investment companies or clients desire to buy or sell the same portfolio securities at the same time, purchases and sales may be allocated, to the extent practicable, on a pro rata basis in proportion to the amounts desired to be purchased or sold for each. It is recognized that in some cases the practices described in this paragraph could have a detrimental effect on the price or amount of the securities which a Fund purchases or sells. In other cases, however, it is believed that these practices may benefit the Funds. It is the opinion of the trustees that the desirability of retaining Martin Currie as adviser for the Funds outweighs the disadvantages, if any, which might result from these practices.

     CUSTODIAL ARRANGEMENTS State Street Bank and Trust Company ("State Street Bank"), Boston, Massachusetts 02110, provides certain administrative services to each Fund and serves as the Trust's custodian. As such, State Street Bank or sub-custodians acting at its direction hold in safekeeping certificated securities and cash belonging to the Funds and, in such capacity, are the registered owners of securities held in book entry form belonging to the Funds. Upon instruction, State Street Bank or such sub-custodians receive and deliver cash and securities of the Funds in connection with Fund transactions and collect all dividends and other distributions made with respect to Fund portfolio securities.

     With respect to securities obtained by the Trust through the Manager's investment quota granted by authorities in Taiwan, such purchases will be made through various sub-accounts, the custody of which will be maintained by the Hong Kong and Shanghai Banking

Corporation Limited, Taipei, acting on instructions from State Street Bank relating to order confirmation and the settlement of transactions.


     INDEPENDENT ACCOUNTANTS The Fund's independent accountants are PricewaterhouseCoopers LLP, 160 Federal Street, Boston, Massachusetts. PricewaterhouseCoopers LLP conducts an annual audit of the Trust's financial statements, assists in the preparation of the Funds' federal and state income tax returns and consults with the Funds as to matters of accounting and federal and state income taxation.



     AFFILIATED BROKER-DEALER Martin Currie Investor Services, Inc. ("MCIS") is under common control with the Manager and was registered with the National Association of Securities Dealers, Inc. on April 23, 1996. Investors may be solicited for investment in the Funds by MCIS and MCIS may charge a fee for these services. MCIS does not have custody of customer funds or securities.



--------------------------------------------------------------------------------
                           DISTRIBUTION AND SERVICING PLANS
--------------------------------------------------------------------------------

          The Trust has adopted a distribution and servicing plan pursuant to Rule 12b-1 under the Investment Company Act of 1940 for each Fund (the "Plans"). The Plans authorize the Manager to spend an amount of the advisory fees it collects from each Fund up to 0.25% per annum of the average monthly net assets of the Fund for activities or services primarily intended to result in the sale of shares of the relevant Fund or for the provision of personal services to shareholders of such Fund.


--------------------------------------------------------------------------------
                         PORTFOLIO TRANSACTIONS AND BROKERAGE
--------------------------------------------------------------------------------

     In placing orders for the purchase and sale of portfolio securities for each Fund, Martin Currie always seeks the best price and execution.
Transactions in unlisted securities are carried out through broker-dealers who make the primary market for such securities unless, in the judgment of Martin Currie, a more favorable price can be obtained by carrying out such transactions through other brokers or dealers.

     Martin Currie selects only brokers or dealers which it believes are financially responsible, will provide efficient and effective services in executing, clearing and settling an order and will charge commission rates which, when combined with the quality of the foregoing services, will produce best price and execution for the transaction. This does not necessarily mean that the lowest available brokerage commission will be paid. However, the commissions are believed to be competitive with generally prevailing rates. Martin Currie will use its best efforts to obtain information as to the general level of commission rates being charged by the brokerage community from time to time and will evaluate the overall reasonableness of brokerage commissions paid on transactions by reference to such data. In making such evaluation, all factors affecting liquidity and execution of the order, as well as the amount of the capital commitment by the broker in connection with the order, are taken into account. The Funds may pay a broker a commission at a higher rate than otherwise available for the same transaction in recognition of the value of research services provided by the broker or in recognition of the value of any other services provided by the broker.

     Receipt of research services from brokers may sometimes be a factor in selecting a broker which Martin Currie believes will provide best price and execution for a transaction. These research services include not only a wide variety of reports on such matters as economic and political developments, industries, companies, securities, portfolio strategy, account performance, daily prices of securities, stock and bond market conditions and projections, asset allocation and portfolio structure, but also meetings with management representatives of issuers and with other analysts and specialists. Although it is not possible to assign an exact dollar value to these services, they may, to the extent used, tend to reduce Martin Currie's expenses. Such services may be used by Martin Currie in servicing other client accounts and in some cases may not be used with respect to the Funds. Receipt of services or products other than research from brokers is not a factor in the selection of brokers.


     The following table sets forth for each fiscal year from each Fund's commencement of operations (shown below) through April 30, 1998 (1) the aggregate dollar amount of brokerage commissions paid on portfolio transactions during the period; (2) the dollar amount of transactions on which commissions were paid during such period that were directed to brokers providing research services ("directed transactions"); and (3) the dollar amount of commissions paid on directed transactions during such period:





                                                           Aggregate
                                                           Brokerage
                                                          Commissions
Commissions
                                  Commencement          for fiscal year               Directed     on Directed
      Fund                       of Operations          ending April 30,            Transactions   Transactions
      ----                       -------------          ----------------            ------------   ------------

                                                 1998        1997         1996
                                                 ----        ----         ----
Global Growth Fund                 6/15/94     $157,940    $117,102     $120,093         N/A          N/A

Opportunistic EAFE Fund             7/1/94      354,011     284,371      281,823         N/A          N/A

Japan Small Companies
 Fund                              8/15/94      123,592     136,976      293,649         N/A          N/A

Emerging Americas Fund             9/19/94      908,106     517,507      229,996         N/A          N/A



Asia Pacific Fund                  3/24/95      703,503   1,757,693    1,195,696         N/A          N/A

Global Emerging Markets
 Fund                              2/14/97      332,523     118,786          N/A         N/A          N/A

EMEA Fund                          6/25/97      342,376         N/A          N/A         N/A          N/A


--------------------------------------------------------------------------------
                               DESCRIPTION OF THE TRUST
--------------------------------------------------------------------------------

     The Trust, registered with the SEC as a diversified open-end management investment company, is organized as a Massachusetts business trust under the laws of Massachusetts by an Agreement and Declaration of Trust (the "Declaration of Trust") dated May 20, 1994, as amended.

     The Declaration of Trust permits the trustees to issue an unlimited number of full and fractional shares of each series. Each share of each Fund represents an equal proportionate interest in such Fund with each other share of that Fund and is entitled to a proportionate interest in the dividends and distributions from that Fund. The shares of each Fund do not have any preemptive rights. Upon termination of any Fund, whether pursuant to liquidation of the Trust or otherwise, shareholders of that Fund are entitled to share pro rata in the net assets of that Fund available for distribution to shareholders. The Declaration of Trust also permits the trustees to charge shareholders directly for custodial, transfer agency and servicing expenses.

     The assets received by each Fund for the issue or sale of its shares and all income, earnings, profits, losses and proceeds therefrom, subject only to the rights of creditors, are allocated to, and constitute the underlying assets of, that Fund. The underlying assets are segregated and are charged with the expenses with respect to that Fund and with a share of the general expenses of the Trust. Any general expenses of the Trust that are not readily identifiable as belonging to a particular Fund are allocated by or under the direction of the trustees in such manner as the trustees determine to be fair and equitable. While the expenses of the Trust are allocated to the separate books of account of each Fund, certain expenses may be legally chargeable against the assets of all Funds.

     The Declaration of Trust also permits the trustees, without shareholder approval, to issue shares of the Trust in one or more series, and to subdivide any series of shares into various classes of shares with such dividend preferences and other rights as the trustees may designate. While the trustees have no current intention to exercise this power, it is intended to allow them to provide for an equitable allocation of the impact of any future regulatory requirements which might affect various classes of shareholders differently, or to permit shares of a series to be distributed through more than one distribution channel, with the costs of the particular means of distribution (or costs of related services) to be borne by the shareholders who purchase through that means of distribution. The trustees may also, without shareholder approval, establish one or more additional separate portfolios for investments in the Trust or merge two or more existing portfolios. Shareholders' investments in such an additional or merged portfolio would be evidenced by a separate series of shares (i.e., a new "Fund").

     The Declaration of Trust provides for the perpetual existence of the Trust. The Trust or any Fund, however, may be terminated at any time by vote of at least two-thirds of the outstanding shares of each Fund affected. The Declaration of Trust further provides that the trustees may also terminate the Trust or any Fund upon written notice to the shareholders.

VOTING RIGHTS

     As summarized in the Private Placement Memorandum shareholders are entitled to one vote for each full share held (with fractional votes for each fractional share held) and may vote (to the extent provided in the Declaration of Trust) in the election of trustees and the termination of the Trust and on other matters submitted to the vote of shareholders.

     The Declaration of Trust provides that on any matter submitted to a vote of all Trust shareholders, all Trust shares entitled to vote shall be voted together irrespective of series or sub-series unless the rights of a particular series or sub-series would be affected by the vote, in which case a separate vote of that series or sub-series shall also be required to decide the question. Also, a separate vote shall be held whenever required by the 1940 Act or any rule thereunder. Rule 18f-2 under the 1940 Act provides in effect that a class shall be deemed to be affected by a matter unless it is clear that the interests of each class in the matter are substantially identical or that the matter does not affect any interest of such class. On matters affecting an individual series, only shareholders of that series are entitled to vote. Consistent with the current position of the SEC, shareholders of all series vote together, irrespective of series, on the election of trustees and the selection of the Trust's independent accountants, but shareholders of each series vote separately on other matters requiring shareholder approval, such as certain changes in fundamental investment policies of that series or the approval of the investment advisory agreement relating to that series.

     There will normally be no meetings of shareholders for the purpose of electing trustees except that, in accordance with the 1940 Act, (i) the Trust will hold a shareholders' meeting for the election of trustees at such time as less than a majority of the trustees holding office have been elected by shareholders, and (ii) if, as a result of a vacancy on the board of trustees, less than two-thirds of the trustees holding office have been elected by the shareholders, that vacancy may be filled only by a vote of the shareholders. In addition, trustees may be removed from office by a written consent signed by the holders of two-thirds of the outstanding shares and filed with the Trust's custodian or by a vote of the holders of two-thirds of the outstanding shares at a meeting duly called for that purpose, which meeting shall be held upon the written request of the holders of not less than 10% of the outstanding shares.

     Upon written request by the holders of shares having a net asset value constituting 1% of the outstanding shares stating that such shareholders wish to communicate with the other shareholders for the purpose of obtaining the signatures necessary to demand a meeting to consider removal of a trustee, the Trust has undertaken to provide a list of shareholders or to disseminate appropriate materials (at the expense of the requesting shareholders).

     Except as set forth above, the trustees shall continue to hold office and may appoint successor trustees. Voting rights are not cumulative.

     No amendment may be made to the Declaration of Trust without the affirmative vote of a majority of the outstanding shares of the Trust, except
(i) to change the Trust's name or to cure technical problems in the Declaration of Trust, (ii) to establish, change or eliminate the par value of any shares (currently all shares have no par value) and (iii) to issue shares of the Trust in one or more series, and to subdivide any series of shares into various classes of shares with such dividend preferences and other rights as the trustees may designate.

SHAREHOLDER AND TRUSTEE LIABILITY

     Under Massachusetts law shareholders could, under certain circumstances, be held personally liable for the obligations of the Fund of which they are shareholders. However, the Declaration of Trust disclaims shareholder liability for acts or obligations of each Fund and requires that notice of such disclaimer be given in each agreement, obligation or instrument entered into or executed by the Trust or the trustees. The Declaration of Trust provides for indemnification out of Fund property for all loss and expense of any shareholder held personally liable for the obligations of the Fund. Thus, the risk of a shareholder incurring financial loss on account of shareholder liability is considered remote since it is limited to circumstances in which the disclaimer is inoperative and the Fund itself would be unable to meet its obligations.

     The Declaration of Trust further provides that the trustees will not be liable for errors of judgment or mistakes of fact or law. However, nothing in the Declaration of Trust protects a trustee against any liability to which the trustee would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. The By-Laws of the Trust provide for indemnification by the Trust of the trustees and officers of the Trust except with respect to any matter as to which any such person did not act in good faith in the reasonable belief that such action was in or not opposed to the best interests of the Trust. No officer or trustee may be indemnified against any liability to the Trust or the Trust's shareholders to which such person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

--------------------------------------------------------------------------------
                                  HOW TO BUY SHARES
--------------------------------------------------------------------------------

     The procedures for purchasing shares of the Funds are summarized in the Private Placement Memorandum under "Purchase of Shares".

--------------------------------------------------------------------------------
                          NET ASSET VALUE AND OFFERING PRICE
--------------------------------------------------------------------------------

     The net asset value of the shares of each Fund is determined by dividing that Fund's total net assets (the excess of its assets over its liabilities) by the total number of shares of the Fund outstanding and rounding to the nearest cent. Such determination is made monthly and as of the close of regular trading on the New York Stock Exchange on any day on which an order for purchase or redemption of a Fund's shares is received that the Exchange is open for unrestricted trading. Equity securities listed on an established securities exchange or on the NASDAQ National Market System are normally valued at their last sale price on the exchange where primarily traded or, if there is no reported sale during the day, and in the case of over the counter securities not so listed, at the mean between the last bid and asked price. Other securities for which current market quotations are not readily available (including restricted securities, if any) and all other assets are taken at fair value as determined in good faith by the trustees, although the actual calculations may be made by persons acting pursuant to the direction of the trustees or by pricing services.

     Generally, trading in foreign securities markets is substantially completed each day at various times prior to the close of regular trading on the New York Stock Exchange. Occasionally, events affecting the value of foreign fixed income securities and of equity securities of non-U.S. issuers not traded on a U.S. exchange may occur between the completion of substantial trading of such securities for the day and the close of regular trading on the New York Stock Exchange, which events will not be reflected in the computation of a Fund's net asset value. If events materially affecting the value of any Fund's portfolio securities occur during such period, then these securities will be valued at their fair value as determined in good faith by or in accordance with procedures approved by the trustees.

--------------------------------------------------------------------------------
                                     REDEMPTIONS
--------------------------------------------------------------------------------

     The procedures for redemption of Fund shares are summarized in the Private Placement Memorandum under "How to Redeem Shares."

--------------------------------------------------------------------------------
             INCOME DIVIDENDS, CAPITAL GAIN DISTRIBUTIONS AND TAX STATUS
--------------------------------------------------------------------------------


     As described in the Private Placement Memorandum under "Distributions," it is the policy of each Fund to pay its shareholders, as dividends, substantially all net investment income, if any, and to distribute annually all net realized capital gains, if any, after offsetting any capital loss carryovers.


     Income dividends and capital gain distributions are payable in full and fractional shares of the particular Fund based upon the net asset value determined as of the close of regular trading on the New York Stock Exchange on the record date for each dividend or distribution. Shareholders, however, may elect to receive their distributions in cash. The election may be made at any time by submitting a written request directly to the Trust. In order for a change to be in effect for any dividend or distribution, it must be received by the Trust on or before the record date for such dividend or distribution.

     As required by federal law, detailed federal tax information will be furnished to each shareholder for each calendar year on or before January 31 of the succeeding year.

     Each Fund intends to qualify each year as a regulated investment company under Subchapter M of the Code. To the extent it qualifies for treatment as a regulated investment company, the Fund will not be subject to federal income tax on income paid to its shareholders in the form of dividends or capital gain distributions.


     Non-tax-exempt shareholders of each Fund will be subject to federal income taxes on distributions made by the Fund whether received in cash or additional shares of the Fund. Distributions by each Fund of net income and short-term capital gains, if any, will be taxable to shareholders as ordinary income. Distributions of long-term gains (generally taxed at a 20% rate) will be taxable to shareholders as such, regardless of how long a shareholder has held the shares in the Fund. Some 1998 distributions of gains realized in 1997 may be subject to tax at a 28% rate.



     Dividends and distributions on a Fund's shares are generally subject to federal income tax as described herein to the extent they do not exceed the Fund's realized income and gains, even though such dividends and distributions may economically represent a return of a particular shareholder's investment. Such distributions are likely to occur in respect of shares purchased at a time when the Fund's net asset value reflects gains that are either unrealized, or realized but not distributed.

     Redemptions and exchanges of each Fund's shares are taxable events and, accordingly, shareholders may realize gains and losses on these transactions.
If shares have been held for more than one year gain or loss realized will be long-term capital gain or loss, provided the shareholder holds the shares as a capital asset. However, if a shareholder sells Fund shares at a loss within six months after purchasing the shares, the loss will be treated as a long-term capital loss to the extent of any long-term capital gain distributions received by the shareholder. Furthermore, no loss will be allowed on the sale of Fund shares to the extent the shareholder acquired other shares of the same Fund within 30 days prior to the sale of the loss shares or 30 days after such sale.


     The Fund is generally required to withhold and remit to the U.S. Treasury 31% of all dividends from net investment income and capital gain distributions, whether distributed in cash or reinvested in shares of the Fund, paid or credited to any shareholder account for which an incorrect or no taxpayer identification number has been provided or where the Fund is notified that the shareholder has underreported income in the past (or the shareholder fails to certify that he is not subject to such withholding). In addition, the Fund will generally be required to withhold and remit to the U.S. Treasury 31% of the amount of the proceeds of any redemption of Fund shares from a shareholder account for which an incorrect or no taxpayer identification number has been provided.


     The Internal Revenue Service recently revised its regulations affecting the application to foreign investors of the back-up withholding and withholding tax rules described above. The new regulations will generally be effective for payments made after December 31, 1999 (although transition rules will apply).
In some circumstances, the new rules will increase the certification and filing requirements imposed on foreign investors in order to qualify for exemption from the 31% back-up withholding tax and for reduced withholding tax rates under income tax treaties. Foreign investors in a Fund should consult their tax advisors with respect to the potential application of these new regulations.



     A Fund's transactions in options, futures contracts, hedging transactions, forward contracts, straddles and foreign currencies will be subject to special tax rules (including constructive sale, mark-to-market, straddle, wash-sale and short-sale rules), the effect of which may be to accelerate income to the Fund, defer losses to the Fund, cause adjustments in the holding periods of the Fund's securities, convert long-term capital gains into short-term capital gains and convert short-term capital losses into long-term capital losses. These rules could therefore affect the amount, timing and character of distributions to shareholders.


     The Fund may be subject to foreign withholding taxes on income and gains derived from foreign investments. Such taxes would reduce the yield on the Fund's investments, but, as discussed in the Private Placement Memorandum, may be taken as either a deduction or a credit by U.S. citizens and corporations.

     The foregoing is a general and abbreviated summary of the applicable provisions of the Code and regulations currently in effect. For the complete provisions, reference should be made to the pertinent Code sections and regulations. The Code and regulations are subject to change by legislative or administrative action.


     Dividends and distributions also may be subject to foreign, state and local taxes. Shareholders are urged to consult their tax advisers regarding specific questions as to foreign, federal, state or local taxes.


     The foregoing discussion relates solely to U.S. federal income tax law. Non-U.S. investors should consult their tax advisers concerning the tax consequences of ownership of shares of the Fund, including the possibility that distributions may be subject to a 30% United States withholding tax (or a reduced rate of withholding provided by treaty).

--------------------------------------------------------------------------------
                                 FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

     The financial statements of each Fund for the fiscal year ended April 30, 1998 included in this Statement of Additional Information (see "Financial Statements" below) have been included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                            MARTIN CURRIE BUSINESS TRUST
                                     EMEA FUND








                                   ANNUAL REPORT

                                   APRIL 30, 1998

                                                               MCBT EMEA FUND
-----------------------------------------------------------------------------
                                                    PROFILE AT APRIL 30, 1998


OBJECTIVE      Capital appreciation through investment primarily in equity securities of issuers located in the emerging markets and developing economies in Central and Eastern Europe, the Middle
               East and Africa.

LAUNCH DATE    June 25, 1997

FUND SIZE      $78.9m

PERFORMANCE    Total return from June 25, 1997 through April 30, 1998

               -    MCBT - EMEA Fund (excluding all transaction fees)   +10.7%
               -    MCBT - EMEA Fund (including all transaction fees)    +8.0%
               - The Morgan Stanley Capital International - EMEA +10.6% (from July 1, 1997 through April 30, 1998)

               The graph below represents the total return of the portfolio including all transaction fees versus the Morgan Stanley Capital International EMEA Index from July 1, 1997 through April 30, 1998.

               -    MCBT - EMEA Fund (excluding all transaction fees)    +10.5%
               -    MCBT - EMEA Fund (including all transaction fees)     +7.7%
               -    The Morgan Stanley Capital International - EMEA      +10.6%

FUND IG07
                      7/1/97 (a)      10/31/97      4/30/98
MCBT EMEA Fund          $10,000        $9,887       $10,774
MSCI EMEA Free Index    $10,000        $9,400       $11,061


(a) Performance for the benchmark is not available from June 25, 1997 (commencement of investment operations). For that reason, performance is shown from July 1, 1997.

                                                               MCBT EMEA FUND

-----------------------------------------------------------------------------
                                                    PROFILE AT APRIL 30, 1998


PORTFOLIO
COMMENTS This new fund, launched on June 25, 1997, aims to exploit the investment opportunities in emerging markets which include Eastern & Central Europe, Russia, Central Asia, Mediterranean Europe, Africa and the Middle East. We established the fund because we saw:
                -    Market growth due to privatisations and new listings
                -    Increasing levels of FDI (Foreign Direct Investment)
                -    Accelerating consumption and exports
                -    Development of indigenous savings markets

                BENCHMARK
                The MSCI EMEA Index has only recently been established. It is dominated by South Africa (42%) - Russia (15.4%), Greece (13.6%), Turkey (9.5%) and Israel (8.5%) are the other major constituents.

                INVESTMENT APPROACH
                We are underweighted in those countries which are most dependent on foreign capital inflows. Chief among these is RUSSIA (just 3% of the portfolio) where a spiraling budget deficit could provoke a currency crisis. The SOUTH AFRICAN rand is also vulnerable given weak prices for the country's commodity exports and low foreign currency reserves. Our South African portfolio (19%) is designed to benefit from corporate restructuring and demutualisation of the two giant insurance companies.

                In the next twelve months, we expect the best returns to come from markets such as GREECE (9%) and ISRAEL (16%) where falling interest rates will encourage local investors to switch from cash and fixed interest into equities. TURKEY (13%) should benefit from a similar trend in the short term, although sustained progress will depend on tough structural reforms.

INVESTMENT      Chris Butler manages the MCBT EMEA Fund.
MANAGER
PROFILE         Chris graduated from Edinburgh University in 1989 with a
                degree in French with European History.  He joined Martin
                Currie's Continental European team in 1989 and moved to the UK investment team in 1991. Chris was appointed investment manager in 1993, and became asset controller in the emerging markets team in 1995. He is a member of the Institute of Investment Management and Research.

                The Global Asset Allocation Committee sets limits for regional allocation. The managers of the funds are responsible for the selection of countries within those regions, sectors, and stocks.

                                                               MCBT EMEA FUND

-----------------------------------------------------------------------------
                                                    PROFILE AT APRIL 30, 1998

ASSET ALLOCATION
 (% of net assets)

            EMEA                         IG07
            ----                         ----
            Africa                       21%
            Europe                       25%
            Middle East                  47%
            Other Net Assets              7%
                                        ----
            TOTAL:                      100%

LARGEST HOLDINGS
BY REGION/COUNTRY



            MIDDLE EAST                                       % OF NET ASSETS
            Carsi Buyuk Magazacilik                 (Turkey)         3.5
            Teva Pharmaceutical Industries
            Limited, ADR                            (Israel)         3.3
            Dogan Sirketler Gruba Holding A.S.      (Turkey)         3.0
            Orbotech Limited                        (Israel)         2.8

            AFRICA

            Anglo American Corporation              (South Africa)   3.9
            Liberty Life Association of Africa      (South Africa)   3.5
            South African Breweries Limited         (South Africa)   3.0

            EUROPE

            Alpha Credit Bank, GDR                  (Greece)         4.3
            Pliva D.D., GDR                         (Croatia)        2.8
            Lukoil Holding, ADR                     (Russia)         2.2

                                       3

                                                               MCBT EMEA FUND

-----------------------------------------------------------------------------
                                                      SCHEDULE OF INVESTMENTS
                                                               APRIL 30, 1998


                                                   SHARES            VALUE
                                                   ------            -----

COMMON STOCKS AND WARRANTS - 93.1%
AFRICA - 21.4%
  KENYA - 0.9%
    KENYA AIRWAYS                                  4,308,244       $   500,959
    KENYA COMMERCIAL BANK                            184,644           214,702
                                                                   -----------
    TOTAL KENYA - (COST $844,747)                                      715,661
                                                                   -----------
 MAURITIUS - 1.6%
    MAURITIUS COMMERCIAL BANK                        262,083         1,266,368
                                                                   -----------
    TOTAL MAURITIUS - (COST $1,182,249)                              1,266,368
                                                                   -----------
 SOUTH AFRICA - 18.7%
    ANGLO AMERICAN CORPORATION                        51,700         3,058,627
    BARLOW LIMITED                                   153,000         1,478,838
    LIBERTY LIFE ASSOCIATION OF AFRICA                81,900         2,771,053
    NAMPAK LIMITED                                   421,000         1,815,948
    RMB HOLDINGS LIMITED                             368,000         1,201,424
    SASOL                                            207,500         2,093,886
    SOUTH AFRICAN BREWERIES LIMITED                   71,000         2,382,588
                                                                   -----------
    TOTAL SOUTH AFRICA - (COST $13,986,236)                         14,802,364
                                                                   -----------
   ZIMBABWE - 0.2%
    TRANS ZAMBEZI INDUSTRIES, ZDR                    640,000           127,251
                                                                   -----------
    TOTAL ZIMBABWE - (COST $575,186)                                   127,251
                                                                   -----------
 TOTAL AFRICA - (COST  $16,588,418)                                 16,911,644
                                                                   -----------

 EUROPE - 24.8%
    CROATIA - 2.8%
    PLIVA D.D., GDR                                  123,000         2,204,160
                                                                   -----------
    TOTAL CROATIA - (COST $1,951,158)                                2,204,160
                                                                   -----------
    GREECE - 8.6%
    ALPHA CREDIT BANK, GDR                            32,500         3,427,494
    ATTICA ENTERPRISES SA, GDR                        80,000         1,335,920
    HELLENIC TECHNODOMIKI, GDR                        63,585           498,543
    SARANTIS SA                                       96,340         1,498,466
                                                                   -----------
    TOTAL GREECE - (COST $5,244,320)                                 6,760,423
                                                                   -----------
    HUNGARY - 4.9%
    GRABOPLAST TEXTILE                                22,000           834,222
    MAGYAR OLAJ-ES GAZIPARI RT., GDS                  56,500         1,724,380
    OTP BANK, GDR                                     28,000         1,346,800
                                                                   -----------
    TOTAL HUNGARY - (COST $3,470,464)                                3,905,402
                                                                   -----------


See notes to financial statements.

                                                               MCBT EMEA FUND

-----------------------------------------------------------------------------
                                                      SCHEDULE OF INVESTMENTS
                                                               APRIL 30, 1998



                                                   SHARES          VALUE
                                                   ------          -----

EUROPE - CONTINUED
 IRELAND - 1.8%
  FOREIGN & COLONIAL ROMANIAN *                      140,000       $ 1,435,000
                                                                   -----------
  TOTAL IRELAND - (COST $1,414,000)                                  1,435,000
                                                                   -----------

 POLAND - 2.3%
  BANK HANDLOWY W. WARSZAWIE, GDR *                   54,000         1,030,320
  IZOLACJA A.S.                                       10,500           763,580
                                                                   -----------
  TOTAL POLAND - (COST $1,521,466)                                   1,793,900
                                                                   -----------
 RUSSIA - 3.0%
  BRUNSWICK RUSSIAN GROWTH FUND *                      2,465           570,457
  LUKOIL HOLDING, ADR                                 26,000         1,768,000
                                                                   -----------
  TOTAL RUSSIA - (COST $2,850,000)                                   2,338,457
                                                                   -----------
 UNITED KINGDOM - 1.4%
  ORYX FUND *                                         65,000         1,137,500
                                                                   -----------
  TOTAL UNITED KINGDOM - (COST $1,196,577)                           1,137,500
                                                                   -----------
TOTAL EUROPE - (COST  $17,647,985)                                  19,574,842
                                                                   -----------
MIDDLE EAST - 46.9%
 BAHRAIN - 1.5%
  ARAB INSURANCE GROUP, BSC, GDR *                    95,000         1,216,000
                                                                   -----------
  TOTAL BAHRAIN - (COST $1,498,500)                                  1,216,000
                                                                   -----------
 CYPRUS - 2.4%
  BANK OF CYPRUS LIMITED                             126,313           938,971
  CYPRUS POPULAR BANK                                120,238           932,673
                                                                   -----------
  TOTAL CYPRUS - (COST $1,460,047)                                   1,871,644
                                                                   -----------
 EGYPT - 9.1%
  COMMERCIAL INTERNATIONAL BANK, GDR                  73,730         1,264,870
  INTERNATIONAL FOODS COMPANY *                       15,000           291,730
  MISR ELGEDIDA FOR HOUSE & RECO *                    12,250         1,580,645
  MISR FREE SHOPS *                                   85,000           952,449
  NASR (EL) CITY FOR HOUSING & CONSTRUCTION           32,090         1,966,712
  NORTH CAIRO MILLS                                    6,865           158,559
  SUEZ CEMENT                                         45,998           957,730
                                                                   -----------
  TOTAL EGYPT - (COST $8,080,890)                                    7,172,695
                                                                   -----------


See notes to financial statements.
                                       5

                                                               MCBT EMEA FUND

-----------------------------------------------------------------------------
                                                      SCHEDULE OF INVESTMENTS
                                                               APRIL 30, 1998



                                                     SHARES        VALUE
                                                     ------        -----

MIDDLE EAST - CONTINUED
 ISRAEL - 16.1%
  BANK HAPOALIM LIMITED                              700,000       $ 1,876,215
  BANK HAPOALIM LIMITED, WARRANTS 08/05/1998 *       214,637           267,079
  BANK LEUMI LE-ISRAEL                               900,000         1,642,194
  BANQUE INTERNATIONALE DE ARABE (a) *               125,000         1,375,000
  ECI TELECOMMUNICATIONS                              45,500         1,387,750
  NICE-SYSTEMS LIMITED, ADR *                         31,260         1,344,180
  ORBOTECH LIMITED *                                  61,000         2,203,625
  TEVA PHARMACEUTICAL INDUSTRIES LIMITED, ADR         61,000         2,607,750
                                                                   -----------
  TOTAL ISRAEL - (COST $12,250,760)                                 12,703,793
                                                                   -----------
 JORDAN - 4.5%
  ARAB BANK GROUP                                      3,200         1,574,139
  JORDAN CEMENT FACTORIES                            306,000         1,075,193
  JORDAN PHOSPHATE MINES                             201,000           861,631
                                                                   -----------
  TOTAL JORDAN - (COST $4,080,003)                                   3,510,963
                                                                   -----------
 TURKEY - 13.3%
  AKBANK T.A.S.                                   16,960,000         1,441,888
  AKSIGORTA A.S.                                  26,747,000         1,979,674
  CARSI BUYUK MAGAZACILIK                          4,500,000         2,790,558
  DOGAN SIRKETLER GRUBA HOLDING A.S.              41,000,000         2,337,468
  HURRIYET GAZETECILIK VE MATBAACILIK A.S.        52,292,000         1,966,573
                                                                   -----------
  TOTAL TURKEY - (COST $7,530,397)                                  10,516,161
                                                                   -----------
TOTAL MIDDLE EAST - (COST  $34,900,597)                             36,991,256
                                                                   -----------
TOTAL COMMON STOCKS AND WARRANTS - (COST  $69,137,000)+             73,477,742
                                                                   -----------
TOTAL INVESTMENTS - (COST  $69,137,000) - 93.1%                     73,477,742
CASH, RECEIVABLES AND OTHER ASSETS, LESS LIABILITIES - 6.9%          5,460,439
                                                                   -----------
NET ASSETS - 100.0%                                               $ 78,938,181
                                                                  ------------
                                                                  ------------

*    Non-income producing security.
(a) Security exempt from registration under Rule 144A of the Securities Act of 1933. These securities may be resold in transactions exempt from registration, normally to qualified institutional buyers. At the period end, the value of these securities amounted to $1,375,000 of 1.7% of net assets.
+ Percentages of long term investments are presented in the portfolio by country. Percentages of long term investments by industry are as follows:
     Air Travel 0.6%, Banks 23.6%, Brewery 3.0%, Building Construction 3.5%, Cement 2.6%, Containers & Glass 2.3%, Diversified 5.8%, Drugs & Health Care 6.1%, Electronics 2.8%, Financial Services 5.4%, Food & Beverages 0.6%, Household Products 1.9%, Insurance 7.6%, Investment Companies 2.5%, Manufacturing 1.0%, Mining 1.1%, Miscellaneous 3.2%, Mobile Homes 2.5%, Mutual Funds 1.4%, Newspapers 2.5%, Oil & Gas 4.4%, Retail 3.5%, Telecommunications Equipment 3.5%, Transportation 1.7%.


ADR  American Depositary Receipts.
GDR  Global Depositary Receipts.
GDS  Global Depositary Shares.
ZDR  Zimbabwe Depositary Receipts.

See notes to financial statements.

                                                               MCBT EMEA FUND

-----------------------------------------------------------------------------
                                          STATEMENT OF ASSETS AND LIABILITIES
                                                               APRIL 30, 1998


ASSETS

  Investments in securities, at value
     (cost $69,137,000) (Note B)                                 $ 73,477,742

  Foreign currency, at value (cost $4,429,853) (Note B)             4,438,776

  Receivable for investments sold                                   6,552,601

  Receivable for currency sold                                      4,703,875

  Dividend and interest receivable                                     89,823

  Prepaid insurance expense                                             8,887
                                                                 ------------
     TOTAL ASSETS                                                  89,271,704
                                                                 ------------

LIABILITIES

  Payable for investments purchased                                   149,991

  Payable for foreign currency purchased                            4,732,014

  Payable to custodian bank                                         5,133,342

  Management fee payable (Note C)                                     294,392

  Administration fee payable (Note C)                                   5,442

  Trustees fees payable (Note C)                                          685

  Accrued expenses and other liabilities                               17,657
                                                                 ------------
     TOTAL LIABILITIES                                             10,333,523
                                                                 ------------
TOTAL NET ASSETS                                                 $ 78,938,181
                                                                 ------------
                                                                 ------------

COMPOSITION OF NET ASSETS:

  Paid-in-capital                                                $ 72,524,213

  Undistributed net investment income                                 156,324

  Accumulated net realized gain on investment and foreign
     currency transactions                                          1,941,060

  Net unrealized appreciation on investment and foreign
     currency transactions                                          4,316,584
                                                                 ------------
TOTAL NET ASSETS                                                 $ 78,938,181
                                                                 ------------
                                                                 ------------
NET ASSET VALUE PER SHARE
  ($78,938,181/ 7,272,647 shares
      of beneficial interest outstanding)                        $     10.85
                                                                 ------------
                                                                 ------------




See notes to financial statements.

                                                               MCBT EMEA FUND

-----------------------------------------------------------------------------
                                                      STATEMENT OF OPERATIONS
                                        JUNE 25, 1997* THROUGH APRIL 30, 1998



INVESTMENT INCOME

  Interest income                                               $  335,935

  Dividend income                                                1,025,904

  Foreign taxes withheld                                           (20,025)
                                                                -----------
     TOTAL INVESTMENT INCOME                                      1,341,814
                                                                -----------
EXPENSES

  Management fee (Note C)                                           729,204

  Custodian fee                                                     127,481

  Administration fee (Note C)                                        39,002

  Audit fee                                                          19,002

  Legal fees                                                          4,073

  Transfer agent fee                                                  6,233

  Trustees fees (Note C)                                              1,361

  Miscellaneous expenses                                              7,852
                                                                -----------
     TOTAL EXPENSES                                                 934,208
                                                                -----------
NET INVESTMENT INCOME                                               407,606
                                                                -----------

REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS AND FOREIGN CURRENCY

  Net realized gain on investments                                3,158,791

  Net realized loss on foreign currency transactions               (114,819)

  Net unrealized appreciation (depreciation) on:

     Investments                                                  4,340,742

     Foreign currency transactions                                  (24,158)
                                                                -----------
NET GAIN ON INVESTMENTS AND FOREIGN CURRENCY TRANSACTIONS         7,360,556
                                                                -----------
NET INCREASE IN NET ASSETS FROM OPERATIONS                      $ 7,768,162
                                                                -----------
                                                                -----------

----------------------------------------------------------------------------

*Commencement of investment operations.




See notes to financial statements.

                                                               MCBT EMEA FUND

-----------------------------------------------------------------------------
                                           STATEMENT OF CHANGES IN NET ASSETS
                                        JUNE 25, 1997* THROUGH APRIL 30, 1998



NET ASSETS AT BEGINNING OF PERIOD                               $         0
                                                                -----------
INCREASE IN NET ASSETS FROM OPERATIONS:

  Net investment income                                             407,606

  Net realized gain on investment transactions                    3,158,791

  Net realized loss on foreign currency transactions               (114,819)

  Net unrealized appreciation (depreciation) on:

     Investments                                                  4,340,742

     Foreign currency transactions                                  (24,158)
                                                                ------------
  Net increase in net assets from operations                       7,768,162
                                                                ------------

DISTRIBUTIONS TO SHAREHOLDERS FROM:

  Net investment income                                             (138,147)

  Net realized gains                                              (1,216,047)
                                                                -------------
  Total distributions                                             (1,354,194)
                                                                -------------
CAPITAL SHARE TRANSACTIONS:

  Net proceeds from sales of shares                                84,237,826

  Reinvestment of dividends and distributions to shareholders       1,345,957

  Cost of shares repurchased                                      (13,910,000)

  Paid in capital from subscription and redemption fees               850,430
                                                                -------------
  Total increase in net assets from capital share transactions     72,524,213
                                                                -------------
NET INCREASE IN NET ASSETS                                         78,938,181
                                                                -------------

NET ASSETS at end of period (includes undistributed net
  investment income of $156,324)                                 $ 78,938,181
                                                                -------------
                                                                -------------
OTHER INFORMATION:

CAPITAL SHARE TRANSACTIONS:

  Shares sold                                                       8,454,754

  Shares issued in reinvestment of distributions to shareholders      140,350

  Less shares repurchased                                          (1,322,457)
                                                                -------------
  Net share transactions                                            7,272,647
                                                                -------------
                                                                -------------

-----------------------------------------------------------------------------

*Commencement of investment operations



See notes to financial statements.

                                                               MCBT EMEA FUND

-----------------------------------------------------------------------------
                                                         FINANCIAL HIGHLIGHTS
                                                      FOR A SHARE OUTSTANDING
                                        JUNE 25, 1997* THROUGH APRIL 30, 1998




PER SHARE OPERATING PERFORMANCE
-------------------------------
Net asset value, beginning of period                            $      10.000
                                                                --------------
Net investment income                                                   0.041

Net realized and unrealized loss on investment
  and foreign currency transactions                                     0.887
                                                                --------------
Total from investment operations                                        0.928
                                                                --------------
Less distributions:

      Net investment income                                            (0.020)
      Net realized gains                                               (0.175)
                                                                --------------
Total distributions                                                    (0.195)
                                                                --------------
Paid in capital from subscription and redemption fees (Note B)          0.117
                                                                --------------

Net asset value, end of period                                  $      10.850
                                                                --------------
                                                                --------------

TOTAL INVESTMENT RETURN (1) (2)                                         10.71%
------------------------------                                  --------------
                                                                --------------


RATIOS AND SUPPLEMENTAL DATA
----------------------------
Net assets, end of period                                        $ 78,938,181

Operating expenses, net, to average net assets (Note C)                  1.93%(3)

Operating expenses, gross, to average net assets (Note C)                1.93%(3)

Net investment income (loss) to average net assets                       0.84%(3)

Portfolio turnover rate                                                    81%

-------------------------------------------------------------------------------

*    Commencement of investment operations.
(1) Total return at net asset value assuming all distributions reinvested and no purchase premiums or redemption fees.
(2)  Periods less than one year are not annualized.
(3)  Annualized.


See notes to financial statements.

                                                               MCBT EMEA FUND

-----------------------------------------------------------------------------
                                                NOTES TO FINANCIAL STATEMENTS

NOTE A - ORGANIZATION

Martin Currie Business Trust ("MCBT") (the "Trust") is registered under the Investment Company Act of 1940, as amended (the 1940 Act), as an open-end management investment company organized as a Massachusetts business trust on May 20, 1994. The Trust offers seven funds which have differing investment objectives and policies: Global Growth Fund, Opportunistic EAFE Fund, Global Emerging Markets Fund, Japan Small Companies Fund, Emerging Americas Fund, Emerging Asia Fund and EMEA Fund, (the "Funds"). The MCBT EMEA Fund (the "Fund") commenced investment operations on June 25, 1997. The Fund's Declaration of Trust permits the Board of Trustees to issue an unlimited number of full and fractional shares of beneficial interest, without par value.

NOTE B - SIGNIFICANT ACCOUNTING POLICIES

The following is a summary of significant accounting policies followed by the Fund in the preparation of its financial statements.

VALUATION OF INVESTMENTS - The Fund's portfolio securities traded on a securities exchange are valued at the last quoted sale price, or, if no sale occurs, at the mean of the most recent quoted bid and asked prices. Unlisted securities for which market quotations are readily available are valued at the mean of the most recent quoted bid and asked prices. Prices for securities which are primarily traded in foreign markets are furnished by quotation services expressed in the local currency's value and are translated into U.S. dollars at the current rate of exchange. Short-term securities and debt securities with a remaining maturity of 60 days or less are valued at their amortized cost. Options and futures contracts are valued at the last sale price on the market where such options or futures contract is principally traded. Options traded over-the-counter are valued based upon prices provided by market makers in such securities or dealers in such currencies. Securities for which current market quotations are unavailable or for which quotations are not deemed by the investment adviser to be representative of market values are valued at fair value as determined in good faith by the Trustees of the Fund, or by persons acting pursuant to procedures established by the Trustees.

REPURCHASE AGREEMENTS - In connection with transactions in repurchase agreements, the Fund's custodian takes possession of the underlying collateral securities, the value or market price of which is at least equal to the principal amount, including interest, of the repurchase transaction. To the extent that any repurchase transaction exceeds one business day, the value of the collateral is marked-to-market on a daily basis to ensure the adequacy of the collateral. In the event of default of the obligation to repurchase, the Fund has the right to liquidate the collateral and apply the proceeds in satisfaction of the obligation. Under certain circumstances, in the event of default or bankruptcy by the other party to the agreement, realization and/or retention of the collateral or proceeds may be subject to legal proceedings that could delay or increase the cost of such realization or retention.

INVESTMENT TRANSACTIONS - Investment security transactions are recorded on the date of purchase or sale. Realized gains and losses from security transactions are determined on the basis of identified cost.

INVESTMENT INCOME - Dividend income is recorded on the ex-dividend date. Interest income is accrued as earned. Investment income is recorded net of foreign taxes withheld where recovery of such taxes is uncertain.

FOREIGN CURRENCY TRANSLATIONS - The records of the Fund are maintained in U.S. dollars. Foreign currency amounts are translated into U.S. dollars at a current rate of exchange of such currency to determine the value of investments, other assets and liabilities on the date of any determination of net asset value of the Fund. Purchases and sales of securities and income and expenses are converted at the prevailing rate of exchange on the respective dates of such transactions.

The Fund may realize currency gains or losses between the trade and settlement dates on security transactions. To minimize such currency gains or losses, the Fund may enter into forward foreign currency contracts.

The net U.S. dollar value of foreign currency underlying all contractual commitments held by the Fund on each day and the resulting net unrealized appreciation, depreciation and related net receivable or payable amounts are determined by using forward currency exchange rates supplied by a quotation service.

                                                               MCBT EMEA FUND

-----------------------------------------------------------------------------
                                    NOTES TO FINANCIAL STATEMENTS (Continued)

FOREIGN CURRENCY TRANSLATIONS (CONTINUED) - Reported net realized gains and losses on foreign currency transactions represent net gains and losses from sales and maturities of forward currency contracts, disposition of foreign currencies, currency gains and losses realized between the trade and settlement dates on security transactions, and the difference between the amount of net investment income accrued and the U.S. dollar amount actually received. The effects of changes in foreign currency exchange rates on investments in securities are not segregated in the Statement of Operations from the effects of changes in market prices of those securities, and are included with the net realized and unrealized gain or loss on investment securities.

FORWARD FOREIGN CURRENCY CONTRACTS - A forward foreign currency contract ("Forward") is an agreement between two parties to buy and sell a currency at a set price on a future date. The market value of the Forward fluctuates with changes in currency exchange rates. The Forward is marked-to-market daily and the change in the market value is recorded by the Fund as an unrealized gain or loss. When the Forward is closed, the Fund records a realized gain or loss equal to the difference between the value at the time it was opened and the value at the time it was closed. The Fund may enter into Forwards in connection with planned purchases and sales of securities, to hedge specific receivables or payables against changes in future exchange rates or to hedge the U.S. dollar value of portfolio securities denominated in a foreign currency. There were no open forward foreign currency contracts at April 30, 1998.

Although forward currency contracts limit the risk of loss due to a decline in the value of hedged currency, they also limit any potential gain that might result should the value of the currency increase. In addition, the Funds could be exposed to additional risks if the counterparties to the contracts are unable to meet the terms of their contracts.

EXPENSES - Expenses directly attributable to the Fund are charged to the Fund. Expenses not directly attributable to a particular Fund are either split evenly among the affected Funds, allocated on the basis of relative average net assets, or otherwise allocated among the Funds as the Board of Trustees may direct or approve.

DISTRIBUTIONS TO SHAREHOLDERS - The Fund declares and distributes dividends from net investment income, if any, and distributes its net realized capital gains, if any, at least annually. All distributions will be reinvested in shares of the Fund at the net asset value unless the shareholder elects in the subscription agreement either to receive cash in respect of all distributions or to receive cash with respect to distributions of income and to reinvest in shares of the Fund with respect to distributions of realized capital gains. Income and capital gain distributions are determined in accordance with income tax regulations which may differ from generally accepted accounting principles. These differences are primarily due to differing treatments for passive foreign investment companies (PFIC's), foreign currency transactions, losses deferred due to wash sales, post October 31 losses and excise tax regulations. Permanent book and tax differences relating to shareholder distributions will result in reclassifications to paid-in-capital. Distributions are recorded on the ex-dividend date.

PURCHASES AND REDEMPTIONS OF FUND SHARES - There is a purchase premium for cash investments into the Fund of 1.25% of the amount invested and a redemption fee on cash redemptions of 1.25% of the amount redeemed. All purchase premiums and redemption fees are paid to and retained by the Fund and are recorded as paid-in-capital by the Fund. These fees are intended to offset brokerage and transaction costs arising in connection with the purchase and redemption. The purchase and redemption fees may be waived by the Manager, however, if these brokerage and transaction costs are minimal or in other circumstances at the Manager's discretion. For the period ended April 30, 1998, $676,555 was collected in purchase premiums and $173,875 was collected in redemption fees.

INCOME TAXES - Each Fund of the Trust is treated as a separate entity for U.S. federal income tax purposes. Each Fund intends to qualify each year as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended. By so qualifying, the Funds will not be subject to federal income taxes to the extent that they distribute substantially all of their taxable income, including realized capital gains, if any, for the fiscal year. In addition, by distributing substantially all of their net investment income, realized capital gains and certain other amounts, if any, during the calendar year, the Funds will not be subject to a federal excise tax. As of April 30, 1998, the Fund has elected for Federal income tax purposes to defer a $38,397 current year post October 31 currency loss as though the loss was incurred on the first day of the next fiscal year.

                                                               MCBT EMEA FUND

-----------------------------------------------------------------------------
                                    NOTES TO FINANCIAL STATEMENTS (Continued)



INCOME TAXES (CONTINUED) - The Fund may be subject to taxes imposed by countries in which it invests. Such taxes are generally based on income and/or capital gains earned or repatriated. Taxes are accrued and applied to net investment income, net realized gains and unrealized appreciation as such income and/or gains are earned.

ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and income and expenses at the date of the financial statements. Actual results could differ from these estimates.

NOTE C - AGREEMENTS AND FEES

The Fund has entered into a Management Contract with Martin Currie Inc. (the "Investment Manager"), a wholly owned subsidiary of Martin Currie Ltd. Under the Management Contract, the Fund pays the Investment Manager a quarterly management fee at the annual rate of 1.50% of the Fund's average net assets.

State Street Bank and Trust Company (the "Administrator") serves as administrator of the Fund. The Administrator performs certain administrative services for the Fund. The Fund pays the Administrator a fee at the rate of 0.08% of the Fund's average net assets up to $125 million, 0.06% of the next $125 million, and 0.04% of those assets in excess of $250 million, subject to certain minimum requirements, plus certain out of pocket costs. State Street Bank and Trust Company also receives fees and compensation of expenses for certain custodian and transfer agent services.

Trustees of the Trust who are not interested persons receive aggregate annual fees of $20,000 ($10,000 per Trustee).

NOTE D - INVESTMENT TRANSACTIONS

Purchases and proceeds from sales and maturities of investments, excluding short-term securities for the year ended April 30, 1998 were $103,801,629 and $37,823,420, respectively.

The identified cost of investments in securities and repurchase agreements owned for federal income tax purposes and their respective gross unrealized appreciation and depreciation at April 30, 1998 were as follows:



      IDENTIFIED             GROSS UNREALIZED               NET UNREALIZED
         COST          APPRECIATION    (DEPRECIATION)        APPRECIATION
     -------------    --------------   --------------      --------------
     $  69,806,263    $  8,951,923      $  (5,280,444)      $  3,671,479


NOTE E - PRINCIPAL SHAREHOLDERS

As of April 30, 1998 there were three shareholders who owned greater than 10% of the Fund's outstanding shares, representing 53% of the Fund.

                                                               MCBT EMEA FUND

-----------------------------------------------------------------------------
                                    NOTES TO FINANCIAL STATEMENTS (Continued)




NOTE F - CONCENTRATION OF RISK

The Fund will invest extensively in foreign securities (i.e., those which are not listed on a United States securities exchange) in emerging markets. Investing in foreign securities involves risks not typically found in investing in U.S. markets. These include risks of adverse change in foreign economic, political, regulatory and other conditions, and changes in currency exchange rates, exchange control regulations (including currency blockage), expropriation of assets or nationalization, imposition of withholding taxes on dividend or interest payments and capital gains, and possible difficulty in obtaining and enforcing judgments against foreign entities. Furthermore, issuers of foreign securities are subject to different, and often less comprehensive, accounting, reporting and disclosure requirements than domestic issuers. The securities of some foreign companies and foreign securities markets are less liquid and at times more volatile than securities of comparable U.S. companies and U.S. securities markets.

The risks of investing in foreign securities may be heightened in the case of investments in emerging markets or countries with limited or developing capital markets. Security prices in emerging markets can be significantly more volatile than in the more developed nations of the world, reflecting the greater uncertainties of investing in less established markets and economies. In particular, countries with emerging markets may have relatively unstable governments, present the risk of nationalization, restrictions on foreign ownership, imposition of withholding taxes on dividend or interest payments and capital gains, or prohibitions on repatriation of assets, and may have less protection for property rights than more developed countries. Political change or instability may adversely affect the economies and securities markets of such countries. The economies of individual countries may differ favorably or unfavorably and significantly from the U.S. economy in such respects as growth of gross domestic product or gross national product, diversification, rate of inflation, currency depreciation, capital reinvestment, resource self-sufficiency, dependence on foreign assistance, vulnerability to change in trade conditions, structural unemployment and balance of payments position.

-----------------------------------------------------------------------------

ADDITIONAL FEDERAL TAX INFORMATION-(UNAUDITED)

The Fund intends to make an election under Internal Revenue Code 853 to pass through foreign taxes paid by the Fund to its shareholders. During the year ended April 30, 1998, the total amount of foreign taxes that will be passed through to the shareholders and the foreign source income for information reporting purposes will be $17,970 (of the total $20,025 taxes withheld) and $1,025,581, respectively.

                             REPORT OF INDEPENDENT ACCOUNTANTS


To the Trustees and Shareholders of the
Martin Currie Business Trust - EMEA Fund



In our opinion, the accompanying statement of assets and liabilities, including the schedule of investments, and the related statements of operations and of changes in net assets and the financial highlights present fairly, in all material respects, the financial position of the EMEA Fund
(the "Fund") at April 30, 1998, and the results of its operations, the changes in its net assets and the financial highlights for the period
June 25, 1997 (commencement of operations) through April 30, 1998, in conformity with generally accepted accounting principles. These financial statements and the financial highlights (hereafter referred to as "financial statements") are the responsibility of the Fund's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these financial statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit, which included confirmation of securities at April 30, 1998 by correspondence with the custodian and brokers and the application of alternative auditing procedures where confirmations from brokers were not received, provides a reasonable basis for the opinion expressed above.

Price Waterhouse LLP
Boston, Massachusetts
June 16, 1998

                            MARTIN CURRIE BUSINESS TRUST



                                ____________________




                               TRUSTEES  AND OFFICERS


                    C. James P. Dawnay, TRUSTEE AND PRESIDENT *
                              Simon D. Eccles, TRUSTEE
                           Patrick R. Wilmerding, TRUSTEE
                   Colin Winchester, VICE PRESIDENT AND TREASURER
                          J. Grant Wilson, VICE PRESIDENT
                           Julian M.C. Livingston, CLERK


                                * INTERESTED TRUSTEE

                                ____________________




                                 INVESTMENT MANAGER


                                Martin Currie, Inc.
                                   Saltire Court
                                 20 Castle Terrace
                                 Edinburgh EH1 2ES
                                      Scotland
                                011-44-131-229-5252


                                 Regulated by IMRO


                     Registered Investment Adviser with the SEC

                                ____________________




     The information contained in this report is intended for general informational purposes only. This report is not authorized for distribution to prospective investors unless preceded or accompanied by a current Private Placement Memorandum shares.

                             MARTIN CURRIE BUSINESS TRUST
                                  EMERGING ASIA FUND








                                    ANNUAL REPORT

                                    APRIL 30, 1998

                                                        MCBT EMERGING ASIA FUND

-------------------------------------------------------------------------------
                                                      PROFILE AT APRIL 30, 1998



  OBJECTIVE            Long term capital appreciation through active
                       management of a diversified portfolio of equities in
                       Asian countries with emerging markets and developing
                       economies.

  LAUNCH DATE          March 24, 1995

  FUND SIZE            $21.1m

  PERFORMANCE          Total return from May 1, 1997 through April 30, 1998

                       -    MCBT - Emerging Asia Fund (excluding all transaction fees)             -73.1%
                       -    MCBT - Emerging Asia Fund (including all transaction fees)             -74.0%
                       -    The Morgan Stanley Capital International - Emerging Free Asia Index    -44.0%

                       Annualized  total return from March 24, 1995 through April 30, 1998

                       -    MCBT - Emerging Asia Fund (excluding all transaction fees)             -34.3%
                       -    MCBT - Emerging Asia Fund (including all transaction fees)             -35.0%

                       The graph below represents the annualized total return of the portfolio including all transaction fees versus the Morgan Stanley
                       Capital International Emerging Free Asia Index from April 1, 1995 through April 30, 1998.

                       -    MCBT - Emerging Asia Fund (excluding all transaction fees)             -34.7%
                       -    MCBT - Emerging Asia Fund (including all transaction fees)             -35.4%
                       -    The Morgan Stanley Capital International - Emerging Free Asia Index    -16.5%


                               4/1/95(a)  4/30/95   4/30/96   4/30/97  4/30/98
MCBT Emerging Asia Fund         $10,000    $9,541   $11,957   $ 9,664   $2,598
MCBT Emerging Free Asia Index   $10,000    $9,850   $11,682   $10,246   $5,737

(a) Performance for the benchmark is not available from March 24, 1995 (commencement of investment operations). For that reason, performance is shown from April 1, 1995.

Performance shown is net of all fees after reimbursement from the Manager. Returns and net asset values of fund investments will fluctuate, so that an investor's shares, when redeemed, may be worth more or less than their original cost. The total returns would have been lower had certain expenses not been waived during the period shown. Each performance figure including all transaction fees assumes purchase at the beginning and redemption at the end of the stated period and is calculated using an offering price which reflects a transaction fee of 175 basis points on purchase and 175 basis points on redemption. Transaction fees are paid to the Fund to cover trading costs. Past performance is not indicative of future performance.

                                                        MCBT EMERGING ASIA FUND

-------------------------------------------------------------------------------
                                                      PROFILE AT APRIL 30, 1998

 PORTFOLIO         There has been a complete collapse in stockmarkets and
 COMMENTS          currencies of emerging Asian countries.  This has brought
                   about a dramatic economic slowdown which will see an escalation of bad news over the next few months. High unemployment, bankruptcies, shrinking money supply and debt restructuring will be common to many countries and in some, social unrest is a real possibility. Although the issue of deteriorating current account deficits is being resolved, that is because import demand has disappeared rather than because export growth is particularly robust.

                   However, bleak as the general outlook is, stockmarkets have already fallen a long way and in many cases share prices have been sold down indiscriminately. There are therefore areas of interest to the Asian investor.

                   In the semi-annual report, six months ago, we stated our intention to remain in Indonesia. However, the situation there has deteriorated to such an extent that we have sold out of Indonesia altogether and have moved funds into the north of the region, principally Taiwan, and also reentered the Thai stockmarket.

                   Taiwan's economy will certainly be affected by the slowdown in Japan and South East Asia. However, its current account surplus, and healthy balance of foreign exchange reserves will provide better liquidity conditions than elsewhere in Asia. Furthermore Taiwan's asset bubble (both property and stockmarket) was burst early in the 1990's and its banking system is in better shape than those in some ASEAN countries. We have a portfolio in Taiwan with an emphasis in the electronics, banking and construction sectors.

                   Thailand and South Korea have taken some steps to address their economic problems. While we believe the economic recovery is still some way off, we believe it is a good time to start reinvesting in these countries, having identified companies that will survive the economic downturn. We have purchased Pohang Iron and Steel in Korea, the world's second largest steel manufacturer. We also participated in the recapitalisation of Thailand's two largest banks, Bangkok Bank and Thai Farmers Bank.

                   Outlook
                   -------

                   As stated above, the economic outlook remains bleak for the region as a whole. However, the slowdown in China and Taiwan will be less significant than elsewhere in Asia. Companies in these countries which have superior product and management, can continue to grow their profits. Buying the recovery in the crisis areas of Asia will increasingly come to the fore in our investment strategy over the next twelve months.


 INVESTMENT        James Fairweather is Chief Investment Officer.  All
 MANAGER           funds are managed on a team basis, with a named
 PROFILE           director heading each team.

                   Tom Walker manages the MCBT Emerging Asia Fund.
                   With ten years investment experience, Tom has been appointed head of the Pacific Basin team. He graduated from Magdalene College, Cambridge with a degree in Law and completed a diploma in accounting at Heriot Watt University in 1983. He qualified as a chartered accountant in 1986 at Peat Marwick before spending six years with Edinburgh Fund Managers plc. He then moved to Hong Kong in 1993 as an investment manager with Barings Asset Management
                   (Asia) Ltd. And joined Martin Currie Investment Management LTD as a director in 1996.

                   The Global Asset Allocation Committee sets limits for regional allocation. The managers of the funds are responsible for the selection of countries within those regions, sectors, and stocks.

                                                        MCBT EMERGING ASIA FUND

-------------------------------------------------------------------------------
                                                      PROFILE AT APRIL 30, 1998

ASSET ALLOCATION
(% of net assets)

EMERGING ASIA                    IG06
-------------                    ----
China                              4%
Hong Kong                         21%
Korea                             12%
Philippines                        7%
Taiwan                            42%
Thailand                           7%
ST Investment                      3%
Other Net Assets                   4%
                                 ----
TOTAL:                           100%


LARGEST HOLDINGS
BY COUNTRY                                        % OF NET ASSETS
     TAIWAN

     Evergreen Marine Corporation                      4.3
     Teco Electric & Machine, 2.750%, 04/15/2004       4.2

     CHINA

     Guangdong Kelon Electrical                        4.0

     PHILIPPINES

     Belle Corporation                                 3.3

     HONG KONG

     Road King Infrastructure Limited                  4.8
     Qingling Motors                                   4.7

     THAILAND

     Thai Farmers Bank                                 2.8

     KOREA

     Samsung Electronics America Incorporated          4.7



                                                         MCBT EMERGING ASIA FUND

--------------------------------------------------------------------------------
                                                         SCHEDULE OF INVESTMENTS
                                                                  APRIL 30, 1998

                                                                      SHARES/PAR        VALUE
                                                                      ----------        -----
COMMON STOCK, WARRANTS, RIGHTS AND
     CONVERTIBLE BONDS - 92.3%

CHINA - 4.0%
     GUANGDONG KELON ELECTRICAL                                         820,000     $   841,596
                                                                                    -----------
     TOTAL CHINA - (COST $715,177)

HONG KONG - 20.5%
     CHEUNG KONG HOLDINGS                                               135,000         897,560
     FIRST TRACTOR LIMITED                                            1,100,000         614,188
     HUANENG POWER INTERNATIONAL INCORPORATED                         1,450,000         814,291
     QINGLING MOTORS                                                  2,300,000         994,707
     ROAD KING INFRASTRUCTURE LIMITED                                 1,090,000       1,013,168
                                                                                    -----------
     TOTAL HONG KONG - (COST $4,586,525)                                              4,333,914
                                                                                    -----------
KOREA - 11.7%
     HOUSING & COMMERCIAL BANK, GDR                                     107,532         652,719
     POHANG IRON & STEEL COMPANY                                         17,000         794,987
     SAMSUNG ELECTRONICS AMERICA INCORPORATED *                          17,702         980,133
     SAMSUNG ELECTRONICS AMERICA INCORPORATED, RIGHTS 06/01/1998 *        1,408          27,180
                                                                                    -----------
     TOTAL KOREA - (COST $2,693,274)                                                  2,455,019
                                                                                    -----------
PHILIPPINES - 7.5%
     BELLE CORPORATION *                                             16,100,000         705,754
     BELLE CORPORATION, WARRANTS 10/06/2000 *                         3,220,000          10,025
     JOLLIBEE FOODS, WARRANTS 03/25/2003 *                            1,290,000         586,364
     METRO BANK & TRUST                                                  34,600         269,302
                                                                                    -----------
     TOTAL PHILIPPINES - (COST $4,010,127)                                            1,571,445
                                                                                    -----------

TAIWAN - 41.5%
     A.D.I. CORPORATION                                                 650,000         504,632
     ACER INCORPORATED                                                  113,000         188,479
     ACER PERIPHERALS INCORPORATED                                      461,000         838,830
     BANK SINO PAC                                                    1,180,000         858,845
     BES ENGINEERING CORPORATION                                        900,000         742,392
     CHINATRUST COMMERCIAL BANK                                         335,000         393,168
     EVERGREEN MARINE CORPORATION                                       895,000         895,692
     FAR EASTERN TEXTILE LIMITED                                        771,559         701,960
     ORIENT SEMICONDUCTOR ELECTRONICS LIMITED, 1.500%, 02/26/2003       650,000         661,830
     PACIFIC CONSTRUCTION                                             1,300,000         737,236
     TAIWAN SEMICONDUCTOR MANUFACTURING                                 189,611         819,408
     TECO ELECTRIC & MACHINE, 2.750%, 04/15/2004                      1,300,000         879,580
     UNITED MICROELECTRONICS LIMITED                                    278,165         523,017
                                                                                    -----------
     TOTAL TAIWAN - (COST $9,346,212)                                                 8,745,069
                                                                                    -----------

THAILAND - 7.1%
     BANGKOK BANK                                                       195,600         490,898
     SIAM COMMERCIAL BANK                                               353,000         420,129
     THAI FARMERS BANK                                                  257,000         588,473
                                                                                    -----------
     TOTAL THAILAND - (COST $1,831,450)                                               1,499,500
                                                                                    -----------

See notes to financial statements.
                                         4

                                                         MCBT EMERGING ASIA FUND

--------------------------------------------------------------------------------
                                                         SCHEDULE OF INVESTMENTS
                                                                  APRIL 30, 1998


                                                                                        VALUE
                                                                                        -----

TOTAL COMMON STOCK, WARRANTS, RIGHTS AND
     CONVERTIBLE BONDS - (COST $23,182,765)+                                       $ 19,446,543
                                                                                    -----------

                                                                   PRINCIPAL
                                                                     AMOUNT
                                                                   ---------
SHORT TERM INVESTMENT - 3.4%
     STATE STREET BANK AND TRUST REPURCHASE AGREEMENT,
     5.150%, 05/01/1998 (a)                                        $ 711,000            711,000
                                                                                    -----------


TOTAL SHORT TERM INVESTMENT - (COST $711,000)                                           711,000
                                                                                    -----------

TOTAL INVESTMENTS - (COST  $23,893,765) - 95.7%                                      20,157,543
CASH, RECEIVABLES AND OTHER ASSETS, LESS LIABILITIES - 4.3%                             915,431
                                                                                    -----------
NET ASSETS - 100.0%                                                                $ 21,072,974
                                                                                    -----------
                                                                                    -----------

*    Non-income producing security.
(a) The repurchase agreement, dated 4/30/98, $711,000 par due 5/1/98, is collateralized by United States Treasury Bonds, 6.00%, due 2/15/26, with a market value of $725,736.
+ Percentages of long term investments are presented in the portfolio by country. Percentages of long term investments by industry are as follows:
     Agricultural Machinery 2.9%, Automobiles 4.7%, Banks 17.4%, Building & Construction 8.3%, Computers 7.3%, Electric Utilities 3.9%, Electrical Equipment 4.2%, Electronics 7.3%, Food & Beverages 2.8%, Household Appliances & Home Furnishings 4.0%, Real Estate 11.2%, Semi-Conductor Manuf. Equip. 7.0%, Steel 3.8%, Textiles 3.3%, Transportation 4.2%.

GDR  Global Depositary Receipts.



See notes to financial statements.
                                        5

                                                        MCBT EMERGING ASIA FUND

-------------------------------------------------------------------------------
                                            STATEMENT OF ASSETS AND LIABILITIES
                                                                 APRIL 30, 1998


ASSETS

Investments in securities, at value (cost $23,182,765) (Note B)                $     19,446,543

Investments in repurchase agreements, at value (Note B)                                 711,000
                                                                               ----------------

         Total Investments                                                           20,157,543

     Cash                                                                                   852

     Foreign currency, at value (cost $992,049) (Note B)                                992,557

     Dividend and interest receivable                                                    26,638

     Prepaid insurance expense                                                              202

     Deferred organization expenses (Note B)                                              4,649
                                                                               ----------------

         TOTAL ASSETS                                                                21,182,441
                                                                               ----------------

LIABILITIES

     Management fee payable (Note C)                                                     73,199

     Administration fee payable (Note C)                                                  6,371

     Trustees fees payable (Note C)                                                       1,467

     Accrued expenses and other liabilities                                              28,430
                                                                               ----------------
         TOTAL LIABILITIES                                                              109,467
                                                                               ----------------
TOTAL NET ASSETS                                                               $     21,072,974
                                                                               ----------------
                                                                               ----------------

COMPOSITION OF NET ASSETS:

     Paid-in-capital                                                           $     81,999,677

     Undistributed net investment loss                                               (1,920,658)

     Accumulated net realized loss on investment and foreign
      currency transactions                                                         (55,268,003)

     Net unrealized depreciation on investment and foreign currency transactions     (3,738,042)
                                                                               ----------------
TOTAL NET ASSETS                                                               $     21,072,974
                                                                               ----------------
                                                                               ----------------

NET ASSET VALUE PER SHARE                                                      $           2.59
($21,072,974 / 8,125,027 shares of beneficial interest outstanding)            ----------------
                                                                               ----------------

See notes to financial statements.

                                                         MCBT EMERGING ASIA FUND

--------------------------------------------------------------------------------
                                                         STATEMENT OF OPERATIONS
                                                                  APRIL 30, 1998

INVESTMENT INCOME

     Interest income                                                $  148,078

     Dividend income                                                   786,674

     Foreign taxes withheld                                           (120,577)
                                                                  ------------
         TOTAL INVESTMENT INCOME                                       814,175
                                                                  ------------
EXPENSES

     Management fee (Note C)                                           640,772

     Custodian fee                                                     183,786

     Administration fee (Note C)                                        58,118

     Audit fee                                                          25,802

     Legal fees                                                          3,329

     Transfer agent fee                                                  7,099

     Trustee fees (Note C)                                               2,380

     Amortization of deferred organization expenses                      2,547

     Miscellaneous expenses                                             27,024

     Fees and expenses waived by the investment manager (Note C)       (96,494)
                                                                  ------------
         TOTAL EXPENSES                                                854,363
                                                                  ------------
NET INVESTMENT LOSS                                                    (40,188)
                                                                  ------------

REALIZED AND UNREALIZED LOSS ON INVESTMENTS AND FOREIGN CURRENCY

     Net realized loss on investments                              (44,893,511)

     Net realized loss on foreign currency transactions             (2,054,320)

     Net unrealized depreciation on:

        Investments (net of foreign taxes of ($2,331))              (4,450,434)

        Foreign currency transactions                                  (15,262)
                                                                   ------------
NET LOSS ON INVESTMENTS AND FOREIGN CURRENCY TRANSACTIONS          (51,413,527)
                                                                   ------------
NET DECREASE IN NET ASSETS FROM OPERATIONS                        $(51,453,715)
                                                                   ------------
                                                                   ------------

See notes to financial statements.

                                                         MCBT EMERGING ASIA FUND
--------------------------------------------------------------------------------
                                              STATEMENT OF CHANGES IN NET ASSETS

                                                                      YEAR                     YEAR
                                                                     ENDED                    ENDED
                                                                 APRIL 30, 1998           APRIL 30, 1997
                                                                 --------------           --------------

NET ASSETS at beginning of period                                  $ 84,384,554             $129,326,397
                                                                  -------------           --------------
DECREASE IN NET ASSETS FROM OPERATIONS:

     Net investment loss                                                (40,188)              (1,132,121)

     Net realized loss on investment transactions                   (44,893,511)             (10,462,605)

     Net realized loss on foreign currency transactions              (2,054,320)                (251,855)

     Net unrealized depreciation on:

        Investments                                                  (4,450,434)             (10,666,199)

        Foreign currency transactions                                   (15,262)                  17,243
                                                                  -------------           --------------
     Net decrease in net assets from operations                     (51,453,715)             (22,495,537)
                                                                  -------------           --------------

DISTRIBUTIONS TO SHAREHOLDERS FROM:

     In excess of net investment income                                       0                 (119,214)

     In excess of net realized gains                                          0               (3,999,558)
                                                                  -------------           --------------
     Total distributions                                                      0               (4,118,772)
                                                                  -------------           --------------

CAPITAL SHARE TRANSACTIONS:

     Net proceeds from sales of shares                                8,136,783               33,631,104

     Reinvestment of dividends and distributions to shareholders              0                4,115,185

     Cost of shares repurchased                                     (20,466,078)             (57,682,075)

     Paid in capital from subscription and redemption fees              471,430                1,608,252
                                                                  -------------           --------------
     Total decrease in net assets from capital share transactions   (11,857,865)             (18,327,534)
                                                                  -------------           --------------
NET DECREASE IN NET ASSETS                                          (63,311,580)             (44,941,843)
                                                                  -------------           --------------
NET ASSETS at end of period (includes undistributed
 net investment losses of $1,920,658 and $82,681, respectively)    $ 21,072,974             $ 84,384,554
                                                                  -------------           --------------
                                                                  -------------           --------------

OTHER INFORMATION:

CAPITAL SHARE TRANSACTIONS:

     Shares sold                                                      2,782,687                2,990,256

     Shares issued in reinvestment of distributions to shareholders           0                  381,036

     Less shares repurchased                                         (3,417,299)              (5,074,489)
                                                                  -------------           --------------
     Net share transactions                                            (634,612)              (1,703,197)
                                                                  -------------           --------------
                                                                  -------------           --------------

See notes to financial statements.

                                                        MCBT EMERGING ASIA FUND

-------------------------------------------------------------------------------
                                                           FINANCIAL HIGHLIGHTS
                                         FOR A SHARE OUTSTANDING FOR THE PERIOD

                                             YEAR          YEAR (4)           YEAR (4)      MARCH 24, 1995 *
                                            ENDED           ENDED              ENDED            THROUGH
                                        APRIL 30,1998   APRIL 30, 1997     APRIL 30, 1996    APRIL 30, 1995
                                        -------------   --------------     --------------    --------------

PER SHARE OPERATING PERFORMANCE
-------------------------------

Net asset value, beginning of period      $     9.630      $    12.360     $      9.980        $    10.000

Net investment income (loss)                   (0.227)           (.101)          (0.029)             0.009

Net realized and unrealized gain (loss)
  on investment and foreign currency
  transactions                                 (6.871)          (2.503)           2.446             (0.029)
                                          -----------     ------------      -----------        -----------

Total from investment operations               (7.098)          (2.604)           2.417             (0.020)
                                          -----------     ------------      -----------        -----------
Less distributions:

     In excess of net investment income         0.000           (0.009)           0.000              0.000

     Net realized gains                         0.000            0.000           (0.209)             0.000

     In excess of net realized gains            0.000           (0.305)           0.000              0.000
                                          -----------     ------------      -----------        -----------
Total distributions                             0.000           (0.314)          (0.209)             0.000
                                          -----------     ------------      -----------        -----------

Paid in capital from subscription and
     redemption fees (Note B)                   0.058            0.188            0.172              0.000
                                          -----------     ------------      -----------        -----------

Net asset value, end of period            $     2.590      $     9.630     $     12.360        $     9.980
                                          -----------     ------------      -----------        -----------
                                          -----------     ------------      -----------        -----------

TOTAL INVESTMENT RETURN (1)                    (73.10)%         (19.82)%          26.30%             (0.20)%(2)
-----------------------                   -----------     ------------      -----------        -----------
                                          -----------     ------------      -----------        -----------
RATIOS AND SUPPLEMENTAL DATA
----------------------------

Net assets, end of period                 $21,072,974      $84,384,554     $129,326,397        $42,027,699
                                          -----------     ------------      -----------        -----------
                                          -----------     ------------      -----------        -----------

Operating expenses, net, to average net
     assets (Note C)                             2.00%            1.89%            1.93%              1.85%(3)

Operating expenses, gross, to average
     net assets (Note C)                         2.23%            1.98%            2.18%              2.57%(3)

Net investment income (loss) to
     average net assets                         (0.09)%          (0.89)%          (0.27)%             0.96%(3)

Portfolio turnover rate                            162%             118%              65%                0%

Per share amount of fees waived (Note C)  $      0.552     $      0.011    $       0.027       $      0.007

---------------------------------------------------------------------------------------

*    Commencement of investment operations.
(1) Total return at net asset value assuming all distributions reinvested and no purchase premiums or redemption fees. Total return would have been lower had certain expenses not been waived.
(2)  Periods less than one year are not annualized.
(3)  Annualized.
(4) The per share amounts were computed using a monthly average number of shares outstanding during the year.

See notes to financial statements.

                                                         MCBT EMERGING ASIA FUND
--------------------------------------------------------------------------------
                                                   NOTES TO FINANCIAL STATEMENTS


NOTE A - ORGANIZATION
Martin Currie Business Trust ("MCBT") (the "Trust") is registered under the Investment Company Act of 1940, as amended (the 1940 Act), as an open-end management investment company organized as a Massachusetts business trust on May 20, 1994. The Trust offers seven funds which have differing investment objectives and policies: Global Growth Fund, Opportunistic EAFE Fund, Global Emerging Markets Fund, Japan Small Companies Fund, Emerging Americas Fund, Emerging Asia Fund and EMEA Fund, (the "Funds"). The MCBT Emerging Asia Fund (the "Fund") commenced investment operations on March 24, 1995. The Fund's Declaration of Trust permits the Board of Trustees to issue an unlimited number of full and fractional shares of beneficial interest, without par value.


NOTE B - SIGNIFICANT ACCOUNTING POLICIES
The following is a summary of significant accounting policies followed by the Fund in the preparation of its financial statements.

VALUATION OF INVESTMENTS - The Fund's portfolio securities traded on a securities exchange are valued at the last quoted sale price, or, if no sale occurs, at the mean of the most recent quoted bid and asked prices. Unlisted securities for which market quotations are readily available are valued at the mean of the most recent quoted bid and asked prices. Prices for securities which are primarily traded in foreign markets are furnished by quotation services expressed in the local currency's value and are translated into U.S. dollars at the current rate of exchange. Short-term securities and debt securities with a remaining maturity of 60 days or less are valued at their amortized cost. Options and futures contracts are valued at the last sale price on the market where such options or futures contract is principally traded. Options traded over-the-counter are valued based upon prices provided by market makers in such securities or dealers in such currencies. Securities for which current market quotations are unavailable or for which quotations are not deemed by the investment adviser to be representative of market values are valued at fair value as determined in good faith by the Trustees of the Fund, or by persons acting pursuant to procedures established by the Trustees.

REPURCHASE AGREEMENTS - In connection with transactions in repurchase agreements, the Fund's custodian takes possession of the underlying collateral securities, the value or market price of which is at least equal to the principal amount, including interest, of the repurchase transaction. To the extent that any repurchase transaction exceeds one business day, the value of the collateral is marked-to-market on a daily basis to ensure the adequacy of the collateral. In the event of default of the obligation to repurchase, the Fund has the right to liquidate the collateral and apply the proceeds in satisfaction of the obligation. Under certain circumstances, in the event of default or bankruptcy by the other party to the agreement, realization and/or retention of the collateral or proceeds may be subject to legal proceedings that could delay or increase the cost of such realization or retention.

INVESTMENT TRANSACTIONS - Investment security transactions are recorded on the date of purchase or sale. Realized gains and losses from security transactions are determined on the basis of identified cost.

INVESTMENT INCOME - Dividend income is recorded on the ex-dividend date. Interest income is accrued as earned. Investment income is recorded net of foreign taxes withheld where recovery of such taxes is uncertain.

FOREIGN CURRENCY TRANSLATIONS - The records of the Fund are maintained in U.S. dollars. Foreign currency amounts are translated into U.S. dollars at a current rate of exchange of such currency to determine the value of investments, other assets and liabilities on the date of any determination of net asset value of the Fund. Purchases and sales of securities and income and expenses are converted at the prevailing rate of exchange on the respective dates of such transactions.

The Fund may realize currency gains or losses between the trade and settlement dates on security transactions. To minimize such currency gains or losses, the Fund may enter into forward foreign currency contracts.

The net U.S. dollar value of foreign currency underlying all contractual commitments held by the Fund on each day and the resulting net unrealized appreciation, depreciation and related net receivable or payable amounts are determined by using forward currency exchange rates supplied by a quotation service.

                                                         MCBT EMERGING ASIA FUND
--------------------------------------------------------------------------------
                                       NOTES TO FINANCIAL STATEMENTS (Continued)


FOREIGN CURRENCY TRANSLATIONS (CONTINUED) - Reported net realized gains and losses on foreign currency transactions represent net gains and losses from sales and maturities of forward currency contracts, disposition of foreign currencies, currency gains and losses realized between the trade and settlement dates on security transactions, and the difference between the amount of net investment income accrued and the U.S. dollar amount actually received. The effects of changes in foreign currency exchange rates on investments in securities are not segregated in the Statement of Operations from the effects of changes in market prices of those securities, and are included with the net realized and unrealized gain or loss on investment securities.

FORWARD FOREIGN CURRENCY CONTRACTS - A forward foreign currency contract ("Forward") is an agreement between two parties to buy and sell a currency at a set price on a future date. The market value of the Forward fluctuates with changes in currency exchange rates. The Forward is marked-to-market daily and the change in the market value is recorded by the Fund as an unrealized gain or loss. When the Forward is closed, the Fund records a realized gain or loss equal to the difference between the value at the time it was opened and the value at the time it was closed. The Fund may enter into Forwards in connection with planned purchases and sales of securities, to hedge specific receivables or payables against changes in future exchange rates or to hedge the U.S. dollar value of portfolio securities denominated in a foreign currency. There were no open forward foreign currency contracts at April 30, 1998.

Although forward currency contracts limit the risk of loss due to a decline in the value of hedged currency, they also limit any potential gain that might result should the value of the currency increase. In addition, the Funds could be exposed to additional risks if the counterparties to the contracts are unable to meet the terms of their contracts.

EXPENSES - Expenses directly attributable to the Fund are charged to the Fund. Expenses not directly attributable to a particular Fund are either split evenly among the affected Funds, allocated on the basis of relative average net assets, or otherwise allocated among the Funds as the Board of Trustees may direct or approve. Certain costs incurred in connection with the organization of the Trust and each Fund have been deferred and are being amortized on a straight line basis over a five year period starting on each Fund's commencement of operations.

DISTRIBUTIONS TO SHAREHOLDERS - The Fund declares and distributes dividends from net investment income, if any, and distributes its net realized capital gains, if any, at least annually. All distributions will be reinvested in shares of the Fund at the net asset value unless the shareholder elects in the subscription agreement either to receive cash in respect of all distributions or to receive cash with respect to distributions of income and to reinvest in shares of the Fund with respect to distributions of realized capital gains. Income and capital gain distributions are determined in accordance with income tax regulations which may differ from generally accepted accounting principles. These differences are primarily due to differing treatments for passive foreign investment companies (PFIC's), foreign currency transactions, losses deferred due to wash sales, post October 31 losses and excise tax regulations. Permanent book and tax differences relating to shareholder distributions will result in reclassifications to paid-in-capital. Distributions are recorded on the ex-dividend date.

PURCHASES AND REDEMPTIONS OF FUND SHARES - There is a purchase premium for cash investments into the Fund of 1.75% of the amount invested and a redemption fee on cash redemptions of 1.75% of the amount redeemed. All purchase premiums and redemption fees are paid to and retained by the Fund and are recorded as paid-in-capital by the Fund. These fees are intended to offset brokerage and transaction costs arising in connection with the purchase and redemption. The purchase and redemption fees may be waived by the Manager, however, if these brokerage and transaction costs are minimal or in other circumstances at the Manager's discretion. For the year ended
April 30, 1998, $128,716 was collected in purchase premiums and $342,714 was collected in redemption fees.

                                                         MCBT EMERGING ASIA FUND
--------------------------------------------------------------------------------
                                       NOTES TO FINANCIAL STATEMENTS (Continued)


INCOME TAXES - Each Fund of the Trust is treated as a separate entity for U.S. federal income tax purposes. Each Fund intends to qualify each year as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended. By so qualifying, the Funds will not be subject to federal income taxes to the extent that they distribute substantially all of their taxable income, including realized capital gains, if any, for the fiscal year. In addition, by distributing substantially all of their net investment income, realized capital gains and certain other amounts, if any, during the calendar year, the Funds will not be subject to a federal excise tax. As of April 30, 1998, the Fund has a realized capital loss carryforward, for Federal income tax purposes, of $23,016,785 ($3,928,107 expires April 30, 2005, $19,088,678 expires April 30, 2006), available to be used to offset future realized capital gains. As of April 30, 1998, the Fund has elected for Federal income tax purposes to defer a $32,249,612 current year post October 31 capital loss and a $1,920,658 post October 31 currency loss current year as though the losses were incurred on the first day of the next fiscal year. The Fund may be subject to taxes imposed by countries in which it invests. Such taxes are generally based on income and/or capital gains earned or repatriated. Taxes are accrued and applied to net investment income, net realized gains and unrealized appreciation as such income and/or gains are earned.

ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and income and expenses at the date of the financial statements. Actual results could differ from these estimates.

NOTE C - AGREEMENTS AND FEES
The Fund has entered into a Management Contract with Martin Currie Inc. (the "Investment Manager"), a wholly owned subsidiary of Martin Currie Ltd. Under the Management Contract, the Fund pays the Investment Manager a quarterly management fee at the annual rate of 1.50% of the Fund's average net assets. Prior to September 20, 1996 the Investment Manager had voluntarily agreed to limit its fee to 1.25% of the Fund's average net assets.

The Investment Manager has also voluntarily undertaken to reduce its fee until further notice to the extent necessary to limit the Fund's annual expenses (including the management fee but excluding brokerage commissions, transfer taxes, and extraordinary expenses) to 2.00% of the Fund's average net assets on an annualized basis. For the year ended April 30, 1998, the Investment Manager has waived $96,494 of its fees.

State Street Bank and Trust Company (the "Administrator") serves as administrator of the Fund. The Administrator performs certain administrative services for the Fund. The Fund pays the Administrator a fee at the rate of 0.08% of the Fund's average net assets up to $125 million, 0.06% of the next $125 million, and 0.04% of those assets in excess of $250 million, subject to certain minimum requirements, plus certain out of pocket costs. State Street Bank and Trust Company also receives fees and compensation of expenses for certain custodian and transfer agent services.

Trustees of the Trust who are not interested persons receive aggregate annual fees of $20,000 ($10,000 per Trustee).

                                                         MCBT EMERGING ASIA FUND
--------------------------------------------------------------------------------
                                       NOTES TO FINANCIAL STATEMENTS (Continued)


NOTE D - INVESTMENT TRANSACTIONS
Purchases and proceeds from sales and maturities of investments, excluding short-term securities for the year ended April 30, 1998 were $62,052,897 and $76,834,697 respectively.

The identified cost of investments in securities and repurchase agreements owned for federal income tax purposes and their respective gross unrealized appreciation and depreciation at April 30, 1998 were as follows:


            IDENTIFIED              GROSS UNREALIZED          NET UNREALIZED
              COST           APPRECIATION   (DEPRECIATION)      DEPRECIATION
          -------------      ------------   --------------    --------------

          $  23,895,371      $    323,622   $   (4,061,450)   $   (3,737,828)


NOTE E - PRINCIPAL SHAREHOLDERS
As of April 30, 1998 there were three shareholders who owned greater than 10% of the Fund's outstanding shares, representing 47% of the Fund.


NOTE F - CONCENTRATION OF RISK
The Fund will invest extensively in foreign securities (i.e., those which are not listed on a United States securities exchange) in emerging markets. Investing in foreign securities involves risks not typically found in investing in U.S. markets. These include risks of adverse change in foreign economic, political, regulatory and other conditions, and changes in currency exchange rates, exchange control regulations (including currency blockage), expropriation of assets or nationalization, imposition of withholding taxes on dividend or interest payments and capital gains, and possible difficulty in obtaining and enforcing judgments against foreign entities. Furthermore, issuers of foreign securities are subject to different, and often less comprehensive, accounting, reporting and disclosure requirements than domestic issuers. The securities of some foreign companies and foreign securities markets are less liquid and at times more volatile than securities of comparable U.S. companies and U.S. securities markets.


The risks of investing in foreign securities may be heightened in the case of investments in emerging markets or countries with limited or developing capital markets. Security prices in emerging markets can be significantly more volatile than in the more developed nations of the world, reflecting the greater uncertainties of investing in less established markets and economies. In particular, countries with emerging markets may have relatively unstable governments, present the risk of nationalization, restrictions on foreign ownership, imposition of withholding taxes on dividend or interest payments and capital gains, or prohibitions on repatriation of assets, and may have less protection for property rights than more developed countries. Political change or instability may adversely affect the economies and securities markets of such countries. The economies of individual countries may differ favorably or unfavorably and significantly from the U.S. economy in such respects as growth of gross domestic product or gross national product, diversification, rate of inflation, currency depreciation, capital reinvestment, resource self-sufficiency, dependence on foreign assistance, vulnerability to change in trade conditions, structural unemployment and balance of payments position.

                          REPORT OF INDEPENDENT ACCOUNTANTS

To the Trustees and Shareholders of the
Martin Currie Business Trust - Emerging Asia Fund



In our opinion, the accompanying statement of assets and liabilities, including the schedule of investments, and the related statements of operations and of changes in net assets and the financial highlights present fairly, in all material respects, the financial position of the Emerging Asia Fund (the "Fund") at April 30, 1998, and the results of its operations, the changes in its net assets and the financial highlights for the periods indicated, in conformity with generally accepted accounting principles.
These financial statements and the financial highlights (hereafter referred to as "financial statements") are the responsibility of the Fund's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits, which included confirmation of securities at April 30, 1998 by correspondence with the custodian, provide a reasonable basis for the opinion expressed above.



Price Waterhouse LLP
Boston, Massachusetts
June 16, 1998

                            MARTIN CURRIE BUSINESS TRUST



                                ____________________




                               TRUSTEES  AND OFFICERS


                    C. James P. Dawnay, TRUSTEE AND PRESIDENT *
                              Simon D. Eccles, TRUSTEE
                           Patrick R. Wilmerding, TRUSTEE
                   Colin Winchester, VICE PRESIDENT AND TREASURER
                          J. Grant Wilson, VICE PRESIDENT
                           Julian M.C. Livingston, CLERK

                                * INTERESTED TRUSTEE

                                ____________________




                                 INVESTMENT MANAGER


                                Martin Currie, Inc.
                                   Saltire Court
                                 20 Castle Terrace
                                 Edinburgh EH1 2ES
                                011-44-131-229-5252


                                 Regulated by IMRO


                     Registered Investment Adviser with the SEC

                                ____________________




   The information contained in this report is intended for general informational purposes only. This report is not authorized for distribution to prospective investors unless preceded or accompanied by a current Private Placement Memorandum which contains important information concerning the Fund and its current offering of shares.

                            MARTIN CURRIE BUSINESS TRUST
                               EMERGING AMERICAS FUND








                                   ANNUAL REPORT

                                   APRIL 30, 1998

                                                   MCBT EMERGING AMERICAS FUND
------------------------------------------------------------------------------
                                                     PROFILE AT APRIL 30, 1998


OBJECTIVE           Long-term capital appreciation through active management of a diversified portfolio of equities in countries of the
                    Western Hemisphere with emerging markets and developing
                    economies.

LAUNCH DATE         September 19, 1994

FUND SIZE           $138.1m

PERFORMANCE         Total return from May 1, 1997 through April 30, 1998

                    -    MCBT - Emerging Americas Fund (excluding all transaction fees)              +1.8%
                    -    MCBT - Emerging Americas Fund (including all transaction fees)              -1.7%
                    -    The Morgan Stanley Capital International Latin America (Free) Index         +6.4%

                    Annualized total return from September 19, 1994 through April 30, 1998

                    -    MCBT - Emerging Americas Fund (excluding all transaction fees)              -0.9%
                    -    MCBT - Emerging Americas Fund (including all transaction fees)              -1.8%

                    The graph below represents the annualized total return of the portfolio including all transaction fees versus the Morgan Stanley Capital International
                    Latin America (Free) Index from October 1, 1994 through April 30, 1998.

                    -    MCBT - Emerging Americas Fund (excluding all transaction fees)              -2.2%
                    -    MCBT - Emerging Americas Fund (including all transaction fees)              -3.1%
                    -    The Morgan Stanley Capital International Latin America (Free) Index         +2.1%

                                10/1/94(a) 4/30/95  4/30/96  4/30/97   4/30/98
MCBT Emerging Americas Fund       $10,000   $6,310   $7,526   $8,762   $ 8,921
MSCI Latin America (Free) Index   $10,000   $6,460   $7,429   $9,903   $10,784

(a) Performance for the benchmark is not available from September 19, 1994 (commencement of investment operations). For that reason, performance is shown from October 1, 1994.

Performance shown is net of all fees after reimbursement from the Manager. Returns and net asset values of fund investments will fluctuate, so that an investor's shares, when redeemed, may be worth more or less than their original cost. The total returns would have been lower had certain expenses not been waived during the period shown. Each performance figure including all transaction fees assumes purchase at the beginning and redemption at the end of the stated period and is calculated using an offering price which reflects a transaction fee of 175 basis points on purchase and 175 basis points on redemption. Transaction fees are paid to the Fund to cover trading costs. Past performance is not indicative of future performance.

                                                    MCBT EMERGING AMERICAS FUND
-------------------------------------------------------------------------------
                                                      PROFILE AT APRIL 30, 1998

PORTFOLIO           Latin America failed to escape the effects of the Asian
COMMENTS            crisis, and gains for the MSCI Latin America (free) Index
                    pulled back to 3.4% over the last twelve months. Only two markets recorded positive returns with Mexico gaining 30.5% and Argentina gaining 7.6%. Brazil posted losses of 3% over the twelve months, but recovered 14.4% over the last six months. The smaller markets all underperformed with Chile being the worst performer falling 18.5%, and Colombia falling 17.4%.

                    The economy in MEXICO grew faster than expected, led by the consumer and investment sectors and the peso remained stronger than anticipated over the year. We retained our overweighting in the Mexican market favouring retail and consumer recovery sectors through retailers Soriana, Cifra, media stocks Televisa and TV Azteca, and consumption recovery plays such as Kimberly Clark, Femsa, Cemex and Bannacci. We continued to avoid the export sector in light of the stronger peso.

                    The BRAZILIAN market was volatile over the period as the high trade and current account deficits rendered it most vulnerable to external shocks. The swift policy response to the Asian crisis, which involved doubling of interest rates and an emergency fiscal package, allowed stability to gradually recover. We increased our weighting in the market and continued to favour the privatisation plays in the electricity and telecoms sectors. We took initial steps into the private sector through the purchase of retailer Lojas Renner, and Unibanco, a leading bank in anticipation of a reduction in interest rates.

                    We remained underweighted in CHILE, and in the smaller markets we remained with no exposure to COLOMBIA or VENEZUELA. We purchased Ferreyros in PERU. This Caterpillar distributor stands out as one of the prime beneficiaries from the rebuilding and investment required following the El Nino weather phenomenon.

                    OUTLOOK
                    -------

                    The longer term picture for Latin America continues to improve with further progress on privatization and structural and political reform. Valuations are approaching very attractive levels but as emerging markets volatility is expected to continue in the near term, greater scrutiny of the deteriorating trade and current account imbalances is likely to hold back revaluation of the region and limit the upside gains in the short term.

                                                    MCBT EMERGING AMERICAS FUND
-------------------------------------------------------------------------------
                                                      PROFILE AT APRIL 30, 1998



INVESTMENT          James Fairweather is Chief Investment Officer.  All funds
MANAGER             are managed on a team basis with a named director heading
PROFILE             each team.

                    James Fairweather has managed the MCBT Emerging Americas Fund since inception.

                    He spent three years with Montague Loebl Stanley & Co. as an institutional sales and economic assistant. Moved into Eurobond sales for 18 months with Kleinwort Benson before joining Martin Currie in 1984. He has worked in our Far East, North American and Continental European investment teams. Appointed a director in 1987, he became head of our Continental Europe team in 1992. A member of the asset allocation committee, James was appointed Deputy Chief Investment Officer in 1994 with overall responsibility for our investments in emerging markets. He was promoted to Chief Investment Officer in 1997.

                    Joanna Terrett assists James. Joanna, with 6 years investment experience, graduated from Manchester University in 1990 with a degree in European Studies and French. She joined Martin Currie in the same year as a member of the Continental Europe team and was appointed investment manager in 1994. A Spanish speaker, Joanne lived in Argentina and Venezuela for six years and in early 1996 she joined the Emerging Markets team with responsibility for Latin America. She was appointed assistant director in October, 1996.

                    The Global Asset Allocation Committee sets limits for regional allocation. The managers of the funds are responsible for the selection of countries within those regions, sectors, and stocks.

                                                    MCBT EMERGING AMERICAS FUND
--------------------------------------------------------------------------------
                                                      PROFILE AT APRIL 30, 1998

ASSET ALLOCATION
(% of net assets)

EMERGING AMERICAS               IG05
-----------------               ----
Argentina                         8%
Brazil                           33%
Chile                             6%
Mexico                           32%
Other Areas                       3%
Other Net Assets                 18%
                                ----
TOTAL:                          100%


LARGEST HOLDINGS
BY COUNTRY                                    % OF NET ASSETS
     BRAZIL

     Telebras, ADR                                   7.8
     Petrobras Petroleo Brasil                       4.4

     MEXICO

     Grupo Financiero Banamex, Cl B                  4.3
     Telefonos de Mexico, ADR                        4.0
     Cemex SA de CV                                  3.5

     CHILE

     Compania de Telefonos de Chile                  2.9

     ARGENTINA

     YPF Sociedad Anonima, ADR                       4.0
     Disco, ADR                                      1.5

     PERU

     Ferreyros SA                                    3.0


                                                   MCBT EMERGING AMERICAS FUND
------------------------------------------------------------------------------
                                                       SCHEDULE OF INVESTMENTS
                                                                APRIL 30, 1998


                                                                           SHARES                  VALUE
                                                                           -------                 ------
COMMON AND PREFERRED STOCKS - 81.9%
ARGENTINA - 8.3%
     ARGENTINA EQUITY INVESTMENTS                                           15,000             $      729,900
     COMPANIA PEREZ COMPANY                                                322,565                  1,938,897
     DISCO, ADR *                                                           52,400                  2,082,900
     IMPORTADORA Y EXPORTADORA PATAGONIA                                    72,000                  1,260,183
     YPF SOCIEDAD ANONIMA, ADR                                             158,500                  5,527,687
                                                                                             -----------------
     TOTAL ARGENTINA - (COST $11,262,110)                                                          11,539,567
                                                                                             -----------------
BRAZIL - 32.7%
     BRAZILIAN EQUITY INVESTMENTS *                                          44,000                 1,208,240
     CIA RIOGRANDENSE TELECOM *                                           2,230,000                 2,944,345
     COMPANHIA BRASILEIRA DE DISTRIBUICAO, GDR                               79,500                 2,116,688
     COMPANHIA ENERGETICA DE MINAS GERAIS (CEMIG), PREFERRED, ADR            69,063                 3,351,547
     COMPANHIA DE SANEAMENTO DO ESTADO DE SAO PAULO                      14,273,000                 3,244,856
     COMPANIA VALE DO RIO DOCE, ADR                                         159,000                 3,753,771
     LOJAS RENNER SA                                                     48,023,000                 1,889,595
     PETROBRAS PETROLEO BRASIL                                           24,100,000                 6,111,135
     TELEBRAS, ADR                                                           88,000                10,719,500
     TELECOMUNICACOES DE SAO PAULO                                       11,665,221                 3,967,797
     TELECOMUNICACOES DO RIO JANEIRO                                     23,373,735                 3,678,811
     TV FILME INCORPORATED *                                                231,700                   557,528
     UNIAO BANCOS BRASILEIROS SA                                         25,700,000                   719,101
     UNIAO BANCOS BRASILIEROS SA, PREFERRED                              26,500,000                   954,663
                                                                                             -----------------
     TOTAL BRAZIL - (COST $38,788,016)                                                             45,217,577
                                                                                             -----------------
CHILE - 5.7%
     COMPANIA DE TELEFONOS DE CHILE, ADR                                    162,000                 4,060,125
     DISTRIBUCION Y SERVICIO D & S SA, ADR *                                112,000                 1,974,000
     ENERSIS, ADR                                                            60,400                 1,778,025
                                                                                             -----------------
     TOTAL CHILE - (COST $7,994,666)                                                                7,812,150
                                                                                             -----------------
MEXICO - 32.2%
     CEMEX SA DE CV                                                         810,000                 4,871,462
     CIFRA SA DE CV, CL B                                                 2,168,340                 3,809,937
     CORPORACION GEO, SERIES B *                                            328,000                 2,266,604
     FOMENTO ECONOMICO MEXICANO SA DE C.V.                                  430,000                 3,184,434
     GRUPO CARSO                                                            422,000                 2,657,406
     GRUPO ELEKTRA SA DE C.V., GDR                                          218,000                 3,133,750
     GRUPO FINANCIERO BANAMEX, CL B *                                     1,880,000                 5,875,000
     GRUPO POSADAS *                                                      2,759,000                 1,997,672
     GRUPO TELEVISA, ADR *                                                   68,000                 2,788,000
     KIMBERLY-CLARK DE MEXICO                                               360,000                 1,768,160
     ORGANIZATION SORIANA SA DE CV                                          512,000                 1,935,094
     PEPSI-GEMEX, GDR                                                       103,000                 1,396,938
     TELEFONOS DE MEXICO, ADR                                                98,000                 5,549,250
     TUBOS DE ACERO DE MEXICO, ADR *                                        173,400                 3,186,225
                                                                                             -----------------
     TOTAL MEXICO - (COST $39,497,515)                                                             44,419,932
                                                                                             -----------------

See notes to financial statements.

                                                   MCBT EMERGING AMERICAS FUND
------------------------------------------------------------------------------
                                                       SCHEDULE OF INVESTMENTS
                                                                APRIL 30, 1998

                                                                            SHARES               VALUE
                                                                            ------               -----
COMMON AND PREFERRED STOCKS - CONTINUED
     PERU - 3.0%
     FERREYROS SA, ADR (a)                                                  165,500           $     4,158,733
                                                                                             -----------------
     TOTAL PERU - (COST $3,982,372)                                                                 4,158,733
                                                                                             -----------------

TOTAL COMMON AND PREFERRED STOCKS - (COST $101,524,679) +                                         113,147,959
                                                                                             -----------------
TOTAL INVESTMENTS - (COST  $101,524,679) - 81.9%                                                  113,147,959
CASH, RECEIVABLES AND OTHER ASSETS, LESS LIABILITIES - 18.1%                                       24,967,138
                                                                                             -----------------
NET ASSETS - 100.0%                                                                            $  138,115,097
                                                                                             -----------------
                                                                                             -----------------

*    Non-income producing security.
(a) Security exempt from registration under RULE 144A of the Securities Act of 1933. These securities may be resold in transactions exempt from registration, normally to qualified institutional buyers. At the period end, the value of these securities amounted to $4,158,733 or 3.0% of net assets.
+ Percentages of long term investments are presented in the portfolio by country. Percentages of long term investments by industry are as follows:
     Banks 1.2%, Brewery 2.3%, Broadcasting 2.0%, Construction and Building Materials 5.8%, Diversified 1.9%, Electric Utilities 3.7%, Financial Services 4.3%, Food & Beverages 4.0%, Hotels & Restaurants 1.4%, Investment Companies 1.4%, Manufacturing 1.6%, Metals 3.0%, Mining 2.7%, Oil & Gas 8.4%, Paper 1.3%, Petroleum Services 1.4%, Retail 4.6%, Retail Trade 5.7%, Telecommunication 13.3%, Telecommunications Services 5.5%, Telephone 4.0%, Water Utilities 2.4%.

ADR  American Depositary Receipts.
GDR  Global Depositary Receipts.









See notes to financial statements.

                                                   MCBT EMERGING AMERICAS FUND
------------------------------------------------------------------------------
                                           STATEMENT OF ASSETS AND LIABILITIES
                                                                APRIL 30, 1998

ASSETS

     Investments in securities, at value (cost $101,524,679) (Note B)                $    113,147,959

     Foreign currency, at value (cost $8,340,092) (Note B)                                  8,340,017

     Receivable for investments sold                                                       19,234,627

     Receivable for fund shares sold                                                          758,038

     Receivable for currency sold                                                           4,232,106

     Dividend and interest receivable                                                       1,593,952

     Foreign tax reclaims receivable                                                            1,566

     Prepaid insurance expense                                                                 11,813

     Deferred organization expenses (Note B)                                                    3,538
                                                                                    -----------------
     TOTAL ASSETS                                                                         147,323,616
                                                                                    -----------------
LIABILITIES

     Payable for investments purchased                                                         84,136

     Payable for currency purchased                                                         4,252,069

     Payable to custodian bank                                                              4,273,768

     Management fee payable (Note C)                                                          551,691

     Administration fee payable (Note C)                                                        9,455

     Trustees fees payable (Note C)                                                             3,128

     Accrued expenses and other liabilities                                                    34,272
                                                                                    -----------------
     TOTAL LIABILITIES                                                                      9,208,519
                                                                                    -----------------
TOTAL NET ASSETS                                                                     $    138,115,097
                                                                                    -----------------
                                                                                    -----------------
COMPOSITION OF NET ASSETS:

     Paid-in-capital                                                                 $    128,039,992

     Undistributed net investment income                                                      218,115

     Accumulated net realized loss on investment and foreign currency transactions         (1,756,773)

     Net unrealized appreciation on investment and foreign currency transactions           11,613,763
                                                                                    -----------------
TOTAL NET ASSETS                                                                     $    138,115,097
                                                                                    -----------------
                                                                                    -----------------
NET ASSET VALUE PER SHARE                                                            $           8.79
($138,115,097 / 15,719,171 shares of beneficial interest outstanding)               -----------------
                                                                                    -----------------


See notes to financial statements.

                                                   MCBT EMERGING AMERICAS FUND
------------------------------------------------------------------------------
                                                       STATEMENT OF OPERATIONS
                                                                APRIL 30, 1998

INVESTMENT INCOME

     Interest income                                                                 $    618,398

     Dividend income                                                                    4,054,178

     Foreign taxes withheld                                                              (268,311)
                                                                                    ---------------
     TOTAL INVESTMENT INCOME                                                            4,404,265
                                                                                    ---------------
EXPENSES

     Management fee (Note C)                                                            2,494,823

     Custodian fee                                                                        230,033

     Administration fee (Note C)                                                          123,118

     Audit fee                                                                             25,802

     Legal fees                                                                            11,277

     Transfer agent fee                                                                     6,798

     Trustees fees (Note C)                                                                 7,119

     Amortization of deferred organization expenses                                         2,547

     Miscellaneous expenses                                                                33,585
                                                                                    ---------------
     TOTAL EXPENSES                                                                     2,935,102
                                                                                    ---------------
NET INVESTMENT INCOME                                                                   1,469,163
                                                                                    ---------------
REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS AND FOREIGN CURRENCY

     Net realized gain on investments                                                  22,708,108

     Net realized loss on foreign currency transactions                                  (493,576)

     Net unrealized depreciation on:

       Investments                                                                    (25,099,168)

       Foreign currency transactions                                                       (9,335)
                                                                                    ---------------
NET LOSS ON INVESTMENTS AND FOREIGN CURRENCY TRANSACTIONS                              (2,893,971)
                                                                                    ---------------
NET DECREASE IN NET ASSETS FROM OPERATIONS                                          $  (1,424,808)
                                                                                    ---------------
                                                                                    ---------------

See notes to financial statements.

                                                   MCBT EMERGING AMERICAS FUND
------------------------------------------------------------------------------
                                            STATEMENT OF CHANGES IN NET ASSETS

                                                                                    YEAR                     YEAR
                                                                                    ENDED                    ENDED
                                                                                 APRIL 30, 1998           APRIL 30, 1997
                                                                                ---------------           --------------
NET ASSETS at beginning of period                                               $   194,596,827          $    89,599,602
                                                                               -----------------        -----------------
INCREASE (DECREASE) IN NET ASSETS FROM OPERATIONS:

     Net investment income                                                            1,469,163                  885,447

     Net realized gain on investment transactions                                    22,708,108                1,359,144

     Net realized loss on foreign currency transactions                                (493,576)                 (70,475)

     Net unrealized appreciation (depreciation) on:

       Investments                                                                  (25,099,168)              31,143,844

       Foreign currency transactions                                                     (9,335)                     330

     Net increase (decrease) in net assets from operations                           (1,424,808)              33,318,290
                                                                               -----------------        -----------------
DISTRIBUTIONS TO SHAREHOLDERS FROM:

     Net investment income                                                             (990,803)                (581,714)

     Net realized gains                                                             (12,415,579)                       0

     In excess of net realized gains                                                 (2,250,349)                       0
                                                                               -----------------        -----------------
     Total distributions                                                            (15,656,731)                (581,714)
                                                                               -----------------        -----------------
CAPITAL SHARE TRANSACTIONS:

     Net proceeds from sales of shares                                               54,531,962                73,420,567

     Reinvestment of dividends and distributions to shareholders                     15,605,446                   564,807

     Cost of shares repurchased                                                    (112,466,633)               (3,086,300)

     Paid in capital from subscription and redemption fees                            2,929,034                 1,361,575
                                                                               -----------------        -----------------
     Total increase (decrease) in net assets from capital share transactions        (39,400,191)               72,260,649
                                                                               -----------------        -----------------
NET INCREASE (DECREASE) IN NET ASSETS                                               (56,481,730)              104,997,225
                                                                               -----------------        -----------------
NET ASSETS at end of period (net of accumulated net investment                  $   138,115,097          $    194,596,827
income of $218,115 and $233,331, respectively)                                 -----------------        -----------------
                                                                               -----------------        -----------------

OTHER INFORMATION:

CAPITAL SHARE TRANSACTIONS:

     Shares sold                                                                      5,629,531                 9,227,999

     Shares issued in reinvestment of distributions to shareholders                   1,739,738                    69,729

     Less shares repurchased                                                        (12,296,439)                 (351,983)

     Net share transactions                                                          (4,927,170)                8,945,745
                                                                               -----------------        -----------------
                                                                               -----------------        -----------------


See notes to financial statements.

                                                   MCBT EMERGING AMERICAS FUND
------------------------------------------------------------------------------
                                                          FINANCIAL HIGHLIGHTS
                                        FOR A SHARE OUTSTANDING FOR THE PERIOD

                                                              YEAR             YEAR              YEAR        SEPT. 19, 1994 *
                                                              ENDED            ENDED             ENDED         THROUGH
                                                          APRIL 30, 1998   APRIL 30, 1997    APRIL 30, 1996  APRIL 30, 1995
                                                          --------------   --------------    --------------  --------------
PER SHARE OPERATING PERFORMANCE

Net asset value, beginning of period                      $ 9.430          $ 7.660          $ 6.850           $ 10.000

Net investment income (loss)                                0.055            0.040            0.025             (0.004)

Net realized and unrealized gain (loss) on investment
     and foreign currency transactions                     (0.050)           1.688            0.720             (3.298)
                                                        ----------        ----------        ------------      -----------
Total from investment operations                            0.005            1.728            0.745             (3.302)
                                                        ----------        ----------        ------------      -----------
Less distributions:

     Dividends from net investment income                  (0.053)          (0.029)          (0.040)             0.000

     Net realized gains                                    (0.659)           0.000            0.000              0.000

     In excess of net realized gains                       (0.119)           0.000            0.000              0.000
                                                        ----------        ----------        ------------      -----------
     Total distributions                                   (0.831)          (0.029)          (0.040)             0.000
                                                        ----------        ----------        ------------      -----------
Paid in capital from subscription and
     redemption fees (Note B)                               0.186             .071            0.105              0.152
                                                        ----------        ----------        ------------      -----------
Net asset value, end of period                            $ 8.790          $ 9.430          $ 7.660            $ 6.850
                                                        ----------        ----------        ------------      -----------
                                                        ----------        ----------        ------------      -----------
TOTAL INVESTMENT RETURN (1)                                 1.84%            23.55%           12.48%            (31.50)%(2)
                                                        ----------        ----------        ------------      -----------
                                                        ----------        ----------        ------------      -----------

RATIOS AND SUPPLEMENTAL DATA

Net assets, end of period                           $138,115,097      $194,596,827      $89,599,602        $39,833,637

Operating expenses, net, to average
     net assets (Note C)                                    1.76%             1.70%            1.70%              1.80% (3)

Operating expenses, gross, to average
     net assets (Note C)                                    1.76%             1.77%            1.95%              1.80% (3)

Net investment income (loss) to average net assets          0.88%             0.62%            0.88%             (0.11)%(3)

Portfolio turnover rate                                       99%               50%              61%                89%

Per share amount of fees waived (Note C)                 $ 0.000           $ 0.005          $ 0.007            $ 0.000

------------------------------------------------------------------------------

*    Commencement of investment operations.
(1) Total return at net asset value assuming all distributions reinvested and no purchase premiums or redemption fees.
     Total return would have been lower had certain expenses not been waived.
(2)  Periods less than one year are not annualized.
(3)  Annualized.

See notes to financial statements.

                                                   MCBT EMERGING AMERICAS FUND
------------------------------------------------------------------------------
                                                 NOTES TO FINANCIAL STATEMENTS

NOTE A - ORGANIZATION

Martin Currie Business Trust ("MCBT") (the "Trust") is registered under the Investment Company Act of 1940, as amended (the 1940 Act), as an open-end management investment company organized as a Massachusetts business trust on May 20, 1994. The Trust offers seven funds which have differing investment objectives and policies: Global Growth Fund, Opportunistic EAFE Fund, Global Emerging Markets Fund, Japan Small Companies Fund, Emerging Americas Fund, Emerging Asia Fund and EMEA Fund, (the "Funds"). The MCBT Emerging Americas Fund (the "Fund") commenced investment operations on September 19, 1994. The Fund's Declaration of Trust permits the Board of Trustees to issue an unlimited number of full and fractional shares of beneficial interest, without par value.

NOTE B - SIGNIFICANT ACCOUNTING POLICIES

The following is a summary of significant accounting policies followed by the Fund in the preparation of its financial statements.

VALUATION OF INVESTMENTS - The Fund's portfolio securities traded on a securities exchange are valued at the last quoted sale price, or, if no sale occurs, at the mean of the most recent quoted bid and asked prices. Unlisted securities for which market quotations are readily available are valued at the mean of the most recent quoted bid and asked prices. Prices for securities which are primarily traded in foreign markets are furnished by quotation services expressed in the local currency's value and are translated into U.S. dollars at the current rate of exchange. Short-term securities and debt securities with a remaining maturity of 60 days or less are valued at their amortized cost. Options and futures contracts are valued at the last sale price on the market where such options or futures contract is principally traded. Options traded over-the-counter are valued based upon prices provided by market makers in such securities or dealers in such currencies. Securities for which current market quotations are unavailable or for which quotations are not deemed by the investment adviser to be representative of market values are valued at fair value as determined in good faith by the Trustees of the Fund, or by persons acting pursuant to procedures established by the Trustees.

REPURCHASE AGREEMENTS - In connection with transactions in repurchase agreements, the Fund's custodian takes possession of the underlying collateral securities, the value or market price of which is at least equal to the principal amount, including interest, of the repurchase transaction. To the extent that any repurchase transaction exceeds one business day, the value of the collateral is marked-to-market on a daily basis to ensure the adequacy of the collateral. In the event of default of the obligation to repurchase, the Fund has the right to liquidate the collateral and apply the proceeds in satisfaction of the obligation. Under certain circumstances, in the event of default or bankruptcy by the other party to the agreement, realization and/or retention of the collateral or proceeds may be subject to legal proceedings that could delay or increase the cost of such realization or retention.

INVESTMENT TRANSACTIONS - Investment security transactions are recorded on the date of purchase or sale. Realized gains and losses from security transactions are determined on the basis of identified cost.

INVESTMENT INCOME - Dividend income is recorded on the ex-dividend date. Interest income is accrued as earned. Investment income is recorded net of foreign taxes withheld where recovery of such taxes is uncertain.

FOREIGN CURRENCY TRANSLATIONS - The records of the Fund are maintained in U.S. dollars. Foreign currency amounts are translated into U.S. dollars at a current rate of exchange of such currency to determine the value of investments, other assets and liabilities on the date of any determination of net asset value of the Fund. Purchases and sales of securities and income and expenses are converted at the prevailing rate of exchange on the respective dates of such transactions.

The Fund may realize currency gains or losses between the trade and settlement dates on security transactions. To minimize such currency gains or losses, the Fund may enter into forward foreign currency contracts.

The net U.S. dollar value of foreign currency underlying all contractual commitments held by the Fund on each day and the resulting net unrealized appreciation, depreciation and related net receivable or payable amounts are determined by using forward currency exchange rates supplied by a quotation service.
                                       11

                                                   MCBT EMERGING AMERICAS FUND
------------------------------------------------------------------------------
                                      NOTES TO FINANCIAL STATEMENTS (Continued)

FOREIGN CURRENCY TRANSLATIONS (CONTINUED) - Reported net realized gains and losses on foreign currency transactions represent net gains and losses from sales and maturities of forward currency contracts, disposition of foreign currencies, currency gains and losses realized between the trade and settlement dates on security transactions, and the difference between the amount of net investment income accrued and the U.S. dollar amount actually received. The effects of changes in foreign currency exchange rates on investments in securities are not segregated in the Statement of Operations from the effects of changes in market prices of those securities, and are included with the net realized and unrealized gain or loss on investment securities.

FORWARD FOREIGN CURRENCY CONTRACTS - A forward foreign currency contract ("Forward") is an agreement between two parties to buy and sell a currency at a set price on a future date. The market value of the Forward fluctuates with changes in currency exchange rates. The Forward is marked-to-market daily and the change in the market value is recorded by the Fund as an unrealized gain or loss. When the Forward is closed, the Fund records a realized gain or loss equal to the difference between the value at the time it was opened and the value at the time it was closed. The Fund may enter into Forwards in connection with planned purchases and sales of securities, to hedge specific receivables or payables against changes in future exchange rates or to hedge the U.S. dollar value of portfolio securities denominated in a foreign currency. There were no open forward foreign currency contracts at April 30, 1998.

Although forward currency contracts limit the risk of loss due to a decline in the value of hedged currency, they also limit any potential gain that might result should the value of the currency increase. In addition, the Funds could be exposed to additional risks if the counterparties to the contracts are unable to meet the terms of their contracts.

EXPENSES - Expenses directly attributable to the Fund are charged to the Fund. Expenses not directly attributable to a particular Fund are either split evenly among the affected Funds, allocated on the basis of relative average net assets, or otherwise allocated among the Funds as the Board of Trustees may direct or approve. Certain costs incurred in connection with the organization of the Trust and each Fund have been deferred and are being amortized on a straight line basis over a five year period starting on each Fund's commencement of operations.

DISTRIBUTIONS TO SHAREHOLDERS - The Fund declares and distributes dividends from net investment income, if any, and distributes its net realized capital gains, if any, at least annually. All distributions will be reinvested in shares of the Fund at the net asset value unless the shareholder elects in the subscription agreement either to receive cash in respect of all distributions or to receive cash with respect to distributions of income and to reinvest in shares of the Fund with respect to distributions of realized capital gains. Income and capital gain distributions are determined in accordance with income tax regulations which may differ from generally accepted accounting principles. These differences are primarily due to differing treatments for passive foreign investment companies (PFIC's), foreign currency transactions, losses deferred due to wash sales, post October 31 losses and excise tax regulations. Permanent book and tax differences relating to shareholder distributions will result in reclassifications to paid-in-capital. Distributions are recorded on the ex-dividend date.

PURCHASES AND REDEMPTIONS OF FUND SHARES - There is a purchase premium for cash investments into the Fund of 1.75% of the amount invested and a redemption fee on cash redemptions of 1.75% of the amount redeemed. All purchase premiums and redemption fees are paid to and retained by the Fund and are recorded as paid-in-capital by the Fund. These fees are intended to offset brokerage and transaction costs arising in connection with the purchase and redemption. The purchase and redemption fees may be waived by the Manager, however, if these brokerage and transaction costs are minimal or in other circumstances at the Manager's discretion. For the year ended April 30, 1998, $966,042 was collected in purchase premiums and $1,962,992 was collected in redemption fees.

INCOME TAXES - Each Fund of the Trust is treated as a separate entity for U.S. federal income tax purposes. Each Fund intends to qualify each year as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended. By so qualifying, the Funds will not be subject to federal income taxes to the extent that they distribute substantially all of their taxable income, including realized capital gains, if any, for the fiscal year. In addition, by distributing substantially all of their net investment income, realized capital gains and certain other amounts, if any, during the calendar year, the Funds will not be subject to a federal excise tax. On December 30, 1997, the Fund declared a long term capital gain distribution of $14,665,928, representing $0.778 per share. As of April 30, 1998, the Fund has a realized capital loss carryforward, for Federal income tax purposes, of $9,535,196 (expires April 30, 2004), available to be used to offset future realized capital gains. As of April 30, 1998, the Fund has elected for Federal income tax purposes to defer a $226,211 current year post October 31 capital loss and a $91,074 current year post October 31 currency loss as though these losses were incurred on the first day of the next fiscal year.

                                                   MCBT EMERGING AMERICAS FUND
------------------------------------------------------------------------------
                                      NOTES TO FINANCIAL STATEMENTS (Continued)

INCOME TAXES (CONTINUED) - The Fund may be subject to taxes imposed by countries in which it invests. Such taxes are generally based on income and/or capital gains earned or repatriated. Taxes are accrued and applied to net investment income, net realized gains and unrealized appreciation as such income and/or gains are earned.

ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and income and expenses at the date of the financial statements. Actual results could differ from these estimates.

NOTE C - AGREEMENTS AND FEES

The Fund has entered into a Management Contract with Martin Currie Inc. (the "Investment Manager"), a wholly owned subsidiary of Martin Currie Ltd. Under the Management Contract, the Fund pays the Investment Manager a quarterly management fee at the annual rate of 1.50% of the Fund's average net assets. Prior to September 20, 1996 the Investment Manager had voluntarily agreed to limit its fee to 1.25% of the Fund's average net assets.

The Investment Manager has also voluntarily undertaken to reduce its fee until further notice to the extent necessary to limit the Fund's annual expenses (including the management fee but excluding brokerage commissions, transfer taxes, and extraordinary expenses) to 2.00% of the Fund's average net assets on an annualized basis. For the year ended April 30, 1998, it was not necessary for the Investment Manager to waive any additional fees.

State Street Bank and Trust Company (the "Administrator") serves as administrator of the Fund. The Administrator performs certain administrative services for the Fund. The Fund pays the Administrator a fee at the rate of 0.08% of the Fund's average net assets up to $125 million, 0.06% of the next $125 million, and 0.04% of those assets in excess of $250 million, subject to certain minimum requirements, plus certain out of pocket costs. State Street Bank and Trust Company also receives fees and compensation of expenses for certain custodian and transfer agent services.

Trustees of the Trust who are not interested persons receive aggregate annual fees of $20,000 ($10,000 per Trustee).

NOTE D - INVESTMENT TRANSACTIONS

Purchases and proceeds from sales and maturities of investments, excluding short-term securities for the year ended April 30, 1998 were $150,384,086 and $219,590,597, respectively.

The identified cost of investments in securities and repurchase agreements owned for federal income tax purposes and their respective gross unrealized appreciation and depreciation at April 30, 1998 were as follows:

     IDENTIFIED             GROSS UNREALIZED            NET UNREALIZED
       COST           APPRECIATION   (DEPRECIATION)      APPRECIATION
    -------------    -------------   -------------      --------------
    $ 107,658,511    $ 9,739,270     $ (4,249,822)      $  5,489,448

NOTE E - PRINCIPAL SHAREHOLDERS

As of April 30, 1998 there were three shareholders who owned greater than 10% of the Fund's outstanding shares, representing 53% of the Fund.

                                                   MCBT EMERGING AMERICAS FUND
------------------------------------------------------------------------------
                                      NOTES TO FINANCIAL STATEMENTS (Continued)

NOTE F - CONCENTRATION OF RISK

The Fund will invest extensively in foreign securities (i.e., those which are not listed on a United States securities exchange) in emerging markets. Investing in foreign securities involves risks not typically found in investing in U.S. markets. These include risks of adverse change in foreign economic, political, regulatory and other conditions, and changes in currency exchange rates, exchange control regulations (including currency blockage), expropriation of assets or nationalization, imposition of withholding taxes on dividend or interest payments and capital gains, and possible difficulty in obtaining and enforcing judgments against foreign entities. Furthermore, issuers of foreign securities are subject to different, and often less comprehensive, accounting, reporting and disclosure requirements than domestic issuers. The securities of some foreign companies and foreign securities markets are less liquid and at times more volatile than securities of comparable U.S. companies and U.S. securities markets.

The risks of investing in foreign securities may be heightened in the case of investments in emerging markets or countries with limited or developing capital markets. Security prices in emerging markets can be significantly more volatile than in the more developed nations of the world, reflecting the greater uncertainties of investing in less established markets and economies.
 In particular, countries with emerging markets may have relatively unstable governments, present the risk of nationalization, restrictions on foreign ownership, imposition of withholding taxes on dividend or interest payments and capital gains, or prohibitions on repatriation of assets, and may have less protection for property rights than more developed countries. Political change or instability may adversely affect the economies and securities markets of such countries. The economies of individual countries may differ favorably or unfavorably and significantly from the U. S. economy in such respects as growth of gross domestic product or gross national product, diversification, rate of inflation, currency depreciation, capital reinvestment, resource self-sufficiency, dependence on foreign assistance, vulnerability to change in trade conditions, structural unemployment and balance of payments position.

------------------------------------------------------------------------------

ADDITIONAL FEDERAL TAX INFORMATION - (UNAUDITED)

The Fund intends to make an election under Internal Revenue Code 853 to pass through foreign taxes paid by the Fund to its shareholders. During the year ended April 30, 1998, the total amount of foreign taxes that will be passed through to the shareholders and the foreign source income for information reporting purposes will be $128,645 (of the total $268,311 taxes withheld) and $4,019,080, respectively.

                         REPORT OF INDEPENDENT ACCOUNTANTS


To the Trustees and Shareholders of the
Martin Currie Business Trust - Emerging Americas Fund


In our opinion, the accompanying statement of assets and liabilities, including the schedule of investments, and the related statements of operations and of changes in net assets and the financial highlights present fairly, in all material respects, the financial position of the Emerging Americas Fund (the "Fund") at April 30, 1998, and the results of its operations, the changes in its net assets and the financial highlights for the periods indicated, in conformity with generally accepted accounting principles. These financial statements and the financial highlights (hereafter referred to as "financial statements") are the responsibility of the Fund's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits, which included confirmation of securities at April 30, 1998 by correspondence with the custodian and brokers and the application of alternative auditing procedures where confirmations from brokers were not received, provide a reasonable basis for the opinion expressed above.

Price Waterhouse LLP
Boston, Massachusetts
June 16, 1998

                            MARTIN CURRIE BUSINESS TRUST



                                ____________________




                               TRUSTEES  AND OFFICERS


                    C. James P. Dawnay, TRUSTEE AND PRESIDENT *
                              Simon D. Eccles, TRUSTEE
                           Patrick R. Wilmerding, TRUSTEE
                   Colin Winchester, VICE PRESIDENT AND TREASURER
                          J. Grant Wilson, VICE PRESIDENT
                           Julian M.C. Livingston, CLERK


                                * INTERESTED TRUSTEE

                                ____________________




                                 INVESTMENT MANAGER


                                Martin Currie, Inc.
                                   Saltire Court
                                 20 Castle Terrace
                                 Edinburgh EH1 2ES
                                011-44-131-229-5252


                                 Regulated by IMRO


                     Registered Investment Adviser with the SEC

                                ____________________




     The information contained in this report is intended for general informational purposes only. This report is not authorized for distribution to prospective investors unless preceded or accompanied by a current Private Placement Memorandum which contains important information concerning the Fund and its current offering of shares.

                            MARTIN CURRIE BUSINESS TRUST
                             JAPAN SMALL COMPANIES FUND



                                   ANNUAL REPORT

                                   APRIL 30, 1998

                                                MCBT JAPAN SMALL COMPANIES FUND
-------------------------------------------------------------------------------
                                                      PROFILE AT APRIL 30, 1998

 OBJECTIVE         Long-term  capital appreciation through active management of a diversified portfolio of equities in Japanese companies with relatively small capitalization, which may not have wide market recognition.

 LAUNCH DATE       August 15, 1994

 FUND SIZE         $57.5m

 PERFORMANCE       Total return from May 1, 1997 through April 30, 1998

                   -    MCBT - Japan Small Companies Fund
                        (excluding all transaction fees)                 -15.0%
                   -    MCBT - Japan Small Companies Fund
                        (including all transaction fees)                 -16.7%
                   -    Tokyo Stock Exchange - Second Section Index      -24.6%

                   Annualized total return from August 15, 1994 through April 30, 1998

                   -    MCBT - Japan Small Companies Fund
                        (excluding all transaction fees)                  -8.7%
                   -    MCBT - Japan Small Companies Fund
                        (including all transaction fees)                  -9.1%

                   The graph below represents the annualized total return of the portfolio including all transaction fees versus the Tokyo Stock Exchange - Second Section Index from September 1, 1994 through April 30, 1998.

                   -    MCBT - Japan Small Companies Fund
                        (excluding all transaction fees)                  -8.8%
                   -    MCBT - Japan Small Companies Fund
                        (including all transaction fees)                  -9.3%
                   -    Tokyo Stock Exchange - Second Section Index      -21.0%

                            9/1/94(a) 4/30/95   4/30/96  4/30/97  4/30/98
                            --------- -------   -------  -------  -------
MCBT Japan Small Companies   $10,000   $9,410   $10,652   $8,229   $6,993
TSE Second Section Index     $10,000   $8,325   $ 8,853   $5,425   $4,210

(a) Performance for the benchmark is not available from August 15, 1994 (commencement of investment operations). For that reason, performance is shown from September 1, 1994.

Performance shown is net of all fees after reimbursement from the Manager. Returns and net asset values of fund investments will fluctuate, so that an investor's shares, when redeemed, may be worth more or less than their original cost. The total returns would have been lower had certain expenses not been waived during the period shown. Each performance figure including all transaction fees assumes purchase at the beginning and redemption at the end of the stated period and is calculated using an offering price which reflects a transaction fee of 100 basis points on purchase and 100 basis points on redemption. Transaction fees are paid to the Fund to cover trading costs. Past performance is not indicative of future performance.

See notes to financial statements.

                                                MCBT JAPAN SMALL COMPANIES FUND
-------------------------------------------------------------------------------
                                                      PROFILE AT APRIL 30, 1998

 PORTFOLIO         The last 12 months were characterised by economic weakness
 COMMENTS          in Japan. This was reflected in the bond, currency and
                   equity markets with smaller companies faring particularly badly. Successful stock and sector selection has led to outperformance against the market although absolute returns remain elusive.

                   Tax rises, reduced government expenditure, depressed consumption and the economic slowdown in Asia all conspired to slow the economy. A series of high profile bankruptcies did little to improve investor confidence and credit became more expensive for many Japanese companies. Yet it was encouraging to see the smaller companies rally in January.

                   The performance of the fund was aided by the domestic blue chip element of the portfolio. Uni Charm and Meitec, who account for 8% of the portfolio, rose 29% and 71% respectively. We bought Toppan Forms, a printing company, which has risen 37% since we bought in February. We also bought, and have since sold for a profit, an underwear manufacturer called Gunze as a value play. The theme behind our sales was to reduce the general economic sensitivity of the portfolio. Chain Store Okuwa, retail and restaurants, and Nitto Kohki, machine tool manufacturers, have both been sold entirely.

                   OUTLOOK

                   Later this year the government's 16 trillion yen package will help stimulate the economy. Longer term, there is cause for cautious optimism. The government's increasingly tight financial situation should result in further deregulation and tax reform. Moreover, companies are beginning to embrace the concept of shareholder value. Share buybacks and return on equity targets are no longer the preserve of companies like Toyota. These are longer term changes, but in the meantime it is reassuring to know that value investors are underpinning the market.

 INVESTMENT        James Fairweather is Chief Investment Officer.  All funds
 MANAGER           are managed on a team basis with a named director heading
 PROFILE           each team.

                   Michael Thomas has managed the MCBT Japan Small Companies Fund since inception.

                   Michael graduated from Bristol University with a degree in Economics and joined stockbrokers Vickers da Costa in 1973. He began covering the Japanese markets in 1975 and became Director of the Japanese department in 1982. A specialist on Japan, he joined Martin Currie in 1989 as a director and head of the Far East investment team.

                   He is assisted by Keith Donaldson. Keith graduated from the University of Kingston-upon-Hull with a degree in Social Studies. Having spent five years as a financial analyst with Wood Mackenzie, followed by four years with UBS Philips and Drew. Keith moved to Tokyo in 1988 as Vice President and head of Japanese equity sales at Morgan Stanley, then joined Martin Currie's Japan team as an assistant director in 1997. He was promoted to director in October, 1997.

                   The Global Asset Allocation Committee sets limits for regional allocation. The managers of the funds are responsible for the selection of countries within those regions, sectors, and stocks.

See notes to financial statements.

                                                MCBT JAPAN SMALL COMPANIES FUND
-------------------------------------------------------------------------------
                                                      PROFILE AT APRIL 30, 1998

LARGEST HOLDINGS                    % OF NET ASSETS

            Meitec                        4.7
            Circle K Japan                3.9
            Kirin Beverage                3.7
            Sony Music Entertainment      3.4
            Uni-Charm                     3.3
            Promise                       3.0
            Taisho Pharmaceutical         2.9
            Mabuchi Motor                 2.8
            Aiful                         2.8
            Hirose Electric               2.7



See notes to financial statements.

                                                MCBT JAPAN SMALL COMPANIES FUND
-------------------------------------------------------------------------------
                                                        SCHEDULE OF INVESTMENTS
                                                                 APRIL 30, 1998

                                                      SHARES            VALUE
                                                      ------            -----
COMMON STOCK, WARRANTS AND CONVERTIBLE BONDS - 100.2%
COMMON STOCK - 87.0%
     ADERANS                                          64,000        $ 1,513,677
     AIFUL *                                          24,000          1,588,635
     AIPHONE                                          63,600            470,008
     ALTECH CORPORATION                               16,000            126,946
     ASIA SECURITIES PRINTING                         85,000            886,353
     CANON APTEX                                     100,000            884,086
     CAPCOM                                           70,000            911,894
     CHIYODA                                          70,000            460,178
     CIRCLE K JAPAN                                   54,428          2,241,443
     COCO'S JAPAN                                     90,000            346,834
     DAIFUKU                                         100,000            395,194
     DAIWA KOSHO LEASE                               319,000          1,371,551
     DAIWA LOGISTICS                                  94,800            474,215
     EIDEN SAKAKIYA                                  150,000            629,062
     EXEDY                                               200              1,058
     FUJI MACHINE MANUFACTURING                      240,000          1,142,512
     FUJITSU BUSINESS SYSTEMS                         40,000            619,616
     HIRATA TECHNICAL                                155,400            556,594
     HIROSE ELECTRIC                                  30,800          1,556,990
     KIRIN BEVERAGE                                  110,000          2,152,788
     KOMORI                                           67,000          1,139,111
     MABUCHI MOTOR                                    28,000          1,620,674
     MAEZAWA INDUSTRIES                              100,000            978,540
     MEITEC                                           82,800          2,721,626
     MICRONICS JAPAN                                     500             12,090
     MIURA                                             6,700             63,790
     NICHICON                                         70,000            761,675
     NIPPON BROADCASTING SYSTEM                       30,000          1,378,268
     NIPPON ENGINEERING CONSULTANTS *                 50,000            136,013
     NIPPON KONPO UNYU SOKO                          160,000            910,382
     NIPPON SYSTEM DEVELOPMENT                        49,000          1,221,853
     NISHIO RENT ALL                                  66,500            562,793
     NISSHA PRINTING                                 110,000            665,785
     NORITSU KOKI                                     40,600          1,211,803
     ORIENTAL CONSTRUCTION                            60,500            301,723
     PCA CORPORATION                                  15,000            215,354
     PROMISE                                          33,430          1,697,519
     RISO KAGAKU *                                    20,000          1,044,280
     ROHTO PHARMACEUTICAL                             80,000            649,237
     RYOSAN                                           65,000            932,711
     SANKI ENGINEERING                               160,000          1,218,679
     SANKYO                                           60,300            965,966
     SANTEN PHARMACEUTICAL                            88,770            892,127
     SHIMACHU                                         40,000            720,871
     SONY MUSIC ENTERTAINMENT                         50,000          1,957,080
     TAISHO PHARMACEUTICAL                            79,000          1,671,452
     TDC SOFTWARE                                     20,000            219,133
     TOKAI LEASE                                     119,000            279,651

See notes to financial statements.

                                                MCBT JAPAN SMALL COMPANIES FUND
-------------------------------------------------------------------------------
                                                        SCHEDULE OF INVESTMENTS
                                                                 APRIL 30, 1998

                                                           SHARES/PAR        VALUE
                                                           ----------        -----
 COMMON STOCK - Continued
    TOPPAN FORMS COMPANY                                     110,000      $ 1,321,596
    TRANS COSMOS INCORPORATED                                  5,500          159,589
    TSUBAKI NAKASHIMA                                        140,000          753,211
    UNI-CHARM                                                 50,000        1,889,074
    XEBIO                                                     55,000          706,514
    YUSEN AIR & SEA SERVICE                                   49,000          703,491
                                                                          -----------
TOTAL COMMON STOCK - (COST $67,683,389)                                    50,013,295
                                                                          -----------

CONVERTIBLE BONDS - 12.8%
     JONAS, 1.35%, 12/30/1999                          Y 106,500,000          961,590
     KONAMI, 0.75%, 03/31/2000                         Y 160,000,000        1,307,662
     MIRAI INDUSTRY, 2.30%, 03/20/2002                 Y 160,000,000        1,244,068
     MITSUI HIGH-TEC INCORPORATED, 1.90%, 01/31/2000   Y  50,000,000          483,603
     NAMCO, 0.80%, 09/28/2001                          Y  50,000,000          383,482
     NAMCO, 0.90%, 09/30/2003                          Y 110,000,000          860,284
     NAMCO, 4.70%, 09/30/1998                          Y  40,000,000          305,879
     NITTO DENKO, NO 4, 3.90%, 03/30/2001              Y  70,000,000          835,726
     RISO KAGAKU, 4.50%, 03/31/1999                    Y  61,000,000          493,199
     TAIYO YUDEN, 1.15%, 09/30/2008                    Y  50,000,000          483,603
                                                                          -----------
     TOTAL CONVERTIBLE BONDS - (COST $9,005,197)                            7,359,096
                                                                          -----------

WARRANTS - 0.4%
     NIPPON ENGINEERING CONSULTANTS, 01/20/2000 *              1,500            2,999
     SATORI ELECTRIC, 05/23/2000 *                               200           20,000
     TAMPOPO (PROMISE) 02/08/2000 *                              100          202,500
                                                                          -----------
     TOTAL WARRANTS - (COST $453,802)                                         225,499
                                                                          -----------

TOTAL COMMON STOCK, WARRANTS AND
     CONVERTIBLE BONDS - (COST $77,142,388) +                              57,597,890
                                                                          -----------

TOTAL INVESTMENTS - (COST  $77,142,388) - 100.2%                           57,597,890
CASH, RECEIVABLES AND OTHER ASSETS, LESS LIABILITIES - (0.2)%                 (91,518)
                                                                          -----------
NET ASSETS - 100.0%                                                       $57,506,372
                                                                          -----------
                                                                          -----------

*    Non-income producing security.
Y    Reflected at par and denominated in Japanese yen.
+ Percentages of long term investments by industry are as follows: Auto Parts 1.0%, Broadcasting 2.4%, Building & Construction 2.7%, Commercial Services 0.5%, Computer Software 0.9%, Computers & Business Equipment 9.5%, Cosmetics & Toiletries 2.6%, Drugs & Health Care 7.3%, Electrical Equipment 9.7%, Electronics 6.7%, Engineering 4.5%, Entertainment 3.4%, Financial Services 6.1%, Food & Beverages 5.4%, Industrial Machinery 4.5%, Lease Rental Obligations 3.4%, Leisure Time 0.5%, Metals 2.2%, Paper 3.3%, Photography 1.5%, Printing 7.0%, Retail Trade 8.9%, Software 2.6%, Transportation 3.6%.

See notes to financial statements.

                                                MCBT JAPAN SMALL COMPANIES FUND
-------------------------------------------------------------------------------
                                            STATEMENT OF ASSETS AND LIABILITIES
                                                                 APRIL 30, 1998

ASSETS

     Investments in securities, at value
       (cost $77,142,388) (Note B)                                  $57,597,890

     Receivable for investments sold                                    571,677

     Dividend and interest receivable                                   241,519

     Prepaid insurance expense                                            5,237

     Deferred organization expenses (Note B)                              3,300
                                                                    -----------
     TOTAL ASSETS                                                    58,419,623
                                                                    -----------

LIABILITIES

     Payable for forward foreign currency contracts                     452,206

     Payable to custodian bank                                          281,409

     Management fee payable (Note C)                                    152,001

     Administration fee payable (Note C)                                  1,858

     Trustees fees payable (Note C)                                       1,383

     Accrued expenses and other liabilities                              24,394
                                                                    -----------
     TOTAL LIABILITIES                                                  913,251
                                                                    -----------
TOTAL NET ASSETS                                                    $57,506,372
                                                                    -----------
                                                                    -----------

COMPOSITION OF NET ASSETS:

     Paid-in-capital                                                $86,700,304

     Undistributed net investment loss                                 (827,685)

     Accumulated net realized loss on investment and foreign currency
     transactions                                                    (8,362,478)

     Net unrealized depreciation on investment and foreign currency
     transactions                                                    (20,003,769)
                                                                    -----------
TOTAL NET ASSETS                                                    $57,506,372
                                                                    -----------
                                                                    -----------
NET ASSET VALUE PER SHARE                                           $      6.46
($57,506,372 / 8,901,820 shares of beneficial interest outstanding) -----------
                                                                    -----------

See notes to financial statements.

                                                MCBT JAPAN SMALL COMPANIES FUND
-------------------------------------------------------------------------------
                                                        STATEMENT OF OPERATIONS
                                                                 APRIL 30, 1998

INVESTMENT INCOME

     Interest income                                              $     252,837

     Dividend income                                                    546,808

     Foreign taxes withheld                                             (92,598)
                                                                  -------------
     TOTAL INVESTMENT INCOME                                            707,047
                                                                  -------------

EXPENSES

     Management fee (Note C)                                            712,359

     Custodian fee                                                       85,832

     Administration fee (Note C)                                         57,114

     Audit fee                                                           25,804

     Legal fees                                                           6,872

     Transfer agent fee                                                   6,816

     Trustees fees (Note C)                                               2,613

     Amortization of deferred organization expenses                       2,541

     Miscellaneous expenses                                              17,625
                                                                  -------------
     TOTAL EXPENSES                                                     917,576
                                                                  -------------
NET INVESTMENT LOSS                                                    (210,529)
                                                                  -------------

REALIZED AND UNREALIZED LOSS ON INVESTMENTS AND FOREIGN CURRENCY

     Net realized loss on investments                                (5,451,368)

     Net realized loss on foreign currency transactions                 (47,734)

     Net unrealized depreciation on:

       Investments                                                   (6,570,197)

       Foreign currency transactions                                   (454,673)
                                                                  -------------
NET LOSS ON INVESTMENTS AND FOREIGN CURRENCY TRANSACTIONS           (12,523,972)
                                                                  -------------
NET DECREASE IN NET ASSETS FROM OPERATIONS                        $ (12,734,501)
                                                                  -------------
                                                                  -------------

See notes to financial statements.

                                                MCBT JAPAN SMALL COMPANIES FUND
-------------------------------------------------------------------------------
                                             STATEMENT OF CHANGES IN NET ASSETS

                                                                    YEAR              YEAR
                                                                    ENDED             ENDED
                                                                APRIL 30, 1998    APRIL 30, 1997
                                                                --------------    --------------
NET ASSETS at beginning of period                                $ 66,748,656      $ 88,863,054
                                                                 ------------      ------------

DECREASE IN NET ASSETS FROM OPERATIONS:

     Net investment loss                                             (210,529)         (325,801)

     Net realized loss on investment transactions                  (5,451,368)       (1,933,163)

     Net realized gain (loss) on foreign currency transactions        (47,734)        2,960,291

     Net unrealized appreciation (depreciation) on:

       Investments                                                 (6,570,197)      (21,908,955)

       Foreign currency transactions                                 (454,673)          449,601
                                                                 ------------      ------------
     Net decrease in net assets from operations                   (12,734,501)      (20,758,027)
                                                                 ------------      ------------

DISTRIBUTIONS TO SHAREHOLDERS FROM:

     Net investment income                                           (586,947)       (1,659,257)

     In excess of net investment income                                     0        (2,562,640)

     Return of capital                                               (249,391)                0

     Net realized gains                                                     0          (814,535)

     In excess of net realized gains                                        0          (330,947)
                                                                 ------------      ------------
     Total distributions                                             (836,338)       (5,367,379)
                                                                 ------------      ------------

CAPITAL SHARE TRANSACTIONS:

     Net proceeds from sales of shares                             16,045,506         7,729,431

     Reinvestment of dividends and distributions to shareholders      785,178         5,251,397

     Cost of shares repurchased                                   (12,791,111)       (9,125,750)

     Paid in capital from subscription and redemption fees            288,982           155,930
                                                                 ------------      ------------
     Total increase in net assets from capital share transactions   4,328,555         4,011,008
                                                                 ------------      ------------
NET DECREASE IN NET ASSETS                                         (9,242,284)      (22,114,398)
                                                                 ------------      ------------
NET ASSETS at end of period (net of accumulated net investment   $ 57,506,372      $ 66,748,656
income (loss) of ($827,685) and $89,565, respectively)           ------------      ------------
                                                                 ------------      ------------
OTHER INFORMATION:
CAPITAL SHARE TRANSACTIONS:

     Shares sold                                                    1,970,622           816,185

     Shares issued in reinvestment of distributions to shareholders   125,628           628,158

     Less shares repurchased                                       (1,841,334)       (1,045,143)
                                                                 ------------      ------------
     Net share transactions                                           254,916           399,200
                                                                 ------------      ------------
                                                                 ------------      ------------

See notes to financial statements.

                                                MCBT JAPAN SMALL COMPANIES FUND
-------------------------------------------------------------------------------
                                                           FINANCIAL HIGHLIGHTS
                                         FOR A SHARE OUTSTANDING FOR THE PERIOD

                                                               YEAR            YEAR          YEAR (4)    AUGUST 15, 1994 *
                                                               ENDED           ENDED          ENDED            THROUGH
                                                          APRIL 30, 1998  APRIL 30, 1997  APRIL 30, 1996   APRIL 30, 1995
                                                          --------------  --------------  --------------  ---------------
PER SHARE OPERATING PERFORMANCE

Net asset value, beginning of period                       $      7.720     $    10.770     $     9.610    $    10.000

Net investment income (loss)                                     (0.005)         (0.027)         (0.034)         0.013

Net realized and unrealized gain (loss) on investment
     and foreign currency transactions                           (1.189)         (2.384)          1.248         (0.492)
                                                           ------------     -----------     -----------    -----------
Total from investment operations                                 (1.194)         (2.411)          1.214         (0.479)
                                                           ------------     -----------     -----------    -----------
Less distributions:
     Net investment income                                       (0.069)         (0.203)          0.000         (0.002)

     In excess of net investment income                           0.000          (0.314)         (0.097)         0.000

     Return of capital                                           (0.029)          0.000           0.000          0.000

     Net realized gains                                           0.000          (0.100)          0.000         (0.003)

     In excess of net realized gains                              0.000          (0.040)          0.000         (0.000)
                                                           ------------     -----------     -----------    -----------
Total distributions                                              (0.098)         (0.657)         (0.097)        (0.005)
                                                           ------------     -----------     -----------    -----------
Paid in capital from subscription and
     redemption fees (Note B)                                     0.032           0.018           0.043          0.094
                                                           ------------     -----------     -----------    -----------
Net asset value, end of period                             $      6.460     $     7.720     $    10.770    $     9.610
                                                           ------------     -----------     -----------    -----------
                                                           ------------     -----------     -----------    -----------

TOTAL INVESTMENT RETURN (1)                                      (15.01)%        (22.69)%         13.13%         (3.85)%(2)
                                                           ------------     -----------     -----------    -----------
                                                           ------------     -----------     -----------    -----------

RATIOS AND SUPPLEMENTAL DATA

Net assets, end of period                                  $ 57,506,372     $66,748,656     $88,863,054    $44,969,083

Operating expenses, net, to average
     net assets (Note C)                                           1.29%           1.26%           1.37%          1.50%(3)

Operating expenses, gross, to average
     net assets (Note C) (3)                                       1.29%           1.26%           1.37%          1.72%

Net investment income(loss) to average net assets (3)             (0.30)%         (0.41)%         (0.36)%         0.37%

Portfolio turnover rate                                              26%             26%             37%            33%

Per share amount of fees waived (Note C)                   $      0.000     $     0.000     $     0.000    $     0.008
-----------------------------------------------------------------------------------------------------------------------

*    Commencement of investment operations.
(1) Total return at net asset value assuming all distributions reinvested and no purchase premiums or redemption fees. Total return would have been lower had certain expenses not been waived.
(2)  Periods less than one year are not annualized.
(3)  Annualized.
(4) The per share amounts were computed using an average number of shares outstanding during the year.

See notes to financial statements.

                                                MCBT JAPAN SMALL COMPANIES FUND
-------------------------------------------------------------------------------
                                                  NOTES TO FINANCIAL STATEMENTS

NOTE A - ORGANIZATION

Martin Currie Business Trust ("MCBT") (the "Trust") is registered under the Investment Company Act of 1940, as amended (the 1940 Act), as an open-end management investment company organized as a Massachusetts business trust on May 20, 1994. The Trust offers seven funds which have differing investment objectives and policies: Global Growth Fund, Opportunistic EAFE Fund, Global Emerging Markets Fund, Japan Small Companies Fund, Emerging Americas Fund, Emerging Asia Fund and EMEA Fund, (the "Funds"). The MCBT Japan Small Companies Fund (the "Fund") commenced investment operations on August 15, 1994. The Fund's Declaration of Trust permits the Board of Trustees to issue an unlimited number of full and fractional shares of beneficial interest, without par value.

NOTE B - SIGNIFICANT ACCOUNTING POLICIES

The following is a summary of significant accounting policies followed by the Fund in the preparation of its financial statements.

VALUATION OF INVESTMENTS - The Fund's portfolio securities traded on a securities exchange are valued at the last quoted sale price, or, if no sale occurs, at the mean of the most recent quoted bid and asked prices. Unlisted securities for which market quotations are readily available are valued at the mean of the most recent quoted bid and asked prices. Prices for securities which are primarily traded in foreign markets are furnished by quotation services expressed in the local currency's value and are translated into U.S. dollars at the current rate of exchange. Short-term securities and debt securities with a remaining maturity of 60 days or less are valued at their amortized cost. Options and futures contracts are valued at the last sale price on the market where such options or futures contract is principally traded. Options traded over-the-counter are valued based upon prices provided by market makers in such securities or dealers in such currencies. Securities for which current market quotations are unavailable or for which quotations are not deemed by the investment adviser to be representative of market values are valued at fair value as determined in good faith by the Trustees of the Fund, or by persons acting pursuant to procedures established by the Trustees.

REPURCHASE AGREEMENTS - In connection with transactions in repurchase agreements, the Fund's custodian takes possession of the underlying collateral securities, the value or market price of which is at least equal to the principal amount, including interest, of the repurchase transaction. To the extent that any repurchase transaction exceeds one business day, the value of the collateral is marked-to-market on a daily basis to ensure the adequacy of the collateral. In the event of default of the obligation to repurchase, the Fund has the right to liquidate the collateral and apply the proceeds in satisfaction of the obligation. Under certain circumstances, in the event of default or bankruptcy by the other party to the agreement, realization and/or retention of the collateral or proceeds may be subject to legal proceedings that could delay or increase the cost of such realization or retention.

INVESTMENT TRANSACTIONS - Investment security transactions are recorded on the date of purchase or sale. Realized gains and losses from security transactions are determined on the basis of identified cost.

INVESTMENT INCOME - Dividend income is recorded on the ex-dividend date. Interest income is accrued as earned. Investment income is recorded net of foreign taxes withheld where recovery of such taxes is uncertain.

FOREIGN CURRENCY TRANSLATIONS - The records of the Fund are maintained in U.S. dollars. Foreign currency amounts are translated into U.S. dollars at a current rate of exchange of such currency to determine the value of investments, other assets and liabilities on the date of any determination of net asset value of the Fund. Purchases and sales of securities and income and expenses are converted at the prevailing rate of exchange on the respective dates of such transactions.

The Fund may realize currency gains or losses between the trade and settlement dates on security transactions. To minimize such currency gains or losses, the Fund may enter into forward foreign currency contracts.

The net U.S. dollar value of foreign currency underlying all contractual commitments held by the Fund on each day and the resulting net unrealized appreciation, depreciation and related net receivable or payable amounts are determined by using forward currency exchange rates supplied by a quotation service.

                                                MCBT JAPAN SMALL COMPANIES FUND
-------------------------------------------------------------------------------
                                      NOTES TO FINANCIAL STATEMENTS (Continued)

FOREIGN CURRENCY TRANSLATIONS (CONTINUED) - Reported net realized gains and losses on foreign currency transactions represent net gains and losses from sales and maturities of forward currency contracts, disposition of foreign currencies, currency gains and losses realized between the trade and settlement dates on security transactions, and the difference between the amount of net investment income accrued and the U.S. dollar amount actually received. The effects of changes in foreign currency exchange rates on investments in securities are not segregated in the Statement of Operations from the effects of changes in market prices of those securities, and are included with the net realized and unrealized gain or loss on investment securities.

FORWARD FOREIGN CURRENCY CONTRACTS - A forward foreign currency contract ("Forward") is an agreement between two parties to buy and sell a currency at a set price on a future date. The market value of the Forward fluctuates with changes in currency exchange rates. The Forward is marked-to-market daily and the change in the market value is recorded by the Fund as an unrealized gain or loss. When the Forward is closed, the Fund records a realized gain or loss equal to the difference between the value at the time it was opened and the value at the time it was closed. The Fund may enter into Forwards in connection with planned purchases and sales of securities, to hedge specific receivables or payables against changes in future exchange rates or to hedge the U.S. dollar value of portfolio securities denominated in a foreign currency.

Although forward currency contracts limit the risk of loss due to a decline in the value of hedged currency, they also limit any potential gain that might result should the value of the currency increase. In addition, the Funds could be exposed to additional risks if the counterparties to the contracts are unable to meet the terms of their contracts.

The Fund had the following open forward foreign currency contract at April 30, 1998:

                                                                            UNREALIZED
                     DELIVERY DATE LOCAL CURRENCY  FACE AMOUNT    VALUE    (DEPRECIATION)
                     ------------- --------------  -----------    -----    --------------
 Japanese Yen (sell)  July 8, 1998  3,896,582,400  $29,280,000  $29,732,206  $(452,206)

EXPENSES - Expenses directly attributable to the Fund are charged to the Fund. Expenses not directly attributable to a particular Fund are either split evenly among the affected Funds, allocated on the basis of relative average net assets, or otherwise allocated among the Funds as the Board of Trustees may direct or approve. Certain costs incurred in connection with the organization of the Trust and each Fund have been deferred and are being amortized on a straight line basis over a five year period starting on each Fund's commencement of operations.

DISTRIBUTIONS TO SHAREHOLDERS - The Fund declares and distributes dividends from net investment income, if any, and distributes its net realized capital gains, if any, at least annually. All distributions will be reinvested in shares of the Fund at the net asset value unless the shareholder elects in the subscription agreement either to receive cash in respect of all distributions or to receive cash with respect to distributions of income and to reinvest in shares of the Fund with respect to distributions of realized capital gains. Income and capital gain distributions are determined in accordance with income tax regulations which may differ from generally accepted accounting principles. These differences are primarily due to differing treatments for passive foreign investment companies (PFIC's), foreign currency transactions, losses deferred due to wash sales, post October 31 losses and excise tax regulations. Permanent book and tax differences relating to shareholder distributions will result in reclassifications to paid-in-capital. Distributions are recorded on the ex-dividend date.

PURCHASES AND REDEMPTIONS OF FUND SHARES - There is a purchase premium for cash investments into the Fund of 1.00% of the amount invested and a redemption fee on cash redemptions of 1.00% of the amount redeemed. All purchase premiums and redemption fees are paid to and retained by the Fund and are recorded as paid-in-capital by the Fund. These fees are intended to offset brokerage and transaction costs arising in connection with the purchase and redemption. The purchase and redemption fees may be waived by the Manager, however, if these brokerage and transaction costs are minimal or in other circumstances at the Manager's discretion. For the year ended April 30, 1998, $161,571 was collected in purchase premiums and $127,411 was collected in redemption fees.

                                                MCBT JAPAN SMALL COMPANIES FUND
-------------------------------------------------------------------------------
                                      NOTES TO FINANCIAL STATEMENTS (Continued)

INCOME TAXES - Each Fund of the Trust is treated as a separate entity for U.S. federal income tax purposes. Each Fund intends to qualify each year as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended. By so qualifying, the Funds will not be subject to federal income taxes to the extent that they distribute substantially all of their taxable income, including realized capital gains, if any, for the fiscal year. In addition, by distributing substantially all of their net investment income, realized capital gains and certain other amounts, if any, during the calendar year, the Funds will not be subject to a federal excise tax. As of April 30, 1998, the Fund has a realized capital loss carryforward, for Federal income tax purposes, of $5,060,484 (expires April 30, 2006), available to be used to offset future realized capital gains. As of April 30, 1998, the Fund has elected for Federal income tax purposes to defer a $3,300,744 current year post October 31 capital loss and a $857,700 current year post October 31 currency loss as though the losses were incurred on the first day of the next fiscal year.

The Fund may be subject to taxes imposed by countries in which it invests. Such taxes are generally based on income and/or capital gains earned or repatriated. Taxes are accrued and applied to net investment income, net realized gains and unrealized appreciation as such income and/or gains are earned.

ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and income and expenses at the date of the financial statements. Actual results could differ from these estimates.

NOTE C - AGREEMENTS AND FEES

The Fund has entered into a Management Contract with Martin Currie Inc. (the "Investment Manager"), a wholly owned subsidiary of Martin Currie Ltd. Under the Management Contract, the Fund pays the Investment Manager a quarterly management fee at the annual rate of 1.00% of the Fund's average net assets.

The Investment Manager has voluntarily undertaken to reduce its fee until further notice to the extent necessary to limit the Fund's annual expenses (including the management fee but excluding brokerage commissions, transfer taxes, and extraordinary expenses) to 1.50% of the Fund's average net assets on an annualized basis. For the year ended April 30, 1998, it was not necessary for the Investment Manager to waive any of its fees.

State Street Bank and Trust Company (the "Administrator") serves as administrator of the Fund. The Administrator performs certain administrative services for the Fund. The Fund pays the Administrator a fee at the rate of 0.08% of the Fund's average net assets up to $125 million, 0.06% of the next $125 million, and 0.04% of those assets in excess of $250 million, subject to certain minimum requirements, plus certain out of pocket costs. State Street Bank and Trust Company also receives fees and compensation of expenses for certain custodian and transfer agent services.

Trustees of the Trust who are not interested persons receive aggregate annual fees of $20,000 ($10,000 per Trustee).

NOTE D - INVESTMENT TRANSACTIONS

Purchases and proceeds from sales and maturities of investments, excluding short-term securities for the year ended April 30, 1998 were $24,621,802 and $17,922,131, respectively.

The identified cost of investments in securities and repurchase agreements owned for federal income tax purposes and their respective gross unrealized appreciation and depreciation at April 30, 1998 were as follows:

       IDENTIFIED              GROSS UNREALIZED             NET UNREALIZED
          COST           APPRECIATION   (DEPRECIATION)      (DEPRECIATION)
     ------------        ------------   --------------      --------------
     $ 77,565,829        $ 4,897,152    $ (24,865,091)      $ (19,967,939)

                                                MCBT JAPAN SMALL COMPANIES FUND
-------------------------------------------------------------------------------
                                      NOTES TO FINANCIAL STATEMENTS (Continued)

NOTE E - PRINCIPAL SHAREHOLDERS

As of April 30, 1998 there was one shareholder who owned greater than 10% of the Fund's outstanding shares, representing 29% of the Fund.

NOTE F - CONCENTRATION OF RISK

Investment in foreign securities generally involves special risks. Additional risks are present in the case of a fund such as the Japan Small Companies Fund which will invest most of its assets in the issuers of a single foreign country. This means that the Fund's performance will be directly affected by political, economic and market conditions in Japan. In addition, since the Japanese economy depends to some extent on foreign trade, the relationships between Japan and its trading partners and between the yen and other currencies are expected to have a significant impact on particular Japanese companies and on the Japanese economy generally. The Fund is designed for investors who are willing to accept the risks associated with changes in such conditions and relationships.

-------------------------------------------------------------------------------

ADDITIONAL FEDERAL TAX INFORMATION - (UNAUDITED)

The Fund intends to make an election under Internal Revenue Code 853 to pass through foreign taxes paid by the Fund to its shareholders. During the year ended April 30, 1998, the total amount of foreign taxes that will be passed through to the shareholders and the foreign source income for information reporting purposes will be $91,837 (of the total $92,598 taxes withheld) and $682,153, respectively.

                      REPORT OF INDEPENDENT ACCOUNTANTS


To the Trustees and Shareholders of the
Martin Currie Business Trust - Japan Small Companies Fund


In our opinion, the accompanying statement of assets and liabilities, including the schedule of investments, and the related statements of operations and of changes in net assets and the financial highlights present fairly, in all material respects, the financial position of the Japan Small Companies Fund (the "Fund") at April 30, 1998, and the results of its operations, the changes in its net assets and the financial highlights for the periods indicated, in conformity with generally accepted accounting principles. These financial statements and the financial highlights (hereafter referred to as "financial statements") are the responsibility of the Fund's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits, which included confirmation of securities at April 30, 1998 by correspondence with the custodian and broker, provide a reasonable basis for the opinion expressed above.



Price Waterhouse LLP
Boston, Massachusetts
June 16, 1998

                            MARTIN CURRIE BUSINESS TRUST


                                ____________________



                               TRUSTEES  AND OFFICERS

                    C. James P. Dawnay, TRUSTEE AND PRESIDENT *
                              Simon D. Eccles, TRUSTEE
                           Patrick R. Wilmerding, TRUSTEE
                   Colin Winchester, VICE PRESIDENT AND TREASURER
                          J. Grant Wilson, VICE PRESIDENT
                           Julian M.C. Livingston, CLERK

                                * INTERESTED TRUSTEE
                                ____________________



                                 INVESTMENT MANAGER

                                Martin Currie, Inc.
                                   Saltire Court
                                 20 Castle Terrace
                                 Edinburgh EH1 2ES
                                011-44-131-229-5252

                                 Regulated by IMRO

                     Registered Investment Adviser with the SEC
                                ____________________



     The information contained in this report is intended for general informational purposes only. This report is not authorized for distribution to prospective investors unless preceded or accompanied by a current Private Placement Memorandum which contains important information concerning the Fund and its current offering of shares.

                            MARTIN CURRIE BUSINESS TRUST
                            GLOBAL EMERGING MARKETS FUND








                                   ANNUAL REPORT

                                   APRIL 30, 1998

                                            MCBT GLOBAL EMERGING MARKETS FUND

-----------------------------------------------------------------------------
                                                    PROFILE AT APRIL 30, 1998


OBJECTIVE      Long-term capital appreciation through active management of a diversified portfolio of equities in countries with emerging markets and developing economies.

LAUNCH DATE    February 14, 1997

FUND SIZE      $99.8m

PERFORMANCE    Total return from May 1, 1997 through April 30, 1998

               -    MCBT - Global Emerging Markets Fund (excluding all
                    transaction fees)                                                     -8.2%
               -    MCBT - Global Emerging Markets Fund (including all
                    transaction fees)                                                    -10.0%
               -    Morgan Stanley Capital International - Emerging Markets
                    Free Index                                                           -14.5%

               Annualized total return from February 14, 1997 through April 30,
               1998

               -    MCBT - Global Emerging Markets Fund (excluding all
                    transaction fees)                                                     -6.7%
               -    MCBT - Global Emerging Markets Fund (including all
                    transaction fees)                                                     -8.3%

               The graph below represents the annualized total return of the portfolio including all transaction fees versus the Morgan
               Stanley Capital International Emerging Markets Free Index from
               March 1, 1997 through April 30, 1998.

               -    MCBT - Global Emerging Markets Fund (excluding all
                    transaction fees)                                                     -6.7%
               -    MCBT - Global Emerging Markets Fund (including all
                    transaction fees)                                                     -8.3%
               -    Morgan Stanley Capital International - Emerging Markets Free
                    Index                                                                -14.4%


FUND IG03
                                    3/1/97 (a)   3/31/97   4/30/97    4/30/98
MCBT Emerging Markets Fund           $10,000     $9,890     $9,850     $9,041
MSCI Emerging Markets Free Index     $10,000     $9,559     $9,750     $8,337


(a) Performance for the benchmark is not available from February 14, 1997 (commencement of investment operations). For that reason, performance is shown from March 1, 1997.

Performance shown is net of all fees after reimbursement from the Manager. Returns and net asset values of fund investments will fluctuate, so that an investor's shares, when redeemed, may be worth more or less than their original cost. The total returns would have been lower had certain expenses not been waived during the period shown. Each performance figure including all transaction fees assumes purchase at the beginning and redemption at the end of the stated period and is calculated using an offering price which reflects a transaction fee of 100 basis points on purchase and 100 basis points on redemption. Transaction fees are paid to the Fund to cover trading costs. Past performance is not indicative of future performance.

                                            MCBT GLOBAL EMERGING MARKETS FUND
-----------------------------------------------------------------------------
                                                    PROFILE AT APRIL 30, 1998


PORTFOLIO
COMMENTS A committed, disciplined approach to emerging markets remains our guiding principle. This means investing only where we see a long term investment case. The collapse of Asian markets and currencies has emphasised the need for selectivity in this area.

               LATIN AMERICA remains our largest position. After 3 years of economic and stockmarket recovery, the last year has seen greater volatility. The impact of Asia has seen a withdrawal of funds from the region as investors looked for security in the maturer markets and currencies.

               We remain positive on the outlook for the EMEA markets (Europe, Middle East and Africa). The main investment emphasis in the region has shifted towards EUROPE. Our exposure in Europe is gained through HUNGARY, RUSSIA, CROATIA, GREECE, and TURKEY, where we identify earnings growth and gradual economic transformation. SOUTH AFRICA has recovered over the period, helped recently by the prospect of restructuring of a large number of key conglomerates. In the MIDDLE EAST, despite public discord over the longer term peace process, markets have been resilient. ISRAEL is our largest position.

               Asia's crisis has worsened, and we have continued to run a defensive portfolio. CHINA, INDIA, and TAIWAN dominate the portfolio - the latter two areas increased over the recent period. Attracted to some relative value, we have built up modest exposure to the THAI banking stocks again.

               OUTLOOK
               -------

               We continue to believe that the US presents a benign background. Steady growth and low inflation provide support for developing markets. But Asia has left investors nervous. Latin America is caught between reasonable growth and continued deregulation and the general caution of the international investor. Interest rates and currencies remain volatile. Our commitment to Asia will remain defensive and focus on opportunities in China, India and Taiwan. Elsewhere, broader Europe and the Middle East offer attractive opportunities.

INVESTMENT     All funds are managed on a team basis with a named director
MANAGER        heading each team.
PROFILE
               James Fairweather, Chief Investment Officer, oversees the management of the MCBT Global Emerging Markets Fund. The Fund is managed by Tom Walker.

               With ten years investment experience, Tom has been appointed head of the Pacific Basin team. He graduated from Magdalene College, Cambridge with a degree in Law and completed a diploma in accounting at Heriot Watt University in 1983. He qualified as a chartered accountant in 1986 at Peat Marwick before spending six years with Edinburgh Fund Managers plc. He then moved to Hong Kong in 1993 as an investment manager with Barings Asset Management (Asia) Ltd. And joined Martin Currie Investment Management LTD as a director in 1996.

               The Global Asset Allocation Committee sets limits for regional allocation. The managers of the funds are responsible for the selection of countries within those regions, sectors, and stocks.

                                            MCBT GLOBAL EMERGING MARKETS FUND
-----------------------------------------------------------------------------
                                                    PROFILE AT APRIL 30, 1998


ASSET ALLOCATION
(% of net assets)

     GLOBAL EMERGING MKT                    IG03
     -------------------                    ----
     Africa                                   8%
     Europe                                   9%
     Latin America                           33%
     Middle East                             13%
     Pacific Basin                           15%
     Other Areas                             12%
     ST Investment                            7%
     Other Net Assets                         3%
                                            ----
     TOTAL:                                 100%




LARGEST HOLDINGS
BY REGION/COUNTRY                                                  % OF NET ASSETS
     LATIN AMERICA

     Telefonos de Mexico, ADR                (Mexico)                     2.8
     Telebras, ADR                           (Brazil)                     2.7

     OTHER AREAS

     Taiwan Opportunities Fund               (Investment Companies)       2.7
     Indian Opportunities Fund               (Investment Companies)       2.6

     PACIFIC BASIN

     Qingling Motors                         (Hong Kong)                  1.5
     Zhejiang Expressway Limited             (China)                      1.2

     MIDDLE EAST

     Dogan Sirketler Gruba Holding A.S       (Turkey)                     2.3
     Aksigorta A.S                           (Turkey)                     1.8

     EUROPE

     Alpha Credit Bank, GDR                  (Greece)                     2.0

     AFRICA

     RMB Holding Limited                     (South Africa)               1.4


                                            MCBT GLOBAL EMERGING MARKETS FUND
-----------------------------------------------------------------------------
                                                      SCHEDULE OF INVESTMENTS
                                                               APRIL 30, 1998

                                                                      SHARES         VALUE
                                                                      ------         -----
COMMON AND PREFERRED STOCKS, RIGHTS AND WARRANTS - 90.0%
AFRICA - 8.5%
 KENYA - 0.2%
  FIRESTONE EAST AFRICA                                                500,000        $ 143,688
  KENYA AIRWAYS                                                        600,000           69,767
                                                                                    -----------
  TOTAL KENYA - (COST $396,545)                                                         213,455
                                                                                    -----------
 MAURITIUS - 0.9%
  MAURITIUS COMMERCIAL BANK                                            196,404          949,011
                                                                                    -----------
  TOTAL MAURITIUS - (COST $872,062)                                                     949,011
                                                                                    -----------
 SOUTH AFRICA - 7.3%
  ANGLO AMERICAN CORPORATION                                            21,400        1,266,047
  LIBERTY LIFE ASSOCIATION OF AFRICA                                    35,000        1,184,210
  NAMPAK LIMITED                                                       279,000        1,203,443
  RMB HOLDINGS LIMITED                                                 414,000        1,351,602
  SASOL                                                                104,000        1,049,466
  SOUTH AFRICAN BREWERIES LIMITED                                       36,000        1,208,073
                                                                                    -----------
  TOTAL SOUTH AFRICA - (COST $6,931,843)                                              7,262,841
                                                                                    -----------
 ZIMBABWE - 0.1%
  TRANS ZAMBEZI INDUSTRIES, ZDR                                        375,000           75,000
                                                                                    -----------
  TOTAL ZIMBABWE - (COST $319,866)                                                       75,000
                                                                                    -----------
TOTAL AFRICA - (COST  $8,520,316)                                                     8,500,307
                                                                                    -----------
EUROPE - 8.9%
 CROATIA - 1.2%
  PLIVA D.D., GDR                                                       67,500        1,209,600
                                                                                    -----------
  TOTAL CROATIA - (COST $1,142,007)                                                   1,209,600
                                                                                    -----------
 GREECE - 2.6%
  ALPHA CREDIT BANK, GDR                                                19,200        2,024,858
  HELLENIC TECHNODOMIKI, GDR                                            73,237          574,221
                                                                                    -----------
  TOTAL GREECE - (COST $1,847,453)                                                    2,599,079
                                                                                    -----------
 HUNGARY - 3.4%
  GRABOPLAST TEXTILE                                                    17,800          674,961
  MAGYAR OLAJ-ES GAZIPARI RT., GDS                                      50,500        1,541,260
  OTP BANK, GDR                                                         25,000        1,202,500
                                                                                    -----------
  TOTAL HUNGARY - (COST $2,853,083)                                                   3,418,721
                                                                                    -----------
 RUSSIA - 1.7%
  BRUNSWICK RUSSIAN GROWTH FUND *                                        2,279          527,369
  LUKOIL HOLDING, ADR                                                   17,000        1,156,000
                                                                                    -----------
  TOTAL RUSSIA - (COST $2,275,000)                                                    1,683,369
                                                                                    -----------
TOTAL EUROPE - (COST  $8,117,543)                                                     8,910,769
                                                                                    -----------



See notes to financial statements.

                                            MCBT GLOBAL EMERGING MARKETS FUND
-----------------------------------------------------------------------------
                                                      SCHEDULE OF INVESTMENTS
                                                              APRIL 30, 1998

                                                                      SHARES         VALUE
                                                                      ------         -----
LATIN AMERICA - 32.6%
 ARGENTINA - 3.6%
  DISCO, ADR *                                                        27,000         $ 1,073,250
  PEREZ COMPANC, ADR                                                  66,500             805,273
  YPF SOCIEDAD ANONIMA, ADR                                           48,500           1,691,438
                                                                                     ------------
  TOTAL ARGENTINA - (COST $3,758,682)                                                  3,569,961
                                                                                     ------------
 BRAZIL - 14.0%
  COMPANHIA BRASILEIRA DE DISTRIBUICAO, GDR                           80,000           2,130,000
  COMPANHIA ENERGETICA DE MINAS GERAIS (CEMIG), ADR                   16,000             772,000
  COMPANHIA ENERGETICA DE MINAS GERAIS (CEMIG),
    PREFERRED, ADR                                                    21,800           1,057,929
  COMPANHIA DE SANEAMENTO DO ESTADO DE SAO PAULO                   4,885,000           1,110,567
  ELETROBRAS, ADR                                                     77,000           1,607,375
  ERICSSON TELECOMUNICACOES                                       21,000,000             642,679
  PETROBRAS PETROLEO BRASIL                                        7,373,775           1,869,798
  TELEBRAS, ADR                                                       22,500           2,740,781
  TELECOMUNICACOES DE SAO PAULO                                    5,907,366           2,009,326
                                                                                     ------------
  TOTAL BRAZIL - (COST $12,382,462)                                                   13,940,455
                                                                                     ------------
 CHILE - 2.2%
  COMPANIA DE TELEFONOS DE CHILE, ADR                                 44,000           1,102,750
  DISTRIBUCION Y SERVICIO D & S SA, ADR *                             65,000           1,145,625
                                                                                     ------------
  TOTAL CHILE - (COST $2,312,592)                                                      2,248,375
                                                                                     ------------
 MEXICO - 12.8%
  APASCO SA DE CV                                                    119,000             808,302
  CIFRA SA DE CV, CL B                                               680,653           1,195,959
  CORPORACION GEO, SERIES B *                                        180,000           1,243,868
  FOMENTO ECONOMICO MEXICANO SA DE C.V.                              140,000           1,036,792
  GRUPO CARSO                                                        140,000             881,604
  GRUPO FINANCIERO BANAMEX, CL B *                                   340,000           1,062,500
  GRUPO TELEVISA, ADR *                                               29,000           1,189,000
  PEPSI-GEMEX, GDR                                                    88,000           1,193,500
  TELEFONOS DE MEXICO, ADR                                            48,500           2,746,314
  TUBOS DE ACERO DE MEXICO, ADR *                                     75,000           1,378,125
                                                                                     ------------
  TOTAL MEXICO - (COST $12,204,284)                                                   12,735,964
                                                                                     ------------
TOTAL LATIN AMERICA - (COST  $30,658,020)                                             32,494,755
                                                                                     ------------
MIDDLE EAST - 13.1%
 EGYPT - 2.1%
  COMMERCIAL INTERNATIONAL BANK, GDR                                  62,000           1,050,900
  MISR INTERNATIONAL BANK SAE, GDR *                                  64,900             811,250
  NORTH CAIRO MILLS                                                    9,100             210,181
                                                                                     ------------
  TOTAL EGYPT - (COST $2,709,260)                                                      2,072,331
                                                                                     ------------


See notes to financial statements.

                                            MCBT GLOBAL EMERGING MARKETS FUND
-----------------------------------------------------------------------------
                                                      SCHEDULE OF INVESTMENTS
                                                              APRIL 30, 1998

                                                                      SHARES         VALUE
                                                                      ------         -----
MIDDLE EAST - Continued
 ISRAEL - 4.9%
  BANK HAPOALIM LIMITED, WARRANTS 08/05/1998 *                        290,000        $ 360,856
  ECI TELECOMMUNICATIONS                                               57,000        1,738,500
  ORBOTECH LIMITED *                                                   45,000        1,625,625
  TEVA PHARMACEUTICAL INDUSTRIES LIMITED, ADR                          27,500        1,175,625
                                                                                   ------------
  TOTAL ISRAEL - (COST $4,252,919)                                                   4,900,606
                                                                                   ------------

 JORDAN - 1.0%
  ARAB BANK GROUP                                                        2,000         983,837
                                                                                   ------------
  TOTAL JORDAN - (COST $963,156)                                                       983,837
                                                                                   ------------
 TURKEY - 5.1%
  AKBANK T.A.S.                                                     12,300,000        1,045,709
  AKSIGORTA A.S.                                                    24,000,000        1,776,355
  DOGAN SIRKETLER GRUBA HOLDING A.S.                                40,000,000        2,280,456
                                                                                   ------------
  TOTAL TURKEY - (COST $3,329,277)                                                    5,102,520
                                                                                   ------------
TOTAL MIDDLE EAST - (COST  $11,254,612)                                              13,059,294
                                                                                   ------------
OTHER AREAS - 11.9%
 INDIA - 4.2%
  MAHANAGAR TELEPHONE NIGAM, GDR *                                     128,300        2,059,215
  TATA ELECTRIC COMPANIES, GDR                                           1,010          227,250
  VIDESH SANCHAR NIGAM LIMITED, GDR (c) *                              156,000        1,931,280
                                                                                   ------------
  TOTAL INDIA - (COST $4,180,567)                                                     4,217,745
                                                                                   ------------
 SRI LANKA - 1.1%
  NATIONAL DEVELOPMENT BANK                                            288,000        1,069,110
                                                                                   ------------
  TOTAL SRI LANKA - (COST $1,162,765)                                                 1,069,110
                                                                                   ------------
 INVESTMENT COMPANIES - 6.6%
  EAST EUROPE DEVELOPMENT FUND *                                        25,000          968,750
  INDIAN OPPORTUNITIES FUND (a) *                                      240,000        2,554,800
  NEAR EAST OPPORTUNITIES FUND (b) *                                    25,000          402,500
  TAIWAN OPPORTUNITIES FUND (b) *                                      191,600        2,718,804
                                                                                   ------------
  TOTAL INVESTMENT COMPANIES - (COST $5,870,100)                                      6,644,854
                                                                                   ------------
TOTAL OTHER AREAS - (COST  $11,213,432)                                              11,931,709
                                                                                   ------------
PACIFIC BASIN - 15.0%
 CHINA - 2.8%
  GUANGDONG KELON ELECTRICAL                                           930,000          954,493
  TINGYI HOLDINGS                                                    6,400,000          627,937
  ZHEJIANG EXPRESSWAY LIMITED                                        4,800,000        1,158,792
                                                                                   ------------
  TOTAL CHINA - (COST $2,680,257)                                                     2,741,222
                                                                                   ------------

See notes to financial statements.

                                            MCBT GLOBAL EMERGING MARKETS FUND
-----------------------------------------------------------------------------
                                                      SCHEDULE OF INVESTMENTS
                                                              APRIL 30, 1998

                                                                      SHARES         VALUE
                                                                      ------         -----

PACIFIC BASIN - Continued
 HONG KONG - 4.1%
  CITIC PACIFIC                                                      250,000        $ 768,138
  HUANENG POWER INTERNATIONAL INCORPORATED                           610,000          342,564
  LI & FUNG LIMITED                                                  500,000          839,143
  NEW WORLD DEVELOPMENT LIMITED                                      220,000          626,259
  QINGLING MOTORS                                                  3,500,000        1,513,684
                                                                                   -----------
  TOTAL HONG KONG - (COST $4,396,419)                                               4,089,788
                                                                                   -----------
 KOREA - 1.8%
  HOUSING & COMMERCIAL BANK, GDR                                     128,513          780,074
  POHANG IRON & STEEL COMPANY                                            610           28,526
  SAMSUNG ELECTRONICS AMERICA INCORPORATED *                          17,000          941,264
  SAMSUNG ELECTRONICS AMERICA INCORPORATED,
    RIGHTS 06/01/1998 *                                                1,352           26,099
                                                                                   ------------
  TOTAL KOREA - (COST $1,408,404)                                                   1,775,963
                                                                                   ------------
 PHILIPPINES - 0.3%
  BELLE CORPORATION *                                              3,400,000          149,041
  BELLE CORPORATION, WARRANTS 10/06/2000 *                           680,000            2,117
  MUSIC CORPORATION                                                  700,000          209,216
                                                                                   ------------
  TOTAL PHILIPPINES - (COST $1,245,725)                                               360,374
                                                                                   ------------
 TAIWAN - 4.5%
  ACER INCORPORATED                                                  140,000          233,514
  BANK SINOPAC                                                     1,019,000          741,664
  EVERGREEN MARINE CORPORATION                                       686,000          686,530
  FAR EASTERN TEXTILE LIMITED                                        774,000          704,180
  PACIFIC CONSTRUCTION                                             1,863,000        1,056,516
  TAIWAN SEMICONDUCTOR MANUFACTURING                                 239,000        1,032,844
                                                                                   ------------
  TOTAL TAIWAN - (COST $4,576,925)                                                  4,455,248
                                                                                   ------------
 THAILAND - 1.5%
  BANGKOK BANK                                                       256,300          643,237
  SIAM COMMERCIAL BANK                                               139,000          165,433
  THAI FARMERS BANK                                                  308,000          705,252
                                                                                   ------------
  TOTAL THAILAND - (COST $1,561,301)                                                1,513,922
                                                                                   ------------
TOTAL PACIFIC BASIN - (COST  $15,869,031)                                           14,936,517
                                                                                   ------------
TOTAL COMMON AND PREFERRED STOCKS, RIGHTS
  AND WARRANTS - (COST  $85,632,954) +                                              89,833,351
                                                                                   ------------


See notes to financial statements.

                                            MCBT GLOBAL EMERGING MARKETS FUND
-----------------------------------------------------------------------------
                                                      SCHEDULE OF INVESTMENTS
                                                              APRIL 30, 1998

                                                                  PRINCIPAL
                                                                    AMOUNT         VALUE
                                                                   ---------       -----

SHORT TERM INVESTMENT - 7.2%
  STATE STREET BANK AND TRUST REPURCHASE
   AGREEMENT, 5.150%, 05/01/1998 (d)                               $ 7,168,000    $ 7,168,000
                                                                                  -----------
TOTAL SHORT TERM INVESTMENT - (COST  $7,168,000)                                    7,168,000
                                                                                  -----------

TOTAL INVESTMENTS - (COST  $92,800,954) - 97.2%                                    97,001,351
CASH, RECEIVABLES AND OTHER ASSETS, LESS
  LIABILITIES - 2.8%                                                                2,830,528
                                                                                 -------------
NET ASSETS - 100.0%                                                              $ 99,831,879
                                                                                 -------------
                                                                                 -------------

*    Non-income producing security.

(a) The Indian Opportunities Fund is managed by Martin Currie Bermuda Ltd., an affiliate of Martin Currie Fund Inc. Martin Currie Inc. does not receive advisory fees on the portion of net assets represented by affiliated investment companies.

(b) Martin Currie Investment Management Ltd., which is affiliated to Martin Currie Inc., provides investment management services to the Near East Opportunities and Taiwan Opportunities Funds. Martin Currie Inc. does not receive advisory fees on the portion of net assets represented by affiliated investment companies.

(c) Security exempt from registration under Rule 144A of the Securities Act of 1933. These securities may be resold in transactions exempt from registration, normally to qualified institutional buyers. At the period end, the value of these securities amounted to $1,931,280 or 1.9% of net assets.

(d) The repurchase agreement, dated 4/30/98, $7,168,000 par, due 5/1/98, is collateralized by United States Treasury Notes, 5.625%, due 11/30/99, with a market value of $7,314,694.


+ Percentages of long term investments are presented in the portfolio by country. Percentages of long term investments by industry are as follows:
     Air Travel 0.1%, Automobiles 1.5%, Banks 12.6%, Brewery 2.2%, Broadcasting 1.2%, Building Construction 0.6%, Cement 0.8%, Computers 0.2%, Conglomerates 0.8%, Construction & Building Materials 1.4%, Containers & Glass 1.2%, Diversified 4.3%, Drugs & Health Care 2.4%, Electric Utilities 4.0%, Electronics 2.6%, Financial Services 3.7%, Food & Beverages 5.3%, Household Appliances & Home Furnishings 1.0%, Insurance 3.0%, Investment Companies 8.0%, Manufacturing 1.9%, Oil & Gas 7.1%, Real Estate 1.8%, Retail Trade 2.3%, Semi-Conductor Manufacturing Equipment 1.2%,
     Steel 0.0%, Telecommunications 4.8%, Telecommunications Equipment 2.4%, Telecommunications Services 5.1%, Telephone 2.7%, Textiles 0.7%, Tires & Rubber 0.1%, Traffic Management System 1.2%, Transportation 0.7%, Water Utilities 1.1%.

ADR  American Depositary Receipts.
GDR  Global Depositary Receipts.
GDS  Global Depositary Shares.
ZDR  Zimbabwe Depositary Receipts.

See notes to financial statements.

                                            MCBT GLOBAL EMERGING MARKETS FUND
-----------------------------------------------------------------------------
                                          STATEMENT OF ASSETS AND LIABILITIES
                                                               APRIL 30, 1998


ASSETS

  Investments in securities, at value
     (cost $85,632,954) (Note B)                                 $ 89,833,351

  Investments in repurchase agreements, at value (Note B)           7,168,000
                                                                 ------------
     Total Investments                                             97,001,351

  Cash                                                                    818

  Foreign currency, at value (cost $505,851) (Note B)                 503,516

  Receivable for investments sold                                   2,284,036

  Receivable for foreign currency sold                                246,619

  Dividend and interest receivable                                    387,358

  Foreign tax reclaims receivable                                         279

  Prepaid insurance                                                     8,933

  Deferred organization expenses (Note B)                               9,635
                                                                 ------------
     TOTAL ASSETS                                                 100,442,545
                                                                 ------------

LIABILITIES

  Payable for investments purchased                                   160,269

  Payable for currency purchased                                      247,872

  Management fee payable (Note C)                                     178,181

  Trustees fees payable (Note C)                                          608

  Accrued expenses and other liabilities                               23,736
                                                                 ------------
     TOTAL LIABILITIES                                                610,666
                                                                 ------------
TOTAL NET ASSETS                                                 $ 99,831,879
                                                                 ------------
                                                                 ------------

COMPOSITION OF NET ASSETS:

  Paid-in-capital                                               $ 102,301,104

  Undistributed net investment loss                                  (878,053)

  Accumulated net realized loss on investment and
     foreign currency transactions                                 (5,783,354)

  Net unrealized appreciation on investment and
     foreign currency transactions                                  4,192,182
                                                                 ------------
TOTAL NET ASSETS                                                 $ 99,831,879
                                                                 ------------
                                                                 ------------

NET ASSET VALUE PER SHARE
($99,831,879 / 11,102,984 shares of
    beneficial interest outstanding)                                   $ 8.99
                                                                 ------------
                                                                 ------------

See notes to financial statements.

                                            MCBT GLOBAL EMERGING MARKETS FUND
-----------------------------------------------------------------------------
                                                      STATEMENT OF OPERATIONS
                                                               APRIL 30, 1998


INVESTMENT INCOME

  Interest income                                                  $  275,408

  Dividend income                                                   1,205,941

  Foreign taxes withheld                                              (59,117)
                                                                    ----------
     TOTAL INVESTMENT INCOME                                        1,422,232
                                                                    ----------

EXPENSES

  Management fee (Note C)                                             518,048

  Custodian fee                                                       139,665

  Administration fee (Note C)                                          51,608

  Audit fee                                                            24,908

  Legal fees                                                            4,082

  Transfer agent fee                                                    6,398

  Trustees fees (Note C)                                                2,090

  Amortization of deferred organization expenses                        2,548

  Miscellaneous expenses                                               14,330
                                                                    ----------
     TOTAL EXPENSES                                                   763,677
                                                                    ----------
NET INVESTMENT INCOME                                                 658,555
                                                                    ----------

REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS AND FOREIGN CURRENCY

  Net realized loss on investments                                 (5,347,587)

  Net realized loss on foreign currency transactions                 (118,131)

  Net unrealized appreciation (depreciation) on:

     Investments (net of foreign taxes of ($3,054))                 4,382,743

     Foreign currency transactions                                     (4,958)
                                                                    ----------

NET LOSS ON INVESTMENTS AND FOREIGN CURRENCY TRANSACTIONS          (1,087,933)
                                                                    ----------

NET DECREASE IN NET ASSETS FROM OPERATIONS                         $ (429,378)
                                                                    ----------
                                                                    ----------


See notes to financial statements.

                                            MCBT GLOBAL EMERGING MARKETS FUND
-----------------------------------------------------------------------------
                                           STATEMENT OF CHANGES IN NET ASSETS


                                                             YEAR           FEBRUARY 14, 1997*
                                                             ENDED                 THROUGH
                                                        APRIL 30, 1998         APRIL 30, 1997
                                                        --------------        ----------------
NET ASSETS at beginning of period                          $50,095,856                  $0
                                                          ------------        -------------

INCREASE (DECREASE) IN NET ASSETS FROM OPERATIONS:

  Net investment income                                        658,555             292,369

  Net realized gain (loss) on investment
     transactions                                           (5,347,587)              5,684

  Net realized loss on foreign currency
     transactions                                             (118,131)            (16,594)

  Net unrealized appreciation (depreciation) on:

        Investments                                          4,382,743            (185,400)

        Foreign currency transactions                           (4,958)               (203)
                                                          ------------        -------------
  Net increase (decrease) in net assets
     from operations                                          (429,378)              95,856
                                                          ------------        -------------

DISTRIBUTIONS TO SHAREHOLDERS FROM:

  Net investment income                                       (934,330)                  0

  In excess of net investment income                          (574,501)                  0

  Net realized gains                                          (626,872)                  0
                                                          ------------        -------------
  Total distributions                                       (2,135,703)                  0
                                                          ------------        -------------

CAPITAL SHARE TRANSACTIONS:

  Net proceeds from sales of shares                         49,870,325          50,000,000

  Reinvestment of dividends and
     distributions to shareholders                           2,135,703                   0

  Cost of shares repurchased                                  (210,772)                  0

  Paid in capital from subscription and
     redemption fees                                           505,848                   0
                                                          ------------        -------------
  Total increase in net assets from capital
     share transactions                                     52,301,104          50,000,000
                                                          ------------        -------------
NET INCREASE IN NET ASSETS                                  49,736,023          50,095,856
                                                          ------------        -------------
NET ASSETS at end of period (includes
  undistributed net investment  income (loss)
  of $(878,053) and $275,775, respectively)                $99,831,879        $ 50,095,856
                                                          ------------        -------------
                                                          ------------        -------------

OTHER INFORMATION:

CAPITAL SHARE TRANSACTIONS:

  Shares sold                                               5,876,028            5,000,000

  Shares issued in reinvestment of
     distributions to shareholders                            250,375                    0

  Less shares repurchased                                     (23,419)                   0
                                                          ------------        -------------
  Net share transactions                                    6,102,984            5,000,000
                                                          ------------        -------------
                                                          ------------        -------------

  * Commencement of investment operations.


See notes to financial statements.

                                            MCBT GLOBAL EMERGING MARKETS FUND
-----------------------------------------------------------------------------
                                                         FINANCIAL HIGHLIGHTS
                                       FOR A SHARE OUTSTANDING FOR THE PERIOD



                                                             YEAR           FEBRUARY 14, 1997*
                                                             ENDED                 THROUGH
                                                        APRIL 30, 1998         APRIL 30, 1997
                                                        --------------        ----------------
PER SHARE OPERATING PERFORMANCE

Net asset value, beginning of period                      $10.020                 $ 10.000
                                                          -------                 --------

Net investment income                                       0.004                    0.055

Net realized and unrealized loss on investment
  and foreign currency transactions                        (0.883)                  (0.035)
                                                          -------                 --------
Total from investment operations                           (0.879)                   0.020
                                                          -------                 --------
Less distributions:

  Net investment income                                    (0.086)                   0.000

  In excess of net investment income                       (0.053)                   0.000

  Net realized gains                                       (0.058)                   0.000
                                                          -------                 --------

Total distributions                                        (0.197)                   0.000
                                                          -------                 --------

Paid in capital from subscription and
  redemption fees                                           0.046                    0.000
                                                          -------                 --------

Net asset value, end of period                             $8.990                 $ 10.020
                                                          -------                 --------
                                                          -------                 --------

TOTAL INVESTMENT RETURN (1)                                 (8.21)%                   0.20% (2)
                                                          -------                 --------
                                                          -------                 --------

RATIOS AND SUPPLEMENTAL DATA

Net assets, end of period                             $99,831,879             $ 50,095,856

Operating expenses, net, to average
  net assets (Note C)                                        1.14%                    1.33% (3)

Operating expenses, gross, to average net
  assets (Note C)                                            1.14%                    1.33% (3)

Net investment income to average net assets                  0.98%                    2.83% (3)

Portfolio turnover rate                                        89%                       0%

Per share amount of fees waived (Note C)                    $  N/A                     $ N/A

-----------------------------------------------------------------------------------------


*    Commencement of investment operations.

(1) Total return at net asset value assuming all distributions reinvested and no purchase premiums or redemption fees.

(2)  Periods less than one year are not annualized.

(3)  Annualized.

See notes to financial statements.

                                            MCBT GLOBAL EMERGING MARKETS FUND
-----------------------------------------------------------------------------
                                               NOTES TO FINANCIAL STATEMENTS

NOTE A - ORGANIZATION

Martin Currie Business Trust ("MCBT") (the "Trust") is registered under the Investment Company Act of 1940, as amended (the 1940 Act), as an open-end management investment company organized as a Massachusetts business trust on May 20, 1994. The Trust offers seven funds which have differing investment objectives and policies: Global Growth Fund, Opportunistic EAFE Fund, Global Emerging Markets Fund, Japan Small Companies Fund, Emerging Americas Fund, Emerging Asia Fund and EMEA Fund, (the "Funds"). The MCBT Global Emerging Markets Fund (the "Fund") commenced investment operations on February 14, 1997. The Fund's Declaration of Trust permits the Board of Trustees to issue an unlimited number of full and fractional shares of beneficial interest, without par value.

NOTE B - SIGNIFICANT ACCOUNTING POLICIES

The following is a summary of significant accounting policies followed by the Fund in the preparation of its financial statements.

VALUATION OF INVESTMENTS - The Fund's portfolio securities traded on a securities exchange are valued at the last quoted sale price, or, if no sale occurs, at the mean of the most recent quoted bid and asked prices. Unlisted securities for which market quotations are readily available are valued at the mean of the most recent quoted bid and asked prices. Prices for securities which are primarily traded in foreign markets are furnished by quotation services expressed in the local currency's value and are translated into U.S. dollars at the current rate of exchange. Short-term securities and debt securities with a remaining maturity of 60 days or less are valued at their amortized cost. Options and futures contracts are valued at the last sale price on the market where such options or futures contract is principally traded. Options traded over-the-counter are valued based upon prices provided by market makers in such securities or dealers in such currencies. Securities for which current market quotations are unavailable or for which quotations are not deemed by the investment adviser to be representative of market values are valued at fair value as determined in good faith by the Trustees of the Fund, or by persons acting pursuant to procedures established by the Trustees.

REPURCHASE AGREEMENTS - In connection with transactions in repurchase agreements, the Fund's custodian takes possession of the underlying collateral securities, the value or market price of which is at least equal to the principal amount, including interest, of the repurchase transaction. To the extent that any repurchase transaction exceeds one business day, the value of the collateral is marked-to-market on a daily basis to ensure the adequacy of the collateral. In the event of default of the obligation to repurchase, the Fund has the right to liquidate the collateral and apply the proceeds in satisfaction of the obligation. Under certain circumstances, in the event of default or bankruptcy by the other party to the agreement, realization and/or retention of the collateral or proceeds may be subject to legal proceedings that could delay or increase the cost of such realization or retention.

INVESTMENT TRANSACTIONS - Investment security transactions are recorded on the date of purchase or sale. Realized gains and losses from security transactions are determined on the basis of identified cost.

INVESTMENT INCOME - Dividend income is recorded on the ex-dividend date. Interest income is accrued as earned. Investment income is recorded net of foreign taxes withheld where recovery of such taxes is uncertain.

FOREIGN CURRENCY TRANSLATIONS - The records of the Fund are maintained in U.S. dollars. Foreign currency amounts are translated into U.S. dollars at a current rate of exchange of such currency to determine the value of investments, other assets and liabilities on the date of any determination of net asset value of the Fund. Purchases and sales of securities and income and expenses are converted at the prevailing rate of exchange on the respective dates of such transactions.

The Fund may realize currency gains or losses between the trade and settlement dates on security transactions. To minimize such currency gains or losses, the Fund may enter into forward foreign currency contracts.

The net U.S. dollar value of foreign currency underlying all contractual commitments held by the Fund on each day and the resulting net unrealized appreciation, depreciation and related net receivable or payable amounts are determined by using forward currency exchange rates supplied by a quotation service.

                                            MCBT GLOBAL EMERGING MARKETS FUND
-----------------------------------------------------------------------------
                                    NOTES TO FINANCIAL STATEMENTS (Continued)


FOREIGN CURRENCY TRANSLATIONS (CONTINUED) - Reported net realized gains and losses on foreign currency transactions represent net gains and losses from sales and maturities of forward currency contracts, disposition of foreign currencies, currency gains and losses realized between the trade and settlement dates on security transactions, and the difference between the amount of net investment income accrued and the U.S. dollar amount actually received. The effects of changes in foreign currency exchange rates on investments in securities are not segregated in the Statement of Operations from the effects of changes in market prices of those securities, and are included with the net realized and unrealized gain or loss on investment securities.

FORWARD FOREIGN CURRENCY CONTRACTS - A forward foreign currency contract ("Forward") is an agreement between two parties to buy and sell a currency at a set price on a future date. The market value of the Forward fluctuates with changes in currency exchange rates. The Forward is marked-to-market daily and the change in the market value is recorded by the Fund as an unrealized gain or loss. When the Forward is closed, the Fund records a realized gain or loss equal to the difference between the value at the time it was opened and the value at the time it was closed. The Fund may enter into Forwards in connection with planned purchases and sales of securities, to hedge specific receivables or payables against changes in future exchange rates or to hedge the U.S. dollar value of portfolio securities denominated in a foreign currency. There were no open forward foreign currency contracts at April 30, 1998.

Although forward currency contracts limit the risk of loss due to a decline in the value of hedged currency, they also limit any potential gain that might result should the value of the currency increase. In addition, the Funds could be exposed to additional risks if the counterparties to the contracts are unable to meet the terms of their contracts.

EXPENSES - Expenses directly attributable to the Fund are charged to the Fund. Expenses not directly attributable to a particular Fund are either split evenly among the affected Funds, allocated on the basis of relative average net assets, or otherwise allocated among the Funds as the Board of Trustees may direct or approve. Certain costs incurred in connection with the organization of the Trust and each Fund have been deferred and are being amortized on a straight line basis over a five year period starting on each Fund's commencement of operations.

DISTRIBUTIONS TO SHAREHOLDERS - The Fund declares and distributes dividends from net investment income, if any, and distributes its net realized capital gains, if any, at least annually. All distributions will be reinvested in shares of the Fund at the net asset value unless the shareholder elects in the subscription agreement either to receive cash in respect of all distributions or to receive cash with respect to distributions of income and to reinvest in shares of the Fund with respect to distributions of realized capital gains. Income and capital gain distributions are determined in accordance with income tax regulations which may differ from generally accepted accounting principles. These differences are primarily due to differing treatments for passive foreign investment companies (PFIC's), foreign currency transactions, losses deferred due to wash sales, post October 31 losses and excise tax regulations. Permanent book and tax differences relating to shareholder distributions will result in reclassifications to paid-in-capital. Distributions are recorded on the ex-dividend date.

PURCHASES AND REDEMPTIONS OF FUND SHARES - There is a purchase premium for cash investments into the Fund of 1.00% of the amount invested and a redemption fee on cash redemptions of 1.00% of the amount redeemed. All purchase premiums and redemption fees are paid to and retained by the Fund and are recorded as paid-in-capital by the Fund. These fees are intended to offset brokerage and transaction costs arising in connection with the purchase and redemption. The purchase and redemption fees may be waived by the Manager, however, if these brokerage and transaction costs are minimal or in other circumstances at the Manager's discretion. For the year ended April 30, 1998, $503,740 was collected in purchase premiums and $2,108 was collected in redemption fees.

INCOME TAXES - Each Fund of the Trust is treated as a separate entity for U.S. federal income tax purposes. Each Fund intends to qualify each year as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended. By so qualifying, the Funds will not be subject to federal income taxes to the extent that they distribute substantially all of their taxable income, including realized capital gains, if any, for the fiscal year. In addition, by distributing substantially all of their net investment income, realized capital gains and certain other amounts, if any, during the calendar year, the Funds will not be subject to a federal excise tax. As of April 30, 1998, the Fund has elected for Federal income tax purposes to defer a $5,760,602 current year post October 31 capital loss and a $96,323 current year post October 31 currency loss as though these losses were incurred on the first day of the next fiscal year.

                                            MCBT GLOBAL EMERGING MARKETS FUND
-----------------------------------------------------------------------------
                                    NOTES TO FINANCIAL STATEMENTS (Continued)

INCOME TAXES (CONTINUED) - The Fund may be subject to taxes imposed by countries in which it invests. Such taxes are generally based on income and/or capital gains earned or repatriated. Taxes are accrued and applied to net investment income, net realized gains and unrealized appreciation as such income and/or gains are earned.

ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and income and expenses at the date of the financial statements. Actual results could differ from these estimates.

NOTE C - AGREEMENTS AND FEES

The Fund has entered into a Management Contract with Martin Currie Inc. (the "Investment Manager"), a wholly owned subsidiary of Martin Currie Ltd. Under the Management Contract, the Fund pays the Investment Manager a quarterly management fee at the annual rate of 0.80% of the Fund's average net assets.

State Street Bank and Trust Company (the "Administrator") serves as administrator of the Fund. The Administrator performs certain administrative services for the Fund. The Fund pays the Administrator a fee at the rate of 0.08% of the Fund's average net assets up to $125 million, 0.06% of the next $125 million, and 0.04% of those assets in excess of $250 million, subject to certain minimum requirements, plus certain out of pocket costs. State Street Bank and Trust Company also receives fees and compensation of expenses for certain custodian and transfer agent services.

Trustees of the Trust who are not interested persons receive aggregate annual fees of $20,000 ($10,000 per Trustee).

NOTE D - INVESTMENT TRANSACTIONS

Purchases and proceeds from sales and maturities of investments, excluding short-term securities for the year ended April 30, 1998 were $97,428,302 and $55,941,609 respectively.

The identified cost of investments in securities and repurchase agreements owned for federal income tax purposes and their respective gross unrealized appreciation and depreciation at April 30, 1998 were as follows:

     IDENTIFIED             GROSS UNREALIZED            NET UNREALIZED
      COST           APPRECIATION    (DEPRECIATION)      APPRECIATION
   -----------       ------------    -------------       -------------
  $ 94,133,405      $  9,962,488    $  (7,094,542)       $  2,867,946

NOTE E - PRINCIPAL SHAREHOLDERS

As of April 30, 1998 there was one shareholder who owned greater than 10% of the Fund's outstanding shares, representing 99% of the Fund.

NOTE F - CONCENTRATION OF RISK

The Fund will invest extensively in foreign securities (i.e., those which are not listed on a United States securities exchange) in emerging markets. Investing in foreign securities involves risks not typically found in investing in U.S. markets. These include risks of adverse change in foreign economic, political, regulatory and other conditions, and changes in currency exchange rates, exchange control regulations (including currency blockage), expropriation of assets or nationalization, imposition of withholding taxes on dividend or interest payments and capital gains, and possible difficulty in obtaining and enforcing judgments against foreign entities. Furthermore, issuers of foreign securities are subject to different, and often less comprehensive, accounting, reporting and disclosure requirements than domestic issuers. The securities of some foreign companies and foreign securities markets are less liquid and at times more volatile than securities of comparable U.S. companies and U.S. securities markets.

                                            MCBT GLOBAL EMERGING MARKETS FUND
-----------------------------------------------------------------------------
                                    NOTES TO FINANCIAL STATEMENTS (Continued)

CONCENTRATION OF RISK (CONTINUED) - The risks of investing in foreign securities may be heightened in the case of investments in emerging markets or countries with limited or developing capital markets. Security prices in emerging markets can be significantly more volatile than in the more developed nations of the world, reflecting the greater uncertainties of investing in less established markets and economies. In particular, countries with emerging markets may have relatively unstable governments, present the risk of nationalization, restrictions on foreign ownership, imposition of withholding taxes on dividend or interest payments and capital gains, or prohibitions on repatriation of assets, and may have less protection for property rights than more developed countries. Political change or instability may adversely affect the economies and securities markets of such countries. The economies of individual countries may differ favorably or unfavorably and significantly from the U. S. economy in such respects as growth of gross domestic product or gross national product, diversification, rate of inflation, currency depreciation, capital reinvestment, resource self-sufficiency, dependence on foreign assistance, vulnerability to change in trade conditions, structural unemployment and balance of payments position.
------------------------------------------------------------------------------

ADDITIONAL FEDERAL TAX INFORMATION - (UNAUDITED)

The Fund intends to make an election under Internal Revenue Code 853 to pass through foreign taxes paid by the Fund to its shareholders. During the year ended April 30, 1998, the total amount of foreign taxes that will be passed through to the shareholders and the foreign source income for information reporting purposes will be $44,210 (of the total $59,117 taxes withheld) and $1,184,216, respectively.

                         REPORT OF INDEPENDENT ACCOUNTANTS
                         ---------------------------------

To the Trustees and Shareholders of the
Martin Currie Business Trust - Global Emerging Markets


In our opinion, the accompanying statement of assets and liabilities, including the schedule of investments, and the related statements of operations and of changes in net assets and the financial highlights present fairly, in all material respects, the financial position of the Global Emerging Markets Fund (the "Fund") at April 30, 1998, and the results of its operations, the changes in its net assets and the financial highlights for the periods indicated, in conformity with generally accepted accounting principles. These financial statements and the financial highlights (hereafter referred to as "financial statements") are the responsibility of the Fund's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits, which included confirmation of securities at April 30, 1998 by correspondence with the custodian and brokers and the application of alternative auditing procedures where confirmation from brokers were not received, provide a reasonable basis for the opinion expressed above.

Price Waterhouse LLP
Boston, Massachusetts
June 16, 1998

                            MARTIN CURRIE BUSINESS TRUST



                                ____________________




                               TRUSTEES  AND OFFICERS


                    C. James P. Dawnay, TRUSTEE AND PRESIDENT *
                              Simon D. Eccles, TRUSTEE
                           Patrick R. Wilmerding, TRUSTEE
                   Colin Winchester, VICE PRESIDENT AND TREASURER
                          J. Grant Wilson, VICE PRESIDENT
                           Julian M.C. Livingston, CLERK


                                * INTERESTED TRUSTEE

                                ____________________




                                 INVESTMENT MANAGER

                                Martin Currie, Inc.
                                   Saltire Court
                                 20 Castle Terrace
                                 Edinburgh EH1 2ES
                                      Scotland
                                011-44-131-229-5252


                                 Regulated by IMRO


                     Registered Investment Adviser with the SEC

                                ____________________




     The information contained in this report is intended for general informational purposes only. This report is not authorized for distribution to prospective investors unless preceded or accompanied by a current Private Placement Memorandum which contains important information concerning the Fund and its current offering of shares.

                             MARTIN CURRIE BUSINESS TRUST
                               OPPORTUNISTIC EAFE FUND





                                    ANNUAL REPORT

                                    APRIL 30, 1998

                                                 MCBT OPPORTUNISTIC EAFE FUND
-----------------------------------------------------------------------------
                                                    PROFILE AT APRIL 30, 1998


OBJECTIVE           Long term capital appreciation through active management of a diversified portfolio of international equities outside
                    the USA and Canada.

LAUNCH DATE         July 1, 1994

FUND SIZE           $159.4m

PERFORMANCE
SINCE LAUNCH        Total return from May 1, 1997 through April 30, 1998

                    -    MCBT - Opportunistic EAFE (excluding all transaction fees)     +23.3%
                    -    MCBT - Opportunistic EAFE (including all transaction fees)     +21.5%
                    -    The Morgan Stanley Capital International EAFE Index            +19.2%

                    Annualized total return from July 1, 1994 through April 30,
                    1998

                    -    MCBT - Opportunistic EAFE (excluding all transaction fees)     +10.5%
                    -    MCBT - Opportunistic EAFE (including all transaction fees)     +10.1%
                    -    The Morgan Stanley Capital International EAFE Index             +9.0%


FUND IG02

                             7/1/94 (a)  4/30/95   4/30/96   4/30/97  4/30/98
MCBT Opportunistic EAFE       $10,000    $9,710    $11,283   $11,718  $14,451
MSCI EAFE Index               $10,000   $10,500    $11,729   $11,666  $13,906

(a)  Commencement of investment operations.

Performance shown is net of all fees after reimbursement from the Manager. Returns and net asset values of fund investments will fluctuate, so that an investor's shares, when redeemed, may be worth more or less than their original cost. The total returns would have been lower had certain expenses not been waived during the period shown. Each performance figure including all transaction fees assumes purchase at the beginning and redemption at the end of the stated period and is calculated using an offering price which reflects a transaction fee of 75 basis points on purchase and 75 basis points on redemption. Transaction fees are paid to the Fund to cover trading costs. Past performance is not indicative of future performance.

                                                  MCBT OPPORTUNISTIC EAFE FUND
------------------------------------------------------------------------------
                                                     PROFILE AT APRIL 30, 1998


PORTFOLIO           Despite the troubles in Asia, the MSCI EAFE index was up
COMMENTS            19.2% over the 12 months.  Additions to the strongly
                    performing UK and European markets and our outperformance in Japan helped us to beat that, and the fund has returned 23.3%.

                    Compounded by a weak currency, Japan has performed very poorly - although many of the blue chip exporters which form the core of our portfolio have held up relatively well. Apart from the first two months of this year, the pressure to restructure on the financial sector and economically sensitive sectors such as construction has remained intense. We further increased our convertible content and, concerned for the outlook for the yen, have hedged 50% of Japanese assets against the dollar.

                    We have continued to add to our positions in Continental Europe. The markets have rallied further, helped by converging bond markets and increased domestic buying. Restructuring and the enhancement of shareholder value have been persistent themes, and our portfolio reflects this.
                    New holdings have concentrated on the financial sector where
                    enormous corporate change is occurring.   We have been
                    positive about the UK, where a strong currency and a stable economic background have helped markets. Bond convergence in Europe has also been supportive, with financial stocks moving ahead strongly.

                    Asia's crisis has worsened over the period and we have substantially reduced our weighting. Our emphasis is now on China, India, Australia and Taiwan. While some of the hard hit ASEAN markets rallied in January and February, recent market and currency weakness support our defensive approach to the region. We have no holdings in Indonesia.

                    The impact of Asia on the rest of the world has been felt particularly in the smaller markets. We have reduced substantially our exposure to Latin America. Brazil and Mexico make up the bulk of our investment. We have established new positions in Israel, Greece and Hungary.

                    OUTLOOK

                    Looking ahead, the impact of the Asian crisis is likely to leave markets volatile. However, slowing growth in the Pacific region may well help restrain the US economy and reduce pressure on higher interest rates in the maturer markets of the UK and Europe. Broader Europe, or Euroland as it has been named, will continue to benefit from corporate restructuring and lower bond yields. The increasing move to equity ownership by domestic investors is being fuelled by the search for higher returns and changing pensions legislation. The UK market continues to benefit from good liquidity and robust earnings growth. We remain cautious on the Pacific region. Defensive stock selection in Japan - and asset allocation in Asia - is appropriate in an environment of falling growth forecasts, currency volatility and financial and social instability. Smaller markets will remain out of favour, as capital flows seek safety in maturer markets and strong currencies.

                                                  MCBT OPPORTUNISTIC EAFE FUND
------------------------------------------------------------------------------
                                                     PROFILE AT APRIL 30, 1998


INVESTMENT          James Fairweather is Chief Investment Officer.  All funds
MANAGER PROFILE     are managed on a team basis with a named director heading
                    each team.

                    James spent three years with Montague Loebl Stanley & Co. as an institutional sales and economic assistant. Moved into Eurobond sales for 18 months with Kleinwort Benson before joining Martin Currie in 1984. He has worked in our Far East, North American and Continental European investment teams. Appointed director in 1987, he became head of our Continental Europe team in 1992. A member of the asset allocation committee, James was appointed Deputy Chief Investment Officer in 1994 with overall responsibility for our investments in emerging markets. He was promoted to Chief Investment Officer in 1997.

                    The Global Asset Allocation Committee sets limits for regional allocation. The managers of the funds are responsible for the selection of countries within those regions, sectors, and stocks.

                                                  MCBT OPPORTUNISTIC EAFE FUND
------------------------------------------------------------------------------
                                                     PROFILE AT APRIL 30, 1998



ASSET ALLOCATION
(% of net assets)

     OPPORTUNISTIC EAFE                     IG02
     -----------------                      ----
     Europe                                  69%
     Japan                                   15%
     Latin America                            3%
     Middle East                              1%
     Pacific Basin                            4%
     Other Areas                              1%
     ST Investment                            4%
     Other Net Assets                         3%
                                            ----
     TOTAL:                                 100%


LARGEST HOLDINGS
BY REGION/COUNTRY                       % OF NET ASSETS

     EUROPE

     Credit Suisse Group       (Switzerland)    2.6
     Novartis                  (Switzerland)    2.4
     Cie Generale des Eaux     (France)         2.4

     JAPAN

     Sony                                       1.3
     Rohm                                       1.1

     LATIN AMERICA

     Petrobas, ADR             (Brazil)         0.6

     PACIFIC BASIN

     Taiwan American Fund      (Taiwan)         0.7

     MIDDLE EAST

     ECI Telecommunications    (Israel)         0.7

                                                 MCBT OPPORTUNISTIC EAFE FUND
-----------------------------------------------------------------------------
                                                      SCHEDULE OF INVESTMENTS
                                                               APRIL 30, 1998


                                                          SHARES              VALUE
                                                          ------              -----
COMMON AND PREFERRED STOCKS, WARRANTS AND
     EXCHANGEABLE NOTES - 92.9%
EUROPE - 68.7%
  AUSTRIA - 0.8%
     VA TECHNOLOGIE                                        8,500            $  1,221,835
                                                                            ------------
     TOTAL AUSTRIA - (COST $1,225,302)                                         1,221,835
                                                                            ------------

  BELGIUM - 1.3%
     GENERALE DE BANQUE                                    3,500               2,022,069
                                                                            ------------
     TOTAL BELGIUM - (COST $1,410,303)                                         2,022,069
                                                                            ------------

  DENMARK - 0.7%
     UNIDANMARK                                           12,500               1,050,320
                                                                            ------------
     TOTAL DENMARK - (COST $952,672)                                           1,050,320
                                                                            ------------

  FINLAND - 1.5%
     NOKIA AB OY *                                        36,000               2,419,124
                                                                            ------------
     TOTAL FINLAND - (COST $1,900,728)                                         2,419,124
                                                                            ------------

  FRANCE - 11.9%
     AIR LIQUIDE                                           9,270               1,711,812
     AXA                                                  31,426               3,691,026
     CIE GENERALE DES EAUX                                20,148               3,747,374
     ELF AQUITAINE                                        20,500               2,690,817
     PROMODES                                              4,000               1,927,799
     RHONE-POULENC, CL A                                  56,300               2,754,588
     SOCIETE GENERALE                                     11,500               2,395,275
                                                                            ------------
     TOTAL FRANCE - (COST $14,125,599)                                        18,918,691
                                                                            ------------

  GERMANY - 11.9%
     ALLIANZ AG (REGISTERED)                              11,800               3,629,657
     ALLIANZ AG                                              241                  73,460
     BAYERISCHE MOTOREN WERKE                              1,750               1,930,846
     BAYERISCHE VEREINSBANK                               32,500               2,472,068
     DEUTSCHE BANK                                        33,000               2,539,523
     MANNESMANN                                            4,530               3,594,617
     PREUSSAG AG                                           5,000               1,777,604
     VEBA                                                 45,402               3,000,572
                                                                            ------------
     TOTAL GERMANY - (COST $13,979,697)                                       19,018,347
                                                                            ------------

  GREECE - 0.7%
     ALPHA CREDIT BANK, GDR                               11,000               1,160,075
                                                                            ------------
     TOTAL GREECE - (COST $654,602)                                            1,160,075
                                                                            ------------

  ITALY - 5.9%
     ENI                                                 269,913               1,812,524
     IMI BANK                                            175,600               2,874,870
     ISTITUTO NAZIONALE DELLE ASSICURAZIONI              900,000               2,690,321
     TELECOM ITALIA MOBILE *                             370,000               2,109,690
                                                                            ------------
     TOTAL ITALY - (COST $7,504,014)                                           9,487,405
                                                                            ------------

See notes to financial statements.

                                                 MCBT OPPORTUNISTIC EAFE FUND
-----------------------------------------------------------------------------
                                                      SCHEDULE OF INVESTMENTS
                                                               APRIL 30, 1998



                                                            SHARES              VALUE
                                                            ------              -----
EUROPE - Continued
  NETHERLANDS - 1.9%
     ELSEVIER                                               129,000         $ 1,947,676
     GUCCI GROUP N.V.                                        24,000           1,117,500
                                                                             ----------
     TOTAL NETHERLANDS - (COST $3,669,222)                                    3,065,176
                                                                             ----------

  SPAIN - 3.2%
     BANCO CENTRAL HISPANOAMERICANO                          60,000           1,997,374
     BANCO DE SANTANDER                                      58,940           3,115,345
                                                                             ----------
     TOTAL SPAIN - (COST $2,824,864)                                          5,112,719
                                                                             ----------

  SWEDEN - 3.5%
     ASTRA AB                                               112,000           2,300,181
     INCENTIVE AB                                            19,200           1,859,985
     NORDBANKEN HOLDING AB                                  191,700           1,411,379
                                                                             ----------
     TOTAL SWEDEN - (COST $5,131,901)                                         5,571,545
                                                                             ----------

  SWITZERLAND - 5.1%
     CREDIT SUISSE GROUP                                     19,100           4,200,599
     NOVARTIS                                                 2,340           3,867,511
                                                                             ----------
     TOTAL SWITZERLAND - (COST $5,485,066)                                    8,068,110
                                                                             ----------

  UNITED KINGDOM - 20.3%
     CABLE & WIRELESS                                       173,000           1,982,233
     GENERAL ELECTRIC                                       157,000           1,299,938
     GKN                                                     63,530           1,836,287
     GLAXO WELLCOME                                          81,260           2,297,108
     LADBROKE                                               321,000           1,765,179
     LAND SECURITIES                                         55,000             982,544
     LASMO                                                  251,419           1,104,991
     LLOYDS TSB                                             145,000           2,171,959
     MARKS & SPENCER                                        176,000           1,673,636
     MCKECHNIE                                               74,020             616,590
     NATIONAL WESTMINSTER BANCORP                           100,000           2,002,221
     NFC                                                    358,136           1,075,302
     RECKITT & COLMAN                                       107,950           2,175,843
     ROYAL BANK OF SCOTLAND GROUP                           145,000           2,238,657
     SAFEWAY                                                153,571             915,771
     SCOTTISH POWER                                         199,000           1,829,937
     SHELL TRANSPORT & TRADING                              246,000           1,831,104
     SMITHS INDUSTRIES                                       92,751           1,335,019
     UNILEVER                                               189,876           2,023,147
     WASSALL                                                 88,982             464,381
     ZENECA GROUP                                            16,000             689,420
                                                                             ----------
     TOTAL UNITED KINGDOM - (COST $20,224,252)                               32,311,267
                                                                             ----------

TOTAL EUROPE - (COST  $79,088,222)                                          109,426,683
                                                                             ----------

See notes to financial statements.

                                                 MCBT OPPORTUNISTIC EAFE FUND
-----------------------------------------------------------------------------
                                                      SCHEDULE OF INVESTMENTS
                                                               APRIL 30, 1998


                                                                 SHARES/PAR          VALUE
                                                                 ----------         -------
JAPAN - 14.8%
     ASAHI CHEMICAL                                                120,000          $  420,734
     CANON                                                          59,000           1,395,421
     FUJI PHOTO FILM                                                25,000             889,754
     HITACHI                                                       127,000             910,707
     HONDA MOTOR                                                    44,000           1,595,889
     ITO - YOKADO                                                   28,000           1,449,297
     KAO CORPORATION                                                60,000             881,820
     MABUCHI MOTOR                                                  10,000             578,812
     MARUI                                                          49,000             773,840
     MBL INT'L. FINANCE (BERMUDA), 3.000%,
       EXCHANGEABLE NOTE, 11/30/2002 (d)                         1,282,000           1,316,486
     MITSUI FUDOSAN                                                 54,000             492,912
     NITTO DENKO, 2.200%, EXCHANGEABLE NOTE, 03/31/1999       Y 70,000,000             571,785
     PROMISE                                                        11,000             558,561
     RISO KAGAKU *                                                   7,400             386,384
     ROHM                                                           16,000           1,806,257
     SAKURA FINANCE                                             36,000,000             242,784
     SANWA INTERNATIONAL FINANCE, PREFERRED *                  102,000,000             750,549
     SECOM COMPANY LIMITED                                          18,000           1,060,904
     SHIMACHU                                                       21,000             378,457
     SHIN - ETSU CHEMICAL                                           53,950           1,051,768
     SONY                                                           24,700           2,054,912
     SUMITOMO ELECTRIC                                               1,000              11,916
     TAISHO PHARMACEUTICAL                                          34,000             719,359
     TOPPAN PRINTING                                               107,000           1,271,809
     TOYOTA MOTOR CORPORATION                                       29,000             756,007
     YAMANOUCHI PHARMACEUTICAL                                      55,000           1,300,816
                                                                                  ------------
     TOTAL JAPAN - (COST  $22,969,709)                                              23,627,940
                                                                                  ------------

LATIN AMERICA - 3.0%
  ARGENTINA - 0.3%
     YPF SOCIEDAD ANONIMA, ADR                                      13,500             470,812
                                                                                  ------------
     TOTAL ARGENTINA - (COST $436,273)                                                 470,812
                                                                                  ------------

  BRAZIL - 1.2%
     ELETROBRAS, ADR                                                22,300             465,512
     PETROBRAS, ADR                                                 36,000             913,500
     TELEBRAS, ADR                                                   4,800             584,700
                                                                                  ------------
     TOTAL BRAZIL - (COST $1,550,061)                                                1,963,712
                                                                                  ------------

  CHILE - 0.2%
     COMPANIA DE TELEFONOS DE CHILE, ADR                            11,000             275,688
                                                                                  ------------
     TOTAL CHILE - (COST $318,117)                                                     275,688
                                                                                  ------------

See note to financial statements.

                                                 MCBT OPPORTUNISTIC EAFE FUND
-----------------------------------------------------------------------------
                                                      SCHEDULE OF INVESTMENTS
                                                               APRIL 30, 1998


                                                                    SHARES             VALUE
                                                                    ------              ----
LATIN AMERICA - CONTINUED
  MEXICO - 1.3%
     CIFRA SA DE CV                                                 240,000           $ 408,113
     GRUPO CARSO                                                     70,000             440,802
     GRUPO FINANCIERO BANAMEX, CL B *                               200,000             625,000
     TELEFONOS DE MEXICO, ADR                                        10,500             594,563
                                                                                      ---------
     TOTAL MEXICO - (COST $1,742,164)                                                 2,068,478
                                                                                      ---------
TOTAL LATIN AMERICA - (COST  $4,046,615)                                              4,778,690
                                                                                      ---------

MIDDLE EAST - 1.2%
  ISRAEL - 1.2%
     ECI TELECOMMUNICATIONS                                          34,000           1,037,000
     TEVA PHARMACEUTICAL INDUSTRIES LIMITED, ADR                     20,000             855,000
                                                                                      ---------
     TOTAL ISRAEL - (COST $1,903,476)                                                 1,892,000
                                                                                      ---------
TOTAL MIDDLE EAST - (COST  $1,903,476)                                                1,892,000
                                                                                      ---------

OTHER AREAS - 1.2%
  INDIA - 0.5%
     MAHANAGAR TELEPHONE NIGAM, GDR *                                33,000             529,650
     VIDESH SANCHAR NIGAM LIMITED, GDR (c) *                         28,700             355,306
                                                                                      ---------
     TOTAL INDIA - (COST $857,179)                                                      884,956
                                                                                      ---------
  INVESTMENT COMPANIES - 0.7%
     INDIAN OPPORTUNITIES FUND (a) *                                101,911           1,084,840
                                                                                      ---------
     TOTAL INVESTMENT COMPANIES - (COST $1,494,050)                                   1,084,840
                                                                                      ---------

TOTAL OTHER AREAS - (COST  $2,351,229)                                                1,969,796
                                                                                      ---------
PACIFIC BASIN - 4.0%
  AUSTRALIA - 1.3%
     LEND LEASE CORPORATION                                          32,300             741,582
     MAYNE NICKLESS LIMITED                                         134,000             723,860
     WOODSIDE PETROLEUM LIMITED                                     106,000             693,459
                                                                                      ---------
     TOTAL AUSTRALIA - (COST $2,094,184)                                              2,158,901
                                                                                      ---------

  HONG KONG - 1.0%
     CITIC PACIFIC                                                   85,000             261,167
     CLP HOLDINGS LIMITED                                            82,000             393,803
     HUTCHISON WHAMPOA                                               98,700             610,345
     NEW WORLD DEVELOPMENT LIMITED                                  124,000             352,982
                                                                                      ---------
     TOTAL HONG KONG - (COST $1,847,454)                                              1,618,297
                                                                                      ---------

See notes to financial statements.

                                                 MCBT OPPORTUNISTIC EAFE FUND
-----------------------------------------------------------------------------
                                                      SCHEDULE OF INVESTMENTS
                                                               APRIL 30, 1998

                                                                           SHARES             VALUE
                                                                           ------             -----
PACIFIC BASIN - CONTINUED
   NEW ZEALAND - 0.4%
     TELECOM CORPORATION OF NEW ZEALAND (INSTALLMENT RECEIPTS) *            72,700           $ 195,059
     TELECOM CORPORATION OF NEW ZEALAND *                                   95,000             451,205
                                                                                             ---------
     TOTAL NEW ZEALAND - (COST $662,635)                                                       646,264
                                                                                             ---------
   PHILIPPINES - 0.1%
     BELLE CORPORATION *                                                 2,195,300              96,232
     BELLE CORPORATION, WARRANTS 10/02/2000 *                              800,000               2,491
                                                                                             ---------
     TOTAL PHILIPPINES - (COST $617,418)                                                        98,723
                                                                                             ---------
   SINGAPORE - 0.3%
     DEVELOPMENT BANK OF SINGAPORE *                                        55,800             370,237
     DEVELOPMENT BANK OF SINGAPORE, CL A *                                  16,740              80,923
                                                                                             ---------
     TOTAL SINGAPORE - (COST $632,777)                                                         451,160
                                                                                             ---------
   TAIWAN - 0.7%
     TAIWAN AMERICAN FUND (b) *                                             65,000           1,114,750
                                                                                             ---------
     TOTAL TAIWAN - (COST $1,029,600)                                                        1,114,750
                                                                                             ---------
   THAILAND - 0.2%
     THAI FARMERS BANK                                                     133,000             304,544
                                                                                             ---------
     TOTAL THAILAND - (COST $305,848)                                                          304,544
                                                                                             ---------
TOTAL PACIFIC BASIN - (COST  $7,189,916)                                                     6,392,639
                                                                                             ---------
TOTAL COMMON AND PREFERRED STOCKS,
     WARRANTS AND EXCHANGEABLE NOTES - (COST  $117,549,167) +                              148,087,748
                                                                                             ---------


                                                                           PRINCIPAL
                                                                             AMOUNT
                                                                            ---------
SHORT TERM INVESTMENT - 4.5%
     STATE STREET BANK AND TRUST REPURCHASE AGREEMENT,
      5.150%, 05/01/1998 (e)                                                $7,166,000       7,166,000
                                                                                             ---------
TOTAL SHORT TERM INVESTMENT - (COST  $7,166,000)                                             7,166,000
                                                                                             ---------


TOTAL INVESTMENTS - (COST  $124,715,167) - 97.4%                                           155,253,748
CASH, RECEIVABLES AND OTHER ASSETS, LESS LIABILITIES - 2.6%                                  4,108,536
                                                                                             ---------
NET ASSETS - 100.0%                                                                        $159,362,284
                                                                                           ------------
                                                                                           ------------

See notes to financial statements.

                                                 MCBT OPPORTUNISTIC EAFE FUND
-----------------------------------------------------------------------------
                                                      SCHEDULE OF INVESTMENTS
                                                               APRIL 30, 1998

*    Non-income producing security.

Y    Reflected at par and denominated in Japanese yen.

(a) The Indian Opportunities Fund is managed by Martin Currie Bermuda Ltd., an affiliate of Martin Currie Fund Inc. Martin Currie Inc. does not receive advisory fees on the portion of net assets represented by affiliated investment companies.

(b) Martin Currie Investment Management Ltd., which is affiliated to Martin Currie Inc., provides investment management services to the Taiwan American Fund. Martin Currie Inc. does not receive advisory fees on the portion of net assets represented by affiliated investment companies.

(c) Security exempt from registration under Rule 144A of the Securities Act of 1933. These securities may be resold in transactions exempt from registration, normally to qualified institutional buyers. At the period end, the value of these securities amounted to $355,306 or 0.2% of net assets.

(d)  Reflected at par value and denominated in U.S. dollars.

(e) The repurchase agreement, dated 4/30/98, $7,166,000 par due 5/1/98, is collateralized by United States Treasury Notes, 5. 75%, due 9/30/99 with a market value of $7,311,728.

+ Percentages of long term investments are presented in the portfolio by country. Percentages of long term investments by industry are as follows:
     Aerospace 0.8%, Apparel & Textiles 0.7%, Automobiles 2.7%, Banks 21.2%, Chemicals 3.7%, Commercial Services 0.5%, Conglomerates 0.5%, Diversified 5.3%, Drugs & Health Care 7.5%, Electric Utilities 3.6%, Electrical Equipment 1.8%, Electronics 3.3%, Engineering 0.8%, Financial Services 1.8%, Food & Beverages 1.2%, Hotels & Restaurants 1.1%, Household Products 1.9%, Industrial Machinery 3.8%, Insurance 6.3%, Investment Companies 1.4%, Manufacturing 0.4%, Miscellaneous 1.3%, Oil & Gas 6.0%, Photography 1.4%, Publishing 0.8%, Real Estate 1.2%, Retail Trade 3.5%, Steel 1.1%, Telecommunications 2.9%, Telecommunications Equipment 2.2%, Telecommunications Services 1.1%, Telephone 0.4%, Transportation 0.7%.


ADR  American Depositary Receipts.
GDR  Global Depositary Receipts.

See notes to financial statements.

                                                 MCBT OPPORTUNISTIC EAFE FUND
-----------------------------------------------------------------------------
                                          STATEMENT OF ASSETS AND LIABILITIES
                                                               APRIL 30, 1998


ASSETS

   Investments in securities, at value (cost $117,549,167) (Note B)                $148,087,748

   Investments in repurchase agreements, at value (Note B)                            7,166,000
                                                                                   ------------
      Total Investments                                                             155,253,748

   Cash                                                                                     630

   Foreign currency, at value (cost $3,024,964) (Note B)                              3,024,162

   Receivable for investments sold                                                    3,932,126

   Receivable for currency sold                                                       1,203,978

   Dividend and interest receivable                                                     539,427

   Foreign tax reclaims receivable                                                      114,535

   Prepaid insurance expense                                                             16,690

   Deferred organization expenses (Note B)                                                2,987
                                                                                   ------------
      TOTAL ASSETS                                                                  164,088,283
                                                                                   ------------

LIABILITIES

   Payable for investments purchased                                                  3,033,163

   Payable for currency purchased                                                     1,208,279

   Payable for forward foreign currency contracts                                       194,813

   Management fee payable (Note C)                                                      245,929

   Administration fee payable (Note C)                                                   11,408

   Trustees fees payable (Note C)                                                         2,248

   Accrued expenses and other liabilities                                                30,159
                                                                                   ------------
     TOTAL LIABILITIES                                                                4,725,999
                                                                                   ------------
TOTAL NET ASSETS                                                                   $159,362,284
                                                                                   ------------
                                                                                   ------------

COMPOSITION OF NET ASSETS:

   Paid-in-capital                                                                 $124,403,321

   Undistributed net investment loss                                                   (173,999)

   Accumulated net realized gain on investment and foreign currency transactions      4,796,823

   Net unrealized appreciation on investment and foreign currency transactions       30,336,139
                                                                                   ------------
TOTAL NET ASSETS                                                                   $159,362,284
                                                                                   ------------
NET ASSET VALUE PER SHARE
($159,362,284 / 11,972,709 shares of beneficial interest outstanding)                    $13.31
                                                                                   ------------
                                                                                   ------------

See notes to financial statements.

                                                 MCBT OPPORTUNISTIC EAFE FUND
-----------------------------------------------------------------------------
                                                      STATEMENT OF OPERATIONS
                                                               APRIL 30, 1998

INVESTMENT INCOME

   Interest income                                                                    $ 362,276

   Dividend income                                                                    2,684,289

   Foreign taxes withheld                                                              (298,326)
                                                                                   ------------
      TOTAL INVESTMENT INCOME                                                         2,748,239
                                                                                   ------------

EXPENSES

   Management fee (Note C)                                                              934,444

   Custodian fee                                                                        181,014

   Administration fee (Note C)                                                          107,314

   Audit fee                                                                             25,807

   Legal fees                                                                            10,236

   Transfer agent fee                                                                     6,673

   Trustees fees (Note C)                                                                 4,604

   Amortization of deferred organization expenses                                         2,541

   Miscellaneous expenses                                                                26,248
                                                                                   ------------
      TOTAL EXPENSES                                                                  1,298,881
                                                                                   ------------
NET INVESTMENT INCOME                                                                 1,449,358
                                                                                   ------------

REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS AND FOREIGN CURRENCY

   Net realized gain on investments                                                  11,993,175

   Net realized loss on foreign currency transactions                                  (465,273)

   Net unrealized appreciation (depreciation) on:
   Investments                                                                       15,312,088

   Foreign currency transactions                                                       (190,193)
                                                                                   ------------
NET GAIN ON INVESTMENTS AND FOREIGN CURRENCY TRANSACTIONS                            26,649,797
                                                                                   ------------
NET INCREASE IN NET ASSETS FROM OPERATIONS                                          $28,099,155
                                                                                   ------------
                                                                                   ------------

See notes to financial statements.

                                                 MCBT OPPORTUNISTIC EAFE FUND
-----------------------------------------------------------------------------
                                           STATEMENT OF CHANGES IN NET ASSETS


                                                                           YEAR                YEAR
                                                                           ENDED               ENDED
                                                                       APRIL 30, 1998      APRIL 30, 1997
                                                                       -------------      ---------------
NET ASSETS at beginning of period                                        $120,649,807        $108,295,237
                                                                         ------------        ------------
INCREASE IN NET ASSETS FROM OPERATIONS:

   Net investment income                                                    1,449,358           1,023,218

   Net realized gain (loss) on investment transactions                     11,993,175          (1,528,624)

   Net realized gain (loss) on foreign currency transactions                 (465,273)          1,413,982

   Net unrealized appreciation (depreciation) on:

     Investments                                                           15,312,088           3,356,168

     Foreign currency transactions                                           (190,193)            246,156
                                                                         ------------        ------------
   Net increase in net assets from operations                              28,099,155           4,510,900
                                                                         ------------        ------------

DISTRIBUTIONS TO SHAREHOLDERS FROM:

   Net investment income                                                   (1,634,448)         (2,359,811)

   In excess of net investment income                                               0          (1,311,086)

   Net realized gains                                                      (4,504,920)                  0
                                                                         ------------        ------------
   Total distributions                                                     (6,139,368)         (3,670,897)
                                                                         ------------        ------------

CAPITAL SHARE TRANSACTIONS:

   Net proceeds from sales of shares                                       14,186,364           9,813,416

   Reinvestment of dividends and distributions to shareholders              5,801,630           3,268,114

   Cost of shares repurchased                                              (3,331,509)         (1,637,958)

   Paid in capital from subscription and redemption fees                       96,205              70,995
                                                                         ------------        ------------
   Total increase in net assets from capital share transactions            16,752,690          11,514,567
                                                                         ------------        ------------
NET INCREASE IN NET ASSETS                                                 38,712,477          12,354,570
                                                                         ------------        ------------
NET ASSETS at end of period (includes undistributed net investment
   income (loss) of ($173,999) and $464,481, respectively)               $159,362,284        $120,649,807
                                                                         ------------        ------------
                                                                         ------------        ------------

OTHER INFORMATION:

CAPITAL SHARE TRANSACTIONS:

   Shares sold                                                              1,082,176             880,191

   Shares issued in reinvestment of distributions to shareholders             492,917             294,425

   Less shares repurchased                                                   (258,152)           (146,937)
                                                                         ------------        ------------
   Net share transactions                                                   1,316,941           1,027,679
                                                                         ------------        ------------
                                                                         ------------        ------------

See notes to financial statements.

                                                 MCBT OPPORTUNISTIC EAFE FUND
-----------------------------------------------------------------------------
                                                         FINANCIAL HIGHLIGHTS
                                       FOR A SHARE OUTSTANDING FOR THE PERIOD


                                                            YEAR               YEAR              YEAR         JULY 1, 1994 *
                                                           ENDED               ENDED             ENDED           THROUGH
                                                       APRIL 30, 1998     APRIL 30, 1997    APRIL 30, 1996    APRIL 30, 1995
                                                      ---------------     -------------     --------------    ---------------
PER SHARE OPERATING PERFORMANCE

Net asset value, beginning of period                       $11.320            $11.250            $9.860           $10.000
                                                           -------            -------            ------           -------

Net investment income                                        0.095              0.134             0.314             0.055

Net realized and unrealized gain (loss) on investment
   and foreign currency transactions                         2.462              0.286             1.239            (0.323)
                                                           -------            -------            ------           -------

Total from investment operations                             2.557              0.420             1.553            (0.268)
                                                           -------            -------            ------           -------
Less distributions:

   Net investment income                                    (0.153)            (0.229)           (0.167)            0.000

   In excess of net investment income                        0.000             (0.127)           (0.023)            0.000

   Net realized gains                                       (0.422)             0.000             0.000             0.000
                                                           -------            -------            ------           -------

   Total distributions                                      (0.575)            (0.356)           (0.190)            0.000
                                                           -------            -------            ------           -------

Paid in capital from subscription and
   redemption fees (Note B)                                  0.008              0.006             0.027             0.128
                                                           -------            -------            ------           -------

Net asset value, end of period                             $13.310            $11.320           $11.250            $9.860
                                                           -------            -------            ------           -------
                                                           -------            -------            ------           -------

TOTAL INVESTMENT RETURN (1)                                 23.33%              3.85%            16.17%             (1.40)% (2)
                                                           -------            -------            ------           -------
                                                           -------            -------            ------           -------

RATIOS AND SUPPLEMENTAL DATA

Net assets, end of period                             $159,362,284       $120,649,807      $108,295,237       $72,660,677

Operating expenses, net, to average
   net assets (Note C)                                       0.96%              0.98%             1.00%           1.00%(3)

Operating expenses, gross, to average
   net assets (Note C)                                       0.96%              0.98%             1.05%           1.37%(3)

Net investment income to average net assets                  1.08%              0.90%             1.46%           1.32%(3)

Portfolio turnover rate                                        63%                49%               37%               39%

Per share amount of fees waived (Note C)                    $0.000             $0.000            $0.012            $0.015

---------------------------------------------------------------------------------------------------------------------------

*    Commencement of investment operations.

(1) Total return at net asset value assuming all distributions reinvested and no purchase premiums or redemption fees.
     Total return would have been lower had certain expenses not been waived.

(2)  Periods less than one year are not annualized.

(3)  Annualized.


See notes to financial statements.

                                                 MCBT OPPORTUNISTIC EAFE FUND
-----------------------------------------------------------------------------
                                                NOTES TO FINANCIAL STATEMENTS


NOTE A - ORGANIZATION

Martin Currie Business Trust ("MCBT") (the "Trust") is registered under the Investment Company Act of 1940, as amended (the 1940 Act), as an open-end management investment company organized as a Massachusetts business trust on May 20, 1994. The Trust offers seven funds which have differing investment objectives and policies: Global Growth Fund, Opportunistic EAFE Fund, Global Emerging Markets Fund, Japan Small Companies Fund, Emerging Americas Fund, Emerging Asia Fund and EMEA Fund, (the "Funds"). The MCBT Opportunistic EAFE Fund (the "Fund") commenced investment operations on July 1, 1994. The Fund's Declaration of Trust permits the Board of Trustees to issue an unlimited number of full and fractional shares of beneficial interest, without par value.

NOTE B - SIGNIFICANT ACCOUNTING POLICIES

The following is a summary of significant accounting policies followed by the Fund in the preparation of its financial statements.

VALUATION OF INVESTMENTS - The Fund's portfolio securities traded on a securities exchange are valued at the last quoted sale price, or, if no sale occurs, at the mean of the most recent quoted bid and asked prices. Unlisted securities for which market quotations are readily available are valued at the mean of the most recent quoted bid and asked prices. Prices for securities which are primarily traded in foreign markets are furnished by quotation services expressed in the local currency's value and are translated into U.S. dollars at the current rate of exchange. Short-term securities and debt securities with a remaining maturity of 60 days or less are valued at their amortized cost. Options and futures contracts are valued at the last sale price on the market where such options or futures contract is principally traded. Options traded over-the-counter are valued based upon prices provided by market makers in such securities or dealers in such currencies. Securities for which current market quotations are unavailable or for which quotations are not deemed by the investment adviser to be representative of market values are valued at fair value as determined in good faith by the Trustees of the Fund, or by persons acting pursuant to procedures established by the Trustees.

REPURCHASE AGREEMENTS - In connection with transactions in repurchase agreements, the Fund's custodian takes possession of the underlying collateral securities, the value or market price of which is at least equal to the principal amount, including interest, of the repurchase transaction. To the extent that any repurchase transaction exceeds one business day, the value of the collateral is marked-to-market on a daily basis to ensure the adequacy of the collateral. In the event of default of the obligation to repurchase, the Fund has the right to liquidate the collateral and apply the proceeds in satisfaction of the obligation. Under certain circumstances, in the event of default or bankruptcy by the other party to the agreement, realization and/or retention of the collateral or proceeds may be subject to legal proceedings that could delay or increase the cost of such realization or retention.

INVESTMENT TRANSACTIONS - Investment security transactions are recorded on the date of purchase or sale. Realized gains and losses from security transactions are determined on the basis of identified cost.

INVESTMENT INCOME - Dividend income is recorded on the ex-dividend date. Interest income is accrued as earned. Investment income is recorded net of foreign taxes withheld where recovery of such taxes is uncertain.

FOREIGN CURRENCY TRANSLATIONS - The records of the Fund are maintained in U.S. dollars. Foreign currency amounts are translated into U.S. dollars at a current rate of exchange of such currency to determine the value of investments, other assets and liabilities on the date of any determination of net asset value of the Fund. Purchases and sales of securities and income and expenses are converted at the prevailing rate of exchange on the respective dates of such transactions.

The Fund may realize currency gains or losses between the trade and settlement dates on security transactions. To minimize such currency gains or losses, the Fund may enter into forward foreign currency contracts.

                                                 MCBT OPPORTUNISTIC EAFE FUND
-----------------------------------------------------------------------------
                                    NOTES TO FINANCIAL STATEMENTS (Continued)

FOREIGN CURRENCY TRANSLATIONS (CONTINUED) - The net U.S. dollar value of foreign currency underlying all contractual commitments held by the Fund on each day and the resulting net unrealized appreciation, depreciation and related net receivable or payable amounts are determined by using forward currency exchange rates supplied by a quotation service.

Reported net realized gains and losses on foreign currency transactions represent net gains and losses from sales and maturities of forward currency contracts, disposition of foreign currencies, currency gains and losses realized between the trade and settlement dates on security transactions, and the difference between the amount of net investment income accrued and the U.S. dollar amount actually received. The effects of changes in foreign currency exchange rates on investments in securities are not segregated in the Statement of Operations from the effects of changes in market prices of those securities, and are included with the net realized and unrealized gain or loss on investment securities.

FORWARD FOREIGN CURRENCY CONTRACTS - A forward foreign currency contract ("Forward") is an agreement between two parties to buy and sell a currency at a set price on a future date. The market value of the Forward fluctuates with changes in currency exchange rates. The Forward is marked-to-market daily and the change in the market value is recorded by the Fund as an unrealized gain or loss. When the Forward is closed, the Fund records a realized gain or loss equal to the difference between the value at the time it was opened and the value at the time it was closed. The Fund may enter into Forwards in connection with planned purchases and sales of securities, to hedge specific receivables or payables against changes in future exchange rates or to hedge the U.S. dollar value of portfolio securities denominated in a foreign currency.

Although forward currency contracts limit the risk of loss due to a decline in the value of hedged currency, they also limit any potential gain that might result should the value of the currency increase. In addition, the Funds could be exposed to additional risks if the counterparties to the contracts are unable to meet the terms of their contracts.

The Fund had the following open forward foreign currency contract at April 30, 1998:

                                                                                           UNREALIZED
                       DELIVERY DATE    LOCAL CURRENCY     FACE AMOUNT      VALUE         (DEPRECIATION)
                       -------------    --------------    ------------      ------        -------------
 Japanese Yen (sell)    July 8, 1998     1,678,671,120     $12,614,000    $12,808,81  3   $ (194,813)


EXPENSES - Expenses directly attributable to the Fund are charged to the Fund. Expenses not directly attributable to a particular Fund are either split evenly among the affected Funds, allocated on the basis of relative average net assets, or otherwise allocated among the Funds as the Board of Trustees may direct or approve. Certain costs incurred in connection with the organization of the Trust and each Fund have been deferred and are being amortized on a straight line basis over a five year period starting on each Fund's commencement of operations.

DISTRIBUTIONS TO SHAREHOLDERS - The Fund declares and distributes dividends from net investment income, if any, and distributes its net realized capital gains, if any, at least annually. All distributions will be reinvested in shares of the Fund at the net asset value unless the shareholder elects in the subscription agreement either to receive cash in respect of all distributions or to receive cash with respect to distributions of income and to reinvest in shares of the Fund with respect to distributions of realized capital gains. Income and capital gain distributions are determined in accordance with income tax regulations which may differ from generally accepted accounting principles. These differences are primarily due to differing treatments for passive foreign investment companies (PFIC's), foreign currency transactions, losses deferred due to wash sales, post October 31 losses and excise tax regulations. Permanent book and tax differences relating to shareholder distributions will result in reclassifications to paid-in-capital. Distributions are recorded on the ex-dividend date.

PURCHASES AND REDEMPTIONS OF FUND SHARES - There is a purchase premium for cash investments into the Fund of 0.75% of the amount invested and a redemption fee on cash redemptions of 0.75% of the amount redeemed. All purchase premiums and redemption fees are paid to and retained by the Fund and are recorded as paid-in-capital by the Fund. These fees are intended to offset brokerage and transaction costs arising in connection with the purchase and redemption. The purchase and redemption fees may be waived by the Manager, however, if these brokerage and transaction costs are minimal or in other circumstances at the Manager's discretion. For the year ended April 30, 1998, $87,424 was collected in purchase premiums and $8,781 was collected in redemption fees.
                                       16

                                                 MCBT OPPORTUNISTIC EAFE FUND
-----------------------------------------------------------------------------
                                    NOTES TO FINANCIAL STATEMENTS (Continued)

INCOME TAXES - Each Fund of the Trust is treated as a separate entity for U.S. federal income tax purposes. Each Fund intends to qualify each year as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended. By so qualifying, the Funds will not be subject to federal income taxes to the extent that they distribute substantially all of their taxable income, including realized capital gains, if any, for the fiscal year. In addition, by distributing substantially all of their net investment income, realized capital gains and certain other amounts, if any, during the calendar year, the Funds will not be subject to a federal excise tax. On December 30, 1997, the Fund declared a long term capital gain distribution of $3,264,849, representing $0.306 per share. As of April 30, 1998, the Fund has a realized capital loss carryforward, for Federal income tax purposes, of $1,249,504 ($31,328 expires April 30, 2003, $588,988 expires
April 30, 2004, $629,188 expires April 30, 2005), available to be used to offset future realized capital gains. As of April 30, 1998, the Fund has elected for Federal income tax purposes to defer a $614,505 current year post October 31 currency loss as though the loss was incurred on the first day of the next fiscal year.

The Fund may be subject to taxes imposed by countries in which it invests. Such taxes are generally based on income and/or capital gains earned or repatriated. Taxes are accrued and applied to net investment income, net realized gains and unrealized appreciation as such income and/or gains are earned.

ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and income and expenses at the date of the financial statements. Actual results could differ from these estimates.

NOTE C - AGREEMENTS AND FEES

The Fund has entered into a Management Contract with Martin Currie Inc. (the "Investment Manager"), a wholly owned subsidiary of Martin Currie Ltd. Under the Management Contract, the Fund pays the Investment Manager a quarterly management fee at the annual rate of 0.70% of the Fund's average net assets.

The Investment Manager has voluntarily undertaken to reduce its fee until further notice to the extent necessary to limit the Fund's annual expenses (including the management fee but excluding brokerage commissions, transfer taxes, and extraordinary expenses) to 1.00% of the Fund's average net assets on an annualized basis. For the year ended April 30, 1998, it was not necessary for the Investment Manager to waive any of its fees.

State Street Bank and Trust Company (the "Administrator") serves as administrator of the Fund. The Administrator performs certain administrative services for the Fund. The Fund pays the Administrator a fee at the rate of 0.08% of the Fund's average net assets up to $125 million, 0.06% of the next $125 million, and 0.04% of those assets in excess of $250 million, subject to certain minimum requirements, plus certain out of pocket costs. State Street Bank and Trust Company also receives fees and compensation of expenses for certain custodian and transfer agent services.

Trustees of the Trust who are not interested persons receive aggregate annual fees of $20,000 ($10,000 per Trustee).

                                                 MCBT OPPORTUNISTIC EAFE FUND
-----------------------------------------------------------------------------
                                    NOTES TO FINANCIAL STATEMENTS (Continued)



NOTE D - INVESTMENT TRANSACTIONS

Purchases and proceeds from sales and maturities of investments, excluding short-term securities for the year ended April 30, 1998 were $86,254,690 and $80,627,238, respectively.

The identified cost of investments in securities and repurchase agreements owned for federal income tax purposes and their respective gross unrealized appreciation and depreciation at April 30, 1998 were as follows:

      IDENTIFIED       GROSS          UNREALIZED     NET UNREALIZED
        COST        APPRECIATION    (DEPRECIATION)    APPRECIATION
     -----------   -------------    -------------    --------------
     $125,096,888    $34,384,577     $(4,227,717)     $30,156,860


NOTE E - PRINCIPAL SHAREHOLDERS

As of April 30, 1998 there was one shareholder who owned greater than 10% of the Fund's outstanding shares, representing 10% of the Fund.

NOTE F - CONCENTRATION OF RISK

The Fund will invest extensively in foreign securities (i.e., those which are not listed on a United States securities exchange). Investing in foreign securities involves risks not typically found in investing in U.S. markets. These include risks of adverse change in foreign economic, political, regulatory and other conditions, and changes in currency exchange rates, exchange control regulations (including currency blockage), expropriation of assets or nationalization, imposition of withholding taxes on dividend or interest payments and capital gains, and possible difficulty in obtaining and enforcing judgments against foreign entities. Furthermore, issuers of foreign securities are subject to different, and often less comprehensive, accounting, reporting and disclosure requirements than domestic issuers. The securities of some foreign companies and foreign securities markets are less liquid and at times more volatile than securities of comparable U.S. companies and U.S. securities markets.

------------------------------------------------------------------------------


ADDITIONAL FEDERAL TAX INFORMATION-(UNAUDITED)

The Fund intends to make an election under Internal Revenue Code 853 to pass through foreign taxes paid by the Fund to its shareholders. During the year ended April 30, 1998, the total amount of foreign taxes that will be passed through to the shareholders and the foreign source income for information reporting purposes will be $292,567 (of the total $298,326 taxes withheld) and $2,746,669, respectively.

                         REPORT OF INDEPENDENT ACCOUNTANTS



To the Trustees and Shareholders of the
Martin Currie Business Trust - Opportunistic EAFE Fund


In our opinion, the accompanying statement of assets and liabilities, including the schedule of investments, and the related statements of operations and of changes in net assets and the financial highlights present fairly, in all material respects, the financial position of the Opportunistic EAFE Fund (the "Fund") at April 30, 1998, and the results of its operations, the changes in its net assets and the financial highlights for the periods indicated, in conformity with generally accepted accounting principles.
These financial statements and the financial highlights (hereafter referred to as "financial statements") are the responsibility of the Fund's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits, which included confirmation of securities at April 30, 1998 by correspondence with the custodian and brokers and the application of alternative auditing procedures where confirmations from brokers were not received, provide a reasonable basis for the opinion expressed above.

Price Waterhouse LLP
Boston, Massachusetts
June 16, 1998

                            MARTIN CURRIE BUSINESS TRUST



                                ____________________




                               TRUSTEES  AND OFFICERS


                    C. James P. Dawnay, TRUSTEE AND PRESIDENT *
                              Simon D. Eccles, TRUSTEE
                           Patrick R. Wilmerding, TRUSTEE
                   Colin Winchester, VICE PRESIDENT AND TREASURER
                          J. Grant Wilson, VICE PRESIDENT
                           Julian M.C. Livingston, CLERK


                                * INTERESTED TRUSTEE

                                ____________________




                                 INVESTMENT MANAGER


                                Martin Currie, Inc.
                                   Saltire Court
                                 20 Castle Terrace
                                 Edinburgh EH1 2ES
                                      Scotland
                                011-44-131-229-5252


                                 Regulated by IMRO


                     Registered Investment Adviser with the SEC

                                ____________________




     The information contained in this report is intended for general informational purposes only. This report is not authorized for distribution to prospective investors unless preceded or accompanied by a current Private Placement Memorandum which contains important information concerning the Fund and its current offering of shares.

                             MARTIN CURRIE BUSINESS TRUST
                                  GLOBAL GROWTH FUND








                                    ANNUAL REPORT

                                    APRIL 30, 1998

                                                       MCBT GLOBAL GROWTH FUND

------------------------------------------------------------------------------
                                                     PROFILE AT APRIL 30, 1998


OBJECTIVE           Long-term capital appreciation through active management of a diversified portfolio of global equities.

LAUNCH DATE         June 15, 1994

FUND SIZE           $67.5m

PERFORMANCE         Total return from May 1, 1997 through April 30, 1998

                    -    MCBT - Global Growth Fund (excluding
                         all transaction fees)                           +22.9%
                    -    MCBT - Global Growth Fund (including
                         all transaction fees)                           +21.0%
                    -    The Morgan Stanley Capital International
                         World Index                                     +29.5%

                    Annualized total return from June 15, 1994 through April 30, 1998

                    -    MCBT - Global Growth Fund (excluding
                         all transaction fees)                           +13.6%
                    -    MCBT - Global Growth Fund (including
                         all transaction fees)                           +13.2%

                    The graph below represents the annualized total return of the portfolio including all transaction fees versus the Morgan Stanley Capital International World Index from July 1, 1994 through April 30, 1998

                    -    MCBT - Global Growth Fund (excluding
                         all transaction fees)                           +14.2%
                    -    MCBT - Global Growth Fund (including
                         all transaction fees)                           +13.8%
                    -    The Morgan Stanley Capital International
                         World Index                                     +18.0%


FUND IG01
                          7/1/94 (a)   4/30/95   4/30/96  4/30/97   4/30/98
MCBT Global Growth Fund    $10,000     $10,120   $12,265  $13,357   $16,412
MSCI World Index           $10,000     $11,027   $13,192  $14,582   $18,880


(a) Performance for the benchmark is not available from June 15, 1994 (commencement of investment operations). For that reason, performance is shown from July 1, 1994.



Performance shown is net of all fees after reimbursement from the Manager. Returns and net asset values of fund investments will fluctuate, so that an investor's shares, when redeemed, may be worth more or less than their original cost. The total returns would have been lower had certain expenses not been waived during the period shown. Each performance figure including all transaction fees assumes purchase at the beginning and redemption at the end of the stated period and is calculated using an offering price which reflects a transaction fee of 75 basis points on purchase and 75 basis points on redemption. Transaction fees are paid to the Fund to cover trading costs. Past performance is not indicative of future performance.

                                                        MCBT GLOBAL GROWTH FUND

-------------------------------------------------------------------------------
                                                      PROFILE AT APRIL 30, 1998


PORTFOLIO                Led by the US, most western markets rose strongly over
COMMENTS                 the year - despite the fallout from Asia.  We have had
                         an underweighted position in US equities throughout the period and, combined with a difficult recent six months of US stock selection, the fund has underperformed the MSCI World Index, which was up 29.5%.

                         In the US, the benign environment for equities remains intact. While corporate earnings have weakened, a positive outlook for bonds has continued to support the equity market. Mutual fund cashflows have remained buoyant, fuelling a market where corporate activity has increased. Our portfolio suffered over the final quarter of 1997 and early January as the energy and commodity related sectors underperformed in the wake of the Asian turmoil. We also held Medpartners which collapsed in January in the face of a profits warning. We remain underweighted because we believe that valuations elsewhere offer better potential returns.

                         Compounded by a weak currency, JAPAN has fallen further. We have reduced our weighting further. Our portfolio continues to concentrate on the export orientated manufacturing sector. This approach has generally been a positive, apart from the first two months of this year, when domestic stocks rallied on expectations of economic recovery. We have increased the convertible content of the portfolio and have hedged 50% of yen assets in expectation of further currency weakness.

                         We have continued to add to our positions in CONTINENTAL EUROPE. Restructuring and the enhancement of shareholder value have been persistent themes. Additions to the financial sector reflect this. We have been overweighted to the UK, where a strengthening currency and a stable economic background have helped stocks. A general theme of converging bond yields and increasing domestic equity ownership has fuelled the strong rises in broader European markets.

                         In ASIA, we have reduced substantially our position and now concentrate on CHINA, INDIA, AUSTRALIA and TAIWAN. While some of the hard hit ASEAN markets rallied in January and February, recent market and currency weakness support our defensive approach to the region. We have no holdings in Indonesia.

                         OUTLOOK

                         Looking ahead, the impact of the Asian crisis is likely to leave markets volatile. However, slowing growth in the Pacific region may well help restrain the US economy and reduce pressure on higher interest rates in the maturer markets of the UK and Europe. Broader Europe, or "Euroland" as it has been named, will continue to benefit from corporate restructuring and lower bond yields. The increasing move to equity ownership by domestic investors is being fuelled by the search for higher returns and changing pensions legislation. The UK market continues to benefit from good liquidity and robust earnings growth. We remain cautious on the Pacific region. Defensive stock selection in Japan - and asset allocation in Asia - is appropriate in an environment of falling growth forecasts, currency volatility and financial and social instability. Smaller markets will remain out of favour, as capital flows seek safety in maturer markets and strong currencies.

                                                       MCBT GLOBAL GROWTH FUND

------------------------------------------------------------------------------
                                                     PROFILE AT APRIL 30, 1998

INVESTMENT               James Fairweather is Chief Investment Officer. All
MANAGER PROFILE          funds are managed on a team basis with a named
                         director heading each team.


                         James spent three years with Montague Loebl Stanley & Co. as an institutional sales and economic assistant. Moved into Eurobond sales for 18 months with Kleinwort Benson before joining Martin Currie in 1984. He has worked in our Far East, North American and Continental European investment teams. Appointed director in 1987, he became head of our Continental Europe team in 1992. A member of the asset allocation committee, James was appointed Deputy Chief Investment Officer in 1994 with overall responsibility for our investments in emerging markets. He was promoted to Chief Investment Officer in 1997.

                         The Global Asset Allocation Committee sets limits for regional allocation. The managers of the funds are responsible for the selection of countries within those regions, sectors, and stocks.

                                                       MCBT GLOBAL GROWTH FUND

------------------------------------------------------------------------------
                                                     PROFILE AT APRIL 30, 1998


ASSET ALLOCATION
(% of net assets)

                         GLOBAL GROWTH                   IG01
                         --------------                  ----
                         Europe                           45%
                         Japan                            10%
                         Latin America                     2%
                         Middle East                       1%
                         North America                    36%
                         Pacific Basin                     3%
                         Other Areas                       1%
                         Other Net Assets                  2%
                                                         ----
                         TOTAL:                          100%

LARGEST HOLDINGS
BY REGION/COUNTRY                                               % OF NET ASSETS

                         NORTH AMERICA

                         Commonwealth Energy Systems   (United States)     1.7
                         Marsh & McLennan              (United States)     1.6
                         Walt Disney                   (United States)     1.6

                         EUROPE

                         Cie Generale des Eaux         (France)            1.6
                         Credit Suisse Group           (Switzerland)       1.6
                         AXA                           (France)            1.5

                         JAPAN

                         Sony                                              0.9
                         Rohm                                              0.8

                         LATIN AMERICA

                         Petrobras, ADR                (Brazil)            0.3

                         PACIFIC BASIN

                         Lend Lease Corporation        (Australia)         0.4

                                                       MCBT GLOBAL GROWTH FUND

------------------------------------------------------------------------------
                                                       SCHEDULE OF INVESTMENTS
                                                                APRIL 30, 1998


                                                       SHARES         VALUE
                                                       -------        ------
COMMON AND PREFERRED STOCKS, WARRANTS AND
 EXCHANGEABLE NOTES - 98.1%
EUROPE - 45.4%
 AUSTRIA - 0.4%
   VA TECHNOLOGIE                                      2,100        $ 301,865
                                                                    ---------
   TOTAL AUSTRIA - (COST $290,145)                                    301,865
                                                                    ---------
 BELGIUM - 1.0%
   GENERALE DE BANQUE                                  1,200          693,281
                                                                    ---------
   TOTAL BELGIUM - (COST $475,594)                                    693,281
                                                                    ---------
 DENMARK - 0.5%
   UNIDANMARK                                          4,200          352,908
                                                                    ---------
   TOTAL DENMARK - (COST $317,764)                                    352,908
                                                                    ---------
 FINLAND - 1.1%
   NOKIA AB OY *                                      11,000          739,177
                                                                    ---------
   TOTAL FINLAND - (COST $579,369)                                    739,177
                                                                    ---------
 FRANCE - 7.9%
   AIR LIQUIDE                                         3,340          616,769
   AXA                                                 8,509          999,394
   CIE GENERALE DES EAUX                               5,717        1,063,318
   ELF AQUITAINE                                       6,100          800,682
   PROMODES                                            1,200          578,340
   RHONE-POULENC, CL A                                12,700          621,373
   SOCIETE GENERALE                                    3,000          624,854
                                                                    ---------
   TOTAL FRANCE - (COST $3,963,444)                                 5,304,730
                                                                    ---------
 GERMANY - 7.3%
   ALLIANZ AG (REGISTERED)                             3,000          922,794
   ALLIANZ AG                                             73           22,251
   BAYERISCHE MOTOREN WERKE                              410          452,370
   BAYERISCHE VEREINSBANK                              8,400          638,935
   DEUTSCHE BANK                                       8,500          654,119
   MANNESMANN                                          1,060          841,125
   PREUSSAG AG                                         1,700          604,385
   VEBA                                               11,856          783,551
                                                                    ---------
   TOTAL GERMANY - (COST $3,608,223)                                4,919,530
                                                                    ---------
 GREECE - 0.4%
   ALPHA CREDIT BANK, GDR                              2,400          253,107
                                                                    ---------
   TOTAL GREECE - (COST $142,091)                                     253,107
                                                                    ---------

                                                       MCBT GLOBAL GROWTH FUND

------------------------------------------------------------------------------
                                                       SCHEDULE OF INVESTMENTS
                                                                APRIL 30, 1998

                                                     SHARES          VALUE
                                                     ------          -----
EUROPE - CONTINUED
 ITALY - 3.8%
   ENI                                                87,619        $  588,380
   IMI BANK                                           43,500           712,169
   ISTITUTO NAZIONALE DELLE ASSICURAZIONI            215,000           642,688
   TELECOM ITALIA MOBILE *                           110,000           627,205
                                                                     ---------
   TOTAL ITALY - (COST $2,029,616)                                   2,570,442
                                                                     ---------
  NETHERLANDS - 1.5%
   ELSEVIER                                           41,000           619,029
   GUCCI GROUP N.V.                                    8,000           372,500
                                                                     ---------
   TOTAL NETHERLANDS - (COST $1,189,525)                               991,529
                                                                     ---------
  SPAIN - 1.9%
   BANCO CENTRAL HISPANOAMERICANO                     16,000           532,633
   BANCO DE SANTANDER                                 14,000           739,987
                                                                     ---------
   TOTAL SPAIN - (COST $698,375)                                     1,272,620
                                                                     ---------
  SWEDEN - 2.4%
   ASTRA AB                                           27,500           564,777
   INCENTIVE AB                                        6,300           610,307
   NORDBANKEN HOLDING AB                              58,700           432,175
                                                                     ---------
   TOTAL SWEDEN - (COST $1,467,721)                                  1,607,259
                                                                     ---------
  SWITZERLAND - 3.0%
   CREDIT SUISSE GROUP                                 4,820         1,060,046
   NOVARTIS                                              585           966,878
                                                                     ---------
   TOTAL SWITZERLAND - (COST $1,294,551)                             2,026,924
                                                                     ---------
  UNITED KINGDOM - 14.2%
   CABLE & WIRELESS                                   55,000           630,189
   GENERAL ELECTRIC                                   55,000           455,392
   GKN                                                17,000           491,372
   GLAXO WELLCOME                                     22,000           621,910
   LADBROKE                                           94,000           516,906
   LAND SECURITIES                                    18,000           321,560
   LASMO                                              89,017           391,231
   LLOYDS TSB                                         40,000           599,161
   MARKS & SPENCER                                    49,000           465,955
   MCKECHNIE                                          22,000           183,261
   NATIONAL WESTMINSTER BANCORP                       27,000           540,600
   NFC                                                92,000           276,230
   RECKITT & COLMAN                                   29,250           589,564
   ROYAL BANK OF SCOTLAND GROUP                       41,000           633,000
   SAFEWAY                                            53,496           319,006
   SCOTTISH POWER                                     61,000           560,936
   SHELL TRANSPORT & TRADING                          78,000           580,594
   SMITHS INDUSTRIES                                  27,314           393,146
   UNILEVER                                           57,000           607,340
   WASSALL                                            35,357           184,522

                                                       MCBT GLOBAL GROWTH FUND

------------------------------------------------------------------------------
                                                       SCHEDULE OF INVESTMENTS
                                                                APRIL 30, 1998


                                                  SHARES/PAR             VALUE
                                                  ----------             -----
EUROPE - CONTINUED
 UNITED KINGDOM - CONTINUED
   ZENECA GROUP                                          5,000        $  215,444
                                                                      ----------
   TOTAL UNITED KINGDOM - (COST $5,912,413)                            9,577,319
                                                                      ----------
   TOTAL EUROPE - (COST  $21,968,831)                                  30,610,691
                                                                      ----------
JAPAN - 9.9%
   ASAHI CHEMICAL                                       35,000           122,714
   CANON                                                16,000           378,419
   FUJI PHOTO FILM                                       7,000           249,131
   HITACHI                                              35,000           250,982
   HONDA MOTOR                                          12,000           435,243
   ITO - YOKADO                                          8,000           414,085
   KAO CORPORATION                                      17,000           249,849
   MABUCHI MOTOR                                         3,000           173,644
   MARUI                                                14,000           221,097
   MBL INT'L. FINANCE (BERMUDA), 3.000%,
     EXCHANGEABLE NOTE, 11/30/2002 (b)            $    307,000           315,258
   MITSUI FUDOSAN                                       16,000           146,048
   NITTO DENKO, 2.200%,
     EXCHANGEABLE NOTE, 03/31/1999                Y 21,000,000           171,535
   PROMISE                                               3,000           152,335
   RISO KAGAKU *                                         2,000           104,428
   ROHM                                                  5,000           564,455
   SANWA INTERNATIONAL FINANCE, PREFERRED *         30,000,000           220,750
   SECOM COMPANY LIMITED                                 5,000           294,695
   SHIMACHU                                              6,000           108,131
   SHIN - ETSU CHEMICAL                                 14,850           289,504
   SONY                                                  7,200           599,003
   SUMITOMO ELECTRIC                                     5,000            59,581
   TAISHO PHARMACEUTICAL                                10,000           211,576
   TOPPAN PRINTING                                      31,000           368,468
   TOYOTA MOTOR CORPORATION                              8,000           208,554
   YAMANOUCHI PHARMACEUTICAL                            15,000           354,768
                                                                      ----------
   TOTAL JAPAN - (COST  $6,696,650)                                    6,664,253
                                                                      ----------
LATIN AMERICA - 2.1%
 ARGENTINA - 0.2%
   YPF SOCIEDAD ANONIMA, ADR                             3,800           132,525
                                                                      ----------
   TOTAL ARGENTINA - (COST $122,803)                                     132,525
                                                                      ----------
 BRAZIL - 0.9%
   ELETROBRAS, ADR                                       9,400           196,225
   PETROBRAS, ADR                                        9,300           235,987
   TELEBRAS, ADR                                         1,100           133,994
                                                                      ----------
   TOTAL BRAZIL - (COST $426,242)                                        566,206
                                                                      ----------

                                                       MCBT GLOBAL GROWTH FUND

------------------------------------------------------------------------------
                                                       SCHEDULE OF INVESTMENTS
                                                                APRIL 30, 1998

                                                      SHARES             VALUE
                                                      ------            ------
LATIN AMERICA - Continued
 CHILE - 0.1%
   COMPANIA DE TELEFONOS DE CHILE, ADR                 3,000         $  75,188
                                                                     ---------
   TOTAL CHILE - (COST $86,759)                                         75,188
                                                                     ---------
 MEXICO - 0.9%
   CIFRA SA DE CV                                     70,000           119,033
   CIFRA SA DE CV, CL B                                    1                 2
   GRUPO CARSO                                        19,000           119,646
   GRUPO FINANCIERO BANAMEX, CL B *                   58,000           181,250
   TELEFONOS DE MEXICO, ADR                            3,400           192,525
                                                                     ---------
   TOTAL MEXICO - (COST $511,777)                                      612,456
                                                                     ---------
TOTAL LATIN AMERICA - (COST  $1,147,581)                             1,386,375
                                                                     ---------
MIDDLE EAST - 0.9%
 ISRAEL - 0.9%
   ECI TELECOMMUNICATIONS                             11,000           335,500
   TEVA PHARMACEUTICAL INDUSTRIES LIMITED, ADR         6,500           277,875
                                                                     ---------
   TOTAL ISRAEL - (COST $617,251)                                      613,375
                                                                     ---------
TOTAL MIDDLE EAST - (COST  $617,251)                                   613,375
                                                                     ---------
OTHER AREAS - 1.0%
 INDIA - 1.0%
   HIMALAYAN FUND                                     29,031           333,856
   MAHANAGAR TELEPHONE NIGAM, GDR *                   10,000           160,500
   VIDESH SANCHAR NIGAM LIMITED, GDR (a)              16,000           198,080
                                                                     ---------
   TOTAL INDIA - (COST $884,443)                                       692,436
                                                                     ---------
TOTAL OTHER AREAS - (COST  $884,443)                                   692,436
                                                                     ---------
PACIFIC BASIN - 3.2%
 AUSTRALIA - 1.2%
   LEND LEASE CORPORATION                             12,600           289,286
   MAYNE NICKLESS LIMITED                             52,000           280,900
   WOODSIDE PETROLEUM LIMITED                         41,000           268,225
                                                                     ---------
   TOTAL AUSTRALIA - (COST $812,065)                                   838,411
                                                                     ---------
 HONG KONG - 0.7%
   CITIC PACIFIC                                      29,000            89,104
   CLP HOLDINGS LIMITED                               28,000           134,469
   HUTCHISON WHAMPOA                                  22,000           136,045
   NEW WORLD DEVELOPMENT LIMITED                      44,000           125,252
                                                                     ---------
   TOTAL HONG KONG - (COST $548,449)                                   484,870
                                                                     ---------


See notes to financial statements.

                                                       MCBT GLOBAL GROWTH FUND

------------------------------------------------------------------------------
                                                       SCHEDULE OF INVESTMENTS
                                                                APRIL 30, 1998



                                                      SHARES        VALUE
                                                      ------        -----
PACIFIC BASIN - Continued
 NEW ZEALAND - 0.4%
   TELECOM CORPORATION OF NEW ZEALAND
              (INSTALLMENT RECEIPTS) *                24,600         $  66,003
   TELECOM CORPORATION OF NEW ZEALAND *               37,000           175,733
                                                                     ---------
   TOTAL NEW ZEALAND - (COST $248,471)                                 241,736
                                                                     ---------

 PHILIPPINES - 0.0%
   BELLE CORPORATION *                               150,000             6,575
   BELLE CORPORATION, WARRANTS 10/06/2000 *          260,000               810
                                                                     ---------
   TOTAL PHILIPPINES - (COST $43,292)                                    7,385
                                                                     ---------
 SINGAPORE - 0.2%
   DEVELOPMENT BANK OF SINGAPORE *                    17,000           112,796
   DEVELOPMENT BANK OF SINGAPORE, CL A *               5,100            24,654
                                                                     ---------
   TOTAL SINGAPORE - (COST $183,036)                                   137,450
                                                                     ---------
 TAIWAN - 0.5%
   TAIWAN AMERICAN FUND (c) *                         20,000           343,000
                                                                     ---------
   TOTAL TAIWAN - (COST $316,800)                                      343,000
                                                                     ---------
 THAILAND - 0.2%
   THAI FARMERS BANK                                  52,000           119,069
                                                                     ---------
   TOTAL THAILAND - (COST $119,580)                                    119,069
                                                                     ---------
TOTAL PACIFIC BASIN - (COST  $2,271,693)                             2,171,921
                                                                     ---------
NORTH AMERICA - 35.6%
 CANADA - 1.3%
   MACMILLAN BLOEDEL LIMITED                          63,072           897,595
                                                                     ---------
   TOTAL CANADA - (COST $836,039)                                      897,595
                                                                     ---------
 UNITED STATES - 34.3%
   ALLIED SIGNAL                                      11,600           508,225
   ARCHER - DANIELS - MIDLAND                         44,002           946,043
   BRISTOL - MYERS SQUIBB                              4,200           444,675
   CALENERGY *                                        28,500           929,813
   CBS CORPORATION                                    27,090           965,081
   COLGATE - PALMOLIVE                                 7,200           645,750
   COMMONWEALTH ENERGY SYSTEMS                        30,000         1,147,500
   DILLARD DEPARTMENT STORES, CL A                    13,600           498,100
   EASTMAN KODAK                                       8,300           599,156
   ELECTRONIC DATA SYSTEMS CORPORATION                15,000           645,000
   EQUIFAX                                            27,500         1,063,906
   FREEPORT MCMORAN COPPER & GOLD, CL A               44,136           786,173
   HS RESOURCES *                                     28,000           453,250
   IMC GLOBAL                                         19,019           684,684
   INTEL                                               8,100           654,581


See notes to financial statements.

                                                       MCBT GLOBAL GROWTH FUND

------------------------------------------------------------------------------
                                                       SCHEDULE OF INVESTMENTS
                                                                APRIL 30, 1998


                                                      SHARES           VALUE
                                                      ------        ----------

NORTH AMERICA - CONTINUED
 UNITED STATES - CONTINUED
   LOUISIANA PACIFIC                                  41,000        $  896,875
   MARSH & MCLENNAN                                   12,200         1,111,725
   MEDPARTNERS *                                      71,436           732,219
   MOLEX INCORPORATED                                 18,000           515,250
   PHILIP MORRIS                                       8,450           315,291
   REDWOOD TRUST INCORPORATED                         31,000           763,375
   SARA LEE CORPORATION                               13,200           786,225
   SCHLUMBERGER                                       12,000           994,500
   SEARS, ROEBUCK                                     18,500         1,097,281
   SOUTHERN COMPANY                                   29,000           768,500
   TEXACO                                              6,000           369,000
   TEXAS INSTRUMENTS INCORPORATED                      4,000           256,250
   TRANSOCEAN OFFSHORE                                16,000           894,000
   UNION PACIFIC                                      12,400           678,900
   UNION PACIFIC RESOURCES                            37,207           888,317
   WALT DISNEY                                         8,900         1,106,381
                                                                    ----------
   TOTAL UNITED STATES - (COST $17,951,005)                         23,146,026
                                                                    ----------
TOTAL NORTH AMERICA - (COST  $18,787,044)                           24,043,621
                                                                    ----------
TOTAL COMMON AND PREFERRED STOCKS, WARRANTS
  AND EXCHANGEABLE NOTES - (COST  $52,373,493) +                    66,182,672
                                                                    ----------

TOTAL INVESTMENTS - (COST  $52,373,493) - 98.1%                     66,182,672
CASH, RECEIVABLES AND OTHER ASSETS, LESS LIABILITIES - 1.9%          1,310,474
                                                                    ----------
NET ASSETS - 100.0%                                              $  67,493,146
                                                                    ----------
                                                                    ----------


*    Non-income producing security.
Y    Reflected at par value and denominated in Japanese yen.
(a) Security exempt from registration under Rule 144A of the Securities Act of 1933. These securities may be resold in transactions exempt from registration, normally to qualified institutional buyers. At the period end, the value of these securities amounted to $198,080 or 0.3% of net assets.
(b)  Reflected at par value and denominated in U.S. dollars.
(c) Martin Currie Investment Management Ltd., which is affiliated to Martin Currie Inc., provides investment management services to the Taiwan American Fund. Martin Currie Inc. does not receive advisory fees on the portion of net assets represented by affiliated investment companies.
+ Percentages of long term investments are presented in the portfolio by country. Percentages of long term investments by industry are as follows:
     Aerospace 1.3%, Apparel & Textiles 0.6%, Automobiles 1.6%, Banks 13.4%, Broadcasting 1.4%, Chemicals 2.5%, Commercial Services 0.4%, Computers 1.0%, Conglomerates 0.3%, Diversified 3.8%, Drugs & Health Care 6.5%, Electric Utilities 6.7%, Electrical Equipment 1.4%, Electronics 4.4%, Engineering 0.4%, Fertilizers 1.0%, Financial Services 4.0%, Food & Beverages 3.4%, Hotels & Restaurants 0.8%, Household Products 2.2%, Industrial Machinery 2.2%, Insurance 5.5%, Investment Companies 0.5%, Leisure Time 1.6%, Manufacturing 0.3%, Mining 1.2%, Miscellaneous 0.9%, Mutual Funds 0.5%, Oil & Gas 7.0%, Paper 2.7%, Petroleum Services 1.5%, Photography 1.8%, Publishing 0.5%, Railroads & Equipment 2.3%, Real Estate 0.9%, Retail Trade 4.8%, Steel 0.9%, Telecommunications 2.1%, Telecommunications Equipment 1.6%, Telecommunications Services 1.0%, Telephone 0.3%, Tobacco 0.5%, Transportation 0.4%.

ADR  American Depositary Receipts.
GDR  Global Depositary Receipts.

See notes to financial statements.

                                                       MCBT GLOBAL GROWTH FUND

------------------------------------------------------------------------------
                                           STATEMENT OF ASSETS AND LIABILITIES
                                                                APRIL 30, 1998


ASSETS
 Investments in securities, at value
   (cost $52,373,493) (Note B)                                   $  66,182,672

 Cash                                                                  139,749

 Foreign currency, at value (cost $1,587,490)
   (Note B)                                                          1,587,850

 Receivable for investments sold                                     1,221,918

 Receivable for currency sold                                          745,843

 Dividend and interest receivable                                      201,285

 Foreign tax reclaims receivable                                        38,010

 Prepaid insurance expense                                               3,640

 Deferred organization expenses (Note B)                                 2,860
                                                                    ----------
   TOTAL ASSETS                                                     70,123,827
                                                                    ----------
LIABILITIES

 Payable for investments purchased                                   1,703,454

 Payable for currency purchased                                        747,094

 Payable for forward foreign currency contracts                         56,996

 Management fee payable (Note C)                                        97,910

 Administration fee payable (Note C)                                     4,570

 Trustees fees payable (Note C)                                          1,121

 Accrued expenses and other liabilities                                 19,536
                                                                    ----------
   TOTAL LIABILITIES                                                 2,630,681
                                                                    ----------
TOTAL NET ASSETS                                                 $  67,493,146
                                                                    ----------
                                                                    ----------
COMPOSITION OF NET ASSETS:

 Paid-in-capital                                                 $  50,589,340

 Undistributed net investment loss                                     (48,786)

 Accumulated net realized gain on investment
   and foreign currency transactions                                 3,207,232

 Net unrealized appreciation on investment
   and foreign currency transactions                                13,745,360
                                                                    ----------
TOTAL NET ASSETS                                                 $  67,493,146
                                                                    ----------
                                                                    ----------
NET ASSET VALUE PER SHARE
($67,493,146 / 4,842,313 shares of beneficial interest outstanding)   $  13.94
                                                                    ----------
                                                                    ----------


See notes to financial statements.

                                                       MCBT GLOBAL GROWTH FUND

------------------------------------------------------------------------------
                                                       STATEMENT OF OPERATIONS
                                                                APRIL 30, 1998


INVESTMENT INCOME

 Interest income                                                    $   70,658

 Dividend income                                                     1,203,277

 Foreign taxes withheld                                                (99,821)
                                                                    ----------
   TOTAL INVESTMENT INCOME                                           1,174,114
                                                                    ----------
EXPENSES

 Management fee (Note C)                                               433,593

 Custodian fee                                                         110,953

 Administration fee (Note C)                                            55,022

 Audit fee                                                              25,805

 Legal fees                                                              5,104

 Transfer agent fee                                                      6,218

 Trustees fees (Note C)                                                  2,172

 Amortization of deferred organization expenses                          2,548

 Miscellaneous expenses                                                 14,977

 Fees and expenses waived by the investment manager (Note C)           (33,589)
                                                                    ----------
 TOTAL EXPENSES                                                        622,803
                                                                    ----------
NET INVESTMENT INCOME                                                  551,311
                                                                    ----------
REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS
AND FOREIGN CURRENCY

 Net realized gain on investments                                    7,816,627

 Net realized loss on foreign currency transactions                   (142,046)

 Net unrealized appreciation (depreciation) on:

   Investments                                                       4,544,959

   Foreign currency transactions                                       (59,857)
                                                                    ----------
NET GAIN ON INVESTMENTS AND FOREIGN CURRENCY TRANSACTIONS           12,159,683
                                                                    ----------
NET INCREASE IN NET ASSETS FROM OPERATIONS                       $  12,710,994
                                                                    ----------
                                                                    ----------


See notes to financial statements.

                                                       MCBT GLOBAL GROWTH FUND

------------------------------------------------------------------------------
                                            STATEMENT OF CHANGES IN NET ASSETS


                                                                                YEAR                YEAR
                                                                                ENDED               ENDED
                                                                            APRIL 30, 1998      APRIL 30, 1997
                                                                            --------------      --------------

NET ASSETS at beginning of period                                           $  56,634,465       $  52,887,926
                                                                             -------------      -------------
INCREASE IN NET ASSETS FROM OPERATIONS:

 Net investment income                                                            551,311             472,075

 Net realized gain on investment transactions                                   7,816,627           1,072,718

 Net realized gain (loss) on foreign currency transactions                       (142,046)            475,540

 Net unrealized appreciation (depreciation) on:

   Investments                                                                   4,544,959          2,574,635

   Foreign currency transactions                                                   (59,857)            95,815
                                                                             -------------      -------------
 Net increase in net assets from operations                                     12,710,994          4,690,783
                                                                             -------------      -------------
DISTRIBUTIONS TO SHAREHOLDERS FROM:

 Net investment income                                                            (612,874)        (1,000,298)

 In excess of net investment income                                                      0           (404,226)

 Net realized gains                                                             (5,000,735)          (645,365)
                                                                             -------------      -------------
 Total distributions                                                            (5,613,609)        (2,049,889)
                                                                             -------------      -------------
CAPITAL SHARE TRANSACTIONS:

 Reinvestment of dividends and distributions to shareholders                     3,761,296          1,355,645

 Cost of shares repurchased                                                              0           (251,875)

 Paid in capital from subscription and redemption fees                                   0              1,875
                                                                             -------------      -------------
 Total increase in net assets from capital share transactions                    3,761,296          1,105,645
                                                                             -------------      -------------
NET INCREASE IN NET ASSETS                                                      10,858,681          3,746,539
                                                                             -------------      -------------
NET ASSETS at end of period (includes undistributed net investment
income (loss) of ($48,786) and $153,352, respectively)                       $  67,493,146      $  56,634,465
                                                                             -------------      -------------
                                                                             -------------      -------------

OTHER INFORMATION:

CAPITAL SHARE TRANSACTIONS:

 Shares issued in reinvestment of distributions to shareholders                   301,697             111,576

 Less shares repurchased                                                                0             (20,511)
                                                                             -------------      -------------
 Net share transactions                                                           301,697              91,065
                                                                             -------------      -------------
                                                                             -------------      -------------

See notes to financial statements.

                                                       MCBT GLOBAL GROWTH FUND

------------------------------------------------------------------------------
                                                          FINANCIAL HIGHLIGHTS
                                        FOR A SHARE OUTSTANDING FOR THE PERIOD


                                                       YEAR                 YEAR                YEAR           JUNE 15, 1994*
                                                       ENDED                ENDED               ENDED             THROUGH
                                                   APRIL 30, 1998      APRIL 30, 1997      APRIL 30, 1996      APRIL 30, 1995
                                                   --------------      --------------      --------------      --------------
 PER SHARE OPERATING PERFORMANCE

Net asset value, beginning of period                $      12.470       $      11.890       $       9.990       $      10.000


Net investment income                                       0.091               0.141               0.279               0.079

Net realized and unrealized gain on investment
   and foreign currency transactions                        2.615               0.902               1.809               0.033
                                                    -------------       -------------       -------------       -------------
Total from investment operations                            2.706               1.043               2.088               0.112
                                                    -------------       -------------       -------------       -------------
Less distributions:

   Net investment income                                   (0.135)             (0.226)             (0.186)             (0.040)

   In excess of net investment income                       0.000              (0.091)             (0.017)              0.000

   Net realized gains                                      (1.101)             (0.146)              0.000              (0.082)
                                                    -------------       -------------       -------------       -------------
Total distributions                                        (1.236)             (0.463)             (0.203)             (0.122)
                                                    -------------       -------------       -------------       -------------
Paid in capital from subscription and
   redemption fees (Note B)                                 0.000               0.000               0.015               0.000
                                                    -------------       -------------       -------------       -------------

Net asset value, end of period                      $      13.940       $      12.470       $      11.890       $       9.990
                                                    -------------       -------------       -------------       -------------
                                                    -------------       -------------       -------------       -------------

TOTAL INVESTMENT RETURN (1)                                 22.88%               8.87%              21.17%               1.18%(2)
                                                    -------------       -------------       -------------       -------------
                                                    -------------       -------------       -------------       -------------

RATIOS AND SUPPLEMENTAL DATA

Net assets, end of period                           $  67,493,146       $  56,634,465       $  52,887,926       $  37,259,376
                                                    -------------       -------------       -------------       -------------
                                                    -------------       -------------       -------------       -------------
Operating expenses, net, to average
      net assets (Note C)                                    1.00%               1.00%               1.00%               1.00%(3)

Operating expenses, gross, to average
      net assets (Note C)                                    1.05%               1.10%               1.27%               1.25%(3)

Net investment income to average net assets                  0.89%               0.88%               1.40%               0.94%(3)

Portfolio turnover rate                                        60%                 40%                 38%                 44%

Per share amount of fees waived (Note C)            $       0.007       $       0.017       $       0.053       $       0.022

-------------------------------------------------------------------------------


*     Commencement of investment operations.
(1) Total return at net asset value assuming all distributions reinvested and no purchase premiums or redemption fees.
      Total return would have been lower had certain expenses not been waived.
(2)   Periods less than one year are not annualized.
(3)   Annualized.

See notes to financial statement.

                                                       MCBT GLOBAL GROWTH FUND

------------------------------------------------------------------------------
                                                 NOTES TO FINANCIAL STATEMENTS


NOTE A - ORGANIZATION

Martin Currie Business Trust ("MCBT") (the "Trust") is registered under the Investment Company Act of 1940, as amended (the 1940 Act), as an open-end management investment company organized as a Massachusetts business trust on May 20, 1994. The Trust offers seven funds which have differing investment objectives and policies: Global Growth Fund, Opportunistic EAFE Fund, Global Emerging Markets Fund, Japan Small Companies Fund, Emerging Americas Fund, Emerging Asia Fund and EMEA Fund, (the "Funds"). The MCBT Global Growth Fund (the "Fund") commenced investment operations on June 15, 1994. The Fund's Declaration of Trust permits the Board of Trustees to issue an unlimited number of full and fractional shares of beneficial interest, without par value.

NOTE B - SIGNIFICANT ACCOUNTING POLICIES

The following is a summary of significant accounting policies followed by the Fund in the preparation of its financial statements.

VALUATION OF INVESTMENTS - The Fund's portfolio securities traded on a securities exchange are valued at the last quoted sale price, or, if no sale occurs, at the mean of the most recent quoted bid and asked prices. Unlisted securities for which market quotations are readily available are valued at the mean of the most recent quoted bid and asked prices. Prices for securities which are primarily traded in foreign markets are furnished by quotation services expressed in the local currency's value and are translated into U.S. dollars at the current rate of exchange. Short-term securities and debt securities with a remaining maturity of 60 days or less are valued at their amortized cost. Options and futures contracts are valued at the last sale price on the market where such options or futures contract is principally traded. Options traded over-the-counter are valued based upon prices provided by market makers in such securities or dealers in such currencies. Securities for which current market quotations are unavailable or for which quotations are not deemed by the investment adviser to be representative of market values are valued at fair value as determined in good faith by the Trustees of the Fund, or by persons acting pursuant to procedures established by the Trustees.

REPURCHASE AGREEMENTS - In connection with transactions in repurchase agreements, the Fund's custodian takes possession of the underlying collateral securities, the value or market price of which is at least equal to the principal amount, including interest, of the repurchase transaction. To the extent that any repurchase transaction exceeds one business day, the value of the collateral is marked-to-market on a daily basis to ensure the adequacy of the collateral. In the event of default of the obligation to repurchase, the Fund has the right to liquidate the collateral and apply the proceeds in satisfaction of the obligation. Under certain circumstances, in the event of default or bankruptcy by the other party to the agreement, realization and/or retention of the collateral or proceeds may be subject to legal proceedings that could delay or increase the cost of such realization or retention.

INVESTMENT TRANSACTIONS - Investment security transactions are recorded on the date of purchase or sale. Realized gains and losses from security transactions are determined on the basis of identified cost.

INVESTMENT INCOME - Dividend income is recorded on the ex-dividend date. Interest income is accrued as earned. Investment income is recorded net of foreign taxes withheld where recovery of such taxes is uncertain.

FOREIGN CURRENCY TRANSLATIONS - The records of the Fund are maintained in U.S. dollars. Foreign currency amounts are translated into U.S. dollars at a current rate of exchange of such currency to determine the value of investments, other assets and liabilities on the date of any determination of net asset value of the Fund. Purchases and sales of securities and income and expenses are converted at the prevailing rate of exchange on the respective dates of such transactions.

The Fund may realize currency gains or losses between the trade and settlement dates on security transactions. To minimize such currency gains or losses, the Fund may enter into forward foreign currency contracts.

The net U.S. dollar value of foreign currency underlying all contractual commitments held by the Fund on each day and the resulting net unrealized appreciation, depreciation and related net receivable or payable amounts are determined by using forward currency exchange rates supplied by a quotation service.

                                                       MCBT GLOBAL GROWTH FUND

------------------------------------------------------------------------------
                                     NOTES TO FINANCIAL STATEMENTS (Continued)


FOREIGN CURRENCY TRANSLATIONS (CONTINUED) - Reported net realized gains and losses on foreign currency transactions represent net gains and losses from sales and maturities of forward currency contracts, disposition of foreign currencies, currency gains and losses realized between the trade and settlement dates on security transactions, and the difference between the amount of net investment income accrued and the U.S. dollar amount actually received. The effects of changes in foreign currency exchange rates on investments in securities are not segregated in the Statement of Operations from the effects of changes in market prices of those securities, and are included with the net realized and unrealized gain or loss on investment securities.

FORWARD FOREIGN CURRENCY CONTRACTS - A forward foreign currency contract ("Forward") is an agreement between two parties to buy and sell a currency at a set price on a future date. The market value of the Forward fluctuates with changes in currency exchange rates. The Forward is marked-to-market daily and the change in the market value is recorded by the Fund as an unrealized gain or loss. When the Forward is closed, the Fund records a realized gain or loss equal to the difference between the value at the time it was opened and the value at the time it was closed. The Fund may enter into Forwards in connection with planned purchases and sales of securities, to hedge specific receivables or payables against changes in future exchange rates or to hedge the U.S. dollar value of portfolio securities denominated in a foreign currency.

Although forward currency contracts limit the risk of loss due to a decline in the value of hedged currency, they also limit any potential gain that might result should the value of the currency increase. In addition, the Funds could be exposed to additional risks if the counterparties to the contracts are unable to meet the terms of their contracts.

The Fund had the following open forward foreign currency contract at April 30, 1998:


                                                                                               UNREALIZED
                        DELIVERY DATE       LOCAL CURRENCY      FACE AMOUNT       VALUE       (DEPRECIATION)
                        -------------       --------------      -----------      ----------   --------------
   Japanese Yen (sell)   July 8, 1998        491,131,740         $3,690,500      $3,747,496     $(56,996)

EXPENSES - Expenses directly attributable to the Fund are charged to the Fund. Expenses not directly attributable to a particular Fund are either split evenly among the affected Funds, allocated on the basis of relative average net assets, or otherwise allocated among the Funds as the Board of Trustees may direct or approve. Certain costs incurred in connection with the organization of the Trust and each Fund have been deferred and are being amortized on a straight line basis over a five year period starting on each Fund's commencement of operations.

DISTRIBUTIONS TO SHAREHOLDERS - The Fund declares and distributes dividends from net investment income, if any, and distributes its net realized capital gains, if any, at least annually. All distributions will be reinvested in shares of the Fund at the net asset value unless the shareholder elects in the subscription agreement either to receive cash in respect of all distributions or to receive cash with respect to distributions of income and to reinvest in shares of the Fund with respect to distributions of realized capital gains. Income and capital gain distributions are determined in accordance with income tax regulations which may differ from generally accepted accounting principles. These differences are primarily due to differing treatments for passive foreign investment companies (PFIC's), foreign currency transactions, losses deferred due to wash sales, post October 31 losses and excise tax regulations. Permanent book and tax differences relating to shareholder distributions will result in reclassifications to paid-in-capital. Distributions are recorded on the ex-dividend date.

PURCHASES AND REDEMPTIONS OF FUND SHARES - There is a purchase premium for cash investments into the Fund of 0.75% of the amount invested and a redemption fee on cash redemptions of 0.75% of the amount redeemed. All purchase premiums and redemption fees are paid to and retained by the Fund and are recorded as paid-in-capital by the Fund. These fees are intended to offset brokerage and transaction costs arising in connection with the purchase and redemption. The purchase and redemption fees may be waived by the Manager, however, if these brokerage and transaction costs are minimal or in other circumstances at the Manager's discretion. For the year ended April 30, 1998, there were no purchase premiums or redemption fees collected.

                                                       MCBT GLOBAL GROWTH FUND

------------------------------------------------------------------------------
                                     NOTES TO FINANCIAL STATEMENTS (Continued)



INCOME TAXES - Each Fund of the Trust is treated as a separate entity for U.S. federal income tax purposes. Each Fund intends to qualify each year as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended. By so qualifying, the Funds will not be subject to federal income taxes to the extent that they distribute substantially all of their taxable income, including realized capital gains, if any, for the fiscal year. In addition, by distributing substantially all of their net investment income, realized capital gains and certain other amounts, if any, during the calendar year, the Funds will not be subject to a federal excise tax. On December 30, 1997, the Fund declared a long term capital gain distribution of $4,204,801, representing $0.926 per share. As of April 30, 1998, the Fund has elected for Federal income tax purposes to defer a $186,196 current year post October 31 currency loss as though the loss was incurred on the first day of the next fiscal year.

The Fund may be subject to taxes imposed by countries in which it invests. Such taxes are generally based on income and/or capital gains earned or repatriated. Taxes are accrued and applied to net investment income, net realized gains and unrealized appreciation as such income and/or gains are earned.

ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and income and expenses at the date of the financial statements. Actual results could differ from these estimates.

NOTE C - AGREEMENTS AND FEES

The Fund has entered into a Management Contract with Martin Currie Inc. (the "Investment Manager"), a wholly owned subsidiary of Martin Currie Ltd. Under the Management Contract, the Fund pays the Investment Manager a quarterly management fee at the annual rate of 0.70% of the Fund's average net assets.

The Investment Manager has voluntarily undertaken to reduce its fee until further notice to the extent necessary to limit the Fund's annual expenses (including the management fee but excluding brokerage commissions, transfer taxes, and extraordinary expenses) to 1.00% of the Fund's average net assets on an annualized basis. For the year ended April 30, 1998, the Investment Manager has waived $33,589 of its fees.

State Street Bank and Trust Company (the "Administrator") serves as administrator of the Fund. The Administrator performs certain administrative services for the Fund. The Fund pays the Administrator a fee at the rate of 0.08% of the Fund's average net assets up to $125 million, 0.06% of the next $125 million, and 0.04% of those assets in excess of $250 million, subject to certain minimum requirements, plus certain out of pocket costs. State Street Bank and Trust Company also receives fees and compensation of expenses for certain custodian and transfer agent services.

Trustees of the Trust who are not interested persons receive aggregate annual fees of $20,000 ($10,000 per Trustee).

NOTE D - INVESTMENT TRANSACTIONS

Purchases and proceeds from sales and maturities of investments, excluding short-term securities for the year ended April 30, 1998 were $36,663,865 and $37,982,270, respectively.

The identified cost of investments in securities and repurchase agreements owned for federal income tax purposes and their respective gross unrealized appreciation and depreciation at April 30, 1998 were as follows:


   IDENTIFIED           GROSS UNREALIZED                    NET UNREALIZED
      COST       APPRECIATION      (DEPRECIATION)            APPRECIATION
   ----------    ------------      --------------           --------------
  $52,483,544     $16,506,138         $(2,807,010)             $13,699,128

                                                       MCBT GLOBAL GROWTH FUND

------------------------------------------------------------------------------
                                     NOTES TO FINANCIAL STATEMENTS (Continued)


NOTE E - PRINCIPAL SHAREHOLDERS

As of April 30, 1998 there were two shareholders who owned greater than 10% of the Fund's outstanding shares, representing 100% of the Fund.

NOTE F - CONCENTRATION OF RISK

The Fund will invest extensively in foreign securities (i.e., those which are not listed on a United States securities exchange). Investing in foreign securities involves risks not typically found in investing in U.S. markets. These include risks of adverse change in foreign economic, political, regulatory and other conditions, and changes in currency exchange rates, exchange control regulations (including currency blockage), expropriation of assets or nationalization, imposition of withholding taxes on dividend or interest payments and capital gains, and possible difficulty in obtaining and enforcing judgments against foreign entities. Furthermore, issuers of foreign securities are subject to different, and often less comprehensive, accounting, reporting and disclosure requirements than domestic issuers. The securities of some foreign companies and foreign securities markets are less liquid and at times more volatile than securities of comparable U.S. companies and U.S. securities markets.

NOTE F - SUBSEQUENT EVENT

On May 6, 1998, the Fund experienced significant redemptions of fund shares totaling $20,955,000.
-----------------------------------------------------------------------------

ADDITIONAL FEDERAL TAX INFORMATION - (UNAUDITED)

The Fund intends to make an election under Internal Revenue Code 853 to pass through foreign taxes paid by the Fund to its shareholders. During the year ended April 30, 1998, the total amount of foreign taxes that will be passed through to the shareholders and the foreign source income for information reporting purposes will be $97,629 (of the total $99,821 taxes withheld) and $909,981, respectively.

                         REPORT OF INDEPENDENT ACCOUNTANTS




To the Trustees and Shareholders of the
Martin Currie Business Trust - Global Growth Fund



In our opinion, the accompanying statement of assets and liabilities, including the schedule of investments, and the related statements of operations and of changes in net assets and the financial highlights present fairly, in all material respects, the financial position of the Global Growth Fund (the "Fund") at April 30, 1998, and the results of its operations, the changes in its net assets and the financial highlights for the periods indicated, in conformity with generally accepted accounting principles.
These financial statements and financial highlights (hereafter referred to as "financial statements") are the responsibility of the Fund's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits, which included confirmation of securities at April 30, 1998 by correspondence with the custodian and brokers and the application of alternative auditing procedures where confirmations from brokers were not received, provide a reasonable basis for the opinion expressed above.




Price Waterhouse LLP
Boston, Massachusetts
June 16, 1998

                            MARTIN CURRIE BUSINESS TRUST



                                ____________________




                               TRUSTEES  AND OFFICERS


                    C. James P. Dawnay, TRUSTEE AND PRESIDENT *
                              Simon D. Eccles, TRUSTEE
                           Patrick R. Wilmerding, TRUSTEE
                   Colin Winchester, VICE PRESIDENT AND TREASURER
                          J. Grant Wilson, VICE PRESIDENT
                           Julian M.C. Livingston, CLERK


                                * INTERESTED TRUSTEE

                                ____________________




                                 INVESTMENT MANAGER


                                Martin Currie, Inc.
                                   Saltire Court
                                 20 Castle Terrace
                                 Edinburgh EH1 2ES
                                      Scotland
                                011-44-131-229-5252


                                 Regulated by IMRO


                     Registered Investment Adviser with the SEC

                                ____________________




   The information contained in this report is intended for general informational purposes only. This report is not authorized for distribution to prospective investors unless preceded or accompanied by a current Private Placement Memorandum which contains important information concerning the Fund and its current offering of shares.

Part C.   OTHER INFORMATION

Item 24.  FINANCIAL STATEMENTS AND EXHIBITS

     (a)  Financial statements:

          See the section entitled "Financial Statements" in the Statement of Additional Information. No other financial statements are applicable.

     (b)  Exhibits:

          1. (a) Agreement and Declaration of Trust of Martin Currie Business Trust (the "Trust") dated May 20, 1994 and (b) Amendment No. 1 to Agreement and Declaration of Trust dated May 27, 1994 incorporated by reference to the original registration statement on Form N-1A (File No. 811-8612) filed on July 7, 1994 (the "Registration Statement") and
          (c) Amendment No. 2 to Agreement and Declaration of Trust dated June 13, 1997 incorporated by reference to the Trust's Amendment No. 3 to the Registration Statement filed on Form POS-AMI on June 16, 1997.

          2. By-Laws of the Trust incorporated by reference to the Registration Statement filed on July 7, 1994.

          3.  Not Applicable.

          4.  Not Applicable.


          5. (a) Investment Advisory Agreements between the Trust and Martin Currie, Inc. ("Martin Currie") for each of MCBT Global Growth Fund, MCBT Opportunistic EAFE Fund, MCBT Global Emerging Markets Fund, MCBT Japan Small Companies Fund; MCBT Emerging Americas Fund, and MCBT Asia Pacific Fund incorporated by reference to the Registration Statement filed on July 7, 1994 and (b) Investment Advisory Agreement between the Trust and Martin Currie for the MCBT EMEA Fund incorporated by reference to the Trust's Amendment No. 3 to the Registration Statement filed on Form POS-AMI on June 16, 1997.


          6.   Not Applicable.  See Paragraph 3 of General Instruction F.

          7.   Not Applicable.

          8. (a) Form of Custodian Agreement between the Trust and State Street Bank and Trust Company ("State Street") incorporated by reference to the Registration Statement filed on July 7, 1994 and (b) form of letter amendment to Custodian Agreement between the Trust and State Street dated June 10, 1997 relating to the MCBT EMEA Fund incorporated by reference to the Trust's Amendment No. 3 to the Registration Statement filed on Form POS-AMI on June 16, 1997.

          9. (a) Form of Administration Agreement between the Trust and State Street incorporated by reference to the Registration Statement filed on July 7, 1994.

          (b) Form of letter amendment to Administration Agreement between the Trust and State Street dated June 10, 1997 relating to the MCBT EMEA Fund incorporated by reference to the Trust's Amendment No. 3 to the Registration Statement filed on Form POS-AMI on June 16, 1997.

          (c) Form of Transfer Agency and Service Agreement between the Trust and State Street incorporated by reference to the Registration Statement filed on July 7, 1994.

          (d) Form of letter amendment to Transfer Agency and Service Agreement between the Trust and State Street dated June 10, 1997 relating to the MCBT EMEA Fund incorporated by reference to the Trust's Amendment No. 3 to the Registration Statement filed on Form POS-AMI on June 16, 1997.

          (e) Form of Subscription Agreement for the purchase of Shares of any series of the Trust filed herewith.

          10.  Not Applicable.  See Paragraph 3 of General Instruction F.


          11.  Consent of PricewaterhouseCoopers LLP.


          12.  Not Applicable.  See Paragraph 3 of General Instruction F.

          13.  Not Applicable.

          14.  Not Applicable.

          15. (a) Distribution and Servicing Plans adopted pursuant to Rule 12b-1 for each of MCBT Global Growth Fund, MCBT Opportunistic EAFE Fund, MCBT Global Emerging Markets Fund, MCBT Japan Small Companies Fund, MCBT Emerging Americas Fund, MCBT Asia Pacific Fund incorporated by reference to the Registration Statement filed on July 7, 1994 and
          (b)

          Distribution and Servicing Plan adopted pursuant to Rule 12b-1 for MCBT EMEA Fund incorporated by reference to the Trust's Amendment No. 3 to the Registration Statement filed on Form POS-AMI on June 16, 1997.

          16.  Not Applicable.

          17. Financial Data Schedule for Registrant's fiscal year ended April 30, 1998.

          18.  Not Applicable.

          19. Powers of Attorney for C. James P. Dawnay, Patrick R. Wilmerding and Simon D. Eccles incorporated by reference to the Registration Statement filed on July 7, 1994.

Item 25.  PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH REGISTRANT

          Not applicable.

Item 26.  NUMBER OF HOLDERS OF SECURITIES



          (1)                                     (2)

                                       Number of Record Holders
     TITLE OF SERIES                    (as of July 31, 1998)
     ---------------                    ---------------------
     MCBT Global Growth Fund                       0
     MCBT Opportunistic EAFE Fund                 32
     MCBT Global Emerging Markets Fund             2
     MCBT Japan Small Companies Fund              25
     MCBT Emerging Americas Fund                  23
     MCBT Asia Pacific Fund                       23
     MCBT EMEA Fund                               20


Item 27.  INDEMNIFICATION

          Article VIII of the Registrant's Agreement and Declaration of Trust (Exhibit 1 hereto) provides for indemnification of its trustees and officers. The effect of this provision is to provide indemnification for each of the Registrant's trustees and officers against liabilities and counsel fees reasonably incurred in connection with the defense of any legal proceeding in which such trustee or officer may be involved by reason of being or having been a trustee or officer, except with respect to any matter as to which such trustee or officer shall have been adjudicated to be liable to the Trust or its Shareholders by reason of wilful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such person's office. As to any matter disposed of without an adjudication by a court or other body, indemnification will be provided to the Registrant's trustees and officers if (a) such indemnification is approved by a majority of the disinterested trustees, or (b) an opinion of independent legal counsel is obtained that such indemnification would not protect the trustee or officer against any liability to which he would otherwise be subject by reason of wilful misfeasance, bad faith, gross negligence or reckless disregard of duties.

Item 28.  BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISER

          Martin Currie is a New York corporation and is registered as an investment adviser under the Investment Advisers Act of 1940. Its principal place of business is Saltire Court, 20 Castle Terrace, Edinburgh, Scotland EH1 2ES. Martin Currie and its parent company, Martin Currie Ltd., provide investment advice to other registered investment companies and advise and manage individual and institutional accounts.

          Other business, profession, vocation or employment of a substantial nature in which each director or officer of Martin Currie is or has been, at any time during the past two fiscal years, engaged for his own account or in the capacity of director, officer, employee, partner or trustee is as follows:



Name and Position with
       Martin Currie                       Business and Other Connections
----------------------                     ------------------------------
A. P. Hanlon                               Director of Martin Currie Investment
      Director and President               Management Limited, Martin Currie
                                           Services Limited and Martin Currie,
                                           Inc.

P. J. Scott Plummer                        Director of Martin Currie Limited
      Director and President               (formerly Martin Currie International
                                           Limited), Martin Currie Investment
                                           Management Limited, Martin Currie
                                           Unit Trusts Limited, Martin Currie
                                           Services Limited, Martin Currie
                                           Trustees Limited, Martin Currie,
                                           Inc., Candover Investments Plc,
                                           Candover Partners Ltd, Near East
                                           Opportunities Fund Limited, Scottish
                                           Unit



                                           Managers Limited and The
                                           Scottish Eastern Investment Trust
                                           plc.

M. J. Gibson                               Director of Martin Currie Investment
     Director and Vice President           Management Limited, Martin Currie
                                           Management Limited and Martin Currie,
                                           Inc.

J. M. A. Fairweather                       Director of Martin Currie Investment
     Directors and Vice President          Management Limited, Martin Currie,
                                           Inc., Martin Currie European
                                           Investment Trust Plc and Martin
                                           Currie Unit Trusts Limited.

J. G. Wilson                               Director of Martin Currie Investment
     Director and Vice President           Management Limited and Martin Currie,
                                           Inc.

J. K. R. Falconer                          Director of Martin Currie Investment
     Director and Vice President           Management Limited, Martin Currie
                                           Limited, Martin Currie, Inc., Martin
                                           Currie Management Limited, Martin
                                           Currie Gefinor Fund Management Co.
                                           SA, Edinburgh International
                                           Investments Trust Ltd., Martin Currie
                                           Services Ltd., The Western Canada
                                           Investment Ltd., 3i Smaller Quoted
                                           Companies Trust plc and Clifton Hall
                                           School Limited.

C. J. P. Dawnay                            Director of Martin Currie Investment
     Director and Vice President           Management Ltd., Martin Currie, Inc.,
                                           Martin Currie Unit Trusts Limited,
                                           Martin Currie Limited, China
                                           Heartland Fund, Martin Currie
                                           Business Trust and Taiwan American
                                           Fund.

M. W. Thomas                               Director of Martin Currie Investment
     Director and Vice President           Management Limited, Martin Currie
                                           Pacific Trust plc, Martin Currie,
                                           Inc., Martin Currie, Limited, Martin
                                           Currie Japan Investment Trust plc and
                                           Schroder Korea Fund.

Colin Winchester                           Director of Martin Currie Services



     Director and Secretary                Limited, Martin Currie Trustees
                                           Limited, Martin Currie Bermuda
                                           Limited, Martin Currie Limited,
                                           Martin Currie Management Ltd., Martin
                                           Currie Trustees Ltd. and The Western
                                           Canada Investment Ltd.

J. M. C. Livingston                        Group Legal Director, Martin Currie
     General Counsel                       Investment Management Limited,
                                           Director of Martin Currie Services
                                           Ltd., Director of Martin Currie
                                           Private Clients Ltd., Director of
                                           Martin Currie (Bermuda) Ltd. and
                                           Saltire Private Fund Managers
                                           Limited.

S. N. Johnson                              Vice President and Director, Martin
     Director and Vice President           Currie, Inc. and President, Martin
                                           Currie Investor Services, Inc.

Timothy J.D. Hall                          Director, Martin Currie Investment
     Director and Vice President           Management Limited, Martin Currie
                                           Private Clients Limited, Martin
                                           Currie, Inc. and Saltire Private Fund
                                           Managers Limited.

A.D. MacLeod                               Director, Martin Currie Investment
     Director and Vice President           Management Limited and Martin Currie,
                                           Inc.



The principal business address of Martin Currie Ltd. and its affiliates is Saltire Court, 20 Castle Terrace, Edinburgh, Scotland EH1 2ES.

Item 29.  PRINCIPAL UNDERWRITERS

          Not Applicable.

Item 30.  LOCATION OF ACCOUNTS AND RECORDS


          The following companies maintain possession of the documents required by the specified rules:

          (a)
     Registrant
     Rule 31a-1(b)(4), (9), (10), (11)
     Rule 31a-2(a)

          (b)
     State Street Bank and Trust Company
     225 Franklin Street
     Boston, MA  02110
               Rule 31a-1(a)
     Rule 31a-1(b)(1), (2), (3), (5), (6), (7), (8)
     Rule 31a-2(a)

          (c)
     Martin Currie, Inc.
     Saltire Court
     20 Castle Terrace
     Edinburgh, Scotland EH1 2ES

     Rule 31a-1(f)
     Rule 31a-2(e)

Item 31.  MANAGEMENT SERVICES

          Not Applicable.

Item 32.  UNDERTAKINGS

          Not Applicable.

                                * * * * * * * * * * *

                                        NOTICE

     A copy of the Agreement and Declaration of Trust of Martin Currie Business Trust (the "Trust") is on file with the Secretary of State of The Commonwealth of Massachusetts and the Clerk of the City of Boston and notice is hereby given that this Registration Statement has been executed on behalf of the Trust and each of its series ("Funds") by an officer of the Trust as an officer and by its trustees as trustees and not individually and the obligations of or arising out of this Registration Statement are not binding upon any of the trustees, officers or shareholders individually but are binding only upon the assets and property of the Trust Funds, as the case may be.

                                      SIGNATURE

     Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Amendment No. 5 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Edinburgh, Scotland on this 1st day of September, 1998.

                                          MARTIN CURRIE BUSINESS TRUST


                                          By: /s/ C. James P. Dawnay
                                             ------------------------
                                             C. James P. Dawnay,
                                             President

                                   Exhibit Index

Exhibit #     Description
---------     -----------

  9(e)        Form of Subscription Agreement
  11          Consent of PricewaterhouseCoopers LLP
  17          Financial Data Schedule